Exhibit 2.1

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
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:
In re	:
	:	Chapter 11
AMBAC FINANCIAL GROUP, INC.,	:
	:	Case No. 10-15973 (SCC)
Debtor.	:
:
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FIFTH AMENDED PLAN OF REORGANIZATION

OF AMBAC FINANCIAL GROUP, INC.

Peter A. Ivanick

Allison H. Weiss

DEWEY & LEBOEUF LLP

1301 Avenue of the Americas

New York, New York 10019

Tel: (212) 259-8000

Fax: (212) 259-6333

- and -

Todd L. Padnos (admitted pro hac vice)

DEWEY & LEBOEUF LLP

1950 University Avenue, Suite 500

East Palo Alto, California 94303

Tel: (650) 845-7000

Fax: (650) 845-7333

Attorneys for the Debtor and Debtor in

Possession

Dated: March 12, 2012

            New York, New York

TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS, RULES OF CONSTRUCTION, COMPUTATION OF TIME, AND GOVERNING LAW			1
A.	Defined Terms		1
B.	Rules of Construction		32
C.	Computation of Time		32
D.	Governing Law		32
E.	Reference to the Debtor or the Reorganized Debtor		33

ARTICLE II. ADMINISTRATIVE CLAIMS, ACCRUED PROFESSIONAL COMPENSATION CLAIMS, PRIORITY TAX CLAIMS, U.S. TRUSTEE FEES, AND INDENTURE TRUSTEE FEES			33
A.	Administrative Claims		33
B.	Administrative Claims Bar Date		33
C.	Accrued Professional Compensation		34
D.	Priority Tax Claims		34
E.	U.S. Trustee Fees		34
F.	Indenture Trustee Fees and Informal Group Fees		35

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS			35
A.	Summary of Classification of Claims and Equity Interests		35
B.	Treatment of Claims and Equity Interests		36
	1.	Class 1 – Priority Non-Tax Claims	36
	2.	Class 2 – Secured Claims	36
	3.	Class 3 – General Unsecured Claims	37
	4.	Class 4 – Senior Notes Claims	37
	5.	Class 5 – Subordinated Notes Claims	38
	6.	Class 6 – Section 510(b) Claims	39
	7.	Class 7 – Intercompany Claims	39
	8.	Class 8 – Equity Interests	40
C.	Subordinated Claims		40
D.	Confirmation Pursuant to Bankruptcy Code Section 1129(b)		40
E.	Elimination of Vacant Classes		40
F.	Controversy Concerning Impairment		40

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN			41
A.	Sources of Consideration for Plan Distributions		41
B.	New Organizational Documents		41
C.	Continued Corporate Existence		41
D.	Vesting of Assets in the Reorganized Debtor		41
E.	New Common Stock		41
F.	Warrants		42
G.	Section 1145 Exemption		42
H.	Cancellation of Securities and Indentures		42
I.	Amended Plan Settlement		42
J.	IRS Settlement		43
K.	Directors and Officers of the Reorganized Debtor		43
L.	Corporate Action		43
M.	Effectuating Documents; Further Transactions		44
N.	Exemption from Certain Taxes and Fees		44

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES			44
A.	Assumption or Rejection of Executory Contracts and Unexpired Leases		44
B.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases		45
C.	Claims Based on Rejection of Executory Contracts and Unexpired Leases		45
D.	Nonoccurrence of Effective Date		46

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS			46
A.	Record Date for Distributions		46
B.	Timing and Calculation of Amounts to be Distributed		46
C.	Disbursing Agent		46
D.	Rights and Powers of Disbursing Agent		47
	1.	Powers of the Disbursing Agent	47
	2.	Expenses Incurred On or After the Effective Date	47
E.	Delivery of Distributions and Undeliverable or Unclaimed Distributions		47
	1.	Delivery of Distributions	47
	2.	Surrender of Existing Publicly Traded Securities	47
	3.	Minimum; De Minimis Distributions	48
	4.	Undeliverable Distributions and Unclaimed Property	48
F.	Compliance with Tax Requirements		49
G.	Allocations		49
H.	Setoffs and Recoupment		49
I.	Claims Paid or Payable by Third Parties		50
	1.	Claims Paid by Third Parties	50
	2.	Claims Payable by Third Parties	50

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS			50
A.	Resolution of Disputed Claims		50
	1.	Allowance of Claims	50
	2.	No Distribution Pending Allowance	51
	3.	Disputed Claims Reserve	51
	4.	Prosecution of Objections to Claims	51
	5.	Claims Estimation	51
	6.	Expungement or Adjustment of Claims Without Objection	52
	7.	Deadline to File Claims Objections	52
B.	Disallowance of Claims		52
C.	Amendments to Claims		52

ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS			53
A.	Discharge of Claims and Termination of Equity Interests		53
B.	Injunction		53
C.	Exculpation		54
D.	General Releases by the Debtor		54
E.	General Releases by Holders of Claims and Equity Interests		55
F.	Releases Required Pursuant to the Stipulation of Settlement		55
G.	Release of Liens		57
H.	Limitation on Applicability of Discharge, Release, and Injunction Provisions on the United States		57

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN			58
A.	Conditions Precedent to Confirmation		58
B.	Conditions Precedent to Consummation		58
C.	Waiver of Conditions		58
D.	Effect of Nonoccurrence of Conditions		59

ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN			59
A.	Modification and Amendments		59
B.	Effect of Confirmation on Modifications		60
C.	Revocation or Withdrawal of the Plan		60

ARTICLE XI. RETENTION OF JURISDICTION			60

ii

ARTICLE XII. MISCELLANEOUS PROVISIONS		63
A.	Immediate Binding Effect	63
B.	Additional Documents	63
C.	Payment of Statutory Fees	63
D.	Dissolution of Committee	63
E.	Reservation of Rights	63
F.	Successors and Assigns	64
G.	Service of Documents	64
H.	Further Assurances	65
I.	Term of Injunctions or Stays	65
J.	Entire Agreement	65
K.	Exhibits and Related Documents	65
L.	Severability of Plan Provisions	66
M.	Closing of Chapter 11 Case	66
N.	Waiver or Estoppel Conflicts	66
O.	Conflicts	66

EXHIBITS

Exhibit A:	Amended Tax Sharing Agreement
Exhibit B:	Cooperation Agreement Amendment
Exhibit C:	Cost Allocation Agreement
Exhibit D:	New By-Laws
Exhibit E:	New Certificate of Incorporation
Exhibit F:	Offer Letter
Exhibit G:	Ruling Request Agreement
Exhibit H:	Schedule of Assumed Executory Contracts and Leases
Exhibit I:	Warrant Agreement

iii

INTRODUCTION

Ambac Financial Group, Inc. (the “Debtor”) respectfully proposes the following chapter 11 plan of reorganization (as amended, supplemented, or modified, the “Plan”). Capitalized terms used in the Plan and not otherwise defined shall have the meanings ascribed to such terms in Article I of the Plan.

ARTICLE I.

DEFINED TERMS, RULES OF CONSTRUCTION,

COMPUTATION OF TIME, AND GOVERNING LAW

A.	Defined Terms

1. “5.875% Debentures Due 2103” means those certain 5.875% debentures due on March 24, 2103 and issued pursuant to the 2001 Indenture.

2. “5.95% Debentures Due 2035” means those certain 5.95% debentures due on December 5, 2035 and issued pursuant to the 2003 Indenture.

3. “5.95% Debentures Due 2103” means those certain 5.95% debentures due on February 28, 2103 and issued pursuant to the 2001 Indenture.

4. “7-1/2% Debentures Due 2023” means those certain 7-1/2% debentures due on May 1, 2023 and issued pursuant to the 1991 Indenture.

5. “9-3/8% Debentures Due 2011” means those certain 9-3/8% debentures due on August 1, 2011 and issued pursuant to the 1991 Indenture.

6. “9.50% Senior Notes Due 2021” means those certain 9.50% senior notes due on February 15, 2021 and issued pursuant to the 2008 Indenture.

7. “1991 Indenture” means that certain Indenture, dated as of August 1, 1991, between the Debtor and The Bank of New York Mellon, as successor indenture trustee to The Chase Manhattan Bank (National Association).

8. “2001 Indenture” means that certain Indenture, dated as of August 24, 2001, between the Debtor and The Bank of New York Mellon, as successor indenture trustee to The Chase Manhattan Bank (National Association).

9. “2003 Indenture” means that certain Indenture, dated as of April 22, 2003, between the Debtor and The Bank of New York Mellon, as successor indenture trustee to JPMorgan Chase Bank.

10. “2008 Indenture” means that certain Indenture, dated as of February 15, 2006 between the Debtor and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, as supplemented by the Supplemental Indenture, dated as of March 12, 2008, between the Debtor and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.

11. “AAC” means Ambac Assurance Corporation.

12. “AAC Subgroup” means the subgroup of Affiliates, created pursuant to an amendment to the TSA entered into on June 7, 2010, of which AAC is the common parent, that are members of the Ambac Consolidated Group.

13. “Accrued Professional Compensation” means all Claims for accrued fees and expenses for services rendered by a Professional through and including the Effective Date, to the extent such fees and expenses have not been paid pursuant to the Interim Compensation Order or any other order of the Bankruptcy Court and regardless of whether a fee application has been Filed for such fees and expenses.

14. “Administrative Claim” means a Claim for costs and expenses of administration pursuant to Bankruptcy Code sections 503(b), 507(b), or 1114(e)(2), including, without limitation, (i) the actual and necessary costs and expenses incurred after the Commencement Date of preserving the Estate and operating the Debtor’s business; (ii) all fees and charges assessed against the Estate pursuant to 28 U.S.C. § 1930 and 28 U.S.C. § 3717; and (iii) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Case pursuant to Bankruptcy Code sections 503(b)(3)-(5).

15. “Affiliate” means an “affiliate” as such term is defined in Bankruptcy Code section 101(2). For the avoidance of doubt, Affiliate includes AAC.

16. “Allowed” means, with respect to a Claim against the Estate, (i) any Claim, proof of which has been timely Filed by the applicable Claims Bar Date; (ii) any Claim that is listed in the Schedules, as such Schedules may be amended by the Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, and with respect to which no contrary Proof of Claim has been timely Filed; (iii) any Claim Allowed pursuant to the Plan or a Final Order of the Bankruptcy Court; provided, however, that with respect to any Claim described in clauses (i) and (ii) above, such Claim shall be considered Allowed only if and to the extent that no objection to the allowance thereof has been interposed within the applicable period fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or by a Final Order of the Bankruptcy Court. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is or has been timely Filed, is not considered Allowed and shall be expunged without further action by the Debtor and without further notice to any party or action, approval, or order of the Bankruptcy Court.

17. “Ambac Consolidated Group” means the group of Affiliates, of which the Debtor is the common parent, that files a single consolidated U.S. federal income tax return.

18. “Ambac Entities,” as defined in the Stipulation of Settlement, means the Debtor, the Reorganized Debtor, and any and all of their current and former parents, Affiliates, subsidiaries, predecessors, successors, heirs, estates, administrators, and legal Representatives.

19. “Amended Plan Settlement” means the global compromise and settlement of certain disputes among the Debtor, the Committee, AAC, the Segregated Account, the Rehabilitator and OCI, memorialized in that certain Mediation Agreement attached to the Disclosure Statement as Exhibit B (the “Mediation Agreement”), the Amended TSA, the Cost Allocation Agreement, and the Cooperation Agreement Amendment. The Amended Plan Settlement provides as follows:

(i)	Except as otherwise approved by the Rehabilitator, the Debtor shall use its best efforts to preserve the use of NOLs for the benefit of the AAC Subgroup as contemplated by the Amended Plan Settlement, including but not limited to refraining from taking any action that would result in, and taking such affirmative steps as are appropriate to avoid, any Deconsolidation Event. In furtherance of the foregoing, the Debtor shall, effective on the Plan Settlement Signing Date, use its best efforts to obtain a Confirmation Order from the Bankruptcy Court which (a) memorializes the parties’ intent to preserve the use of NOLs for the benefit of the AAC Subgroup and the Debtor and the Reorganized Debtor as contemplated by the Amended Plan Settlement, (b) approves the adoption by the Debtor and the Reorganized Debtor of an NOL-preservation plan to remain in effect so long as NOLs remain for the benefit of AAC as contemplated by the Amended Plan Settlement and vests continuing jurisdiction in the Bankruptcy Court to enforce restrictions adopted in connection with such plan, and (c) memorializes the parties’ intent that any subsequent bankruptcy filing by the Reorganized Debtor with the intent of rejecting the Amended Plan Settlement and/or seeking additional value from the AAC Subgroup for its use of the NOLs is a per se bad faith filing;

(ii)	the Debtor and AAC shall, and shall cause their affiliates to, enter into the Amended TSA and the Amended TSA shall replace, supersede, and nullify in its entirety the existing TSA; provided once the Amended TSA becomes effective, it shall have effect for all taxable periods beginning on or after January 1, 2011; provided, however, the NOL tolling provisions, which shall have effect as of October 1, 2011 (and the portion of the taxable year beginning on October 1, 2011 and ending on December 31, 2011 shall be considered a separate taxable period for purposes of determining amounts payable pursuant to the Amended TSA). The Amended TSA shall address certain issues including, but not limited to, the following:

(a)	Certain NOLs generated by the Ambac Consolidated Group on or prior to, and existing on, September 30, 2011 (the “Determination Date”), not taking into account the consequences of any settlement with respect to the IRS Dispute (“Pre-Determination Date NOLs”), shall be available for use by the AAC Subgroup as set forth in the Amended TSA and as described below.

(b)	Any NOLs generated by the AAC Subgroup determined on a separate company tax basis after the Determination Date (the “Post-Determination Date NOLs”) shall be available for use by the AAC Subgroup at no cost.

(c)	The portion of any NOLs generated during the taxable year 2011 shall be allocated to either the Pre-Determination Date NOLs or the Post-Determination Date NOLs on the basis of a deemed closing of the books and records of the AAC Subgroup and members of the Ambac Consolidated Group other than the members included in the AAC Subgroup (the “AFGI Subgroup”), as the case may be, as of the end of the Determination Date. For purposes of determining the amount of any NOLs, AMT NOLs, AMT credits or taxable income pursuant to the Amended Plan Settlement, (I) the AAC Surplus Notes issued in June 2010 will be considered indebtedness issued by AAC for federal income tax purposes, (II) the aggregate issue price, for federal income tax purposes, of the AAC Surplus Notes issued in June 2010 and subject to a call option letter agreement shall be treated as equal to $232 million and (III) the aggregate issue price, for federal income tax purposes, of the remaining AAC Surplus Notes issued in June 2010 shall be treated as equal to $1,060 million.

(d)	Unless and until there has been a Deconsolidation Event (as defined below), the amount of Pre-Determination Date NOLs allocated to, and available for use by, the AAC Subgroup to offset income for federal income tax purposes (the “Allocated AAC NOLs”) shall be an amount (such amount being hereinafter referred to as the “Allocated AAC NOL Amount”) equal to the lesser of

(1)	$3.65 billion; and

(2)	the total amount of Pre-Determination Date NOLs, MINUS the sum of (I) the amount of cancellation of indebtedness income realized within the meaning of IRC sections 61(a)(12) and 108(a), by the Debtor and any subsidiary not included in the AAC Subgroup in connection with the Plan, (II) the amount of interest expense of the AFGI Subgroup that is disallowed pursuant to IRC section 382(l)(5)(B) upon the consummation of the Plan or otherwise related to the case, and (III) the amount of NOLs reduced pursuant to the settlement of the IRS Dispute.

Pursuant to the Amended TSA, the AAC Subgroup may utilize the Allocated AAC NOL Amount to offset income for federal income tax purposes in exchange for a payment pursuant to the Amended

TSA in an amount determined pursuant to the appropriate table contained in the Amended TSA, with the applicable percentage for the particular usage tier shown in such table being multiplied by the aggregate amount of the increase in the AAC Subgroup’s federal income tax liability that would have been owed and payable with respect to such taxable period to the extent that no portion of the (i) (A) Allocated AAC NOL Amount or (B) Post-Deconsolidation Allocated NOL Amount (as defined below), in each case, within the applicable NOL usage tier or (ii) AFGI NOL Amount (as defined below), as the case may be, would have been available in connection with such determination with respect to such taxable period (the “AAC Notional Federal Tax Amount”).

Any amounts due from AAC to the Debtor or the Reorganized Debtor, as applicable, for the use of NOLs pursuant to the Amended TSA shall be paid no later than forty-five (45) days after the due date (excluding extensions) of the consolidated tax return for the taxable period in question; provided that any such amounts due and owing prior to the Plan Settlement Closing Date shall be deposited in an escrow account established under section 6 of the Mediation Agreement, which will be transferred to the Debtor or the Reorganized Debtor, as applicable, on the Plan Settlement Closing Date; provided further, that AAC shall be entitled to offset and retain any portion of any amounts due pursuant to the tolling provisions of the Amended TSA to the extent that Debtor or the Reorganized Debtor have not previously made all payments to AAC required under the Amended TSA. The parties shall cooperate with each other and, upon reasonable request, provide information with respect to the tax matters set forth in the Amended Plan Settlement.

(e)	Beginning on the fifth anniversary of the Plan Settlement Effective Date, prior to the occurrence of a Deconsolidation Event, and subject to the consent of the Debtor or the Reorganized Debtor, as applicable, not to be unreasonably withheld, the AAC Subgroup may utilize NOLs in excess of the sum of (i) the Allocated AAC NOL Amount and (ii) the portion of the Post-Determination Date NOLs that, in each case, has not been previously used to offset income for federal tax purposes (the “AFGI NOLs”) in exchange for a payment pursuant to the Amended TSA in an amount equal to 25% multiplied by the AAC Notional Federal Tax Amount.

(f)

Following the occurrence of a Deconsolidation Event, pursuant to the election set forth in clause 6(e)(i) of the Amended TSA, (1) the amount of Pre-Determination Date NOLs allocated to, and owned by, the AAC Subgroup (the “Post-Deconsolidation Allocated NOLs”) shall be an amount (such amount being hereinafter referred to as the “Post-Deconsolidation Allocated NOL Amount”) equal to (I) the Allocated AAC NOL Amount less (II) the AAC Pre-Deconsolidation Utilized NOL Amount (as defined below) and (2) all Post-Determination Date NOLs (to the extent not previously utilized by the AAC Subgroup) shall be allocated to, and owned by, the AAC Subgroup. The Debtor or the Reorganized Debtor, as applicable, in its sole discretion, may allocate incremental NOLs to the AAC Subgroup to increase the Post-Deconsolidation Allocated NOLs. AAC shall compensate the Debtor or the Reorganized Debtor, as applicable, for the use of the Post-Deconsolidation Allocated NOLs to offset income for federal income tax purposes in an amount determined pursuant to the appropriate table contained in the Amended TSA, with the applicable percentage for the particular usage tier shown in such table being multiplied by the AAC Notional Federal Tax Amount.

The “AAC Pre-Deconsolidation Utilized NOL Amount” is the portion of the Allocated AAC NOL Amount that is utilized to offset income for federal income tax purposes as provided in the Amended TSA by AAC following the Determination Date and prior to a Deconsolidation Event.

(g)	To the extent that the AAC Subgroup has any available Post-Determination Date NOLs solely for purposes of determining the amounts payable under the Amended TSA, such Post-Determination Date NOLs shall be treated as being used prior to utilization of any Allocated AAC NOL Amount, Post-Deconsolidation Allocated NOL Amount or AFGI NOL Amount. It is understood that to the extent that the AAC Subgroup carries back any portion of the Allocated AAC NOL Amount to taxable periods beginning prior to January 1, 2011, solely for purposes of determining the amount of any NOL usage payments due to the Debtor under the Amended TSA, such portion of the Allocated AAC NOL Amount carried back to such prior taxable periods shall be treated as being utilized pursuant to subparagraph 3(c) of the Amended TSA. Any such carryback by the AAC Subgroup shall be deemed to be a carryback of Post-Determination Date NOLs prior to a carryback of any portion of the Allocated AAC NOL Amount.

(h)

Solely for purposes of determining the amounts payable under the Amended TSA, the Debtor or the Reorganized Debtor, as applicable, shall be treated as using the AFGI Allocated NOLs and any NOLs generated by the members of the AFGI Subgroup after the Determination Date (determined on a separate company tax basis without inclusion of the AAC Subgroup) prior to utilization of any Allocated AAC NOLs or Post-Determination Date NOLs.

Prior to a Deconsolidation Event, the Debtor and any AFGI Subsidiary shall be able to utilize NOLs of the Group (other than any portion of the Allocated AAC NOL Amount and the Post-Determination Date NOLs, except as provided in subclause 3(c)(vii)(3) of the Amended TSA) in an amount equal to the AFGI NOL Amount, and following a Deconsolidation Event, the Ambac Consolidated Group shall be able to utilize the aggregate amount of the Ambac Consolidated Group’s NOLs, other than the Post- Deconsolidation Allocated NOL Amount and the Post-Determination Date NOLs, in each case, to the fullest extent permitted by the Code without limitation or any requirement to pay or otherwise compensate AAC or any AAC Subsidiary. If and to the extent that the Debtor or the Reorganized Debtor, as applicable, or any subsidiary thereof other than a member of the AAC Subgroup (an “AFGI Subsidiary”) utilizes (i) any Allocated AAC NOLs or (ii) any Post-Determination Date NOLs, the Debtor or the Reorganized Debtor, as applicable, shall make a payment pursuant to the Amended TSA in an amount equal to 50% of the aggregate amount of the AFGI Subgroup’s federal income tax liability for the taxable year in which the NOLs are used that otherwise would have been paid by the Debtor or the Reorganized Debtor, as applicable, if such NOLs were not available for its use. Any use by the Debtor and the AFGI Subsidiaries of such NOLs shall be deemed to be a use of the Allocated AAC NOL Amount prior to a use of the Post-Determination Date NOLs.

(i)

With respect to any taxable year that includes a Deconsolidation Event, the Debtor or the Reorganized Debtor, as applicable, so long as it is the common parent of the Ambac Consolidated Group, shall, subject to the prior review and approval of the Rehabilitator, make valid and timely elections pursuant to Treasury Regulation Section 1.1502-36 to the extent permitted thereunder such that (1) the NOLs of the AAC Subgroup that exist immediately following a Deconsolidation Event will be an amount equal to the sum of the Post-Determination Date NOLs existing as of the Deconsolidation Event (to the extent not previously utilized by the AAC Subgroup) and the Post-Deconsolidation Allocated NOL Amount, and (2) no reduction in the tax basis of any asset of the AAC Subgroup will be required pursuant to Treasury Regulation Section 1.1502-36(d)(4)(i)(D), and no reduction in the amount of any deferred deduction will be required pursuant to Treasury Regulation Section 1.1502-36(d)(4)(i)(C). With respect to any taxable year that includes any event resulting in the application of Treasury Regulation Section 1.1502-36 to AAC or the AAC Subgroup other than a Deconsolidation Event (an “Adjustment Event”), the Debtor or the Reorganized Debtor, as applicable, so long as it is the common parent of the Ambac Consolidated Group, shall, subject to the prior review and approval of the Rehabilitator, make valid and timely elections pursuant to Treasury Regulation Section 1.1502-36 to the extent permitted thereunder such that (Y) the NOLs of the AAC Subgroup that exist immediately following such Adjustment Event will be an amount equal to the sum of the Post-Determination Date NOLs existing as of the Adjustment Event (to the extent not previously utilized by the AAC Subgroup prior to such Adjustment Event) and the Post-Deconsolidation Allocated NOL Amount determined as if the date of the Adjustment Event were a Deconsolidation Event and (Z) no reduction in the tax basis of any asset of the AAC Subgroup will be required pursuant to Treasury Regulation Section 1.1502-36(d)(4)(i)(D), and no reduction in the amount of any deferred deduction will be required pursuant to Treasury Regulation Section 1.1502-36(d)(4)(i)(C).

(j)	With respect to each taxable year of the Ambac Consolidated Group, if AAC or the Rehabilitator notifies the Debtor or the Reorganized Debtor, as applicable, at least 30 days before the Ambac Consolidated Group tax return is filed, that AAC or the Rehabilitator has reasonably determined that there exists uncertainty as to whether or not a Deconsolidation Event or Adjustment Event has occurred during such taxable year, the Debtor or the Reorganized Debtor, as applicable, so long as it is the common parent of the Ambac Consolidated Group, shall, subject to the prior approval of the Rehabilitator, make such protective elections or take other similar actions so that if such a Deconsolidation Event or Adjustment Event were determined subsequently to have occurred during such taxable year, the results contemplated by clause 6(e)(i) of the Amended TSA (as described above) would be achieved to the maximum extent possible. In addition, if AAC or the Rehabilitator believes that a Deconsolidation Event or Adjustment Event may have occurred in a taxable period for which no election or protective election was made pursuant to Treasury Regulation Section 1.1502-36, and if AAC or the Rehabilitator desires to obtain relief from the IRS (whether under Treasury Regulation Section 301.9100 or otherwise) for the failure to make such an election, the Debtor or the Reorganized Debtor, as applicable, shall reasonably cooperate with AAC and the Rehabilitator in obtaining such relief; provided, however, that (i) any costs incurred in connection with obtaining any such relief shall be borne solely by AAC and (ii) the Debtor or the Reorganized Debtor, as applicable, is permitted to review and comment on any written materials provided to the IRS with respect to such relief and attend any meetings or participate in any other communication with the IRS.

(k)	If a Deconsolidation Event occurs on a date other than the last day of a taxable year of the Ambac Consolidated Group, no election under Treasury Regulation Sections 1.1502-76(b)(2)(ii) or (iii) (a so-called “ratable allocation” election) shall be made in connection with determining the allocation of the items of the AAC Subgroup between the portion of such taxable year that ends on the date of the Deconsolidation Event and the remaining portion of such taxable year.

(l)	The amount due and payable from AAC to the Debtor or the Reorganized Debtor, as applicable, pursuant to the Amended TSA shall be the SUM of (i) any tax payable pursuant to IRC section 55 or any other similar provision under state or local law ( “AMT”) by the AAC Subgroup (the “AAC AMT”), (ii) any federal income tax owed by the AAC Subgroup as provided in the Amended TSA (the “AAC Federal Tax”) (reduced by any available tax credits previously generated by payment of the AAC AMT, including prior to the Effective Date, and not used in any prior taxable year), (iii) the sum of the amounts due and payable under clauses 3(c)(i) and (ii) of the Amended TSA (the “AAC Federal Tax Usage Amount”), and (iv) the excess of the AAC AMT NOL Usage Amount determined under subclause 3(c)(iii)(3) of the Amended TSA OVER the AAC Federal Tax Usage Amount. For the avoidance of doubt, amounts shall be due and payable from AAC to the Debtor or the Reorganized Debtor, as applicable, pursuant to subparagraph 3(a) and clauses 3(c)(i), (ii), and (iii) of the Amended TSA, irrespective of whether the AAC Federal Tax Usage Amount or the AAC AMT NOL Usage Amount arises prior or subsequent to a Deconsolidation Event.

(m)

Prior to a Deconsolidation Event and subject to clause 3(c)(iii) of the Amended TSA, the AAC Subgroup shall, for purposes of determining the AAC AMT, be permitted to utilize (subject to any restrictions imposed under the IRC or the Treasury Regulations promulgated thereunder) the NOLs of the Group available for use to offset AMT (“AMT NOLs”) in an aggregate amount (the “Allocated AAC AMT NOL Amount”) equal to the lesser of (i) $2.934 billion and (ii) the total amount of Pre-Determination Date AMT NOLs MINUS the Debt Related Income MINUS the amount of AMT NOLs reduced pursuant to the settlement of the IRS Dispute. In addition, any AMT NOL generated by the AAC Subgroup determined on a separate company tax basis after the Determination Date (the “Post-Determination Date AMT NOLs”) shall be available for use by the AAC Subgroup at no cost. Further, it is understood that to the extent that the AAC Subgroup has any available Post-Determination Date AMT NOLs, solely for purposes of determining the amounts payable under the Amended

TSA, such Post-Determination Date AMT NOLs shall be treated as being used prior to utilization of any Allocated AAC AMT NOL Amount or any Post-Deconsolidation Allocated AMT NOL Amount.

(n)	To the extent permitted under applicable law, upon a Deconsolidation Event the Debtor or the Reorganized Debtor, as applicable, shall allocate to AAC the amount of any unused AMT credits allocable to any AAC AMT not previously utilized by the AAC Subgroup. The “AAC Pre-Deconsolidation Utilized AMT NOL Amount” is the portion of the Allocated AAC AMT NOL Amount utilized to offset income for AMT purposes by the AAC Subgroup following the Determination Date and prior to a Deconsolidation Event (including any AMT NOLs to the extent that they were not subject to the payment requirements of the Amended TSA).

(o)	The AAC Subgroup may utilize (i) prior to a Deconsolidation Event, the Allocated AAC AMT NOL Amount or (ii) following a Deconsolidation event, the Post-Deconsolidation Allocated AMT NOL Amount, in each case, to offset income for AMT purposes (the “AAC AMT NOLs”). During any taxable period that the AAC Subgroup offsets income for AMT purposes by utilizing any portion of the Allocated AAC AMT NOL Amount or Post-Deconsolidation Allocated AMT NOL Amount, as the case may be, AAC shall make payments to the Debtor or the Reorganized Debtor, as applicable, within the time and in the manner prescribed under the Amended TSA in an amount equal to the excess of (Y) the AAC AMT NOL Usage Amount over (Z) the AAC Federal Tax Usage Amount. The AAC AMT NOL Usage Amount shall be equal to the product of (a) the applicable percentages set forth on the appropriate table contained in the Amended TSA, multiplied by (b) (X) the aggregate amount of the AAC Subgroup’s AMT liability for the taxable year that otherwise would have been paid by the AAC Subgroup if such AAC AMT NOLs were not available for its use MINUS (Y) the Annual AMT NOL Usage Credit.

(p)

“Annual AMT NOL Usage Credit” shall generally mean with respect to the taxable period beginning on October 1, 2011, $1 million; during the second (2nd) through seventh (7th) taxable periods following the taxable period beginning on October 1, 2011, the sum of (1) $3 million and (2) the excess of $3 million over the lesser of (Y) the portion of the Annual AMT NOL Usage Credit actually utilized in the immediately prior taxable period and (Z) $3 million; during the eighth (8th) taxable period following the taxable period beginning on October 1, 2011, the sum of (1) $10 million and (2) the excess of $3 million over the lesser of (Y) the portion of the Annual AMT NOL Usage Credit actually utilized in the immediately prior taxable period and (Z) $3 million; and during the ninth (9th) taxable period following the taxable period beginning on October 1, 2011 and any taxable period thereafter, the Annual AMT NOL Usage Credit shall be equal to the sum of (1) $10 million and (2) the excess of $10 million over the lesser of (Y) the portion of the Annual AMT NOL Usage Credit actually utilized in the immediately prior taxable period and (Z) $10 million.

(q)	Notwithstanding any other provision of the Amended TSA, (i) any AMT NOL carryover amounts described in the Annual AMT NOL Usage Credit attributable to any specific taxable year may only be carried to the next succeeding taxable year and may not be carried into any other taxable year, (ii) the sum of Annual AMT NOL Usage Credits utilized by the AAC Subgroup shall not exceed in the aggregate $60 million throughout the term of the Amended TSA, and (iii) the Annual AMT NOL Usage Credit shall not be utilized in the event that the Federal Tax Usage Amount exceeds the AAC AMT Usage Amount (as calculated before giving effect to such Annual AMT NOL Usage Credit).

(r)	In any taxable year in which any portion (expressed in U.S. Dollars) of any Post-Determination Date NOLs (including any such NOLs comprising all or a portion of the Post-Deconsolidation Allocated NOL Amount) are deemed utilized, an equivalent portion (expressed in U.S. Dollars) of the Allocated NOL Amount (including any such NOLs comprising all or a portion of the Post-Deconsolidation Allocated NOL Amount), to the extent that the Allocated NOL Amount has not been utilized in a prior taxable year, shall be characterized as arising in the same taxable year that such portion of the Post-Determination Date NOLs arose and such portion of the Allocated NOL Amount shall not expire until the latest taxable year to which such portion of the deemed utilized Post-Determination Date NOLs can be carried forward pursuant to IRC section 172.

(s)

In any taxable year in which any portion (expressed in U.S. Dollars) of any Post-Determination Date AMT NOLs (including any such NOLS comprising all or a portion of the Post-Deconsolidation Allocated AMT NOL Amount) are deemed utilized, an equivalent portion (expressed in U.S. Dollars) of the Allocated AMT NOL Amount (including any such NOLs comprising all or a portion of the Post-Deconsolidation Allocated AMT NOL Amount), to the extent that the Allocated AMT NOL Amount has not been utilized in a prior taxable year, shall be characterized as arising in the same taxable year that such portion of the Post-Determination Date AMT NOLs arose and such portion of the Allocated AMT NOL Amount shall not expire until the latest taxable year to which such portion of the deemed utilized Post-Determination Date AMT NOLs can be carried forward pursuant to IRC section 172.

(iii)	the Debtor and AAC shall, and shall cause their affiliates to, enter into the Cost Allocation Agreement, which agreement shall become effective on the Plan Settlement Effective Date. The Cost Allocation Agreement shall provide for the following:

(a)	Until (and including) the fifth anniversary of the Plan Settlement Effective Date, AAC shall promptly pay all reasonable operating expenses of the Debtor and the Reorganized Debtor annually in arrears, subject to a $5 million per annum cap. Following the fifth anniversary of the Plan Settlement Effective Date, AAC shall, only with the approval of the Rehabilitator, pay all reasonable operating expenses of the Debtor and the Reorganized Debtor in arrears subject to a $4 million per annum cap. In the event that the Rehabilitator declines to approve AAC’s request to pay reasonable operating expenses of the Debtor and the Reorganized Debtor in any such year, the Debtor and the Reorganized Debtor shall have no further obligations under the Amended Plan Settlement.

(b)	The Debtor or the Reorganized Debtor, as applicable, shall prepare in good faith an annual operating expense budget (based on reasonable assumptions) for the forthcoming fiscal year in a form reasonably satisfactory to the Rehabilitator (each, an “Annual Budget”). As soon as available, and in any event within 30 days prior to the commencement of each calendar year, the Debtor or the Reorganized Debtor, as applicable, shall provide each Annual Budget to the Rehabilitator. Within 45 days after each March 31, June 30 and September 30, the Debtor or the Reorganized Debtor, as applicable, shall provide the Rehabilitator with a comparison (in form reasonably satisfactory to the Rehabilitator) of (i) actual expenses incurred through such date, and expenses expected to be incurred from such date until the end of the then-current fiscal year, to (ii) the projected expenses as set forth on the Annual Budget. The Debtor’s and the Reorganized Debtor’s actual operating expenses shall not exceed the amounts set forth in the Annual Budget unless such excess expenses are reasonable.

(c)

AAC’s obligation to reimburse the Debtor’s and the Reorganized Debtor’s operating expenses shall terminate upon the earlier to occur of the following events: (i) a breach by the Debtor of any material term of the Mediation Agreement (including, but not limited to, filing for a new bankruptcy or taking any action which impairs the ability of AAC and/or the Rehabilitator to continue to use NOLs in accordance with the Amended Plan Settlement); and (ii) the imposition, under IRC section 382(a) of an annual “section 382 limitation” (within the meaning of IRC section 382(b)) of $37.5 million or less on the use of NOLs available to the AAC Subgroup under the Amended Plan Settlement. In addition, AAC may elect to terminate its obligation to reimburse the Debtor’s and the Reorganized Debtor’s operating expenses to the extent that none of the NOLs included in the Allocated NOL Amount remains available for use by the AAC Subgroup.

(d)	Until AAC’s obligation to reimburse the Debtor’s and the Reorganized Debtor’s operating expenses shall have terminated as provided in section 3(c) of the Mediation Agreement, the Reorganized Debtor shall not make any cash distributions to Holders of New Common Stock if, following such distribution, the Reorganized Debtor would have total unrestricted cash and other liquid assets of less than $5 million.

(iv)

notwithstanding any existing agreement between AAC and the Debtor and subject to the following sentence, effective on the Plan Settlement Signing Date, AAC and the Debtor will share all reasonable litigation fees and expenses incurred by the Debtor on or after the November 1, 2010, in the IRS Dispute, including the IRS Adversary Proceedings and any related proceedings (and any appeals relating to the foregoing), on the basis of 85% to AAC and 15% to the Debtor. Furthermore, AAC agrees to pay the Debtor (a) on the Plan Settlement Signing Date, or as soon as practicable thereafter, an amount equal to 85% of all expenses incurred by the Debtor on or after November 1, 2010, and through the Plan Settlement Signing Date in relation to the IRS Dispute (subject to a $2 million credit for amounts already paid by AAC in connection with the IRS Dispute) and (b) on a monthly basis following the Plan Settlement Signing Date an amount equal to 85% of all reasonable expenses incurred by the Debtor on or after the Plan Settlement Signing Date in relation to the IRS Dispute. The Debtor shall not settle or offer to settle the IRS Dispute, incur any defense costs or otherwise assume any contractual obligation, admit any liability, voluntarily make any payment or otherwise agree to any judgment with respect to the IRS Dispute without the written consent of each of AAC, which shall not be unreasonably withheld, and the Rehabilitator, in its sole and absolute discretion. Each of AAC and the Rehabilitator hereby consents to the defense costs incurred by the Debtor and AAC (i) prior to the Plan Settlement Signing Date with respect to the IRS Dispute, the invoices for which have been provided to AAC and the Rehabilitator, and (ii) in implementing the litigation strategy that the Debtor is currently pursuing in connection with the IRS Dispute. AAC and the Rehabilitator shall be entitled to full cooperation and all information and particulars they or either of them may request from the Debtor in relation to the IRS Dispute and any other issues that AAC may have relative to the IRS, including, without limitation, express authorization to engage with IRS directly on matters arising under the Rehabilitation Plan (including any efforts to obtain a private letter ruling, pre-filing agreement or other form of guidance or clarification);

(v)	the Debtor, AAC, the Segregated Account and the Rehabilitator shall enter into the Cooperation Agreement Amendment, which shall become effective on the Plan Settlement Effective Date. The Cooperation Agreement Amendment shall provide for the following:

(a)

Following each taxable year during any part of which AAC is a member of the Ambac Consolidated Group, the Debtor or the Reorganized Debtor, as applicable, shall, no later than April 1st of such subsequent year, provide the Rehabilitator with a summary of the material provisions of its expected tax position and the expected differences between AAC’s statutory financial statements and the expected tax positions of the Debtor or the Reorganized Debtor, as applicable. The Rehabilitator shall notify the Debtor or the Reorganized Debtor, as applicable, and AAC in writing of any concerns of the Rehabilitator with respect to any such expected tax positions no later than May 1 of such year. Promptly thereafter, the Debtor or the Reorganized Debtor, as applicable, and AAC shall meet with the Rehabilitator to resolve in good faith such concerns. In the event that the Rehabilitator is unable to resolve a dispute with the Debtor or the Reorganized Debtor, as applicable, and AAC concerning an expected tax position by July 1 of such year, the parties shall immediately submit such dispute to expedited arbitration before a single arbitrator with the requisite tax expertise, whose decision shall be issued no later than August 31 of such year and shall be final and binding upon the parties. The parties shall agree to such further procedures as are necessary and prudent to permit the arbitrator to issue a decision by August 31 of such year. If the expected tax position relates to the AAC Subgroup, the sole issue before the arbitrator shall be whether the tax position advocated by the Rehabilitator is more likely than not to be upheld by a court of competent jurisdiction in a subsequent challenge to such position by the IRS. If the expected tax position does not relate to the AAC Subgroup, the sole issue before the arbitrator shall be whether the tax position advocated by the Debtor or the Reorganized Debtor, as applicable, is more likely than not to be upheld by a court of competent jurisdiction in a subsequent challenge to such position by the IRS. In the event that the arbitrator rules that the tax position advocated by the Rehabilitator (where the expected tax position relates to the AAC Subgroup) or the tax position advocated by the Debtor or the Reorganized

Debtor, as applicable (where the expected tax position does not relate to the AAC Subgroup) is more likely than not to be upheld by a court of competent jurisdiction in a subsequent challenge to such position by the IRS, the Debtor or the Reorganized Debtor, as applicable, shall file its return on the basis of such advocated tax position, which position may be disclosed in such return. In the event that the arbitrator does not rule that the tax position advocated by the Rehabilitator, the Debtor, or the Reorganized Debtor, as the case may be, is more likely than not to be upheld by a court of competent jurisdiction in a subsequent challenge to such position by the IRS, such party shall be precluded from advocating for such tax position in any subsequent year absent any change or changes in facts or circumstances that would support such tax position. The cost of the arbitrator will be split between the Debtor or the Reorganized Debtor, as applicable, and AAC. The Rehabilitator represents that it is not presently aware of any fact, including, without limitation, any plan of rehabilitation for the Segregated Account that is presently being considered, upon which it would seek to change (under section 5.a of the Mediation Agreement) the method of realization or accrual of deductions for interest and original issue discount on the AAC Surplus Notes issued in June 2010, including the application of IRC sections 163(e)(5) and 163(i);

(b)	AAC shall

(1)	provide the Rehabilitator the opportunity to participate in all meetings with AAC management to discuss loss reserves to be included in any statutory financial report,

(2)	provide the Rehabilitator with all reports provided to AAC management (when so provided) concerning the assumptions and vendors utilized or to be utilized in arriving at statutory loss reserves, together with any related reports or materials requested by the Rehabilitator, and

(3)

obtain the approval of the Rehabilitator prior to accepting repayment of any intercompany loan in an amount in excess of $50 million per annum or any modification to or deemed repayment of any intercompany loan in an amount that would result in AAC recognizing income or a reduction in issue price in excess of $50 million per annum. No later than February 1 of each year (or more frequently if requested by AAC), if AAC proposes to make any changes in the assumptions or vendors utilized in determining statutory loss reserves from the prior year’s statutory loss reserves (or, with respect to 2011, the statutory loss reserves for the period from September 30, 2011, to December 31, 2011), which changes would cause the difference (whether positive or negative) between (w) AAC’s statutory reserves determined with such proposed changes and (x) AAC’s statutory reserves determined without such proposed changes to exceed the lesser of (y) $200,000,000 or (z) 10% of AAC’s statutory reserves determined without such proposed changes, AAC shall seek and obtain the approval of its loss reserves from the Rehabilitator, which approval shall not be unreasonably withheld or delayed. In the event that the Rehabilitator disputes AAC’s loss reserves and does not provide such approval, then, unless OCI prescribes an accounting practice requiring AAC to follow the position of the Rehabilitator, the parties shall (i) immediately submit such dispute to expedited arbitration before a single arbitrator with requisite expertise to decide which of the positions most appropriately reflects expected claim payments or (ii) jointly agree to an alternative method of dispute resolution. The decision of an arbitrator shall be final and binding upon the parties, and shall be rendered in such form and substance as shall be necessary to permit AAC to reasonably rely thereon for purposes of filing its statutory financial statements. The parties shall agree to such procedures as are necessary and prudent to permit the arbitrator to issue a decision by no later than ten business days before the date that the annual financial reports are required to be filed (the “Filing Date”). If the differences of the parties are not resolved in a manner described above at least ten business days before the Filing Date, then AAC shall request an extension of the Filing Date from OCI. If OCI agrees to such an extension, it will cooperate with AAC to secure extensions in other jurisdictions as necessary. If such extension (or subsequent extension) is not granted, AAC shall be entitled to file its financial reports on the basis of its own loss reserving positions.

(c)

Any changes to AAC’s existing “Investment Policy” (dated November 18, 2010) shall be submitted to the Rehabilitator for approval, which approval shall not be unreasonably withheld. The Rehabilitator shall meet with AAC management (including the chief financial officer) semi-annually to discuss the Investment Policy and any changes appropriate thereto. The Rehabilitator may recommend changes to the Investment Policy and AAC shall consider such recommendations in good faith. The Rehabilitator shall also be provided with periodic reports of investment transactions in the ordinary course. Notwithstanding anything to the contrary in the Management Services Agreement or any other agreement, in the event that AAC’s rejection of any proposed changes are not reasonable and fair to the interests of AAC and the Segregated Account, or are not protective or equitable to the interests of AAC and the Segregated Account policyholders generally, the Rehabilitator may direct AAC to transfer investment management functions relating to the investment portfolio to a third party jointly chosen by the Rehabilitator and AAC. With respect to any subsequent transfers to third parties of investment management functions relating to the investment portfolio, such third parties shall be jointly chosen by the Rehabilitator and AAC. If the investment management function is transferred in accordance with the foregoing, the parties shall agree to provisions similar to those contained in section 2.05 of the Cooperation Agreement with respect to such replacement investment manager.

(vi)	on the Plan Settlement Effective Date, AAC shall transfer to an escrow account the Cash Grant. On the Plan Settlement Closing Date, the Cash Grant shall be transferred to the Debtor or the Reorganized Debtor, as applicable. The Amended TSA shall provide that in consideration of AAC’s payment of the Cash Grant, to the extent that AAC makes any payments to the Debtor or the Reorganized Debtor, as applicable, for NOL use as set forth in section 2 of the Mediation Agreement and memorialized in the Amended TSA, AAC shall receive a credit against the first $5 million in payments due under each of NOL Usage Tier A, B, and C shown in the table attached to the Mediation Agreement as Appendix A, provided that the sum of the credits for all tiers shall not exceed $15 million;

(vii)

effective as of the Plan Settlement Signing Date, the Rehabilitator shall, in conjunction with its petition to the Rehabilitation Court for prompt approval of the transactions contemplated by the Amended Plan Settlement pursuant to section 11 of the Mediation Agreement, seek an order providing that, in the event that any obligations of AAC under the Amended Plan Settlement become subject to the authority of the Rehabilitation Court or any other court of competent jurisdiction overseeing any delinquency proceeding of AAC or any of its assets or liabilities, the obligations of AAC to (a) make payments to the Debtor or the Reorganized Debtor, as applicable, for NOL use pursuant to the Amended TSA, (b) reimburse reasonable operating expenses of the Debtor or the Reorganized Debtor, as applicable, pursuant to the Cost Allocation Agreement (as provided in paragraph 3.c of the Mediation Agreement), (iii) pay the Cash Grant (as provided in section 6 of the Mediation Agreement), (iv) make all payments described in section 2.l of the Mediation Agreement, and (v) make all payments described in section 4 of the Mediation Agreement, in each case, shall be provided administrative-expense status in any such insurer delinquency proceeding. The Junior

Surplus Notes to be issued pursuant to section 8 of the Mediation Agreement shall not be provided administrative-expense priority. The priority level of any claim by the Debtor or the Reorganized Debtor, as applicable, for damages arising from AAC’s breach of any other obligation under the Amended Plan Settlement (including such other obligations as memorialized in the Amended TSA, the Cost Allocation Agreement or the Cooperation Agreement) shall be a matter of further proceedings before the Rehabilitation Court, with each party reserving its rights in that regard. The Rehabilitator, OCI and AAC acknowledge that the phrase “the July 18, 1991 Tax Sharing Agreement, as amended” in the amendment to the plan of operation of the Segregated Account (the “Plan of Operation”), as submitted to the Rehabilitation Court on November 8, 2010, does not include the Amended TSA and, that the Amended TSA, once executed, will not be allocated to the Segregated Account by operation of such amendment to the Plan of Operation. Other than the foregoing, nothing in the Amended Plan Settlement shall be interpreted to limit the authority of the Rehabilitator over AAC in the event that AAC becomes subject to a delinquency proceeding under Chapter 645 of the Wisconsin Statutes;

(viii)	on the Plan Settlement Closing Date, the Segregated Account shall issue $350 million of Junior Surplus Notes to the Debtor or the Reorganized Debtor, as applicable, the terms of which shall be mutually agreed and no less favorable to the Debtor than those extended to any other recipient of Junior Surplus Notes as a creditor described by subsections (5) or (6) of Section 645.68 of the Wisconsin Statutes;

(ix)	effective as of the Plan Settlement Closing Date, the Debtor and the members of the Committee (the “AFGI Interests”) shall provide an unconditional, full and complete release of OCI, the Rehabilitator, AAC and the Segregated Account, and each of their respective current and former members, shareholders, affiliates, officers, directors, employees and agents (including any attorneys, financial advisors, investment bankers, consultants and other professionals retained by such persons, and any other advisors or experts with whom OCI, the Rehabilitator, AAC or the Segregated Account consults), from any and all claims or causes of action of any nature whatsoever that the AFGI Interests (and/or any person claiming by or through the AFGI Interests) ever had, now has or can, shall or may have, by reason of any matter, cause or thing occurring prior to the Plan Settlement Closing Date, including but not limited to (a) any Avoidance Actions or constructive trust claims the Debtor may have against AAC and (b) any liability to the Debtor pertaining to any possible misallocation of up to $38,485,850 of tax refunds received by AAC in September 2009 and February 2010. Effective as of the Plan Settlement Closing Date, AAC, OCI, the Segregated Account, and the Rehabilitator shall provide an unconditional, full and complete release of the Debtor and the members of the Committee, and each of their current and former members, shareholders, affiliates, officers, directors, employees and agents (including any attorneys, financial advisors, investment bankers, consultants and other professionals retained by such persons, and any other advisors or experts with which it consults), from, without limitation, any and all claims or causes of action of any nature whatsoever that such parties (and/or any person claiming by or through such parties) ever had, now has or can, shall or may have, by reason of any matter, cause or thing occurring prior to the Plan Settlement Closing Date;

(x)	upon the reasonable request of the Debtor or the Reorganized Debtor, as applicable, at any time on or after the Plan Settlement Signing Date, AAC commits to undertake commercially reasonable efforts to transfer to the Debtor or the Reorganized Debtor, as applicable, a more than insignificant amount of an active trade or business, subject to (a) OCI’s determination that such a transfer does not violate the law, is reasonable and fair to the interests of AAC and the Segregated Account, and protects and is equitable to the interests of AAC and the Segregated Account policyholders generally, and (b) the receipt by the Debtor or the Reorganized Debtor, as applicable, of a tax opinion stating that it is at least more likely than not that such transfer satisfies the requirements of IRC section 269;

(xi)	Promptly following the Plan Settlement Signing Date, the Rehabilitator shall petition the Rehabilitation Court for approval of the transactions contemplated by the Amended Plan Settlement and the Debtor shall petition the Bankruptcy Court for approval of the transactions contemplated by the Amended Plan Settlement. The Debtor and the Rehabilitator shall use their best efforts to ensure that such orders are upheld on any appeal. The Committee shall support the Debtor’s application for Bankruptcy Court approval of the Amended Plan Settlement. The approval from the Bankruptcy Court shall memorialize the parties’ intent to preserve use of NOLs for the benefit of AAC, the Debtor, and the Reorganized Debtor as contemplated by the Amended Plan Settlement. The parties shall use their best efforts to ensure that the order contemplated by subsection (i) of section 11.d of the Mediation Agreement is obtained, and if such an order cannot be obtained, the parties shall use their commercially reasonable efforts to obtain the pre-filing agreement contemplated by subsection (ii) of section 11.d of the Mediation Agreement;

In the event that a condition to the Plan Settlement Closing Date cannot be satisfied, each of the TSA, the Cooperation Agreement Amendment, and the reimbursement of the Debtor’s and the Reorganized Debtor’s operating expenses set forth in section 3 of the Mediation Agreement shall terminate and be of no further force or effect, the Cash Grant shall be released from escrow to AAC, any other amounts held in escrow pursuant to section 2.d of the Mediation Agreement shall be released to AAC, and the parties to the Plan Settlement shall have no further obligations thereunder;

(xii)	upon the reasonable request of AAC at any time on or after the Plan Settlement Closing Date, OCI commits to allow AAC to repurchase Surplus Notes, preferred stock or other securities or other consideration issued pursuant to the Rehabilitation Plan (whether issued by AAC or the Segregated Account) subject to OCI’s determination in its sole and absolute discretion that such repurchases do not violate the law, are reasonable and fair to the interests of AAC and the Segregated Account, and protect and are equitable to the interests of AAC and the Segregated Account policyholders generally;

(xiii)	in the event that the Debtor or the Reorganized Debtor, as applicable, believes AAC, OCI or the Rehabilitator to be, or in the event that the Rehabilitator believes the Debtor or the Reorganized Debtor, as applicable, to be, in material breach of, or otherwise not complying with their respective material obligations under, the Amended Plan Settlement, such party shall provide the alleged breaching or non-complying party with a written notice (copied to their last known legal counsel) describing, in reasonable detail, the nature of the alleged breach or non-compliance. Following delivery of such written notice, the parties shall attempt, in good faith, to resolve their dispute. The party served with a notice of breach or non-compliance shall have 30 days to cure the alleged breach or non-compliance. In the event that there is no cure and the parties are unable to resolve their dispute, any party alleging such breach or non- compliance may, not less than 45 days following delivery of such written notice, seek a judgment from the Rehabilitation Court that the other party has breached this agreement. Solely for purposes of resolving such dispute, the Debtor and the Reorganized Debtor shall consent to the jurisdiction of the Rehabilitation Court. In the event that the Rehabilitation Court enters a Final Order in favor of any party alleging such breach or non-compliance, such party may ask the court to grant such further relief as the court deems appropriate in light of the nature and severity of the breach or non-performance, including specific performance, termination of the parties’ obligations under the Amended Plan Settlement and/or monetary damages;

(xiv)	the agreements, modifications to agreements and other transactions contemplated by the Amended Plan Settlement, including the Plan, the Amended TSA and the Cost Allocation Agreement, shall be structured, to the extent practicable, to comply with the CDS Settlement Agreement and the Rehabilitation Plan;

(xv)	in the event of any conflict or inconsistency between the Mediation Agreement or the Amended Plan Settlement and the provisions of the Amended TSA, the Cooperation Agreement Amendment, or the Cost

Allocation Agreement, the provisions of the Amended TSA, the Cooperation Agreement Amendment, or the Cost Allocation Agreement, as applicable, shall govern; and

(xvi)	the Mediation Agreement shall be governed by the law of the State of New York.

20. “Amended TSA” means that certain amended and restated tax sharing agreement among the Debtor, AAC and certain of their Affiliates, substantially in the form attached hereto as Exhibit A, which shall replace, supersede and nullify in its entirety the TSA.

21. “Avoidance Actions” means any and all avoidance, recovery, subordination, or other actions or remedies that may be brought on behalf of the Debtor or its Estate under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies under Bankruptcy Code sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552, and 553.

22. “Bankruptcy Code” means title 11 of the United States Code.

23. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York or any other court having jurisdiction over the Chapter 11 Case.

24. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Case, promulgated under 28 U.S.C. § 2075 and the general, local, and chambers rules of the Bankruptcy Court.

25. “Bar Date Order” means the Order Pursuant to Sections 105(a) and 501 of the Bankruptcy Code, Bankruptcy Rules 2002 and 3003, and Local Rule 3003-1 (i) Establishing Deadlines for Filing Proofs of Claim and Requests for Payment and (ii) Approving the Form and Manner of Notice Thereof, entered by the Bankruptcy Court on January 19, 2011 [Docket No. 127], as amended, supplemented, or modified.

26. “Beneficial Interest” means any ownership interest or share in an Entity or Person, including, without limitation, options, warrants, rights, or other securities or agreements to acquire such interest or share in such Entity or Person, whether or not transferrable, preferred, common, or voting and whether or not arising under or in connection with any employment agreement.

27. “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

28. “Cash” means legal tender of the United States of America or the equivalent thereof.

29. “Cash Grant” means Cash in the amount of $30 million to be paid by AAC to the Reorganized Debtor on the Effective Date.

30. “Cause of Action” means any Claim, cause of action (including Avoidance Actions), controversy, right of setoff, cross claim, counterclaim, or recoupment and any Claim on contracts or for breaches of duties imposed by law or in equity, demand, right, action, Lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, power, privilege, license, and franchise of any kind or character whatsoever, whether known or unknown, fixed or contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Commencement Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law.

31. “CDS Settlement Agreement” means the settlement agreement among AAC, Ambac Credit Products, LLC, the Debtor, and certain credit default swap contract counterparties, dated as of June 7, 2010, pursuant to which, in exchange for the termination of certain commuted obligations, AAC paid to such counterparties $2,600,000,000 in Cash and $2,000,000,000 of surplus notes of AAC that have a scheduled maturity of June 7, 2020.

32. “Chapter 11 Case” means the case Filed by the Debtor in the Bankruptcy Court under chapter 11 of the Bankruptcy Code, as referenced by Case No. 10-15973 (SCC).

33. “Chief Executive Officer” means, effective July 7, 2011, Diana Adams, the Debtor’s President and Chief Executive Officer.

34. “Claim” means a “claim” as such term is defined in Bankruptcy Code section 101(5).

35. “Claims Bar Date” means the deadline by which a Proof of Claim must be or must have been Filed, as established by the Bar Date Order or the Plan, or with respect to Proofs of Claim for certain former officers and directors of the Debtor, October 3, 2011, or such date as further extended pursuant to the Order Extending the Deadline For Filing Proofs of Claim For Certain Former Officers And/Or Directors of the Debtor [Docket No. 196].

36. “Claims Objection Bar Date” means the date that is 90 days after the Effective Date, or such later date as may be fixed by order of the Bankruptcy Court.

37. “Claims Register” means the official register of Claims maintained by Kurtzman Carson Consultants LLC, in its capacity as the Debtor’s notice and claims agent.

38. “Class” means a category of Holders of Claims or Equity Interests established pursuant to Article III of the Plan.

39. “Class Period” means, with respect to the Securities Actions, the period from October 19, 2005 through and including July 18, 2009.

40. “Commencement Date” means November 8, 2010.

41. “Committee” means the statutory committee of creditors in the Chapter 11 Case.

42. “Confirmation” means the entry on the docket of the Chapter 11 Case of the Confirmation Order.

43. “Confirmation Date” means the date upon which the Bankruptcy Court enters on the docket of the Chapter 11 Case the Confirmation Order.

44. “Confirmation Hearing” means the hearing before the Bankruptcy Court pursuant to Bankruptcy Code section 1128 to consider confirmation of the Plan, as the same may be continued from time to time.

45. “Confirmation Order” means the order pursuant to Bankruptcy Code section 1129 of the Bankruptcy Court confirming the Plan, as amended, supplemented, or modified.

46. “Consummation” means the occurrence of the Effective Date.

47. “Cooperation Agreement” means that certain Cooperation Agreement, dated as of March 24, 2010, by and between the Segregated Account and AAC, as amended, supplemented, or modified.

48. “Cooperation Agreement Amendment” means the amendment to the Cooperation Agreement, by and among the Segregated Account, AAC, the Debtor and the Rehabilitator, substantially in the form attached hereto as Exhibit B.

49. “Cost Allocation Agreement” means an agreement among the Debtor, AAC, and their Affiliates other than Ambac Assurance UK Limited, substantially in the form attached hereto as Exhibit C.

50. “Cure Claim” means a Claim based upon a monetary default, if any, by the Debtor on an executory contract or unexpired lease at the time such contract or lease is assumed by the Debtor pursuant to Bankruptcy Code sections 365 or 1123.

51. “D&O Insurers” means the Debtor’s director and officer liability insurance carriers which are or become parties to the Insurer Agreement.

52. “Debtor” means Ambac Financial Group, Inc.

53. “Deconsolidation Event” means any event that results in neither AAC nor any entity that, pursuant to IRC section 381, succeeds to the tax attributes of AAC described in IRC section 381(b) being characterized as an includible corporation with the affiliated group of corporations of which the Debtor, the Reorganized Debtor, or any successor thereto is the common parent, all within the meaning of IRC section 1504.

54. “Depository” has the meaning set forth in Article VI.E of the Plan.

55. “Derivative Actions” means In re Ambac Financial Group, Inc. Derivative Litigation, No. 08-cv-854-SHS (S.D.N.Y.), In re Ambac Financial Group, Inc. Shareholder Derivative Litigation, C.A. No. 3521-VCL (Del. Ch.), In re Ambac Financial Group, Inc. Shareholder Derivative Litigation, No. 650050/2008E (N.Y. Supp.), and/or any of the individual actions included therein or any of them.

56. “Disbursing Agent” means the Reorganized Debtor or the Entity or Entities chosen by the Reorganized Debtor to make or facilitate distributions pursuant to the Plan.

57. “Disclosure Statement” means the Disclosure Statement for Debtor’s Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, as amended, supplemented, or modified in accordance with the provisions of the Bankruptcy Code and the Bankruptcy Rules.

58. “Disputed Claim” means any Claim that is not yet Allowed.

59. “Disputed Claims Reserve” means a reserve of Cash and/or New Common Stock, to be created by the Debtor or the Reorganized Debtor, for the payment of Disputed Claims that become Allowed Claims after the Effective Date according to the procedures set forth in Article VII.A.3 of the Plan.

60. “Distribution Record Date” means the date that the Confirmation Order is entered by the Bankruptcy Court and shall be the date for determining which Holders of Allowed Claims are entitled to receive distributions under the Plan, except with respect to Allowed Senior Notes Claims and Allowed Subordinated Notes Claims.

61. “District Court” means the United States District Court for the Southern District of New York or any other court having jurisdiction over the Securities Actions.

62. “Effective Date” means the first Business Day after the Confirmation Date on which no stay of the Confirmation Order is in effect and all of the conditions specified in Article IX.B of the Plan have been satisfied or waived pursuant to Article IX.C of the Plan.

63. “Entity” means an “entity” as such term is defined in Bankruptcy Code section 101(15).

64. “Equity Interest” means any ownership interest or share in the Debtor, including, without limitation, options, warrants, rights, or other securities or agreements to acquire such interest or share in the Debtor, whether or not transferrable, preferred, common, or voting and whether or not arising under or in connection with any employment agreement.

65. “ERISA” means the Employee Retirement Income Security Act of 1974, as it may subsequently be amended.

66. “ERISA Action” means the action captioned Veera v. Ambac Financial Group, Inc. et al., Case No. 10 CV 4191, in the District Court, asserting violations of ERISA and naming as defendants the Debtor’s Savings Plan administrative committee, Savings Plan investment committee, compensation committee of the Debtor’s Board of Directors, and a number of current and former officers and directors of the Debtor.

67. “Estate” means the estate of the Debtor created on the Commencement Date pursuant to Bankruptcy Code section 541.

68. “File” or “Filed” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Case.

69. “Final Order” means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and no appeal or petition for certiorari or motion for reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari or motion for reargument or rehearing that has been or may be Filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule may be Filed relating to such order shall not prevent such order from being a Final Order.

70. “General Unsecured Claim” means any Claim against the Debtor that is not an Administrative Claim, a Priority Tax Claim, a Claim for Accrued Professional Compensation, a Claim for Indenture Trustee Fees, a Claim for U.S. Trustee Fees, a Priority Non-Tax Claim, a Secured Claim, a Senior Notes Claim, a Subordinated Notes Claim, a Section 510(b) Claim, an Intercompany Claim, or a Claim included in any other Class under the Plan.

71. “General Unsecured Claims Warrant Amount” means Warrants to acquire such amount of New Common Stock equal to the dilution that would occur to the New Common Stock distributed to Holders of Allowed General Unsecured Claims under the Plan if all of the Warrants issued pursuant to the Plan and the Warrant Agreement are exercised.

72. “Governmental Unit” means “governmental unit” as such term is defined in Bankruptcy Code section 101(27).

73. “Holder” means any Entity or Person holding a Claim or Equity Interest.

74. “Impaired” means, with respect to a Class of Claims or Equity Interests, a Class of Claims or Equity Interests that is not Unimpaired.

75. “Indenture Trustee Fees” means the reasonable and documented fees and expenses, including, without limitation, professional fees and expenses, of each Indenture Trustee incurred pursuant to the respective Indentures after the Commencement Date in connection with carrying out its duties as provided for under the applicable Indenture, service on the Committee, and making distributions under the Plan.

76. “Indenture Trustees” means the Senior Notes Indenture Trustee and the Subordinated Notes Indenture Trustee.

77. “Indentures” means the 1991 Indenture, the 2001 Indenture, the 2003 Indenture, the 2008 Indenture, and the Junior Subordinated Indenture.

78. “Individual Defendants” means Michael A. Callen, Jill M. Considine, Robert J. Genader, W. Grant Gregory, Philip B. Lassiter, Sean T. Leonard, Thomas C. Theobald, John W. Uhlein, III, Laura S. Unger, Henry D.G. Wallace, David W. Wallis, Gregg L. Bienstock, Kevin J. Doyle, Philip Duff, Thomas J. Gandolfo, Kathleen McDonough, William T. McKinnon, Douglas C. Renfield-Miller, and Robert G. Shoback.

79. “Informal Group” means that certain ad hoc group of unaffiliated holders of Senior Notes represented by Akin Gump Strauss Hauer & Feld LLP.

80. “Informal Group Fees” means the reasonable and documented fees and expenses, including, without limitation, professional fees and expenses, of the Informal Group incurred after the Commencement Date.

81. “Insurer Agreement” means the agreement contemplated by the Stipulation of Settlement, dated as of May 4, 2011, among the Debtor, the Individual Defendants, and the D&O Insurers.

82. “Intercompany Claim” means any Claim held by any Affiliate against the Debtor.

83. “Interim Compensation Order” means the Order Pursuant to Sections 105(a) and 331 of the Bankruptcy Code, Bankruptcy Rule 2016, and Local Rule 2016-1 Establishing Procedures for Interim Monthly Compensation and Reimbursement of Expenses of Professionals, entered by the Bankruptcy Court on December 21, 2010 [Docket No. 81], as amended, supplemented, or modified.

84. “IRC” means title 26 of the United States Code.

85. “IRS” means the Department of the Treasury – Internal Revenue Service.

86. “IRS Adversary Proceeding” means the adversary proceeding in the Chapter 11 Case captioned Ambac Financial Group, Inc. and The Official Committee of Unsecured Creditors v. United States of America, Adv. Pro. No. 10-4210 (SCC) and any and all actions or proceedings relating thereto.

87. “IRS Claims” means any and all Proofs of Claim Filed by the IRS in the Chapter 11 Case, including Proof of Claim Nos. 3694 and 3699.

88. “IRS Dispute” means any and all litigation arising from or relating to the IRS Claims or the IRS Adversary Proceeding.

89. “IRS Settlement” means a settlement on terms consistent with, or substantially similar to, the Offer Letter.

90. “Junior Subordinated Indenture” means that certain Junior Subordinated Indenture, dated as of February 12, 2007, between the Debtor and Law Debenture Trust Company of New York, as successor indenture trustee to The Bank of New York Mellon, as supplemented by a First Supplemental Indenture, dated as of February 12, 2007, between the Debtor and Law Debenture Trust Company of New York, as successor indenture trustee to The Bank of New York Mellon.

91. “Junior Surplus Notes” means the 5.1% unsecured notes issued by the Segregated Account in accordance with the Rehabilitation Plan and scheduled to mature on June 7, 2020. For the avoidance of doubt, the terms of the Junior Surplus Notes transferred to the Reorganized Debtor, if any, shall be no less favorable than those extended to any other recipient of such notes.

92. “Lien” means a “lien” as such term is defined in Bankruptcy Code section 101(37).

93. “New Board” means the initial board of directors of the Reorganized Debtor, to be appointed as of the Effective Date.

94. “New By-Laws” means the new by-laws of the Reorganized Debtor, substantially in the form attached hereto as Exhibit D.

95. “New Certificate of Incorporation” means the form of the initial certificate of incorporation of the Reorganized Debtor, substantially in the form attached hereto as Exhibit E.

96. “New Common Stock” means the common stock in the Reorganized Debtor to be authorized, issued, or outstanding on the Effective Date, which collectively shall constitute all equity interests in the Reorganized Debtor.

97. “New Organizational Documents” means the New Certificate of Incorporation and New By-Laws.

98. “NOLs” means net operating losses as determined for U.S. federal income tax purposes.

99. “OCI” means the Office of the Commissioner of Insurance for the State of Wisconsin in its role as regulator of AAC, and/or the Commissioner of Insurance for the State of Wisconsin in his role as rehabilitator of the Segregated Account, as applicable.

100. “Offer Letter” means the Offer Letter, dated February 24, 2012, sent by the Debtor, the Committee, AAC, the Segregated Account, OCI, and the Rehabilitator to the United States Attorney’s Office for the Southern District of New York, seeking to resolve the IRS Dispute in a manner satisfactory to the Debtor, AAC, OCI, the Rehabilitator, the Committee, and the IRS, which Offer Letter is attached hereto as Exhibit F.

101. “OSS Settlement Agreement” means the Settlement, Discontinuance, and Release Agreement, dated as of March 1, 2011, among One State Street, LLC, the Debtor, AAC, and the Segregated Account, approved by the Bankruptcy Court on March 24, 2011 [Docket No. 223].

102. “Person” means a “person” as such term is defined in Bankruptcy Code section 101(41).

103. “Plan Settlement Closing Date” means a date that is no later than ten business days following the date on which each of the following conditions has been satisfied or waived by each of the parties to the Amended Plan Settlement:

(i)	entry of a Final Order by the Rehabilitation Court approving the transactions contemplated by the Amended Plan Settlement, such approval to be sought within 30 days of the date of the filing of the Plan;

(ii)	entry of a final, non-appealable Confirmation Order, including the transactions contemplated by Amended Plan Settlement;

(iii)	resolution of the IRS Dispute, either by settlement as contemplated by section 4 of the Mediation Agreement or by judgment of a court of competent jurisdiction that does not (i) require the AAC Subgroup to make a payment to the IRS of more than $100 million in connection with the IRS’s claim for the recovery of certain federal tax refunds that were received prior to November 7, 2010 by the Debtor, AAC or their affiliates or (ii) reduce the Allocated NOL Amount by more than 10%; and

(iv)	the earliest to occur of the following: (a) the Bankruptcy Court enters a Final Order determining that neither an “ownership change” (within the meaning of section 382 of the IRC) (an “Ownership Change”) with respect to AAC nor a Deconsolidation Event occurred as a result of events identified in Paragraph 1(d) of the Offer Letter, in a form reasonably acceptable to the Rehabilitator with respect to such matters only; or (b) the Reorganized Debtor (on behalf of itself, AAC, and the other members of the Ambac Consolidated Group) and the IRS enter into a pre-filing agreement with the IRS, prior to the filing of the Ambac Consolidated Group’s 2011 tax return, by which the IRS agrees that no such Deconsolidation Event or Ownership Change occurred as a result of events identified in Paragraph 1(d) of the Offer Letter; or (c) the Reorganized Debtor (on behalf of itself, AAC, and the other members of the Ambac Consolidated Group) and the IRS enter into a closing agreement, by which the IRS agrees that no such Deconsolidation Event or Ownership Change occurred as a result of events identified in Paragraph 1(d) of the Offer Letter.

104. “Plan Settlement Effective Date” means the later of (i) the Confirmation Date and (ii) the date on which a non-stayed order is entered by the Rehabilitation Court approving the transactions contemplated by the Amended Plan Settlement.

105. “Plan Settlement Signing Date” means the date on which the Mediation Agreement is signed by all parties thereto.

106. “Priority Non-Tax Claim” means a Claim entitled to priority in right of payment pursuant to Bankruptcy Code section 507(a), other than an Administrative Claim, a Claim for Accrued Professional Compensation, or a Priority Tax Claim.

107. “Priority Tax Claim” means a Claim of a Governmental Unit of the kind specified in Bankruptcy Code section 507(a)(8).

108. “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion of a particular recovery that a Class is entitled to share with other Classes entitled to the same recovery under the Plan.

109. “Professional” means any Person or Entity retained by order of the Bankruptcy Court in the Chapter 11 Case pursuant to Bankruptcy Code sections 327, 328, 330, or 1103, excluding any ordinary course professionals retained pursuant to a Final Order of the Bankruptcy Court.

110. “Proof of Claim” means a proof of Claim Filed against the Debtor in the Chapter 11 Case.

111. “Registered Holder” means the registered holders of the Senior Notes and the Subordinated Notes issued pursuant to the Indentures.

112. “Rehabilitation Court” means the Circuit Court of Dane County Wisconsin, with respect to the Segregated Account rehabilitation proceeding, Case No. 10-cv-1576.

113. “Rehabilitation Plan” means the plan of rehabilitation with respect to the Segregated Account, as confirmed by the Rehabilitation Court on January 24, 2011, as it may be amended, modified, or supplemented.

114. “Rehabilitator” means the Commissioner of Insurance for the State of Wisconsin, as rehabilitator of the Segregated Account.

115. “Released Parties” means, collectively, the Debtor, the Reorganized Debtor, AAC, the Segregated Account, OCI, the Rehabilitator, the board of directors and board committees of the Debtor and AAC, all current and former individual directors, officers, or employees of the Debtor and AAC, the Committee and the individual members thereof, the Indenture Trustees, the Informal Group and the individual members thereof, and each of their respective Representatives (each of the foregoing in its individual capacity as such).

116. “Reorganized Debtor” means Ambac Financial Group, Inc., as reorganized under and pursuant to the Plan, or any successor thereto, by merger, consolidation, transfer of substantially all assets, or otherwise, on and after the Effective Date.

117. “Representatives” means, with respect to an Entity, such Entity’s directors, officers, employees, members, attorneys, financial advisors, accountants, agents, and their respective professional firms.

118. “Ruling Request Agreement” means that certain Ruling Request Agreement, by and among the Debtor, the Committee, AAC, the Segregated Account, and the Rehabilitator, a copy of which is attached hereto as Exhibit G.

119. “Savings Plan” means the Ambac Financial Group, Inc. Savings Incentive Plan.

120. “Schedule of Assumed Executory Contracts and Unexpired Leases” means the schedule of certain prepetition executory contracts and unexpired leases to be assumed by the Debtor pursuant to the Plan, as amended, supplemented, or modified at any time before the Effective Date, a copy of which is attached hereto as Exhibit H.

121. “Schedules” means the Debtor’s schedule of assets and liabilities and statement of financial affairs, as amended, supplemented, or modified.

122. “Section 510(b) Claim” means any Claim that is subordinated to General Unsecured Claims, Senior Notes Claims, or Subordinated Notes Claims or subject to such subordination under Bankruptcy Code section 510(b), including Claims arising from the purchase or sale of a security of the Debtor for damages, reimbursement, or contribution.

123. “Secured Claim” means a prepetition Claim that is secured by a Lien, or that has the benefit of rights of setoff under Bankruptcy Code section 553, but only to the extent of the value of the creditor’s interest in the Debtor’s interest in such property, or to the extent of the amount subject to setoff, which value shall be determined by the Bankruptcy Court pursuant to Bankruptcy Code sections 506(a), 553, and/or 1129(b)(2)(A), as applicable.

124. “Securities Actions” means the consolidated action captioned In re Ambac Financial Group, Inc. Securities Litigation, No. 08-cv-411-NRB (S.D.N.Y.) and the action captioned Tolin v. Ambac Financial Group, Inc., et al., No. 08-cv-11241-CM (S.D.N.Y.).

125. “Segregated Account” means the segregated account of AAC, established pursuant to a plan of operation which sets forth the manner by which AAC shall establish and operate such segregated account in accordance with Wis. Stat. § 611.24(2).

126. “Senior Notes” means the 9-3/8% Debentures Due 2011, the 7-1/2% Debentures Due 2023, the 5.95% Debentures Due 2103, the 5.875% Debentures Due 2103, the 5.95% Debentures Due 2035, and the 9.50% Senior Notes Due 2021.

127. “Senior Notes Claim” means any Claim arising from or relating to the Senior Notes, excluding the fees and expenses of the Senior Notes Indenture Trustee, which fees and expenses shall be paid pursuant to Article II.F of the Plan.

128. “Senior Notes Indenture Trustee” means The Bank of New York Mellon, as indenture trustee or successor indenture trustee under the 1991 Indenture, the 2001 Indenture, the 2003 Indenture, and the 2008 Indenture, together with its respective successors and assigns in such capacity.

129. “Settlement Class” means the settlement class comprising all persons who purchased or otherwise acquired any securities issued by the Debtor, including, without limitation, any Senior Notes, Subordinated Notes, Equity Interests, options thereon, or any STRATS during the Class Period. Excluded from the Settlement Class are defendants in the Securities Actions, members of their immediate families, and their legal representatives, heirs, successors or assigns. Also excluded from the Settlement Class are any persons who exclude themselves by filing a timely and valid request for exclusion in accordance with applicable requirements.

130. “Stipulation of Settlement” means the Stipulation of Settlement with Ambac and the Individual Defendants, as approved by the Bankruptcy Court in the Stipulation of Settlement 9019 Approval Order and preliminarily approved by the District Court in the Securities Actions, and any amendments thereto and agreements entered into in connection therewith or pursuant thereto.

131. “Stipulation of Settlement 9019 Approval Order” means the Amended Order (a) Approving the Settlement Stipulation and the Insurer Agreement and (b) Approving Ambac’s Entry Into the Settlement Stipulation and the Insurer Agreement and Performance of All of Its Obligations Thereunder Pursuant to Section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019 [Docket No. 558], entered by the Bankruptcy Court on September 13, 2011, as such order may be subsequently amended.

132. “Subordinated Notes” means those certain 6.15% Directly-Issued Subordinated Capital Securities due February 15, 2087, issued pursuant to the Junior Subordinated Indenture.

133. “Subordinated Notes Claim” means any Claim arising from or relating to the Subordinated Notes, excluding the fees and expenses of the Subordinated Notes Indenture Trustee, which fees and expenses shall be paid pursuant to Article II.F of the Plan.

134. “Subordinated Notes Claims Warrant Amount” means Warrants, which shall be distributed pursuant to the Plan only if the Class of Senior Notes Claims votes to accept the Plan, to acquire 10% of the New Common Stock allocated for distribution pursuant to the Plan with customary anti-dilution provisions and other terms as set forth in the Warrant Agreement.

135. “Subordinated Notes Indenture Trustee” means Law Debenture Trust Company of New York, as successor indenture trustee under the Junior Subordinated Indenture, together with its successors and assigns in such capacity.

136. “Surrender Date” has the meaning set forth in Article VI.E of the Plan.

137. “Trading Order” means the Final Order Pursuant to Sections 105(a), 362, and 541 of the Bankruptcy Code Establishing Procedures for Certain Transfers of Equity Interests in and Claims Against the Debtor, entered by the Bankruptcy Court on November 30, 2010 [Docket No. 40]

138. “TSA” means the Tax Sharing Agreement, entered into as of July 18, 1991, among the Debtor and certain of its Affiliates, as amended by (i) Amendment No. 1, effective as of October 1, 1997, (ii) Amendment No. 2, effective as of November 19, 2009, and (iii) Amendment No. 3, effective as of January 1, 2010, and as further amended, supplemented, or modified.

139. “Unimpaired” means, with respect to a Class of Claims or Equity Interests, a Class of Claims or Equity Interests that is unimpaired within the meaning of Bankruptcy Code section 1124.

140. “United States” means the United States of America, its agencies, departments, and agents.

141. “U.S. Trustee” means the Office of the United States Trustee for the Southern District of New York.

142. “U.S. Trustee Fees” means fees arising under 28 U.S.C. § 1930, and, to the extent applicable, accrued interest thereon arising under 31 U.S.C. § 3717.

143. “Warrant Agreement” means the agreement, substantially in the form attached hereto as Exhibit I.

144. “Warrants” means warrants, to be distributed, provided that the Class of Senior Notes Claims votes to accept the Plan, to Holders of Allowed General Unsecured Claims and the Holders of Allowed Subordinated Notes Claims pursuant to the terms of the Plan and the Warrant Agreement, and which have an expiration date of the tenth anniversary of the Effective Date, an exercise price based on an implied total equity value for the Reorganized Debtor of $750,000,000 and other terms set forth in the Warrant Agreement.

B.	Rules of Construction

For the purposes of the Plan: (i) terms and phrases, whether capitalized or not, that are used but not defined in the Plan, but that are defined in the Bankruptcy Code, shall have the meanings ascribed to them in the Bankruptcy Code; (ii) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (iii) any reference in the Plan to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, modified, or supplemented; (iv) except as otherwise provided in the Plan, all references in the Plan to “Articles” are references to Articles of the Plan; (v) except as otherwise provided in the Plan, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (vi) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (vii) the rules of construction set forth in Bankruptcy Code section 102 shall apply; and (viii) any immaterial effectuating provisions may be interpreted by the Reorganized Debtor in a manner that is consistent with the overall purpose and intent of the Plan, all without further order of the Bankruptcy Court.

C.	Computation of Time

Except as otherwise provided in the Plan, Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed in the Plan.

D.	Governing Law

Unless a rule of law or procedure is supplied by federal law or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, and any agreements, securities, instruments, or other documents executed or delivered in connection with the Plan (except as otherwise set forth in those documents, in which case the governing law of such documents shall control); provided, however, that corporate governance matters relating to the Debtor or the Reorganized Debtor, as applicable, shall be governed by the laws of the State of Delaware.

E.	Reference to the Debtor or the Reorganized Debtor

Except as otherwise provided in the Plan, references in the Plan to the Debtor or to the Reorganized Debtor shall mean the Debtor and the Reorganized Debtor, as applicable, to the extent that the context requires.

ARTICLE II.

ADMINISTRATIVE CLAIMS, ACCRUED PROFESSIONAL

COMPENSATION CLAIMS, PRIORITY TAX CLAIMS, U.S.

TRUSTEE FEES, AND INDENTURE TRUSTEE FEES

In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims, Claims for Accrued Professional Compensation, and Priority Tax Claims have not been classified and, therefore, are excluded from the Classes of Claims and Equity Interests set forth in Article III of the Plan and shall have the following treatment:

A.	Administrative Claims

Except with respect to Administrative Claims that are Claims for Accrued Professional Compensation and except to the extent that a Holder of an Allowed Administrative Claim agrees to less favorable treatment, each Holder of an Allowed Administrative Claim shall be paid in full, in Cash, on the later of (i) the Effective Date or as soon as practicable thereafter; (ii) the first date such Administrative Claim becomes Allowed or as soon as practicable thereafter; and (iii) the date such Allowed Administrative Claim becomes due and payable by its terms or as soon as practicable thereafter.

B.	Administrative Claims Bar Date

Requests for the payment of Administrative Claims, other than Claims (i) for Accrued Professional Compensation, (ii) for administrative expenses incurred by the Debtor in the ordinary course of business, and (iii) in respect of any obligations pursuant to the Amended Plan Settlement that come into effect before the Effective Date, must be Filed and served on the Reorganized Debtor pursuant to the procedures specified in the Confirmation Order no later than forty-five (45) days after the Effective Date. Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Claims by such date shall be forever barred, estopped, and enjoined from asserting such Claims against the Debtor, the Reorganized Debtor, or their assets or properties and such Claims shall be deemed discharged as of the Effective Date. Objections to such requests, if any, must be Filed and served on the Reorganized Debtor and the requesting party no later than ninety (90) days after the Effective Date. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim previously Allowed by Final Order, including all Administrative Claims expressly Allowed under the Plan.

C.	Accrued Professional Compensation

Professionals asserting a Claim for Accrued Professional Compensation for services rendered before the Effective Date shall (i) File and serve on the Reorganized Debtor and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order, the Interim Compensation Order, or other order of the Bankruptcy Court a final application for the allowance of such Claim for Accrued Professional Compensation no later than sixty (60) days after the Effective Date and; (ii) if granted such an award by the Bankruptcy Court, be paid in full in Cash in such amounts as are Allowed by the Bankruptcy Court on the date such Claim for Accrued Professional Compensation becomes Allowed or as soon as practicable thereafter. Holders of Claims for Accrued Professional Compensation that do not File and serve such application by the required deadline shall be forever barred, estopped, and enjoined from asserting such Claims against the Debtor, the Reorganized Debtor, or their assets or properties, and such Claims shall be deemed discharged as of the Effective Date. Objections to Claims for Accrued Professional Compensation shall be Filed no later than ninety (90) days after the Effective Date.

Following the Confirmation Date and notwithstanding anything to the contrary in the Interim Compensation Order, approximately every 180 days, but no more than every 210 days, each of the Professionals shall File with the Bankruptcy Court and serve an application for interim Bankruptcy Court approval and allowance, pursuant to Bankruptcy Code sections 330 and 331, of the compensation and reimbursement of expenses requested.

If, prior to Consummation of the Plan, it appears that there will be insufficient funds in the Estate to pay Allowed Administrative Claims in accordance with the Plan, the Professionals shall discuss methods of reducing Claims for Accrued Professional Compensation.

D.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive, at the option of the Debtor, one of the following treatments: (i) Cash, payable by the Debtor on the later of (a) the Effective Date and (b) the date on which such Priority Tax Claim becomes Allowed, or as soon as practicable thereafter, in an amount equal to the amount of such Allowed Priority Tax Claim; or (ii) Cash in an aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period of time not to exceed five (5) years after the Commencement Date, in accordance with Bankruptcy Code section 1129(a)(9)(C).

E.	U.S. Trustee Fees

On the Effective Date or as soon as practicable thereafter, the Reorganized Debtor shall pay all U.S. Trustee Fees that are due and owing on the Effective Date. For the avoidance of doubt, nothing in the Plan shall release the Reorganized Debtor from its obligation to pay all U.S. Trustee Fees due and owing after the Effective Date before an order or final decree is entered by the Bankruptcy Court concluding or closing the Chapter 11 Case.

F.	Indenture Trustee Fees and Informal Group Fees

On the Effective Date, the Reorganized Debtor shall pay in Cash the Indenture Trustee Fees and the Informal Group Fees, without the need for the Indenture Trustees or the Informal Group to file fee applications with the Bankruptcy Court; provided, however, that (i) each Indenture Trustee and the Informal Group shall provide the Debtor and the Committee with the invoices for which it seeks payment at least ten (10) days prior to the Effective Date; and (ii) the Debtor and the Committee do not object to the reasonableness of the Indenture Trustee Fees or the Informal Group Fees; provided further, however, that notwithstanding the foregoing, the Reorganized Debtor shall not be required to pay any Informal Group Fees unless (x) the Informal Group supports the Plan and (y) members of the Informal Group holding at least sixty-seven percent (67%) of the aggregate holdings of the Informal Group as of July 6, 2011, less any amount sold by members of the Informal Group as a result of any notice issued by the Debtor pursuant to the Trading Order requiring Holders of Claims to “sell down” a portion of their Claim(s) prior to Consummation, vote their Claims to accept the Plan. To the extent that the Debtor or the Committee objects to the reasonableness of any portion of the Indenture Trustee Fees or the Informal Group Fees, the Reorganized Debtor shall not be required to pay such disputed portion until either such objection is resolved or a further order of the Bankruptcy Court is entered providing for payment of such disputed portion. Notwithstanding anything in the Plan to the contrary, each Indenture Trustee’s Lien against distributions or property held or collected by it for fees and expenses and priority rights pursuant to the Indentures shall be discharged solely upon payment of its Indenture Trustee Fees in full on the Effective Date and the termination of such Indenture Trustee’s duties under the applicable Indenture.

ARTICLE III.

CLASSIFICATION AND TREATMENT

OF CLAIMS AND EQUITY INTERESTS

A.	Summary of Classification of Claims and Equity Interests

All Claims and Equity Interests, except Administrative Claims, Accrued Professional Compensation Claims, Priority Tax Claims, Indenture Trustee Fees, U.S. Trustee Fees and Informal Group Fees, are classified in the Classes set forth in Article III of the Plan. A Claim or Equity Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

Class	Claim/Equity Interest	Impairment	Voting Rights

1	Priority Non-Tax Claims	Unimpaired	Not Entitled to Vote (Conclusively Presumed to Accept)

2	Secured Claims	Unimpaired	Not Entitled to Vote (Conclusively Presumed to Accept)

Class	Claim/Equity Interest	Impairment	Voting Rights

3	General Unsecured Claims	Impaired	Entitled to Vote

4	Senior Notes Claims	Impaired	Entitled to Vote

5	Subordinated Notes Claims	Impaired	Entitled to Vote

6	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

7	Intercompany Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

8	Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

B.	Treatment of Claims and Equity Interests

The following summarizes the treatment of each Class:

1.	Class 1 – Priority Non-Tax Claims

(i)	Classification: Class 1 consists of all Priority Non-Tax Claims.

(ii)	Treatment: Except to the extent that a Holder of an Allowed Priority Non-Tax Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Non-Tax Claim, on the later of (a) the Effective Date and (b) the date on which such Priority Non-Tax Claim becomes Allowed, or as soon as practicable thereafter, each Holder of such Allowed Priority Non-Tax Claim shall be paid in full in Cash.

(iii)	Voting: Class 1 is Unimpaired. Pursuant to Bankruptcy Code section 1126(f), Holders of Allowed Priority Non-Tax Claims are conclusively presumed to accept the Plan.

2.	Class 2 – Secured Claims

(i)	Classification: Class 2 consists of all Secured Claims.

(ii)	Treatment: Except to the extent that a Holder of an Allowed Secured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Secured Claim, on the later of (a) the Effective Date and (b) the date on which such Secured Claim becomes Allowed, or as soon as practicable thereafter, each Holder of such Allowed Secured Claim shall receive, in the Reorganized Debtor’s sole discretion, (1) Cash, including the payment of any interest required to be paid pursuant to Bankruptcy Code section 506(b), in the amount equal to such Allowed Secured Claim, (2) the collateral securing such Allowed Secured Claim, or (3) any other treatment such that the Allowed Secured Claim will be Unimpaired; provided, however, that the aggregate amount of Allowed Secured Claims shall not exceed $200,000.00.

(iii)	Voting: Class 2 is Unimpaired. Pursuant to Bankruptcy Code section 1126(f), Holders of Allowed Secured Claims are conclusively presumed to accept the Plan.

3.	Class 3 – General Unsecured Claims

(i)	Classification: Class 3 consists of all General Unsecured Claims.

(ii)	Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed General Unsecured Claim, on the later of (a) the Effective Date and (b) the date on which such General Unsecured Claim becomes Allowed, or as soon as practicable thereafter, each Holder of such Allowed General Unsecured Claim shall receive (1) its Pro Rata share of the New Common Stock distributed to Holders of Allowed General Unsecured Claims, Senior Notes Claims and Subordinated Notes Claims pursuant to the Plan and (2), provided that the Class of Senior Notes Claims votes to accept the Plan, the Warrants distributed to Holders of Allowed General Unsecured Claims, which shall be, in the aggregate, an amount equal to the General Unsecured Claims Warrant Amount.

(iii)	Voting: Class 3 is Impaired. Holders of Allowed General Unsecured Claims are entitled to vote to accept or reject the Plan.

4.	Class 4 – Senior Notes Claims

(i)	Classification: Class 4 consists of all Senior Notes Claims.

(ii)	Allowance of Senior Notes Claims: The Senior Notes Claims shall be allowed in the aggregate amount of $1,246,129,468.66, comprised of (a) $410,115,000.00 in respect of the 5.95% Debentures Due 2035, (b) $176,085,243.06 in respect of the 5.875% Debentures Due 2103, (c) $201,256,111.11 in respect of the 5.95% Debentures Due 2103, (d) $77,921,875.00 in respect of the 7-1/2% Debentures Due 2023, (e) $125,275,545.05 in respect of the 9-3/8% Debentures Due 2011, and (f) $255,475,694.44 in respect of the 9.50% Senior Notes Due 2021. For the avoidance of doubt, the Allowed Senior Notes Claims shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (equitable or contractual or otherwise), counter-claim, defense, disallowance, impairment, objection or any challenges under applicable law or regulation.

(iii)	Treatment: In full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Senior Notes Claim, on the Effective Date or as soon as practicable thereafter, each Holder of such Allowed Senior Notes Claim shall receive its Pro Rata share of the New Common Stock distributed to Holders of Allowed General Unsecured Claims, Senior Notes Claims, and Subordinated Notes Claims pursuant to the Plan, subject to the condition set forth below. In addition, the Senior Notes Indenture Trustee shall receive redistributions of New Common Stock and Warrants, in an amount equal to the Subordinated Notes Claims Warrant Amount, from the Subordinated Notes Indenture Trustee in accordance with the subordination provisions of the Indentures; provided, however, that, if the Class of Senior Notes Claims votes to accept the Plan, (1) the Senior Notes Indenture Trustee shall transfer to the Subordinated Notes Indenture Trustee the Warrants, in an amount equal to the Subordinated Notes Claims Warrant Amount, to distribute on a Pro Rata basis to Holders of Allowed Subordinated Notes Claims, and (2) if the Class of Subordinated Notes Claims also votes to accept the Plan, prior to distributing any New Common Stock to the Holders of Allowed Senior Notes Claims, the Senior Notes Indenture Trustee shall transfer to the Subordinated Notes Indenture Trustee 1.5% of the New Common Stock that is distributed to creditors pursuant to the Plan, to distribute on a Pro Rata basis to Holders of Allowed Subordinated Notes Claims.

(iv)	Voting: Class 4 is Impaired. Holders of Allowed Senior Notes Claims are entitled to vote to accept or reject the Plan.

5.	Class 5 – Subordinated Notes Claims

(i)	Classification: Class 5 consists of all Subordinated Notes Claims.

(ii)	Allowance of Subordinated Notes Claims: The Subordinated Notes Claims shall be allowed in the aggregate amount of $444,182,604.08. For the avoidance of doubt, the Allowed Subordinated Notes Claims shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (equitable or contractual or otherwise), counter-claim, defense, disallowance, impairment, objection or any challenges under applicable law or regulation.

(iii)

Treatment: In full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Subordinated Notes Claim, on the Effective Date or as soon as practicable thereafter, each Holder of such Allowed Subordinated Notes Claim shall receive (a) its Pro Rata share of the New Common Stock distributed to Holders of Allowed General Unsecured Claims, Senior Notes Claims, and Subordinated Notes Claims pursuant to the Plan, and (b), provided that the Class of Senior Notes Claims votes to accept the Plan, the Warrants distributed to Holders of Subordinated Notes Claims, which shall be an amount equal to the

Subordinated Notes Claims Warrant Amount; provided, however, that any distribution of New Common Stock and Warrants to Holders of Allowed Subordinated Notes Claims shall be redistributed to the Senior Notes Indenture Trustee for the benefit of Holders of Allowed Senior Notes Claims in accordance with the subordination provisions of the Indentures; provided further, however, that, if the Class of Senior Notes Claims votes to accept the Plan, (1) the Senior Notes Indenture Trustee shall transfer to the Subordinated Notes Indenture Trustee the Warrants, in an amount equal to the Subordinated Notes Claims Warrant Amount, to distribute on a Pro Rata basis to Holders of Allowed Subordinated Notes Claims, and (2) if the Class of Subordinated Notes Claims also votes to accept the Plan, prior to distributing any New Common Stock to the Holders of Allowed Senior Notes Claims, the Senior Notes Indenture Trustee shall transfer to the Subordinated Notes Indenture Trustee 1.5% of the New Common Stock that is distributed to creditors pursuant to the Plan, to distribute on a Pro Rata basis to Holders of Allowed Subordinated Notes Claims.

(iv)	Voting: Class 5 is Impaired. Holders of Allowed Subordinated Notes Claims are entitled to vote to accept or reject the Plan.

6.	Class 6 – Section 510(b) Claims

(i)	Classification: Class 6 consists of all Section 510(b) Claims.

(ii)	Treatment: On the Effective Date, all Section 510(b) Claims shall be terminated, cancelled, and extinguished and each Holder of an Allowed Section 510(b) Claim shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Section 510(b) Claim.

(iii)	Voting: Class 6 is Impaired. Pursuant to Bankruptcy Code section 1126(g), Holders of Section 510(b) Claims are conclusively presumed to reject the Plan.

7.	Class 7 – Intercompany Claims

(i)	Classification: Class 7 consists of all Intercompany Claims, except any claims AAC may have under the Amended TSA, the Cost Allocation Agreement, the Cooperation Agreement, the Mediation Agreement, or any other documents entered into in connection with the Amended Plan Settlement.

(ii)	Treatment: On the Effective Date, except as otherwise provided in the Plan, all Intercompany Claims shall be terminated, cancelled, and extinguished and each Holder of an Intercompany Claim shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Intercompany Claim.

(iii)	Voting: Class 7 is Impaired. Pursuant to Bankruptcy Code section 1126(g), Holders of Intercompany Claims are conclusively presumed to reject the Plan.

8.	Class 8 – Equity Interests

(i)	Classification: Class 8 consists of all Equity Interests.

(ii)	Treatment: On the Effective Date, all Equity Interests shall be terminated, cancelled, and extinguished and each Holder of an Equity Interest shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Equity Interest.

(iii)	Voting: Class 8 is Impaired. Pursuant to Bankruptcy Code section 1126(g), Holders of Equity Interests are conclusively presumed to reject the Plan.

C.	Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Equity Interests and the respective distributions and treatments under the Plan take into account the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, Bankruptcy Code section 510(b), or otherwise. Pursuant to Bankruptcy Code section 510, the Debtor or the Reorganized Debtor, as applicable, reserves the right to re-classify any Allowed Claim or Equity Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

D.	Confirmation Pursuant to Bankruptcy Code Section 1129(b)

Because certain Classes are deemed not to have accepted the Plan, the Debtor will request confirmation of the Plan pursuant to Bankruptcy Code section 1129(b). The Debtor reserves the right to alter, amend, modify, revoke or withdraw the Plan or any related documents, in order to satisfy the requirements of Bankruptcy Code section 1129(b), if necessary.

E.	Elimination of Vacant Classes

Any Class of Claims or Equity Interests that does not have a Holder of an Allowed Claim or Allowed Equity Interest or a Claim or Equity Interest temporarily or finally Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class.

F.	Controversy Concerning Impairment

If a controversy arises as to whether any Class of Claims or Equity Interests is Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Sources of Consideration for Plan Distributions

All consideration necessary to make all monetary payments in accordance with the Plan shall be obtained from the Cash of the Debtor or the Reorganized Debtor, as applicable, including the Cash Grant and any payments made pursuant to the Amended TSA or Cost Allocation Agreement.

B.	New Organizational Documents

The Debtor’s organizational documents shall be amended as necessary in order to satisfy the provisions of the Plan and the Bankruptcy Code. The New Organizational Documents shall include, among other things, pursuant to Bankruptcy Code section 1123(a)(6), a provision prohibiting the issuance of non-voting equity securities.

C.	Continued Corporate Existence

In accordance with the laws of the State of Delaware and the New Organizational Documents, after the Effective Date, the Reorganized Debtor shall continue to exist as a separate corporate entity.

D.	Vesting of Assets in the Reorganized Debtor

Except as otherwise provided in the Plan, on the Effective Date, all property of the Estate and any property acquired by the Debtor pursuant to the Plan shall vest in the Reorganized Debtor, free and clear of all Liens and Claims. On and after the Effective Date, except as otherwise provided in the Plan, the Reorganized Debtor may operate its business and use, acquire, or dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

E.	New Common Stock

Pursuant to the terms set forth in the Plan, on the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtor shall issue shares of New Common Stock for distribution to Holders of Allowed Claims as set forth in Article III.B of the Plan. All of the shares of the New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. The Reorganized Debtor will use its commercially reasonable best efforts to list the New Common Stock on a national securities exchange. The issuance and allocation of the New Common Stock shall be structured to ensure that such issuance qualifies as an exchange subject to IRC section 382(l)(5). In addition, the New Common Stock shall be subject to trading restrictions, as necessary, to prevent an “ownership change” within the meaning of IRC section 382, from occurring following the Effective Date.

F.	Warrants

Pursuant to the terms set forth in the Plan and in the Warrant Agreement, if the Class of Senior Notes votes to accept the Plan, (i) on the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtor shall issue the Warrants in the amounts set forth in the Warrant Agreement for distribution to Holders of General Unsecured Claims as set forth in Article III.B of the Plan, and (ii) on the Surrender Date, the Reorganized Debtor shall issue the Warrants in the amounts set forth in the Warrant Agreement for distribution to Holders of Subordinated Notes Claims as set forth in Article III.B of the Plan. The amounts and initial exercise price of the Warrants shall be as set forth in the Warrant Agreement. The Reorganized Debtor shall reserve for issuance the number of shares of New Common Stock sufficient for issuance upon exercise of the Warrants.

G.	Section 1145 Exemption

Unless required by provision of applicable law, regulation, order, or rule, as of the Effective Date, the issuance of the New Common Stock and the Warrants in accordance with the Plan shall be authorized under Bankruptcy Code section 1145 without further act or action by any Entity.

H.	Cancellation of Securities and Indentures

On the Surrender Date, except as otherwise provided in the Plan, all notes, stock, instruments, certificates, indentures, guarantees, and other documents or agreements evidencing the Senior Notes Claims, the Subordinated Notes Claims, and Equity Interests, including, without limitation, the Senior Notes, the Subordinated Notes, and the Indentures, shall be deemed automatically cancelled and shall be of no further force or effect, whether surrendered for cancellation or otherwise, and the obligations of the Debtor or the Reorganized Debtor thereunder or in any way related thereto shall be discharged. Notwithstanding the foregoing, the Senior Notes, the Subordinated Notes, and the Indentures shall continue in effect solely for the purposes of (i) allowing the Indenture Trustees to receive and distribute New Common Stock and the Warrants pursuant to the Plan; (ii) permitting the Indenture Trustees to maintain any Lien or priority rights they may have pursuant to the Indentures against distributions or property held or collected by them for fees and expenses; (iii) permitting, but not requiring, the Indenture Trustees to exercise their rights and obligations relating to the interests of their Holders pursuant to the applicable Indentures; and (iv) permitting the Indenture Trustees to appear in the Chapter 11 Case. The Senior Notes, the Subordinated Notes, and the Indentures shall terminate completely upon completion of the distribution of New Common Stock and the Warrants to the Holders of Senior Notes Claims and Subordinated Notes Claims, as applicable, pursuant to the Plan.

I.	Amended Plan Settlement

Entry of the Confirmation Order shall, subject to the occurrence of the Effective Date and effective as of the Effective Date, constitute an order of the Bankruptcy Court approving the Amended Plan Settlement, including the Debtor’s entry into the Cost Allocation Agreement, the Cooperation Agreement Amendment and the Amended TSA. Additionally, entry of the

Confirmation Order shall, subject to the occurrence of the Effective Date and effective as of the Effective Date, constitute an order of the Bankruptcy Court approving the unconditional, full, and complete mutual releases by and among the Debtor, the Committee, AAC, the Segregated Account, OCI, and the Rehabilitator from any and all Claims and Causes of Action, including Avoidance Actions; provided, however, the Confirmation Order shall not release claims arising under the Amended TSA, the Cost Allocation Agreement, the Cooperation Agreement, the Mediation Agreement or any other documents entered into in connection with the Amended Plan Settlement.

J.	IRS Settlement

No provision of the Disclosure Statement, Plan, Confirmation Order, or any other document or agreement (including but not limited to those referenced in Article XII.O of the Plan) shall impair, change, or modify the IRS’s rights in connection with the IRS Dispute and no statements or assertions by the Debtor in the Disclosure Statement, Plan, or any other document or agreement (including but not limited to those referenced in Article XII.O of the Plan) shall be deemed to estop the IRS from asserting any arguments in the IRS Dispute or elsewhere, particularly with respect to the NOLs or tax refunds. Additionally, confirmation of the Plan and entry of the Confirmation Order shall be without prejudice to the IRS in the IRS Dispute or elsewhere. Pending finalization of the IRS Settlement and irrespective of entry of the Confirmation Order, the Debtor shall not Consummate the Plan, make any distributions to Holders of Claims or Equity Interests outside of the ordinary course of business, or File a motion pursuant to Bankruptcy Rule 9019 requesting approval of the IRS Settlement without the United States’s prior written approval.

K.	Directors and Officers of the Reorganized Debtor

On the Effective Date the term of the current members of the Debtor’s board of directors shall expire. On and after the Effective Date, the existing officers of the Debtor shall remain in place in their current capacities as officers of the Reorganized Debtor, subject to the ordinary rights and powers of the New Board to remove or replace them. The New Board shall consist of the Reorganized Debtor’s Chief Executive Officer and four (4) additional directors, all of whom shall serve on an interim basis until such time that the Holders of the New Common Stock elect four new directors. The interim directors shall be appointed as follows: one (1) director shall be appointed by the Informal Group and three (3) directors shall be appointed by the Committee; provided, however, that if members of the Informal Group hold 50% or more of the Senior Notes Claims on the Confirmation Date, the Informal Group shall appoint two (2) directors and the Committee shall appoint two (2) directors. The identity of the members of the New Board and the nature of compensation of each of its members who is an “insider” under Bankruptcy Code section 101(31) shall be disclosed at or prior to the Confirmation Hearing.

L.	Corporate Action

Except as otherwise provided in the Plan, each of the matters provided for by the Plan involving corporate or related actions to be taken by or required of the Reorganized Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided in the Plan, and shall be authorized, approved, and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by Holders of Claims or Equity Interests, directors of the Debtor, or any other Entity. On or prior to the Effective Date, the appropriate officers of the Debtor or the Reorganized Debtor, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, securities, instruments, or other documents contemplated by the Plan, or necessary or desirable to effect the transactions contemplated by the Plan, in the name of and on behalf of the Reorganized Debtor, including New Organizational Documents and any and all other agreements, securities, instruments, or other documents relating to such documents. Notwithstanding any requirements under nonbankruptcy law, the authorizations and approvals contemplated by this provision shall be effective.

M.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtor and the officers and members of the New Board are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the New Common Stock in the name of and on behalf of the Reorganized Debtor, without the need for any approvals, authorization, or consents, except for those expressly required by the Plan.

N.	Exemption from Certain Taxes and Fees

Pursuant to Bankruptcy Code section 1146(a), any transfers of property pursuant to the Plan shall not be subject to any stamp, real estate transfer, mortgage reporting, sales, use tax or other similar state or local tax or governmental assessment in the United States, and the Confirmation Order shall direct and be deemed to direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment.

ARTICLE V.

TREATMENT OF EXECUTORY

CONTRACTS AND UNEXPIRED LEASES

A.	Assumption or Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided in the Plan, each of the Debtor’s prepetition executory contracts and unexpired Leases shall be deemed rejected as of the Effective Date, unless such executory contract or unexpired lease (i) was assumed or rejected previously by the Debtor; (ii) previously expired or terminated pursuant to its terms; (iii) is the subject of a motion to assume or reject Filed on or before the Effective Date; or (iv) is identified on the Schedule of Assumed Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall, subject to the occurrence of the Effective Date, constitute the approval by the Bankruptcy Court of the assumptions or rejections of prepetition executory contracts and unexpired leases as set forth in the Plan. Except as otherwise provided in the Plan, all assumptions or rejections of prepetition executory contracts and unexpired leases pursuant to the Plan are effective as of the Effective

Date. Notwithstanding anything to the contrary in the Plan, the Debtor reserves the right to amend, modify, or supplement the Schedule of Assumed Executory Contracts and Unexpired Leases at any time before the Effective Date. Nothing in Article V of the Plan is intended to modify the obligations under executory contracts or unexpired leases entered into by the Debtor after the Commencement Date.

B.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any monetary defaults under each executory contract and unexpired lease to be assumed pursuant to the Plan shall be satisfied, pursuant to Bankruptcy Code section 365(b)(1), by payment of the default amount in Cash on the Effective Date or as soon as practicable thereafter, subject to the limitations described below, or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. At least twenty-one (21) days before the Confirmation Hearing, the Debtor shall distribute, or cause to be distributed, to the appropriate third parties, notices of proposed assumption of executory contracts and unexpired leases and proposed amounts of Cure Claims, which notices shall be in a format reasonably acceptable to the Committee and shall include procedures for objecting to proposed assumptions of executory contracts and unexpired leases and any amounts of Cure Claims to be paid in connection therewith. Any objection by a counterparty to an executory contract or unexpired lease to a proposed assumption or related cure amount must be Filed, served, and actually received by counsel to the Debtor and the Committee at least seven (7) days before the Confirmation Hearing. Any counterparty to an executory contract or unexpired lease that fails to object timely to the proposed assumption or cure amount will be deemed to have assented to such assumption and cure amount. In the event of a dispute regarding (i) the amount of any payments to cure such a default, (ii) the ability of the Reorganized Debtor or any assignee to provide “adequate assurance of future performance,” within the meaning of Bankruptcy Code section 365, under the executory contract or unexpired lease to be assumed, or (iii) any other matter pertaining to assumption, the cure payments required by Bankruptcy Code section 365(b)(1) shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. Assumption of any executory contract or unexpired lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, arising under any assumed executory contract or unexpired lease at any time before the effective date of the assumption.

C.	Claims Based on Rejection of Executory Contracts and Unexpired Leases

All Proofs of Claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, including any executory contracts or unexpired leases rejected or deemed rejected under the Plan, must be Filed in accordance with the procedures set forth in the Bar Date Order within thirty (30) days after the date of an order approving such rejection, including the Confirmation Order, is entered. Any Claims arising from the rejection of an executory contract or unexpired lease not Filed within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtor, the Reorganized Debtor, or their assets or properties without the need for any objection by the Reorganized Debtor or further notice to, or action, order, or approval of the Bankruptcy Court. All Allowed Claims arising from the rejection of the Debtor’s executory contracts or unexpired leases shall be classified as General Unsecured Claims and shall be treated in accordance with

Article III.B.3 of the Plan. The deadline to object to Claims arising from the rejection of executory contracts or unexpired leases, if any, shall be ninety (90) days following the date on which such Proof of Claim was Filed.

D.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any consensual request, pursuant to Bankruptcy Code section 365(d)(4), to extend the deadline for assuming or rejecting executory contracts and unexpired leases.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Record Date for Distributions

Except with respect to Allowed Senior Notes Claims and Allowed Subordinated Notes Claims, as of the Distribution Record Date, the transfer registers for each Class of Claims or Equity Interests, as maintained by the Debtor or its agents, shall be deemed closed and there shall be no further changes made to reflect any new record holders of any Claims or Equity Interests. Except with respect to Allowed Senior Notes Claims and Allowed Subordinated Notes Claims, the Debtor shall have no obligation to recognize any transfer of Claims or Equity Interests occurring on or after the Distribution Record Date.

B.	Timing and Calculation of Amounts to be Distributed

Except as otherwise provided in the Plan, on the Effective Date or as soon as practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such a Claim becomes an Allowed Claim), each Holder of an Allowed Claim against the Debtor shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class; provided, however, that any Holder of Allowed Senior Notes Claims or Allowed Subordinated Notes Claims that does not comply with the Trading Order shall only receive distributions of New Common Stock to the extent set forth in the Trading Order. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made in accordance with the provisions set forth in Article VII of the Plan. Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

C.	Disbursing Agent

On the Effective Date or as soon as practicable thereafter, all distributions under the Plan shall be made by the Reorganized Debtor as Disbursing Agent or such other Entity designated by the Reorganized Debtor as a Disbursing Agent. Except as otherwise ordered by the Bankruptcy Court, a Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties.

D.	Rights and Powers of Disbursing Agent

1.	Powers of the Disbursing Agent

The Disbursing Agent shall be empowered to: (i) effect all actions and execute all agreements, securities, instruments, and other documents necessary to perform its duties under the Plan; (ii) make all distributions contemplated by the Plan; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

2.	Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtor.

E.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.	Delivery of Distributions

Except as otherwise provided in the Plan, the Disbursing Agent shall make distributions to Holders of Allowed Claims (except Allowed Senior Notes Claims and Allowed Subordinated Notes Claim as to which distributions shall be treated as set forth in Article VI.E.2 of the Plan) as of the Distribution Record Date at the address for each such Holder as indicated on the Debtor’s books and records as of the date of any such distribution or as set forth in any Proof of Claim Filed by such Holder; provided, however, that the manner of such distributions shall be determined at the discretion of the Disbursing Agent. If a Holder holds more than one Claim in any one Class, all Claims of the Holder will be aggregated into one Claim and one distribution will be made with respect to the aggregated Claim. Distributions to Holders of Senior Notes Claims shall be made to the Senior Notes Indenture Trustee for the benefit of the respective Holders of Senior Notes Claims, and shall be deemed completed when made to the Senior Notes Indenture Trustee. Distributions to Holders of Subordinated Notes Claims shall be made to the Subordinated Notes Indenture Trustee for the benefit of the respective Holders of Subordinated Notes Claims, and shall be deemed completed when made to the Subordinated Notes Indenture Trustee.

2.	Surrender of Existing Publicly Traded Securities

On the Effective Date, or as soon as reasonably practicable thereafter, each Indenture Trustee, with the cooperation of the Reorganized Debtor, shall cause The Depository Trust Company or other securities depository (each, a “Depository”) to surrender the debt securities in respect of the Senior and Subordinated Notes to the applicable Indenture Trustee. No distributions under the Plan shall be made for or on behalf of a Registered Holder unless and until (i) such debt securities have been received by the applicable Indenture Trustee or appropriate instructions from the Depository have been received by the applicable Indenture Trustee in accordance with the respective indenture; or (ii) the loss, theft, or destruction of such debt securities has been established to the reasonable satisfaction of the applicable Indenture Trustee, which satisfaction may require such Registered Holder to submit a lost instrument affidavit and an indemnity bond holding the Debtor, the Reorganized Debtor and the applicable Indenture Trustee harmless in respect of such debt securities and distributions made in respect thereof. Each Registered Holder shall be deemed to have surrendered such debt securities as of the date it has complied with the foregoing (the “Surrender Date”). On the Surrender Date, Holders of Allowed Senior Notes Claims and Subordinated Notes Claims shall be entitled to receive distributions pursuant to the Plan. Any Registered Holder that fails to surrender such debt securities or, if applicable, satisfactorily explain the loss, theft, or destruction of such debt securities to the respective Indenture Trustee within one (1) year of the Effective Date shall be deemed to have no further Claim against the Debtor, the Reorganized Debtor, or the applicable Indenture Trustee in respect of such Claim and shall not be entitled to receive any distribution under the Plan. All property in respect of such forfeited distributions, including interest thereon, shall be promptly returned to the Reorganized Debtor by the respective Indenture Trustee and any such debt securities shall be cancelled.

3.	Minimum; De Minimis Distributions

The Disbursing Agent shall not be required to make partial distributions or payments of fractions of New Common Stock and such fractions shall be deemed to be zero. The total number of authorized shares of New Common Stock to be distributed pursuant to the Plan shall be adjusted, as necessary, to account for the foregoing. No Cash payment of less than $50 shall be made to a Holder of an Allowed Claim on account of such Allowed Claim.

4.	Undeliverable Distributions and Unclaimed Property

(i)	Failure to Claim Undeliverable Distributions

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed property under Bankruptcy Code section 347(b) at the expiration of six (6) months from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtor (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or interest in property shall be released, settled, compromised, and forever barred.

(ii)	Failure to Present Checks

Checks issued by the Disbursing Agent on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the issuance of such check. Requests for reissuance of any check shall be made directly to the Disbursing Agent by the Holder of the relevant Allowed Claim with respect to which such check originally was issued. Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within ninety (90) days after the issuance of such check shall have its Claim for such un-negotiated check discharged and be discharged and forever barred, estopped, and enjoined from asserting any such Claim against the Debtor, the Reorganized Debtor, or their assets and properties.

F.	Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed upon it by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding the above, each Holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any taxes imposed on such holder by any governmental unit, including income, withholding and other tax obligations, on account of such distribution. The Disbursing Agent has the right, but not the obligation, not to make a distribution until such Holder has made arrangements satisfactory to the Disbursing Agent for payment of any such withholding tax obligations and, if the Disbursing Agent fails to withhold with respect to any such Holder’s distribution, and is later held liable for the amount of such withholding, the Holder shall reimburse the Disbursing Agent. Notwithstanding any provision in the Plan to the contrary, the Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms it believes are reasonable and appropriate. The Disbursing Agent may require, as a condition to the receipt of a distribution, that the Holder complete the appropriate Form W-8 or Form W-9, as applicable to each Holder. If the Holder fails to comply with such a request within six months, such distribution shall be deemed an unclaimed distribution. Finally, the Disbursing Agent reserves the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

G.	Allocations

Distributions in respect of Allowed Claims shall be allocated first to the principal amount (as determined for federal income tax purposes) of such Claims, and then, to the extent the consideration exceeds the principal amount of such Claims, to any portion of such Claims for accrued but unpaid interest.

H.	Setoffs and Recoupment

The Debtor or the Reorganized Debtor may, but shall not be required to, setoff against or recoup from any Claims of any nature whatsoever that the Debtor may have against the claimant, but neither the failure to do so nor the Allowance of any Claim shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any such Claim it may have against the Holder of such Claim.

I.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

The Debtor, on or prior to the Effective Date, or the Reorganized Debtor, after the Effective Date, shall reduce a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice, action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment on account of such Claim from a party that is not the Debtor or the Reorganized Debtor. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not the Debtor or the Reorganized Debtor on account of such Claim, such Holder shall, within two weeks of receipt thereof, repay or return the distribution to the Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim.

2.	Claims Payable by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtor’s insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtor’s insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

ARTICLE VII.

PROCEDURES FOR RESOLVING CONTINGENT,

UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Resolution of Disputed Claims

1.	Allowance of Claims

On or after the Effective Date, the Reorganized Debtor shall have and shall retain any and all rights and defenses that the Debtor had with respect to any Claim, except with respect to any Claim deemed Allowed as of the Effective Date. Except as otherwise provided in the Plan or in any order entered in the Chapter 11 Case prior to the Effective Date, including, without limitation, the Confirmation Order, no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed (i) under the Plan or the Bankruptcy Code or (ii) by Final Order of the Bankruptcy Court, including, without limitation, the Confirmation Order.

2.	No Distribution Pending Allowance

Except as otherwise provided in the Plan, if any portion of a Claim is a Disputed Claim, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim. To the extent a Disputed Claim becomes an Allowed Claim, in accordance with the provisions of the Plan, distributions shall be made to the Holder of such Allowed Claim, without interest.

3.	Disputed Claims Reserve

(i)	Disputed Claims Reserve

On the Effective Date or as soon as practicable thereafter, the Debtor or the Reorganized Debtor, as applicable, shall deposit into the Disputed Claims Reserve the amount of Cash, New Common Stock and Warrants that would have been distributed to Holders of all Disputed Claims as if such Disputed Claims had been Allowed on the Effective Date, with the amount of such Allowed Claims to be determined, solely for the purpose of establishing reserves and for maximum distribution purposes, to be the lesser of (i) the asserted amount of the Disputed Claim Filed with the Bankruptcy Court, or if no Proof of Claim was Filed, listed by the Debtor in the Schedules, (ii) the amount, if any, estimated by the Bankruptcy Court pursuant to Bankruptcy Code section 502(c), and (iii) the amount otherwise agreed to by the Debtor or the Reorganized Debtor, as applicable, and the Holder of such Disputed Claim for reserve purposes.

(ii)	Distribution of Excess Amounts in the Disputed Claims Reserve

When all Disputed Claims are resolved and either become Allowed or are disallowed by Final Order, to the extent Cash, New Common Stock and/or Warrants remain in the Disputed Claims Reserve after all Holders of Disputed Claims that have become Allowed have been paid the full amount they are entitled to pursuant to the treatment set forth for the appropriate Class under the Plan, then such remaining Cash, New Common Stock and/or Warrants shall be cancelled or shall vest in the Reorganized Debtor.

4.	Prosecution of Objections to Claims

The Debtor, prior to and on the Effective Date, or the Reorganized Debtor, after the Effective Date, shall have the exclusive authority to File objections to Claims or settle, compromise, withdraw or litigate to judgment objections to any and all Claims, regardless of whether such Claims are in a Class or otherwise. From and after the Effective Date, the Reorganized Debtor may settle or compromise any Disputed Claim without any further notice to or action, order or approval of the Bankruptcy Court. From and after the Effective Date, the Reorganized Debtor shall have the sole authority to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice, action, order, or approval of the Bankruptcy Court.

5.	Claims Estimation

The Debtor, prior to and on the Effective Date, or the Reorganized Debtor, after the Effective Date, may request that the Bankruptcy Court estimate any contingent or unliquidated

Claim to the extent permitted by Bankruptcy Code section 502(c) regardless of whether the Debtor or the Reorganized Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall have jurisdiction to estimate any Claim at any time during litigation concerning any objection to such Claim, including during the pendency of any appeal relating to any such objection.

6.	Expungement or Adjustment of Claims Without Objection

Any Claim that has been paid, satisfied, or superseded may be expunged on the Claims Register by the Debtor or the Reorganized Debtor, as applicable, and any Claim that has been amended may be adjusted thereon by the Debtor or the Reorganized Debtor, in both cases without a Claims objection having to be Filed and without any further notice to or action, order or approval of the Bankruptcy Court.

7.	Deadline to File Claims Objections

Any objections to Claims shall be Filed by no later than the Claims Objection Bar Date.

B.	Disallowance of Claims

Any Claims held by an Entity from which property is recoverable under Bankruptcy Code sections 542, 543, 550, or 553, or that is a transferee of a transfer avoidable under Bankruptcy Code section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a), shall be deemed disallowed pursuant to Bankruptcy Code section 502(d), and Holders of such Claims may not receive any Distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Final Order with respect thereto has been entered and all sums due, if any, by that Entity have been turned over or paid by such Entity to the Debtor or the Reorganized Debtor.

EXCEPT AS OTHERWISE AGREED BY THE DEBTOR OR THE REORGANIZED DEBTOR, AS APPLICABLE, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE CLAIMS BAR DATE SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO OR ACTION, ORDER, OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS SUCH LATE PROOF OF CLAIM IS DEEMED TIMELY FILED BY A FINAL ORDER OF THE BANKRUPTCY COURT.

C.	Amendments to Claims

On or after the Effective Date, a Claim may not be Filed or amended without prior authorization of the Bankruptcy Court or the Reorganized Debtor, and any such new or amended Claim Filed without such prior authorization shall be deemed disallowed in full and expunged without any further action.

ARTICLE VIII.

SETTLEMENT, RELEASE, INJUNCTION,

AND RELATED PROVISIONS

A.	Discharge of Claims and Termination of Equity Interests

Pursuant to and to the fullest extent permitted by Bankruptcy Code section 1141(d), and except as otherwise provided in the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release, and discharge, effective as of the Effective Date, of all Claims, Equity Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Equity Interests from and after the Commencement Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Equity Interests in the Debtor, the Reorganized Debtor, or their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in Bankruptcy Code sections 502(g), 502(h), or 502(i), in each case whether or not: (i) a Proof of Claim or Equity Interest based upon such Claim, debt, right, or Equity Interest is Filed or deemed Filed pursuant to Bankruptcy Code section 501; (ii) a Claim or Equity Interest based upon such Claim, debt, right, or Equity Interest is Allowed pursuant to Bankruptcy Code section 502; or (iii) the Holder of such a Claim or Equity Interest has accepted the Plan. Any default by the Debtor with respect to any Claim or Equity Interest that existed immediately before or on account of the Filing of the Chapter 11 Case shall be deemed cured on the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims against and Equity Interests in the Debtor, subject to the Effective Date occurring.

B.	Injunction

Except as otherwise provided in the Plan and the Amended Plan Settlement, from and after the Effective Date, all Entities that have held, hold, or may hold Claims against, Claims that may result in reimbursement, contribution, or indemnification by the Debtor on account of such Claims, or Equity Interests in the Debtor or the Estate are permanently enjoined from taking any of the following actions against the Debtor, the Reorganized Debtor, or the Estate: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Equity Interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Equity Interests; (iii) creating, perfecting, or enforcing any Lien of any kind against such Entities or the property or estates of such Entities on account of or in connection with or with respect to any such Claims or Equity Interests; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Equity Interests, unless such Holder has Filed a motion requesting the right to perform such setoff, subrogation, or recoupment on or before the Confirmation Date, and notwithstanding an indication in a Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff, subrogation, or recoupment pursuant to Bankruptcy Code section 553 or otherwise, provided, however, that nothing herein shall detract from AAC’s ability to exercise its right of offset pursuant to section 7 of the Cost Allocation Agreement without notice or further order of the Bankruptcy Court; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan.

C.	Exculpation

Except as otherwise provided in Article VIII.H of the Plan, none of the Released Parties shall have or incur any liability to any holder of any Claim or Equity Interest for any act or omission in connection with or arising out of the Debtor’s restructuring, including, without limitation, the negotiation and execution of the Plan, the Chapter 11 Case, the Disclosure Statement, the solicitation of votes for and the pursuit of the Plan, the Consummation of the Plan, the CDS Settlement Agreement, the rehabilitation of the Segregated Account, or the administration of the Plan or the Cash, New Common Stock and Warrants, if issued, to be distributed under the Plan, and further including, without limitation, all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto, and all prepetition activities leading to the promulgation and confirmation of the Plan; provided, however, that the foregoing shall not apply to (i) any act or omission that might form the basis of any claim by any policyholder or securities holder in connection with or arising out of any policy issued by AAC; or (ii) any act which constitutes a bankruptcy crime under title 18 of the United States Code. Nothing in this section shall (a) be construed to exculpate any entity from fraud, gross negligence, willful misconduct, malpractice, criminal conduct, misuse of confidential information that causes damages, or ultra vires acts or (b) limit the liability of the professionals of the Debtor, the Reorganized Debtor, the Committee, and the Indenture Trustees, to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility. Notwithstanding the foregoing, nothing in Article VIII.C of the Plan or the Plan generally may be construed as waiving immunity, or as subjecting the Rehabilitator or OCI, or the Rehabilitator’s or OCI’s employees or agents, to liability, including contractual liability, for matters that are otherwise subject to immunity from liability, including immunity under Wis. Stat. § 645.08(2).

D.	General Releases by the Debtor

For good and valuable consideration, including the facilitation of the Debtor’s expeditious reorganization, on and after the Effective Date, the Released Parties shall be released and discharged by the Debtor, the Reorganized Debtor, and the Estate from any and all Claims and Causes of Action of any nature whatsoever, including any derivative Claims asserted by or on behalf of the Debtor, based upon or relating to any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date; provided, however, that the foregoing shall not apply to any act which constitutes a bankruptcy crime under title 18 of the United States Code or any claims arising under the Amended TSA, the Cost Allocation Agreement, the Cooperation Agreement, the Mediation Agreement or any other documents entered into in connection with the Amended Plan Settlement; provided further, however, that the Released Parties shall not be released from any Claims arising out of or relating to the Securities Actions, and any releases of the Released Parties granted pursuant to the Stipulation of Settlement shall not become effective, unless and until the Stipulation of Settlement 9019 Approval Order becomes a Final Order and the Stipulation of Settlement becomes effective as set forth in paragraph 35 thereof.

E.	General Releases by Holders of Claims and Equity Interests

Except as otherwise provided in Article VIII.H of the Plan and to the extent permitted by applicable law, as of the Effective Date, each Entity that has held, holds, or may hold a Claim or an Equity Interest, as applicable, in consideration for the obligations of the Debtor under the Plan, the Plan distributions, and other agreements, securities, instruments, or other documents executed or delivered in connection with the Plan, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged the Released Parties from any and all Claims and Causes of Action of any nature whatsoever, including any derivative Claims asserted by or on behalf of the Debtor, that such entity would have been legally entitled to assert based upon or relating to any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date and based upon or relating to the Debtor, the Estate, the Reorganized Debtor, the Chapter 11 Case, or the preparation, negotiation, or implementation of the Plan or Disclosure Statement; provided, however, that the foregoing shall not apply to (i) any act which constitutes a bankruptcy crime under title 18 of the United States Code, (ii) any claims that policyholders or securities holders may have against AAC or the Segregated Account pursuant to their respective policies or securities, (iii) any obligations of the Reorganized Debtor pursuant to the Plan, and (iv) any claims arising under the Amended TSA, the Cost Allocation Agreement, the Cooperation Agreement, the Mediation Agreement or any other documents entered into in connection with the Amended Plan Settlement; provided further, however, that the Released Parties shall not be released from any Claims arising out of or relating to the Securities Actions, and any releases of the Released Parties granted pursuant to the Stipulation of Settlement shall not become effective, unless and until the Stipulation of Settlement 9019 Approval Order becomes a Final Order and the Stipulation of Settlement becomes effective as set forth in paragraph 35 thereof. Notwithstanding anything to the contrary in the Plan, One State Street, LLC shall continue to be entitled to the benefits set forth in the OSS Settlement Agreement. Neither the Plan nor any contract, instrument, release, agreement, or document executed or delivered in connection therewith, nor the occurrence of the Effective Date, shall release, waive, discharge, contribute, or assign any of the claims or causes of action against the non-debtor defendants in the ERISA Action.

F.	Releases Required Pursuant to the Stipulation of Settlement

In accordance with the Stipulation of Settlement, the Plan includes the following releases, which shall become effective at the time, and only in the event that, the Stipulation of Settlement becomes effective and the Stipulation of Settlement 9019 Approval Order becomes a Final Order:

1. To the fullest extent permitted by applicable law, on the Effective Date, all Persons or Entities, including, but not limited, to the Ambac Entities and any shareholder or creditor of any of the Ambac Entities (including any other Person or Entity purportedly acting derivatively on behalf of the Ambac Entities) shall be permanently barred and enjoined from instituting, prosecuting, or continuing to prosecute any and all manner of Claims, actions, Causes of Actions, suits, controversies, agreements, costs, damages, judgments, and demands whatsoever, known or Unknown (as defined in the Stipulation of Settlement), suspected or unsuspected, accrued or unaccrued, arising under the laws, regulations, or common law of the United States of America, any state or political subdivision thereof, or any foreign country or jurisdiction, in law, contract, or in equity, against any or all of the Individual Defendants and any or all of the current or former officers, directors, or employees of any Ambac Entity (i) that were, could have been, might have been, or might be in the future asserted in any of the Securities Actions or any of the Derivative Actions; (ii) in connection with, arising out of, related to, or based upon, in whole or in part, directly or indirectly, any action or omission or failure to act within the Class Period or relevant periods specified in any of the Derivative Actions by any of the Individual Defendants or any of the current or former officers, directors, or employees of any Ambac Entity relating to any Ambac Entity or in his or her capacity as an officer, director, or employee of any Ambac Entity; or (iii) that allege, arise out of, or are based upon or attributable to any fact, action, omission, or failure to act that is alleged in any of the Securities Actions or the Derivative Actions or related to any fact, action, omission, or failure to act alleged in the Securities Actions or the Derivative Actions.

2. On the Effective Date, the Reorganized Debtor, on behalf of itself and (to the fullest extent of its power to do so) all Ambac Entities and (to the fullest extent of their power to do so) any shareholder, creditor, or other Person or Entity purporting to sue on behalf of or in the right of any of the Ambac Entities, shall be deemed to fully release any and all manner of Claims, actions, Causes of Action, suits, controversies, agreements, costs, damages, judgments, and demands whatsoever, known or Unknown (as defined in the Stipulation of Settlement), suspected or unsuspected, accrued or unaccrued, arising under the laws, regulations, or common law of the United States of America, any state or political subdivision thereof, or any foreign country or jurisdiction, in law, contract, or in equity, against any or all of the Individual Defendants and any or all of the current or former officers, directors, or employees of any Ambac Entity (i) that were, could have been, might have been, or might be in the future asserted in any of the Securities Actions or any of the Derivative Actions; (ii) in connection with, arising out of, related to, or based upon, in whole or in part, directly or indirectly, any action or omission or failure to act within the Class Period or relevant periods specified in any of the Derivative Actions by any of the Individual Defendants or any of the current or former officers, directors, or employees of any Ambac Entity relating to any Ambac Entity or in his or her capacity as an officer, director, or employee of any Ambac Entity; or (iii) that allege, arise out of, or are based upon or attributable to any fact, action, omission, or failure to act that is alleged in any of the Securities Actions or the Derivative Actions or related to any fact, action, omission, or failure to act alleged in the Securities Actions or the Derivative Actions.

3. The injunctions and releases set forth in Article VIII.F of the Plan and in the Stipulation of Settlement 9019 Approval Order do not release and/or bar the ERISA claims at issue in the ERISA Action, provided that nothing in Article VIII.F of the Plan or in the Stipulation of Settlement or the amendments thereto shall be deemed a waiver by the defendants in the ERISA Action of their rights to maintain that any recovery by the Savings Plan pursuant to the Stipulation of Settlement approved hereby shall offset any recovery by the plaintiffs in the ERISA Action.

G.	Release of Liens

Except as otherwise provided in the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, and, in the case of a Class 2 Secured Claim, satisfaction in full of the portion of such Claim that is Allowed as of the Effective Date, all mortgages, deeds, trusts, Liens, pledges, or other security interests against any property of the Estate shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds, trusts, Liens, pledges, or other security interests shall revert to the Reorganized Debtor.

H.	Limitation on Applicability of Discharge, Release, and Injunction Provisions on the United States

As to the United States, notwithstanding anything contained in the Plan or Confirmation Order to the contrary, nothing in the Plan or Confirmation Order shall discharge, release, impair, or otherwise preclude: (i) any liability of the Debtor or Reorganized Debtor arising on or after the Confirmation Date; (ii) any liability to the United States that is not a Claim; (iii) any valid right of setoff or recoupment of the United States against the Debtor; or (iv) any liability of the Debtor or Reorganized Debtor under any environmental law to any governmental unit, as the owner or operator of property that such entity owns or operates after the Confirmation Date.

As to the United States, nothing in the Plan or Confirmation Order shall limit or expand the scope of discharge, release, or injunction to which the Debtor or Reorganized Debtor is entitled to under the Bankruptcy Code, if any. The Plan and Confirmation Order shall bind the United States only to the extent that the United States is a creditor, as defined in Bankruptcy Code section 101(10). The discharge, release, and injunction provisions contained in the Plan and Confirmation Order are not intended and shall not be construed to bar the United States from, subsequent to entry of the Confirmation Order, pursuing any police or regulatory action. Nothing contained in the Plan or Confirmation Order shall be deemed to determine the tax liability of any Person or Entity, including, but not limited to, the Debtor and Reorganized Debtor, nor shall the Plan or Confirmation Order be deemed to have determined the federal tax treatment of any item, distribution, or Entity, including the federal tax consequences of the Plan, nor shall anything in the Plan or Confirmation Order be deemed to have conferred jurisdiction upon the Bankruptcy Court to make determinations as to federal tax liability and federal tax treatment except as provided under Bankruptcy Code section 505.

Nothing in the Plan or Confirmation Order shall release or exculpate any non-Debtor, including the Released Parties, from any liability to the United States, including but not limited to any liabilities arising under the IRC, the environmental laws, or the criminal laws against the Released Parties, nor shall anything in the Plan or Confirmation Order enjoin the United States from bringing any Claim, Cause of Action, or other proceeding against the Released Parties for any liability whatsoever; provided, however, that the foregoing sentence shall not limit the scope of discharge granted to the Debtor and Reorganized Debtor under Bankruptcy Code sections 524 and 1141.

ARTICLE IX.

CONDITIONS PRECEDENT TO CONFIRMATION

AND CONSUMMATION OF THE PLAN

A.	Conditions Precedent to Confirmation

It shall be a condition to Confirmation of the Plan that the following conditions shall have been satisfied or waived pursuant to Article IX.C of the Plan: (i) the Bankruptcy Court shall have approved the Disclosure Statement with respect to the Plan; (ii) the Ruling Request Agreement shall have been executed by the parties thereto; and (iii) the proposed Confirmation Order shall be in form and substance reasonably satisfactory to (a) the Debtor and (b) only to the extent such Confirmation Order relates to the Amended Plan Settlement, the Amended TSA, resolution of the IRS Dispute, the Cost Allocation Agreement, the Cooperation Agreement, or the Ruling Request Agreement, AAC.

B.	Conditions Precedent to Consummation

It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or waived pursuant to Article IX.C of the Plan: (i) the Confirmation Order shall have become a Final Order; (ii) the Bankruptcy Court shall have approved any plan supplement filed with respect to the Plan; (iii) the New Organizational Documents shall have been effected; (iv) the Debtor or the Reorganized Debtor, as applicable, shall have executed and delivered all documents necessary to effectuate the issuance of the New Common Stock and, if applicable, Warrants; (v) all authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained; (vi) the Stipulation of Settlement shall have become effective; (vii) the terms of the IRS Settlement shall have been approved by OCI, the United States, the Rehabilitation Court, the Committee, and the boards of directors of the Debtor and AAC and all conditions to the effectiveness of the IRS Settlement shall have been satisfied; (viii) the IRS Settlement and all transaction documents relating thereto shall have been executed by the parties thereto; (ix) the Bankruptcy Court shall have entered an order pursuant to Bankruptcy Rule 9019 approving the IRS Settlement; (x) the aggregate face amount of Allowed and Disputed General Unsecured Claims shall be less than $50,000,000.00; (xi) the Rehabilitation Court shall have approved the transactions contemplated by the Mediation Agreement, the Amended TSA, the Cost Allocation Agreement, and the Cooperation Agreement Amendment; (xii) the Cash Grant will have been paid or paid into escrow as set forth in the Mediation Agreement; (xiii) the Amended TSA, the Cooperation Agreement Amendment and the Cost Allocation Agreement shall have been executed; and (xiv) all other actions, documents, certificates, and agreements necessary to implement the Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable laws.

C.	Waiver of Conditions

With the consent of AAC, OCI, the Rehabilitator, and the Committee, and after consultation with the Informal Group, the Debtor shall have the right to waive one or more of the conditions to Confirmation or Consummation of the Plan set forth in Article IX of the Plan at any time without notice, leave, or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate the Plan; provided, however, that the Debtor shall not waive the conditions precedent to Consummation set forth in Article IX.B.(vii), (viii), or (ix) of the Plan without the consent of the IRS.

D.	Effect of Nonoccurrence of Conditions

If each of the conditions to Confirmation and Consummation, other than the conditions to Consummation set forth in Article IX.B.(vii), (viii), or (ix) of the Plan, has not been satisfied or duly waived on or before the date that is 180 days after the Confirmation Date, the Debtor, with the consent of the Committee, AAC, OCI and the Rehabilitator, which consents shall not be unreasonably withheld, and after consultation with the Informal Group, may move the Bankruptcy Court to vacate the Confirmation Order. If the condition set forth in Article IX.B.(vii) of the Plan has not been met on or before the date that is one (1) year after the Confirmation Date, which date may be extended only upon the consent of the IRS, the Confirmation Order shall be automatically vacated. In addition, the Confirmation Order shall be automatically vacated upon notice to the Bankruptcy Court and to the Debtor by the United States that (i) the IRS Settlement will not be accepted by the United States, (ii) the Offer Letter has been withdrawn prior to its acceptance by the United States, or (iii) either the Rehabilitation Court or the Bankruptcy Court has not approved the IRS Settlement within ninety (90) days following its approval by the United States. If the Confirmation Order is vacated pursuant to this provision, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (a) constitute a waiver or release of any claims by or Claims against or Equity Interests in the Debtor; (b) prejudice in any manner the rights of the Debtor, any Holders, or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking by the Debtor, any Holders, or any other Entity in any respect. For the avoidance of doubt, if the Confirmation Order is vacated pursuant to this provision, the Confirmation Order shall not in any way affect the IRS Dispute.

ARTICLE X.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification and Amendments

The Debtor may amend, modify, or supplement the Plan pursuant to Bankruptcy Code section 1127(a) at any time prior to the Confirmation Date; provided that the Debtor obtain the consent, which shall not be unreasonably withheld, of the Committee, AAC, OCI and the Rehabilitator, only to the extent such amendment, modification or supplement relates to the Amended Plan Settlement, the Amended TSA, resolution of the IRS Dispute, the Cost Allocation Agreement, the Cooperation Agreement, or the Ruling Request Agreement. After the Confirmation Date, but prior to Consummation of the Plan, the Debtor may, (i) with the consent, which shall not be unreasonably withheld, of the Committee, AAC, OCI and the Rehabilitator, only to the extent such amendment, modification, or supplement relates to the Amended Plan Settlement, the Amended TSA, resolution of the IRS Dispute, the Cost Allocation Agreement, the Cooperation Agreement, or the Ruling Request Agreement, and (ii) upon consultation with the Informal Group, amend, modify, or supplement the Plan without further order of the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order.

B.	Effect of Confirmation on Modifications

Pursuant to Bankruptcy Code section 1127(a), entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of the Plan

The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent chapter 11 plans; provided that the Debtor obtain the consent, which shall not be unreasonably withheld, of the Committee, AAC, OCI and the Rehabilitator, only to the extent such revocation or withdrawal relates to the Amended Plan Settlement, the Amended TSA, resolution of the IRS Dispute, the Cost Allocation Agreement, the Cooperation Agreement, or the Ruling Request Agreement. If the Debtor revokes or withdraws the Plan, or if Confirmation or Consummation does not occur, then: (i) the Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in the Plan, assumption or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void except as may be set forth in a separate order entered by the Bankruptcy Court; and (iii) nothing contained in the Plan shall constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtor or any other Entity, prejudice in any manner the rights of the Debtor or any other Entity, or constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtor or any other Entity.

ARTICLE XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date and except as otherwise provided by the Mediation Agreement, the Amended TSA, the Cost Allocation Agreement, the Cooperation Agreement Amendment, or the Ruling Request Agreement, the Bankruptcy Court shall, after the Effective Date, retain such jurisdiction over the Chapter 11 Case and all Entities with respect to all matters related to the Chapter 11 Case, the Debtor, and the Plan as legally permissible, including, without limitation, jurisdiction to:

1.	allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured, or unsecured status, or amount of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim, including Claims of a Professional for services rendered to the Debtor or any Committee, and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Equity Interests;

2.	decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.	decide and resolve all matters related to the reasonableness of the Indenture Trustee Fees and the Informal Group Fees;

4.	resolve any matters related to: (i) the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which the Debtor is party or with respect to which the Debtor may be liable, and the hearing, determination, and, if necessary, liquidation of any Claims arising therefrom, including Cure Claims pursuant to Bankruptcy Code section 365; (ii) any potential contractual obligation under any executory contract or unexpired lease that is assumed; and (iii) any dispute regarding whether a contract or lease is or was executory or expired;

5.	ensure that distributions to Holders of Allowed Claims and Equity Interests are accomplished pursuant to the provisions of the Plan;

6.	adjudicate, decide, or resolve any motions, adversary proceedings, Causes of Action, contested or litigated matters, and any other matters, and grant or deny any applications involving the Debtor that may be pending on the Effective Date;

7.	adjudicate, decide, or resolve any and all matters related to Bankruptcy Code sections 1141 and 1145;

8.	interpret, implement, or enforce the IRS Settlement or any order pursuant to Bankruptcy Rule 9019 approving the IRS Settlement;

9.	enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents, including the Cost Allocation Agreement and the Amended TSA, created in connection with the Plan or the Disclosure Statement;

10.	implement, interpret, or enforce any and all matters relating to the Confirmation Order (including the Trading Order and any requirements set forth therein or in any notice disseminated pursuant to such Trading Order);

11.	resolve any disputes or controversies arising from or relating to that certain stipulation and agreed order resolving Karthikeyan V. Veera’s objection to confirmation of the Plan, Filed on March 12, 2012;

12.	enter and enforce any order pursuant to Bankruptcy Code sections 363, 1123, or 1146(a) for the sale of property;

13.	resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations in connection with the Plan;

14.	issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

15.	resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

16.	enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

17.	enter an order or final decree concluding or closing the Chapter 11 Case;

18.	adjudicate any and all disputes arising from or relating to distributions under the Plan;

19.	consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

20.	determine requests for the payment of Administrative Claims or Claims entitled to priority pursuant to Bankruptcy Code section 507;

21.	hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, or the Confirmation Order, including disputes arising under agreements, securities, instruments, or other documents;

22.	hear and determine matters in accordance with Bankruptcy Code sections 346, 505, and 1146;

23.	hear and determine all disputes involving the existence, nature, or scope of the Debtor’s discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

24.	enforce all orders previously entered by the Bankruptcy Court; and

25.	hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Subject to Article IX.B of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(g), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon the Debtor, the Reorganized Debtor, and any and all Holders of Claims or Equity Interests (irrespective of whether such Claims or Equity Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtor.

B.	Additional Documents

On or before the Effective Date, the Debtor may File with the Bankruptcy Court any and all agreements and other documents that may be necessary or appropriate in order to effectuate and further evidence the terms and conditions of the Plan.

C.	Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930 and, if applicable, 28 U.S.C. § 3717, as determined by the Bankruptcy Court at a hearing pursuant to Bankruptcy Code section 1128, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Case is converted, dismissed, or closed, whichever occurs first.

D.	Dissolution of Committee

On the later of (i) the Effective Date, or (ii) the date on which the New Common Stock and Warrants, as applicable, have been delivered to the Holders of Allowed General Unsecured Claims, Senior Notes Claims, and Subordinated Notes Claims pursuant to the Plan, the Committee shall dissolve automatically, whereupon its members, Professionals, and agents shall be released from any further authority, duties obligations and responsibilities in the Chapter 11 Case and under the Bankruptcy Code; provided, however, that, following the Effective Date, the Committee shall (a) continue to have standing and a right to be heard with respect to (1) Claims and/or applications for compensation by Professionals and requests for allowance of Administrative Expenses, including, but not limited to, filing applications for Accrued Professional Compensation in accordance with Article II.C of the Plan and (2) any appeals of the Confirmation Order that remain pending as of the Effective Date, and (b) continue to respond to creditor inquiries for one hundred twenty (120) days following the Effective Date.

E.	Reservation of Rights

Except as otherwise provided in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by the Debtor with respect to the

Plan or the Disclosure Statement shall be or shall be deemed to be an admission or waiver of any rights of the Debtor with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

F.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G.	Service of Documents

All notices, requests and demands to or upon the Debtor to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Ambac Financial Group, Inc.

One State Street Plaza

Attn: General Counsel

New York, NY 10004

and

Dewey & LeBoeuf LLP

Counsel for the Debtor

1301 Avenue of the Americas

Attn: Peter A. Ivanick, Esq., and Allison H. Weiss, Esq.

New York, NY 10019

With copies to:

Morrison & Foerster LLP

Counsel for the Committee

1290 Avenue of the Americas

Attn: Anthony Princi, Esq.

New York, NY 10104

and

Akin Gump Strauss Hauer & Feld, LLP

Counsel for the Informal Group

1333 New Hampshire Ave, N.W.

Attn: James R. Savin, Esq.

Washington, D.C. 20036

After the Effective Date, the Reorganized Debtor has authority to send a notice to Entities that in order to continue to receive documents pursuant to Bankruptcy Rule 2002, they must File a renewed request to receive documents with the Bankruptcy Court. After the Effective Date, the Debtor is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

H.	Further Assurances

The Debtor or the Reorganized Debtor, as applicable, all Holders of Claims receiving distributions pursuant to the Plan, and all other Entities shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

I.	Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Case pursuant to Bankruptcy Code sections 105 or 362 or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan, the Confirmation Order and the Stipulation of Settlement 9019 Approval Order shall remain in full force and effect in accordance with their terms.

J.	Entire Agreement

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

K.	Exhibits and Related Documents

All exhibits and documents Filed in relation to the Plan are incorporated into and are a part of the Plan as if set forth in full in the Plan. After any exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtor’s counsel at the address above or by downloading such exhibits and documents from the Debtor’s restructuring website, http://www.kccllc.net/ambac, or the Bankruptcy Court’s website, http://www.nys.uscourts.gov (a PACER login and password are required to access documents on the Bankruptcy Court’s website).

L.	Severability of Plan Provisions

If, before Confirmation of the Plan, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable.

M.	Closing of Chapter 11 Case

Promptly after the full administration of the Chapter 11 Case, the Reorganized Debtor shall File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Case.

N.	Waiver or Estoppel Conflicts

Each Holder of a Claim or Equity Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Equity Interest should be Allowed in a certain amount, in a certain priority, secured, or not subordinated, by virtue of an agreement made with the Debtor or its counsel, the Committee or its counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

O.	Conflicts

Except as set forth in the Plan or unless otherwise ordered by the Bankruptcy Court, to the extent that the Disclosure Statement, any order of the Bankruptcy Court (other than the Confirmation Order), or any exhibit to the Plan or document executed or delivered in connection with the Plan is inconsistent with the terms of the Plan, the terms of the Plan shall control; provided, however, that to the extent the Mediation Agreement, the Amended TSA, the Cost Allocation Agreement, the Cooperation Agreement Amendment, the Ruling Request Agreement, the Stipulation of Settlement, or the Stipulation of Settlement 9019 Approval Order may be inconsistent with the Plan, the terms of such document shall control.

Dated:	March 12, 2012	Respectfully Submitted,
New York, New York

/s/ Stephen M. Ksenak
Ambac Financial Group, Inc.

		By:	Stephen M. Ksenak
		Title:	Senior Managing Director and General Counsel

EXHIBIT A

(Amended TSA)

TAX SHARING AGREEMENT

This amended and restated Tax Sharing Agreement (“Tax Sharing Agreement”) is executed on [—], 2011 by and among Ambac Financial Group, Inc. (formerly known as AMBAC Inc., and hereinafter referred to as “AFGI” or “Parent”) and each of the other corporations that is a signatory to this Tax Sharing Agreement below.

WHEREAS, Parent and each of the Subsidiaries (as defined below), including Ambac Assurance Corporation (formerly known as AMBAC Indemnity Corporation) (“AAC”), are includible corporations in an affiliated group of corporations of which AFGI is the common parent, all within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the “Code”).

WHEREAS, Parent and the Subsidiaries are parties to a tax sharing agreement dated as of July 18, 1991 (the “1991 TSA”), as amended by Amendment No. 1, effective as of October 1, 1997 (“Amendment No.1”), as amended by Amendment No. 2, effective as of November 19, 2009 (“Amendment No. 2”), and as amended by Amendment No. 3, effective as of January 1, 2010 (“Amendment No. 3”), which sets forth a method to allocate and settle among them the consolidated federal tax liability of the Group (as defined below) and certain other related matters.

WHEREAS, Parent filed a petition in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), on November 8, 2010, as referenced by Case No. 10-15973 (SCC) (the “Chapter 11 Case”).

WHEREAS, Parent intends to continue to file consolidated federal income tax returns on behalf of itself and the other Members (as defined below) of the Group.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Effective Date. The effective date of this Tax Sharing Agreement (the “Effective Date”) shall be the later of (a) the Bankruptcy Plan Confirmation Date (as defined below) and (b) the date on which a non-stayed order is entered by the Rehabilitation Court (as defined below) approving the transactions contemplated by the Mediation Agreement (as defined below); provided, however, that once this Tax Sharing Agreement becomes effective, it shall have effect for all Taxable Periods (as defined below) beginning on or after January 1, 2011, subject to the following:

(a)	For purposes of subparagraph 3(c), this Tax Sharing Agreement shall have effect as of October 1, 2011, and the portion of the Taxable Period beginning on October 1, 2011 and ending on December 31, 2011 shall be considered a separate Taxable Period.

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1

(b)	The 1991 TSA as amended by Amendment No. 1 and Amendment No. 2 (the “Prior Agreement”) shall remain in effect with respect to all Taxable Periods beginning before January 1, 2011. For the avoidance of doubt:

(i)	In the event that tax attributes of the Group, including, but not limited to, NOLs (as defined below), AMT NOLs (as defined below) and tax credit carryforwards, arising in a Taxable Period beginning prior to January 1, 2011 are carried over to a Taxable Period beginning on or after January 1, 2011, the effect, in the Taxable Period to which the tax attribute is carried over, shall be determined by applying the provisions of this Tax Sharing Agreement; and

(ii)	In the event that tax attributes of the Group, including, but not limited to, NOLs, AMT NOLs, and tax credit carryforwards, arising in a Taxable Period beginning on or after January 1, 2011 are carried back to a Taxable Period beginning prior to January 1, 2011, the effect, in the Taxable Period to which the tax attribute is carried back, shall be determined by applying the provisions of the Prior Agreement; provided that any carryback of any portion of the Allocated AAC NOL Amount, Allocated AAC AMT NOL Amount, Post-Deconsolidation Allocated NOL Amount, Post-Deconsolidation Allocated AMT NOL Amount or Post-Determination Date NOLs shall be subject to subparagraph 3(c) of this Tax Sharing Agreement with respect to such Taxable Period.

(c)	Prior to the Effective Date, payments shall be made by the Subsidiaries to Parent, and by Parent to the Subsidiaries, in accordance with the provisions of the Prior Agreement.

(d)	Within sixty (60) days after the Effective Date, Parent shall calculate, in the case of each Subsidiary, the difference between (i) the aggregate amount paid (prior to the Effective Date) by the Subsidiary to Parent pursuant to the Prior Agreement with respect to Taxable Periods beginning on or after January 1, 2011, and (ii) the aggregate amount that would have been payable (prior to the Effective Date) by the Subsidiary to Parent with respect to such Taxable Periods if such payments had been determined under this Tax Sharing Agreement. If the amount in clause (i) exceeds the amount in clause (ii), this excess shall be paid by Parent to the Subsidiary no later than ninety (90) days after the Effective Date. If the amount in clause (ii) exceeds the amount in clause (i), this excess shall be paid by the Subsidiary to Parent no later than ninety (90) days after the Effective Date.

Amended and Restated Tax Sharing Agreement

2

2. Defined Terms. For purposes of this Tax Sharing Agreement, the following terms shall be defined as follows:

“AAC AMT” for a Taxable Period shall mean, with respect to the AAC Subgroup, the AMT liability, if any, that the AAC Subgroup would have for such Taxable Period determined on a Separate Subsidiary Basis.

“AAC AMT NOL Usage Amount” shall mean, with respect to any Taxable Period, the amount determined pursuant to subclause 3(c)(iii)(3).

“AAC Federal Tax Usage Amount” shall mean, with respect to any Taxable Period, the sum of the amounts due and payable by the AAC Subgroup under clauses 3(c)(i) and 3(c)(ii).

“AAC Notional AMT Amount” shall mean, with respect to any Taxable Period, the aggregate amount of the increase in the AAC Subgroup’s AMT liability that would have been owed and payable with respect to such Taxable Period (determined on a Separate Subsidiary Basis), disregarding any exclusion from gross income pursuant to Section 108(a) of the Code, to the extent that no portion of the (i) Allocated AAC AMT NOL Amount or (ii) Post-Deconsolidation Allocated AMT NOL Amount within the applicable NOL Usage Tier or Usage Tiers, as the case may be, would have been available in connection with such determination with respect to such Taxable Period (after applying all applicable modifications provided in subparagraph 3(c)).

“AAC Notional Federal Tax Amount” shall mean, with respect to any Taxable Period, the aggregate amount of the increase in the AAC Subgroup’s Federal Tax liability that would have been owed and payable with respect to such Taxable Period (determined on a Separate Subsidiary Basis), disregarding any exclusion from gross income pursuant to Section 108(a) of the Code, to the extent that no portion of the (i) (A) Allocated AAC NOL Amount or (B) Post-Deconsolidation Allocated NOL Amount within the applicable NOL Usage Tier or Usage Tiers, as the case may be, or (ii) AFGI NOL Amount, as the case may be, would have been available in connection with such determination with respect to such Taxable Period (after applying all applicable modifications provided in subparagraph 3(c)).

“AAC Subgroup” shall mean AAC and any direct or indirect Subsidiary of AAC, including Everspan, which would be treated as an includable corporation of an affiliated group of corporations under Section 1504(a) of the Code as if AAC were the common parent of such affiliated group; provided, however, that for purposes of paragraphs 3, 4 and 5 and subparagraphs 6(e) and 6(f), the AAC Subgroup shall be treated as a single separate Subsidiary of the Group.

“AAC Subsidiary” shall mean any Subsidiary included in the AAC Subgroup.

Amended and Restated Tax Sharing Agreement

3

“Adjustment Event” shall mean any event resulting in the application of Treasury Regulation Section 1.1502-36 to AAC or the AAC Subgroup, other than a Deconsolidation Event.

“AFGI NOL Amount or AFGI NOLs” shall mean, with respect to any Taxable Period, the NOLs of the Group MINUS the sum of (i) the Allocated AAC NOL Amount that has not been previously utilized to offset income for Federal Tax purposes and (ii) the portion of the Post-Determination Date NOLs that has not been previously utilized to offset income for Federal Tax purposes, in each case, as determined as of the end of such Taxable Period (or the portion of each Taxable Period ending on the date of the occurrence of a Deconsolidation Event).

“AFGI Subgroup” shall mean each Member of the Group other than any Member included in the AAC Subgroup.

“AFGI Subsidiary” shall mean each Subsidiary other than any Subsidiary included in the AAC Subgroup.

“Allocated AAC AMT NOL Amount” shall mean the lesser of (i) $2.934 billion and (ii) the total amount of Pre-Determination Date AMT NOLs MINUS the Debt Related Income MINUS the IRS Settlement Amount.

“Allocated AAC NOL Amount” shall mean the lesser of (i) $3.65 billion and (ii) the total amount of Pre-Determination Date NOLs MINUS the Debt Related Income MINUS the IRS Settlement Amount.

“AMT” shall mean the alternative minimum tax imposed pursuant to Sections 55 through 59 of the Code.

“AMT NOL or AMT NOLs” shall mean any NOL or NOLs as determined for purposes of the AMT provisions of the Code, including any adjustments or limitations provided pursuant to Sections 55 though 59 of the Code.

“Annual AMT NOL Usage Credit” shall mean, subject to subclause 3(c)(iii)(4):

i.	with respect to the Taxable Period beginning on October 1, 2011, $1 million;

ii.

during the second (2nd) through seventh (7th) Taxable Periods following the Taxable Period beginning on October 1, 2011, the sum of (1) $3 million and (2) the excess of $3 million over the lesser of (Y) the portion of the Annual AMT NOL Usage Credit actually utilized in the immediately prior Taxable Period and (Z) $3 million;

Amended and Restated Tax Sharing Agreement

4

iii.

during the eighth (8th) Taxable Period following the Taxable Period beginning on October 1, 2011, the sum of (1) $10 million and (2) the excess of $3 million over the lesser of (Y) the portion of the Annual AMT NOL Usage Credit actually utilized in the immediately prior Taxable Period and (Z) $3 million; and

iv.

during the ninth (9th) Taxable Period following the Taxable Period beginning on October 1, 2011 and any Taxable Period thereafter, the Annual AMT NOL Usage Credit shall be equal to the sum of (1) $10 million and (2) the excess of $10 million over the lesser of (Y) the portion of the Annual AMT NOL Usage Credit actually utilized in the immediately prior Taxable Period and (Z) $10 million.

“Bankruptcy Plan” shall mean the Plan of Reorganization of Ambac Financial Group, Inc. filed with the Bankruptcy Court on July 6, 2011 (as amended, supplemented or otherwise modified).

“Bankruptcy Plan Confirmation Date” shall mean the date on which an order is entered pursuant to Bankruptcy Code Section 1129 by the Bankruptcy Court confirming the Bankruptcy Plan.

“Carryback Payment” shall have the meaning provided in subparagraph 5(a).

“Cash Grant” shall mean the $30 million paid by AAC to AFGI (through an escrow account) pursuant to the Mediation Agreement.

“Closing Date” shall have the meaning provided in paragraph 11 of the Mediation Agreement.

“CODI” shall mean cancellation of indebtedness income as determined under Sections 61(a)(12) and 108(a) of the Code and the Treasury Regulations thereunder.

“Cooperation Agreement” shall mean the Cooperation Agreement, dated as of March 24, 2010, among AAC, the Segregated Account, AFGI and the Rehabilitator, as amended.

“Cost Allocation Agreement” shall mean the Expense Sharing and Cost Allocation Agreement effective as of the Effective Date among AFGI, AAC and the affiliates listed on Schedule A thereto.

“Debt Related Income” shall mean any Interest Recapture plus any CODI, in each case, realized by AFGI or an AFGI Subsidiary in connection with the Bankruptcy Plan and the Chapter 11 Case.

Amended and Restated Tax Sharing Agreement

5

“Deconsolidation Event” shall mean any event that results in neither AAC nor any entity that, pursuant to Section 381 of the Code, succeeds to the tax attributes of AAC described in Section 381(b) of the Code, being characterized as an includible corporation with the Group, all within the meaning of Section 1504 of the Code.

“Determination Date” shall mean September 30, 2011.

“Effective Date” shall have the meaning provided in paragraph 1.

“Estimated Tax Payments” shall mean, for a Taxable Period, the aggregate payments for such Taxable Period provided in paragraph 4 hereof.

“Everspan” shall mean Everspan Financial Guarantee Corp.

“Federal Tax” shall mean any tax imposed under the Code other than AMT.

“Final Determination” shall have the meaning provided in subparagraph 5(a).

“Group” shall mean (i) Parent and (ii) any corporation (whether now existing or hereafter formed or acquired) which is includible in the affiliated group, as defined in Section 1504(a) of the Code, which includes Parent (or a new common parent if the affiliated group of which Parent is the common parent as of January 1, 2011 remains in existence under Treasury Regulation Section 1.1502-75(d)(3)).

“Initial Date” shall mean the date on which Parent ceased to be a member of the affiliated group of which Citicorp is the common parent.

“Interest Recapture” shall mean the amount of any interest expense of AFGI or an AFGI Subsidiary that is disallowed pursuant to Section 382(l)(5)(B) of the Code upon the consummation of the Bankruptcy Plan or otherwise related to the Chapter 11 Case.

“IRS” shall mean the U.S. Internal Revenue Service.

“IRS Dispute” shall mean the adversary proceeding (including appeals, if any) initiated by AFGI as debtor in the Chapter 11 Case against the IRS (captioned Ambac Financial Group, Inc. vs. United States of America, Case No. 10-04210).

“IRS Settlement Amount” shall mean an amount to be determined upon the execution of a closing agreement with respect to the IRS Dispute.

“Maximum Annual AMT NOL Usage Credit” shall mean, with respect to any Taxable Period, an amount of the Annual AMT NOL Usage Credit

Amended and Restated Tax Sharing Agreement

6

equal to the excess, if any, of (i) the AAC AMT NOL Usage Amount (determined before giving effect to the Annual AMT NOL Usage Credit) over (ii) the AAC Federal Tax Usage Amount, such excess, subject to the payment provisions of subclause 3(c)(iii)(2).

“Mediation Agreement” shall mean the mediation agreement, dated as of September 21, 2011, by and among AFGI, AAC, the Segregated Account, the Wisconsin Office of the Commissioner of Insurance, the Rehabilitator and the Official Committee of Unsecured Creditors of AFGI.

“Member” shall mean each corporation (whether now existing or hereafter formed or acquired), including Parent and each of the Subsidiaries, that is entitled, or required, to join with Parent in filing a consolidated federal income tax return with the Group.

“NOL or NOLs” shall mean any net operating loss or losses as determined pursuant to Section 172 of the Code.

“NOL Usage Table” shall mean the table contained in subclauses 3(c)(i)(2), 3(c)(ii)(2) and 3(c)(iii)(3).

“NOL Usage Tier” shall mean the applicable tier for calculating payments as described in each NOL Usage Table.

“Post-Deconsolidation Allocated AMT NOL Amount” shall mean an amount equal to (i) the Allocated AAC AMT NOL Amount MINUS (ii) the Pre-Deconsolidation Utilized AMT NOL Amount; provided, however, that AFGI, in its sole discretion, may increase the Post-Deconsolidation Allocated AMT NOL Amount.

“Post-Deconsolidation Allocated NOL Amount” shall mean an amount equal to (i) the Allocated AAC NOL Amount, MINUS (ii) the Pre-Deconsolidation Utilized NOL Amount; provided, however, that AFGI in its sole discretion, may increase the Post-Deconsolidation Allocated NOL Amount.

“Post-Determination Date AMT NOLs” shall mean, subject to subparagraph 6(f), any AMT NOLs directly accruing and attributable to the AAC Subgroup (determined on a Separate Subsidiary Basis) after the Determination Date.

“Post-Determination Date NOLs” shall mean, subject to subparagraph 6(f), any NOLs directly accruing and attributable to the AAC Subgroup (determined on a Separate Subsidiary Basis) after the Determination Date.

“Pre-Deconsolidation Utilized AMT NOL Amount” shall mean the aggregate portion of the Allocated AAC AMT NOL Amount deemed

Amended and Restated Tax Sharing Agreement

7

utilized by the AAC Subgroup to offset income for AMT purposes pursuant to the provisions of clause 3(c)(iii) following the Determination Date and on or prior to the date on which a Deconsolidation Event occurs (including any AMT NOLs that were not directly or indirectly subject to the payment requirements of clause 3(c)(iii)).

“Pre-Deconsolidation Utilized NOL Amount” shall mean the aggregate sum of the Allocated AAC NOL Amount deemed utilized by (i) the AAC Subgroup to offset income for Federal Tax purposes pursuant to the provisions of subclause 3(c)(i)(2) and (ii) the AFGI Subgroup to offset income for Federal Tax purposes pursuant to the provisions of clause 3(c)(vii), in each case, following the Determination Date and on or prior to the date on which a Deconsolidation Event occurs (including any NOLs that were not directly or indirectly subject to the payment requirements of clause 3(c)(i)).

“Pre-Determination Date AMT NOLs” shall mean, subject to subparagraph 6(f), any AMT NOLs generated by the Group on or prior to, and existing as of, the Determination Date, not taking into account the consequences of any settlement with respect to the IRS Dispute.

“Pre-Determination Date NOLs” shall mean, subject to the provisions of subparagraph 6(f), any NOLs generated by the Group on or prior to, and existing as of, the Determination Date, not taking into account the consequences of any settlement with respect to the IRS Dispute.

“Recovery Payment” shall have the meaning provided in subparagraph 5(d).

“Rehabilitation Court” shall mean the Circuit Court of Dane County Wisconsin, with respect to the Segregated Account rehabilitation proceeding, Case No. 10-cv-1576.

“Rehabilitator” shall mean the rehabilitator of the Segregated Account appointed by the Rehabilitation Court.

“Segregated Account” shall mean the segregated account of AAC, established pursuant to a plan of operation which sets forth the manner by which AAC shall establish and operate such segregated account in accordance with Wis. Stat. Section 611.24(2).

“Separate Subsidiary Basis” shall mean the Federal Tax liability and AMT liability, taking into account all items of income, gain, deduction, loss, credits (including AMT credits), tax item carryforwards or carrybacks or other similar tax attributes that each Subsidiary would have for such Taxable Period (including interest and penalties related to items attributable to each Subsidiary) determined as if such Subsidiary had filed

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its own federal tax return for any such Taxable Period and for all prior Taxable Periods beginning on or after the Initial Date employing the methods and principles of accounting, elections and conventions actually used in the determination of the Federal Tax and AMT liabilities of the Group; provided, however, in each case, that for purposes of paragraph 3, the AAC Subgroup shall be characterized as having available for its use only the NOLs, AMT NOLs and AMT credits specifically allocated to, or made available for use by, the AAC Subgroup pursuant to (and subject to the limitations provided in) clauses 3(c)(i)(1), 3(c)(i)(3), 3(c)(ii)(1), 3(c)(iii)(1), 3(c)(iv)(1) and 3(c)(iv)(2), MINUS the portion of any NOLs described in the last sentence of clause 3(c)(vii)(3).

“Separate Subsidiary Tax” for a Taxable Period shall mean, with respect to each Subsidiary, the Federal Tax liability and AMT liability that each Subsidiary would have for such Taxable Period (including interest and penalties related to items attributable thereto) determined on a Separate Subsidiary Basis; provided, however, that (i) prior to a Deconsolidation Event, the AAC Subgroup shall be treated as a single separate Subsidiary of the Group and (ii) after a Deconsolidation Event, the AAC Subgroup shall be treated as a single corporation that is not included in any affiliated group as defined in Section 1504 of the Code and that is filing its own separate federal tax return; provided further, in each case, that for purposes of paragraph 3, the AAC Subgroup shall be characterized as having available for its use only the NOLs, AMT NOLs and AMT credits specifically allocated to, or made available for use by, the AAC Subgroup pursuant to (and subject to the limitations provided in) clauses 3(c)(i)(1), 3(c)(i)(3), 3(c)(ii)(1), 3(c)(iii)(1), 3(c)(iv)(1) and 3(c)(iv)(2), MINUS the portion of any NOLs described in the last sentence of clause 3(c)(vii)(3).

“Subsidiary” shall mean each corporation, or association taxable as a corporation, that is an includible corporation within the meaning of Section 1504 of the Code with respect to the Group, the AAC Subgroup, or both the Group and the AAC Subgroup, as the case may be.

“Taxable Period” shall mean any taxable year (or portion thereof) ending after the Initial Date with respect to which a federal income tax return is filed on behalf of (i) the Group, (ii) the AAC Subgroup or (iii) AAC.

3. Provisions Relating to Payments. For each Taxable Period, the parties hereto shall make payments to each other in accordance with this Tax Sharing Agreement as follows:

(a)	Payments to Parent and AAC.

(i)	For each Taxable Period of the Group, each AFGI Subsidiary shall pay to Parent the Separate Subsidiary Tax due with respect to such AFGI Subsidiary no later than the due date (excluding extensions) of the Group’s consolidated federal tax return for the Taxable Period in question.

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(ii)	For each Taxable Period of the Group beginning prior to the occurrence of a Deconsolidation Event, AAC on behalf of the AAC Subgroup, shall pay to Parent the Separate Subsidiary Tax due with respect to the AAC Subgroup no later than the due date (excluding extensions) of the Group’s consolidated federal tax return for the Taxable Period in question; provided, however, that, solely for purposes of this clause 3(a)(ii), in the event that AAC is required to make a payment to Parent pursuant to subclause 3(c)(i)(3) with respect to the Taxable Period, the Separate Subsidiary Tax of the AAC Subgroup for the Taxable Period shall be calculated by treating any portion of the AFGI NOL Amount that is utilized by the AAC Subgroup as if such NOLs had been generated by the AAC Subgroup rather than by AFGI or an AFGI Subsidiary; and provided further that to the extent that Parent has not previously made all payments to AAC required under this Tax Sharing Agreement and the Prior Agreement, AAC shall be entitled to offset and retain any portion of the payment of Separate Subsidiary Tax that would otherwise be due to Parent.

(iii)	For each Taxable Period of the Group beginning prior to the occurrence of a Deconsolidation Event, AAC on behalf of the AAC Subgroup shall pay to Parent any amounts due pursuant to subparagraph 3(c) hereof no later than forty-five (45) days after the due date (excluding extensions) of the Group’s consolidated federal tax return for the Taxable Period in question; provided, however, that any such amounts due prior to the Closing Date shall be deposited in an escrow account established pursuant to the Mediation Agreement and subsequently transferred to AFGI on the Closing Date; provided further, that AAC shall be entitled to offset and retain any portion of any amounts due pursuant to subparagraph 3(c) to the extent that Parent has not previously made all payments to AAC required under this Tax Sharing Agreement and the Prior Agreement.

(iv)	With respect to any Taxable Period of the AAC Subgroup beginning after a Deconsolidation Event, AAC shall provide AFGI with (1) a copy of any tax return that includes the AAC Subgroup and that reflects the utilization of any portion of the Post- Deconsolidation Allocated NOL Amount or Post-Deconsolidation Allocated AMT NOL Amount and (2) a reasonably detailed written calculation either of the amounts due to Parent under clauses 3(c)(ii) or 3(c)(iii) or an explanation of why no amounts are due, in each case, at least thirty (30) days before the filing of

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such tax return. If AFGI agrees in writing within thirty (30) days of the receipt of the items referenced in (1) and (2) above with AAC’s calculation of the amounts due to AFGI, AAC shall pay to AFGI any amounts due pursuant to subparagraph 3(c) no later than the due date of such tax return including extensions; provided, however, that AAC shall be entitled to offset and retain any portion of any amounts due pursuant to subparagraph 3(c) to the extent that Parent has not previously made all payments to AAC required under this Tax Sharing Agreement and the Prior Agreement. Any disputed item related to such tax return shall be subject to the dispute resolution and payment provisions of paragraph 8.

(v)	For each Taxable Period of the Group, each AAC Subsidiary (other than AAC) shall pay to AAC (1) such Subsidiary’s allocable portion of the AAC Subgroup’s Separate Subsidiary Tax, as determined solely in AAC’s discretion, no later than the due date (excluding extensions) of the Group’s consolidated federal tax return for the Taxable Period in question and (2) such subsidiary’s allocable portion of the AAC Subgroup’s amount due to Parent under clause 3(a)(iii), as determined solely in AAC’s discretion, no later than forty-five (45) days after the due date (excluding extensions) of the Group’s consolidated federal tax return for the Taxable Period in question.

(b)	Payments by Parent.

(i)	To the extent that payments made by any AFGI Subsidiary pursuant to clause 3(a)(i) and paragraph 4 exceed the Separate Subsidiary Tax liability of such AFGI Subsidiary for a Taxable Period, AFGI shall, no later than thirty (30) days after the filing of the Group’s consolidated federal tax return with respect to such Taxable Period, pay such excess to such AFGI Subsidiary.

(ii)	To the extent that payments made by AAC on behalf of the AAC Subgroup pursuant to clause 3(a)(ii) and paragraph 4 with respect to a Taxable Period exceed the Separate Subsidiary Tax liability of the AAC Subgroup for such Taxable Period, AFGI shall, no later than thirty (30) days after the filing of the Group’s consolidated federal tax return with respect to such Taxable Period, pay such excess to AAC; provided, however, that Parent shall be entitled to offset and retain any portion of such excess to the extent that AAC has not previously made all payments required under this Tax Sharing Agreement and the Prior Agreement.

(iii)	With respect to (1) any Taxable Period of the Group that does not include a Deconsolidation Event or (2) the portion of any Taxable Period of the Group prior to the occurrence of a Deconsolidation

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Event, to the extent that payments made by AAC on behalf of the AAC Subgroup pursuant to subparagraph 3(c) exceed the payments required to be made thereunder, AFGI shall, no later than thirty (30) days after the filing of the Group’s consolidated federal tax return with respect to such Taxable Period, pay such amounts to AAC; provided, however, that Parent shall be entitled to offset and retain any portion of such excess to the extent that AAC has not previously made all payments required under this Tax Sharing Agreement and the Prior Agreement.

(iv)	For each Taxable Period of the Group beginning on or prior to the date on which a Deconsolidation Event occurs, Parent shall pay to AAC on behalf of the AAC Subgroup any amounts due pursuant to clause 3(c)(vii) hereof no later than the due date (excluding extensions) of the Group’s consolidated federal tax return with respect to such Taxable Period.

(v)	For the avoidance of doubt, the provisions of paragraph 5 shall be taken into account with respect to any payments made as a result of a Final Determination or Carryback Payment (as such terms are defined below).

(c)	Payments Related to the Notional Utilization of NOLs. For purposes of determining any payments required under this subparagraph 3(c) related to the notional utilization of NOLs:

(i)	Allocated AAC NOL Amount during Consolidation. Subject to clauses 3(c)(iv) through 3(c)(viii):

(1)	Allocated NOLs. Unless and until there has been a Deconsolidation Event, the aggregate amount of Pre- Determination Date NOLs allocated to, and available for use by, the AAC Subgroup to offset income for Federal Tax purposes shall be an aggregate amount equal to the Allocated AAC NOL Amount.

(2)

NOL Usage Payment. The AAC Subgroup in the aggregate may utilize Pre-Determination Date NOLs to offset income for Federal Tax purposes in an amount up to the Allocated AAC NOL Amount (to the extent not previously utilized in a prior Taxable Period pursuant to this subclause 3(c)(i)(2)). During any Taxable Period that the AAC Subgroup offsets income for Federal Tax purposes by utilizing any portion of the available Allocated AAC NOL Amount with respect to any NOL Usage Tier set forth in the NOL Usage Table below (taking into account all prior NOL utilization within each NOL Usage Tier during any

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Taxable Period), AAC shall make payments to AFGI within the time and in the manner prescribed herein in an amount equal to (Y) the applicable percentages with respect to the applicable NOL Usage Tier, multiplied by (Z) the AAC Notional Federal Tax Amount attributable to the utilization of such portion of the Allocated AAC NOL Amount within the applicable NOL Usage Tier or NOL Usage Tiers, as the case may be.

NOL Usage Tier	Allocated AAC NOL Amount	Applicable Percentage
A	The first $0.479 billion	15%
B	The next $1.057 billion after NOL Usage Tier A	40%
C	The next $1.057 billion after NOL Usage Tier B	10%
D	The next $1.057 billion after NOL Usage Tier C	15%

(3)

Additional Payment. Beginning on the fifth (5th ) anniversary of the Effective Date prior to the occurrence of a Deconsolidation Event, and, subject to AFGI’s consent (not to be unreasonably withheld), the AAC Subgroup may utilize NOLs to offset income for Federal Tax purposes in any Taxable Period in an amount up to the AFGI NOL Amount (less any portion of the AFGI NOL Amount utilized by any Member of the AFGI Subgroup in a prior Taxable Period or the current Taxable Period pursuant to clause 3(c)(vii)). During any Taxable Period that the AAC Subgroup utilizes any portion of the AFGI NOL Amount to offset income of the AAC Subgroup for Federal Tax purposes, AAC shall make a payment to AFGI within the time and manner prescribed herein in an amount equal to 25% multiplied by the AAC Notional Federal Tax Amount determined with respect to the AAC Subgroup’s use of such NOLs, provided that the entire amount of the NOLs comprising the Allocated AAC NOL Amount has been previously subject to subclause 3(c)(i)(2).

(ii)	Allocated AAC NOL Amount following a Deconsolidation Event. Subject to clauses 3(c)(iv) through 3(c)(viii):

(1)	Allocated NOLs. Following the occurrence of a Deconsolidation Event, the aggregate amount of Pre-Determination Date NOLs allocated to, and available for use by, the AAC Subgroup to offset income for Federal Tax purposes shall be an aggregate amount equal to the Post-Deconsolidation Allocated NOL Amount.

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(2)	NOL Usage Payment. The AAC Subgroup in the aggregate may utilize Pre-Determination Date NOLs to offset income for Federal Tax purposes in an amount up to the Post-Deconsolidation Allocated NOL Amount (to the extent not previously utilized in a prior Taxable Period pursuant to clause 3(c)(i) or this clause 3(c)(ii)). During any Taxable Period that the AAC Subgroup offsets income for Federal Tax purposes by utilizing any portion of the available Post-Deconsolidation Allocated NOL Amount with respect to any NOL Usage Tier set forth in the NOL Usage Table below (taking into account all prior NOL utilization within each NOL Usage Tier during any Taxable Period, including any utilization of any portion of the Allocated AAC NOL Amount under clause 3(c)(i)), AAC shall make payments to AFGI within the time and in the manner prescribed herein in an amount equal to (Y) the applicable percentages with respect to the applicable NOL Usage Tier, multiplied by (Z) the AAC Notional Federal Tax Amount attributable to the utilization of such portion of the Allocated AAC NOL Amount within the applicable NOL Usage Tier or NOL Usage Tiers, as the case may be.

NOL Usage Tier	Allocated AAC NOL Amount	Applicable Percentage
A	The first $0.479 billion	15%
B	The next $1.057 billion after NOL Usage Tier A	40%
C	The next $1.057 billion after NOL Usage Tier B	10%
D	The next $1.057 billion after NOL Usage Tier C	15%

(iii)	AAC AMT Excess Usage Amount. Subject to clauses 3(c)(iv) through 3(c)(viii):

(1)	Allocated AMT NOLs. The aggregate amount of Pre-Determination Date AMT NOLs allocated to, and available for use by, the AAC Subgroup to offset income for AMT purposes shall be an aggregate amount equal to the Allocated AAC AMT NOL Amount.

(2)	AMT NOL Usage Payment. The AAC Subgroup may utilize (i) prior to a Deconsolidation Event, Pre-Determination

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Date AMT NOLs to offset income for AMT purposes in an amount up to the Allocated AAC AMT NOL Amount (to the extent not previously utilized in a prior Taxable Period without regard to whether such AMT NOLs were directly or indirectly subject to the payment requirements of this clause 3(c)(iii)) or (ii) following a Deconsolidation Event, Pre-Determination Date AMT NOLs to offset income for AMT purposes in an amount up to the Post-Deconsolidation Allocated AMT NOL Amount (to the extent not previously utilized in a prior Taxable Period without regard to whether such AMT NOLs were directly or indirectly subject to the payment requirements of this clause 3(c)(iii)). During any Taxable Period that the AAC Subgroup offsets income for AMT purposes by utilizing any portion of the Allocated AAC AMT NOL Amount or Post-Deconsolidation Allocated AMT NOL Amount, as the case may be, AAC shall make payments to AFGI within the time and in the manner prescribed hereunder in an amount equal to the excess of (Y) the AAC AMT NOL Usage Amount over (Z) the AAC Federal Tax Usage Amount.

(3)	AAC AMT NOL Usage Amount. During any Taxable Period that the AAC Subgroup offsets income for AMT purposes by utilizing any portion of the available Allocated AAC AMT NOL Amount or Post-Deconsolidation Allocated AMT NOL Amount with respect to any NOL Usage Tier or NOL Usage Tiers, as the case may be, set forth in the NOL Usage Table below (taking into account all prior AMT NOL utilization within each NOL Usage Tier during any Taxable Period), the AAC AMT NOL Usage Amount shall equal (Y) the applicable percentages with respect to the applicable NOL Usage Tier or NOL Usage Tiers, as the case may be, multiplied by (Z) (I) the AAC Notional AMT Amount attributable to the utilization of such portion of the Allocated AAC AMT NOL Amount or the Post-Deconsolidation Allocated AMT NOL Amount, as the case may be, within the applicable NOL Usage Tier or NOL Usage Tiers, as the case may be, MINUS (II) the Annual AMT NOL Usage Credit applicable with respect to such Taxable Period; provided that the utilization of the Annual AMT NOL Usage Credit in any Taxable Period shall not exceed the Maximum Annual AMT NOL Usage Credit.

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AMT NOL Usage Tier	AAC AMT NOL Usage Amount	Applicable Percentage
A	The first $0.387 billion	15%
B	The next $0.849 billion after AMT NOL Usage Tier A	40%
C	The next $0.849. billion after AMT NOL Usage Tier B	10%
D	The next $0.849 billion after AMT NOL Usage Tier C	15%

(4)	Annual AMT NOL Usage Credit Limitation.

Notwithstanding any other provision of this agreement, (X) with respect to determining the AAC AMT NOL Usage Amount with respect to any Taxable Period, (I) any Annual AMT NOL Usage Credit that is not utilized in any prior Taxable Period, taking into account the Maximum Annual AMT NOL Usage Credit, and subject to the payment requirements of subclause 3(c)(iii)(2) may only be carried to the next succeeding Taxable Period and may not be carried into any other Taxable Period, (Y) the sum of the Annual AMT NOL Usage Credits utilized by the AAC Subgroup, after taking into account the Maximum Annual AMT NOL Usage Credit, shall not exceed in the aggregate $60 million throughout the period that the AAC Subgroup is required to make any payments pursuant to this paragraph 3 and (Z) the Annual AMT NOL Usage Credit shall not be utilized in the event that the AAC Federal Tax Usage Amount exceeds the AAC AMT NOL Usage Amount (as calculated before giving effect to such Annual AMT NOL Usage Credit).

(5)	Amounts shall be due and payable from AAC to AFGI pursuant to subparagraph 3(a) and clauses 3(c)(i), (ii) and (iii) without regard to whether the AAC Federal Tax Usage Amount or AAC AMT NOL Usage Amount arises prior, or subsequent, to a Deconsolidation Event.

(iv)	Post-Determination Date NOLs and AMT NOLs. Solely for purposes of subparagraph 3(c) or any other provision relating to payments under subparagraph 3(c):

(1)

Post-Determination Date NOLs. Post-Determination Date NOLs shall be available for use by the AAC Subgroup at no cost and shall not be subject to any NOL usage payments under this subparagraph 3(c). Following the occurrence of a Deconsolidation Event, Post-Determination Date NOLs (to the extent not previously utilized by the

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AAC Subgroup in any Taxable Period or portion thereof prior to the occurrence of a Deconsolidation Event) shall be allocated to, and available for use by, the AAC Subgroup.

(2)	Post-Determination Date AMT NOLs. Post-Determination Date AMT NOLs shall be available for use by the AAC Subgroup at no cost and shall not be subject to any NOL usage payments under this subparagraph 3(c). Following the occurrence of a Deconsolidation Event, Post-Determination Date AMT NOLs (to the extent not previously utilized by the AAC Subgroup in any Taxable Period or portion thereof prior to the occurrence of a Deconsolidation Event) shall be allocated to, and available for use by, the AAC Subgroup.

(v)	AAC Subgroup NOL and AMT NOL Carryforwards and Carrybacks. Solely for purposes of subparagraph 3(c) or any other provision relating to payments under subparagraph 3(c):

(1)	NOL Carryforwards. It is understood that to the extent that the AAC Subgroup has any available Post-Determination Date NOLs, solely for purposes of determining the amount of any NOL usage payments due to AFGI from AAC under this Tax Sharing Agreement pursuant to clauses 3(c)(i) and (ii), such Post-Determination Date NOLs shall be treated as being used prior to the utilization of any Allocated AAC NOL Amount, Post-Deconsolidation Allocated NOL Amount or AFGI NOL Amount.

(2)	AMT NOL Carryforwards. It is understood that to the extent that the AAC Subgroup has any available Post-Determination Date AMT NOLs, solely for purposes of determining the amount of any payments due to AFGI from AAC under this Tax Sharing Agreement pursuant to clause 3(c)(iii), such Post-Determination Date AMT NOLs shall be treated as being used prior to the utilization of any Allocated AAC AMT NOL Amount or Post-Deconsolidation Allocated AMT NOL Amount.

(3)

NOL Carrybacks. It is understood that to the extent that the AAC Subgroup carries back any portion of the Allocated AAC NOL Amount to Taxable Periods beginning prior to January 1, 2011, solely for purposes of determining the amount of any NOL usage payments due to AFGI under this Tax Sharing Agreement pursuant to clauses 3(c)(i) and (ii), such portion of the Allocated AAC NOL Amount carried back to such prior Taxable Periods shall be treated

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as being utilized pursuant to subparagraph 3(c). Any such carryback by the AAC Subgroup shall be deemed to be a carryback of Post-Determination Date NOLs prior to a carryback of any portion of the Allocated AAC NOL Amount.

(4)	NOL Expiration. Solely for purposes of this paragraph 3(c), in any Taxable Period in which any portion (expressed in U.S. Dollars) of any Post-Determination Date NOLs (including any such NOLs comprising all or a portion of the Post-Deconsolidation Allocated NOL Amount) are deemed utilized pursuant to subclause 3(c)(iv)(1), an equivalent portion (expressed in U.S. Dollars) of the Allocated AAC NOL Amount (including any such NOLs comprising all or a portion of the Post-Deconsolidation Allocated NOL Amount), to the extent that the Allocated AAC NOL Amount has not been utilized in a prior Taxable Period, shall be characterized for purposes of subparagraph 3(c) as arising in the same Taxable Period that such portion of the Post-Determination Date NOLs arose and such portion of the Allocated AAC NOL Amount shall not expire for purposes of this subparagraph 3(c) until the latest Taxable Period to which such portion of the deemed utilized Post-Determination Date NOLs can be carried forward pursuant to Section 172 of the Code.

(5)	AMT NOL Expiration. Solely for purposes of this paragraph 3(c), in any Taxable Period in which any portion (expressed in U.S. Dollars) of any Post-Determination Date AMT NOLs (including any such NOLS comprising all or a portion of the Post-Deconsolidation Allocated AMT NOL Amount) are deemed utilized pursuant to subclause 3(c)(iv)(2), an equivalent portion (expressed in U.S. Dollars) of the Allocated AAC AMT NOL Amount (including any such NOLs comprising all or a portion of the Post-Deconsolidation Allocated AMT NOL Amount), to the extent that the Allocated AAC AMT NOL Amount has not been utilized in a prior Taxable Period, shall be characterized for purposes of subparagraph 3(c) as arising in the same Taxable Period that such portion of the Post-Determination Date AMT NOLs arose and such portion of the Allocated AAC AMT NOL Amount shall not expire for purposes of this subparagraph 3(c) until the latest Taxable Period to which such portion of the deemed utilized Post-Determination Date AMT NOLs can be carried forward pursuant to Section 172 of the Code.

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(6)	For the avoidance of doubt, none of the provisions in subclauses 3(c)(v)(1), 3(c)(v)(4), or 3(c)(v)(5) shall affect the calculation of the AAC Subgroup’s Separate Subsidiary Tax for any Taxable Period.

(vi)	Cash Grant. The payment of the Cash Grant shall credit against the first $5 million of payments owed by AAC to AFGI in the aggregate with respect to any Taxable Period under each of NOL Usage Tier A, NOL Usage Tier B and NOL Usage Tier C in clauses 3(c)(i), (ii) or (iii), provided that the sum of credits for all tiers shall not exceed $15 million.

(vii)	AFGI NOL Usage. Notwithstanding any other provision of this Tax Sharing Agreement and solely for purposes of clauses 3(b)(iv) and 3(c)(i) through 3(c)(vii):

(1)	AFGI and any AFGI Subsidiary shall be treated as using any available portion of the AFGI NOL Amount prior to the utilization of any Allocated AAC NOL Amount or Post-Determination Date NOLs.

(2)	(Y) Prior to a Deconsolidation Event, AFGI and any AFGI Subsidiary shall be able to utilize NOLs of the Group (other than any portion of the Allocated AAC NOL Amount and the Post-Determination Date NOLs, except as provided in subclause 3(c)(vii)(3)) in an amount equal to the AFGI NOL Amount, and (Z) following a Deconsolidation Event, the Group shall be able to utilize the aggregate amount of the Group’s NOLs, other than the Post-Deconsolidation Allocated NOL Amount and the Post-Determination Date NOLs, in each case, to the fullest extent permitted by the Code without limitation or any requirement to pay or otherwise compensate AAC or any AAC Subsidiary.

(3)

Prior to a Deconsolidation Event, and subject to subclauses 3(c)(vii)(1) and (2) above, if AFGI or any AFGI Subsidiary utilizes (Y) any Allocated AAC NOL Amount to the extent not previously utilized by (I) the AAC Subgroup pursuant to clause 3(c)(i) or (II) any Member of the AFGI Subgroup pursuant to this subclause 3(c)(vii)(3) or (Z) any Post-Determination Date NOLs to the extent not previously utilized by (I) the AAC Subgroup pursuant to clause 3(c)(iv) or (II) any Member of the AFGI Subgroup pursuant to this subclause 3(c)(vii)(3), AFGI shall pay AAC pursuant to this Tax Sharing Agreement an amount equal to 50% multiplied by the aggregate amount of the AFGI Subgroup’s Federal Tax liability for the Taxable Period for

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which such NOLs were used that otherwise would have been paid by AFGI, or an AFGI Subsidiary, if such portion of the Allocated AAC NOL Amount or Post-Determination Date NOLs were not available for its use. Any such use by AFGI and the AFGI Subsidiaries shall be deemed to be a use of the Allocated AAC NOL Amount prior to a use of the Post-Determination Date NOLs. In addition, any Allocated AAC NOL Amount or Post-Determination Date NOLs used by AFGI or any AFGI Subsidiary pursuant to this subclause 3(c)(vii)(3) are no longer specifically allocated to, or made available for use by, the AAC Subgroup.

(viii)	NOL Usage Table. In the event that the Allocated AAC NOL Amount is less than $3.65 billion or the Allocated AAC AMT NOL Amount is less than $2.934 billion, the size of each NOL Usage Tier provided in the NOL Usage Table will be reduced proportionally. Such proportionate reduction shall be applied separately to the Allocated AAC NOL Amount and the Allocated AAC AMT NOL Amount. For the avoidance of doubt, if the Allocated AAC NOL Amount is 10% less than $3.65 billion and the Allocated AAC AMT NOL Amount is 20% less than $2.934 billion, then the size of each NOL Usage Tier within the Allocated AAC NOL Amount will be reduced by 10% as compared to the representative usage tiers shown above and the size of each usage tier within the Allocated AAC AMT NOL Amount will be reduced by 20% as compared to the representative tiers shown in the NOL Usage Table.

4. Estimated Tax Payments. No later than two (2) business days prior to the dates specified for payment of estimated tax in Section 6655 of the Code, each Subsidiary (including the AAC Subgroup) shall pay to Parent an amount equal to the estimated Separate Subsidiary Tax liability of such Subsidiary as required by clauses 3(a)(i) and (ii).

5. Redeterminations of Tax Liabilities.

(a)

In General. In the event of any redetermination of any item of income, gain, loss, deduction or credit of any member of the Group for any Taxable Period as a result of an examination by the IRS, any final action by the IRS on an amended return or a claim for refund, the execution of a closing agreement with the IRS or a judicial decision which has become final including, in each case, any determination relating to whether any party to this Tax Sharing Agreement is properly characterized as being includable in the Group or AAC Subgroup (a “Final Determination”), or in the event of any redetermination of any item of income, gain, loss, deduction or credit of any member of the Group for any Taxable Period

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which is reflected in an application that is filed with the IRS for a tentative carryback adjustment pursuant to Section 6411 of the Code and that results in a payment by the IRS (a “Carryback Payment”), the Subsidiary Separate Tax, and any other payments required pursuant to subparagraph 3(c), in a manner consistent with this Tax Sharing Agreement with respect to each Subsidiary shall be recomputed for such Taxable Period to take into account such redetermination (including any penalties or additions to tax) in a manner consistent with such revised treatment, and the payments pursuant to paragraph 3 and any tax attributes shall be appropriately adjusted. For the avoidance of doubt, any redetermination that occurs in connection with an application filed with the IRS for a tentative carryback adjustment pursuant to Section 6411 of the Code shall not be treated as being a result of a Final Determination.

(b)	Procedure Relating to Final Determinations. In the case of any adjustment described in the first sentence of subparagraph 5(a) that occurs in connection with a Final Determination, any payment between Parent and any of the Subsidiaries required by such adjustment shall be paid within seven (7) days of the date of a Final Determination with respect to such redetermination, or as soon as such adjustment can practicably be calculated, if later. Such payment shall be made together with interest for the period from the due date for tax returns for the Taxable Period for which tax liability was recomputed to the date of payment at the rate provided for underpayments in Section 6621 of the Code in the case of payments from any Subsidiary to Parent and at the rate provided for overpayments in Section 6621 of the Code in the case of payments to any Subsidiary by Parent.

(c)	Procedure Relating to Carryback Payments. In the case of any adjustment described in the first sentence of subparagraph 5(a) that occurs in connection with a Carryback Payment, any payment between Parent and any of the Subsidiaries required by such adjustment shall be made by wire transfer on the same day that the Carryback Payment is received in immediately available funds from the IRS. Any payment between Parent and any of the Subsidiaries that is described in the first sentence of this subparagraph 5(c) shall not be accompanied by the payment of any additional amount representing interest.

(d)	Trust. Any Carryback Payment received by Parent and any payment received by Parent from the IRS as a result of a claim for refund of federal tax (any such payments as a result of claims for refund and any Carryback Payments are referred to collectively as “Recovery Payments”), and any rights (including, without limitation, all general intangibles related thereto and all proceeds thereof) of Parent to receive a Recovery Payment, shall be held by Parent in trust for AAC to the extent that the amount of the Recovery Payment does not exceed:

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(i)	in the case of a Recovery Payment that is a Carryback Payment, the amount that would, upon receipt of the Recovery Payment, be required to be paid by Parent to AAC pursuant to subparagraphs 5(a) and 5(c); or

(ii)	in the case of a Recovery Payment that is received by Parent from the IRS as a result of a claim for refund of federal income tax, the amount that would, after the Final Determination relating to the claim for refund, be required to be paid by Parent to AAC pursuant to subparagraphs 5(a) and 5(b).

(e)	Provisions Relating to Trust. All amounts held by Parent in trust hereunder shall be held in (and, to the extent reasonably practicable, Parent shall cause third parties to remit such amounts directly to) a segregated account maintained by The Bank of New York Mellon (A) in which Parent shall not deposit, or permit to be deposited, any other amounts (other than earnings on amounts held in trust as contemplated hereby), (B) the title of which such segregated account expressly states that Parent is the account owner as trustee for the benefit of AAC and (C) with respect to which AAC holds a perfected security interest to the extent permitted under applicable law. In furtherance of the foregoing, Parent granted to AAC effective as of November 19, 2009 a security interest in such segregated account, all cash balances from time to time credited to such account and all proceeds of the foregoing. Notwithstanding any provision in this Tax Sharing Agreement to the contrary, the immediately preceding sentence shall be governed by the internal laws of the State of Wisconsin, without regard to conflicts of law principles that provide for the application of the laws of another jurisdiction.

(f)	Security Interest. To the extent that the provisions of subparagraph 5(d) are determined to not establish a trust for the benefit of AAC, Parent shall grant to the extent permitted under applicable law to AAC effective as of the Effective Date, to secure Parent’s payment and performance of any obligations owed by it to AAC under this Tax Sharing Agreement, a first priority security interest in all rights (including, without limitation, all general intangibles related thereto and all proceeds thereof) of Parent to receive Recovery Payments to the extent that the amount of the particular Recovery Payment does not exceed:

(i)	in the case of a Recovery Payment that is a Carryback Payment, the amount that would, upon receipt of the Recovery Payment, be required to be paid by Parent to AAC pursuant to subparagraphs 5(a) and 5(c); or

(ii)	in the case of a Recovery Payment that is received by Parent from the IRS as a result of a claim for refund of federal income tax, the amount that would, after the Final Determination relating to the claim for refund, be required to be paid by Parent to AAC pursuant to subparagraphs 5(a) and 5(b).

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(g)	Further Actions. To the extent permitted under applicable law: (i) Parent agrees to execute and deliver such agreements, instruments, and other documents, and take such actions, as are reasonably necessary and/or reasonably requested by AAC to protect, perfect, and maintain the perfection of such security interest (including any account control agreement), and hereby authorizes AAC to file any UCC financing statement or other document in furtherance thereof; (ii) Parent irrevocably appoints AAC and its agents as Parent’s attorney, with power to receive, open and dispose of all mail addressed to Parent and to endorse Parent’s name upon any instruments (including any refund checks) that may come into AAC’s or its agents’ possession, in each case with respect to the collateral pledged hereunder to AAC; (iii) the foregoing power of attorney is coupled with an interest and may not be revoked by Parent; and (iv) notwithstanding any provision in this Agreement to the contrary, the provisions of subparagraphs 5(f) and this subparagraph 5(g) shall be governed by the internal laws of the State of Wisconsin, without regard to conflicts of law principles that provide for the application of the laws of another jurisdiction.

6. Filing of Tax Returns, Payment of Tax, Etc. The provisions of this paragraph 6 shall be subject to Sections 1.08 and 3.01 of the Cooperation Agreement:

(a)	Parent as Agent. Each Subsidiary hereby appoints Parent as its agent as long as such Subsidiary is a Member of the Group or such Subsidiary’s income is included in the consolidated federal tax return filed by the Group, in each case, for purposes of filing such consolidated federal income tax returns, making any election, application or taking any action in connection therewith on behalf of the Members of the Group. Each Subsidiary hereby consents to the filing of such returns and the making of such elections and applications.

(b)	Cooperation. Each of the Subsidiaries shall cooperate with Parent in the filing of any consolidated federal income tax returns for the Group by maintaining such books and records and providing such information as may be necessary or useful in the filing of such returns and executing any documents and taking any actions which Parent may reasonably request in connection therewith. Each Member of the Group will provide Parent with such information or any powers of attorney concerning such returns and the application of this Tax Sharing Agreement as Parent may reasonably request.

(c)	Payment of Tax. For every Taxable Period, Parent will pay or discharge, or cause to be paid or discharged, the consolidated Federal Tax liability or AMT liability, including payments of estimated tax, of the Group.

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(d)	Tax and Loss Bonds. To the extent that the purchase of tax and loss bonds is allowable under the Code, and is to the advantage of the Group, such purchase will be made.

(e)	Elections with Respect to an Adjustment Event or Deconsolidation Event.

(i)	Unified Loss Elections.

(1)	Deconsolidation Event. With respect to any Taxable Period that includes a Deconsolidation Event, AFGI, so long as it is the parent of the Group (or a new common parent if the Group remains in existence under Treasury Regulation Section 1.1502-75(d)(3)), shall, subject to the prior review and approval of the Rehabilitator, make valid and timely elections pursuant to Treasury Regulation Section 1.1502-36, to the extent permitted and provided for thereunder, such that (Y) the NOLs of the AAC Subgroup that exist immediately following such Deconsolidation Event will be an amount equal to the sum of the Post-Determination Date NOLs existing as of the Deconsolidation Event (to the extent not previously utilized in a prior Taxable Period by the Group) and the Post-Deconsolidation Allocated NOL Amount, and (Z) no reduction in the tax basis of any asset of the AAC Subgroup will be required pursuant to Treasury Regulation Section 1.1502-36(d)(4)(i)(D) and no reduction in the amount of any deferred deduction will be required pursuant to Treasury Regulation Section 1.1502-36(d)(4)(i)(C).

(2)

Adjustment Event. With respect to any Taxable Period that includes an Adjustment Event, AFGI, so long as it is the parent of the Group (or a new common parent if the Group remains in existence under Treasury Regulation Section 1.1502-75(d)(3)), shall, subject to the prior review and approval of the Rehabilitator, make valid and timely elections pursuant to Treasury Regulation Section 1.1502-36, to the extent permitted and provided for thereunder, such that (Y) the NOLs of the AAC Subgroup that exist immediately following such Adjustment Event will be an amount equal to the sum of the Post-Determination Date NOLs existing as of the Adjustment Event (to the extent not previously utilized in a prior Taxable Period by the Group) and the Post-Deconsolidation Allocated NOL Amount (determined as if the date of the Adjustment Event were a Deconsolidation Event), and (Z) no reduction in the tax basis of any asset of the AAC Subgroup will be required

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pursuant to Treasury Regulation Section 1.1502-36(d)(4)(i)(D) and no reduction in the amount of any deferred deduction will be required pursuant to Treasury Regulation Section 1.1502-36(d)(4)(i)(C).

(ii)	Protective Deconsolidation Elections. With respect to each Taxable Period of the Group, if AAC or the Rehabilitator notifies AFGI, at least thirty (30) days before the Group tax return is to be filed, that AAC or the Rehabilitator has reasonably determined that there exists uncertainty as to whether or not a Deconsolidation Event or Adjustment Event has occurred during such Taxable Period, AFGI, so long as it is the parent of the Group (or a new common parent if the Group remains in existence under Treasury Regulation Section 1.1502-75(d)(3)), shall, subject to the prior review and approval of the Rehabilitator, make such protective elections or take other similar actions, to the extent permitted by law, so that if such a Deconsolidation Event or Adjustment Event were determined subsequently to have occurred during such Taxable Period, the results contemplated by clause 6(e)(i) would be achieved to the maximum extent permitted thereunder.

(iii)	Additional Relief. In addition, if AAC or the Rehabilitator believes that a Deconsolidation Event or Adjustment Event may have occurred in a Taxable Period for which no election or protective election was made pursuant to Treasury Regulation Section 1.1502-36, and if AAC or the Rehabilitator desires to obtain relief from the IRS (whether under Treasury Regulation Section 301.9100 or otherwise) for the failure to make such an election, AFGI shall reasonably cooperate with AAC and the Rehabilitator in obtaining such relief; provided, however, that (i) any costs incurred in connection with obtaining any such relief shall be borne solely by AAC and (ii) AFGI is permitted to review and comment on any written materials provided to the IRS with respect to such relief and attend any meetings or participate in any other communication with the IRS.

(iv)	Ratable Allocation Election. If a Deconsolidation Event occurs on a date other than the last day of a Taxable Period of the Group, no election under Treasury Regulation Sections 1.1502-76(b)(2)(ii) or (iii) (a “ratable allocation” election) shall be made in connection with determining the allocation of the items of the AAC Subgroup between the portion of such Taxable Period that ends on the date of the Deconsolidation Event and the remaining portion of such Taxable Period.

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(v)	Consolidated Return Filing by AAC. For the first Taxable Period of AAC that ends after a Deconsolidation Event, AAC shall make a timely election to file a consolidated federal income tax return with the other members of the AAC Subgroup.

(vi)	AMT Credit Allocation. To the extent permissible under applicable law, upon a Deconsolidation Event AFGI shall allocate to AAC the amount of any unused AMT credits allocable to any AAC AMT.

(vii)	Termination. AFGI’s obligations to make elections under this subparagraph 6(e) shall terminate upon the occurrence of any event described in clauses 6(d)(iv), (vii) or (viii) of the Cost Allocation Agreement.

(f)	Allocation Methodologies and Tax Assumptions.

(i)	NOL Allocation. The portion of any NOLs generated during the Taxable Period ending December 31, 2011 shall be allocated to either the Pre-Determination Date NOLs or the Post-Determination Date NOLs on the basis of a deemed closing, as of the end of the Determination Date, of the books and records of the AAC Subgroup and the AFGI Subgroup, in each case, as determined on a Separate Subsidiary Basis.

(ii)	Group Tax Assumptions. For purposes of determining amounts of the Group’s NOLs, AMT NOLs, AMT credits, taxable income (including any tax item or attribute utilized in determining taxable income) or any other amounts or attributes relevant with respect to determining any payable pursuant to this Tax Sharing Agreement, for Federal Tax and AMT purposes (i) the surplus notes issued by AAC in June 2010 will be considered indebtedness issued by AAC for federal income tax purposes, (ii) the aggregate issue price of the surplus notes issued by AAC in June 2010 and subject to a call option letter agreement shall be treated as equal to $232 million and (iii) the aggregate issue price of the remaining surplus notes issued by AAC in June 2010 shall be treated as equal to $1,060 million.

7. State and Local Taxes. In the event that any of the Subsidiaries and Parent is required to file, or elects to file, any combined or consolidated (or similar) state or local income or franchise tax returns or is treated as a member of a unitary group with any Member of the Group, then Parent and any Members of the Group that are required to be included in such returns, or that are requested to be included in such returns by Parent, shall join in the filing thereof, and Parent’s obligations to make payments to taxing authorities and the Member’s rights to payments from each other shall be determined in a manner as similar as possible to that provided herein for Federal Tax purposes, except that the use by the AAC Subgroup of net operating losses available for state and local tax purposes will be at no cost to AAC.

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8. Resolution of Disputes.

(a)	Except as provided in subparagraph 8(b), if Parent and any Subsidiary are unable to agree upon the calculation, basis or determination of any payments under this Tax Sharing Agreement, after good faith discussions in an attempt to resolve such dispute, the dispute shall be referred to a mutually agreed upon independent accounting firm for resolution. The determination of the accounting firm will be made within sixty (60) days after being selected and shall constitute an arbitral award that is final, binding and non-appealable and upon which a judgment may be entered by a court having jurisdiction thereover and Parent shall pay to such Subsidiary or such Subsidiary shall to pay to Parent, as the case may be, such amount, if any, within ten (10) days of the accounting firm’s decision. The fees, costs and all other direct or indirect expenses of the accounting firm shall be shared equally by Parent and the applicable Subsidiary.

(b)	In the event that (i) Parent believes any Subsidiary within the AAC Subgroup (including AAC) or the Rehabilitator to be, or (ii) any Subsidiary within the AAC Subgroup (including AAC) or the Rehabilitator, solely with respect to paragraph 5 and subparagraph 6(e), believes Parent to be, in material breach of, or otherwise not complying with their respective material obligations under, this Tax Sharing Agreement, such party shall provide the alleged breaching or non-complying party with a written notice (copied to their last known legal counsel) describing, in reasonable detail, the nature of the alleged breach or non-compliance. Following delivery of such written notice, the parties shall attempt, in good faith, to resolve their dispute. The party served with a notice of breach or non-compliance shall have thirty (30) days to cure the alleged breach or non-compliance. In the event that there is no cure and the parties are unable to resolve their dispute, any party alleging such breach or non-compliance may, not less than forty-five (45) days following delivery of such written notice, seek a judgment from the Rehabilitation Court that the other party has breached this Tax Sharing Agreement. Solely for purposes of resolving such dispute, Parent shall consent to the jurisdiction of the Rehabilitation Court. In the event that the Rehabilitation Court enters a final, non-appealable order in favor of any party alleging such breach or non-compliance, such party may ask the court to grant such further relief as the court deems appropriate in light of the nature and severity of the breach or non-performance, including specific performance, termination of the parties’ obligations under this agreement and/or monetary damages.

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(c)	The obligations and procedures under subparagraph 8(b) shall terminate after the due date (including extensions) of the Group’s consolidated federal tax return for any Taxable Period if:

(i)	all of the following conditions are met as of the beginning of the immediately following Taxable Period

(1)	no Pre-Determination Date NOLs remain available for use by the AAC Subgroup to offset income for Federal Tax purposes pursuant to the provisions of subclauses 3(c)(i)(1) and (2);

(2)	no Pre-Determination Date AMT NOLs remain available for use by the AAC Subgroup to offset income for AMT purposes pursuant to the provisions of subclause 3(c)(iii); and

(3)	no NOLs comprising the AFGI NOL Amount exist regardless of whether AFGI has consented to the use of such NOLs by the AAC Subgroup to offset income for Federal Tax purposes pursuant to subclause 3(c)(i)(3);

or

(ii)	a Deconsolidation Event has occurred during such Taxable Period.

9. Adjudications. In any audit, conference or other proceeding with the IRS, or in any judicial proceedings concerning the determination of the federal income tax liabilities of the Group or any of its Members with respect to any Taxable Period during which each Subsidiary is, or was, a Member of the Group, the Group and each of its Members shall be represented by persons selected by Parent. The settlement and terms of settlement of any issues relating to any such proceeding shall be in the sole discretion of Parent, and each Subsidiary appoints Parent as its agent for the purpose of proposing and concluding any such settlement. The provisions of this paragraph 9 shall be subject to Section 1.08 of the Cooperation Agreement.

10. Binding Effect; Successors. This Tax Sharing Agreement shall be binding upon each of the parties hereto, including each Member of the Group, whether or not such Member was a Member upon the execution of this Tax Sharing Agreement, and each party hereto consents to the terms hereof and guarantees the performance of the agreements contained herein. Parent shall cause each future Member of such Group to assent to the terms of this Tax Sharing Agreement promptly after becoming a Member of such Group. Each party hereto hereby assents to each new Member becoming a party to this Tax Sharing Agreement. This Tax Sharing Agreement shall inure to the benefit of and be binding upon any successors or assigns of the parties hereto.

11. Equitable Interpretation. This Tax Sharing Agreement is intended to allocate the federal income tax liabilities and benefits of the Group in an equitable manner, and any situation

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or circumstance concerning such allocation which is not specifically contemplated hereby or provided for herein shall be dealt with in a manner consistent with the underlying principles of allocation of this Tax Sharing Agreement.

12. Costs and Expenses. Except as otherwise provided herein or in the Cost Allocation Agreement, any and all costs and expenses incurred in connection with (i) the preparation of a consolidated or combined (or similar) federal, state or local income or franchise tax return which includes the income, gain, loss, deductions or credits of members of the Group, (ii) the application of the provisions of this Tax Sharing Agreement to the parties hereto or third parties, or (iii) any audit, conference or other proceeding involving the IRS or any other taxing authority to the extent that it relates to any item of income, gain, loss, deduction or credit of any Member of the Group (other than costs and expenses resulting from Parent’s failure to file a timely income tax return (including an estimated return) or to pay with such return the tax shown on such return or, if no such return was filed, the tax required to be shown on such return) shall be allocated between Parent and each Subsidiary in a reasonable manner as determined by Parent.

13. Effect of Agreement. This Tax Sharing Agreement shall determine the liability of Parent and each Subsidiary (including, to the extent provided herein, the AAC Subgroup) to each other as to the matters provided for herein, whether or not such determination is effective for purposes of the Code or the Treasury Regulations promulgated thereunder, financial reporting or any other matters. In the event of any conflict or inconsistency between this Tax Sharing Agreement and the provisions of the Mediation Agreement, the provisions of this Tax Sharing Agreement shall govern.

14. References. Except as otherwise specifically provided herein, any references to the sections of the Code, or any Treasury Regulations promulgated thereunder, shall be deemed to refer to any successor provisions and shall refer to such sections, Treasury Regulations or provisions as in effect from time to time. Except as otherwise specifically provided herein, all paragraph references are to paragraphs contained in this Tax Sharing Agreement.

15. Termination.

(a)	This Tax Sharing Agreement shall be terminated on the happening of any of the following events:

(i)	If the parties agree, in writing, to terminate this Tax Sharing Agreement;

(ii)	If the Group fails to file a consolidated federal income tax return for any Taxable Period;

(iii)	With respect to any Subsidiary (other than AAC or any AAC Subsidiary), if such Subsidiary ceases to be a Member of the Group for any reason; provided, however, AAC shall not be required to make payments under clause 3(a)(ii) with respect to any Taxable Period beginning after a Deconsolidation Event; or

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(iv)	A condition to the Closing Date not being able to be satisfied.

Notwithstanding the termination of this Tax Sharing Agreement in whole or with respect to any Member, its provisions (X) will remain in effect with respect to any portion of the Taxable Period in which termination occurs which is required to be included in the consolidated federal tax return of the Group, (Y) will remain in effect for all purposes (including with respect to any Subsidiary who ceases to be a member of the Group) with regard to amounts outstanding under this Tax Sharing Agreement prior to its termination and any payments required to be made to Parent by any Subsidiary, or by Parent to any Subsidiary, hereunder including any payments required pursuant to paragraphs 3, 4 and 5 and (Z) will remain in effect with respect to the matters dealt with in subparagraphs 3(a) and (c) and paragraphs 5, 6, 7, 8, 9, 10, 11 and 12 hereof; provided, that in the event that a condition to the Closing Date cannot be satisfied, amounts held in escrow pursuant to clause 3(a)(iii) shall be released to AAC.

16. Notices. Any payment, notice or communication required or permitted to be given under this Tax Sharing Agreement shall be deemed to have been given when deposited in the United States mail, postage prepaid, addressed as follows:

If to Parent:

Ambac Financial Group, Inc.

One State Street Plaza

New York, New York 10004

If to AAC:

Ambac Assurance Corporation

One State Street Plaza

New York, New York 10004

or to such other address as a party shall furnish in writing to the other party.

17. Execution in Counterparts. This Tax Sharing Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Tax Sharing Agreement.

18. Parties to this Tax Sharing Agreement. Nothing herein shall in any manner create any obligations or establish any rights against any party to this Tax Sharing Agreement in favor of any person not a party to this Tax Sharing Agreement; provided, however, that, solely with respect to paragraph 5 and subparagraphs 6(e) and 8(b), the Rehabilitator shall be an express third party beneficiary of this Tax Sharing Agreement to the same extent as if it were a party to this Tax Sharing Agreement.

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IN WITNESS WHEREOF, the parties have caused this Tax Sharing Agreement to be executed as of the date first above written.

AMBAC FINANCIAL GROUP, INC.

By:
Name:
Title:

AMBAC ASSURANCE CORPORATION

By:
Name:
Title:

AMBAC INVESTMENTS INC.

By:
Name:
Title:

AMBAC AII CORPORATION

By:
Name:
Title:

AMBAC ASSET FUNDING CORPORATION

By:
Name:
Title:

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AMBAC CAPITAL FUNDING, INC.

By:
Name:
Title:

AMBAC CAPITAL CORPORATION

By:
Name:
Title:

CONNIE LEE HOLDINGS, INC.

By:
Name:
Title:

AMBAC BERMUDA LTD.

By:
Name:
Title:

EVERSPAN FINANCIAL GUARANTEE CORP.

By:
Name:
Title:

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EXHIBIT B

(Cooperation Agreement Amendment)

AMENDMENT NO. 1 TO COOPERATION AGREEMENT

AMENDMENT NO. 1 TO COOPERATION AGREEMENT (this “Amendment”), effective as of the later of (a) the date on which an order is entered pursuant to Section 1129 of chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) confirming Ambac Financial Group, Inc.’s (“AFGI”) chapter 11 plan of reorganization, as amended, supplemented or modified, and (b) the date on which a non-stayed order is entered by the Dane County Circuit Court (the “Rehabilitation Court”) approving this Agreement (such date, the “Effective Date”), by and between the Segregated Account of Ambac Assurance Corporation (the “Segregated Account”), Ambac Assurance Corporation (“Ambac”), AFGI and the Commissioner of Insurance of the State of Wisconsin, as the court-appointed Rehabilitator of the Segregated Account (the “Rehabilitator”).

WHEREAS, Ambac and the Segregated Account entered into the Cooperation Agreement on March 24, 2010 (the “Agreement”).

WHEREAS, AFGI filed a voluntary petition for relief under chapter 11 of title 11 of the Bankruptcy Code in the Bankruptcy Court on November 8, 2010.

WHEREAS, Ambac and the Segregated Account desire to amend the Cooperation Agreement to reflect certain terms and provisions of that certain Mediation Agreement (the “Mediation Agreement”) by and among Ambac, the Segregated Account, AFGI, the Wisconsin Office of the Commissioner of Insurance (“OCI”), the Rehabilitator, and the Official Committee of Unsecured Creditors of AFGI, entered into as of September 21, 2011, and to expressly add AFGI and the Rehabilitator as parties to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	AFGI and the Rehabilitator shall become parties to the Agreement.

2.	The following shall be added to Article I of the Agreement:

SECTION 1.05 Preservation of Net Operating Losses. Except as otherwise approved by the Rehabilitator, AFGI shall use its best efforts to preserve the use of NOLs realized by the Group for the benefit of the AAC Subgroup, including but not limited to, refraining from taking any action that would result in, and taking such affirmative steps as are appropriate to avoid, any Deconsolidation Event. In furtherance of the foregoing, AFGI shall use its best efforts to obtain a confirmation order from the Bankruptcy Court which (i) memorializes the parties’ intent to preserve the use of NOLs for the benefit of the AAC Subgroup and AFGI as contemplated by the Amended and Restated Tax Sharing Agreement, dated as of the Effective Date, by and among Ambac,

AFGI and the other parties thereto (the “Tax Sharing Agreement”), (ii) approves the adoption by reorganized AFGI of an NOL-preservation plan to remain in effect so long as NOLs remain for the benefit of Ambac as contemplated by the Mediation Agreement and the Tax Sharing Agreement and vests continuing jurisdiction in the Bankruptcy Court to enforce restrictions adopted in connection with such plan, and (iii) memorializes the parties’ intent that any subsequent bankruptcy filing by reorganized AFGI with the intent of rejecting this Agreement, the Mediation Agreement or the Tax Sharing Agreement and/or seeking additional value from the AAC Subgroup for its use of the NOLs is a per se bad faith filing.

SECTION 1.06 Loss Reserving. Ambac shall (i) provide the Rehabilitator the opportunity to participate in all meetings with Ambac management to discuss loss reserves to be included in any statutory financial report; (ii) provide the Rehabilitator with all reports provided to Ambac management (when so provided) concerning the assumptions and vendors utilized or to be utilized in arriving at statutory loss reserves, together with any related reports or materials requested by the Rehabilitator; and (iii) obtain the approval of the Rehabilitator prior to accepting repayment of any intercompany loan in an amount in excess of $50,000,000 per annum or any modification to or deemed repayment of any intercompany loan in an amount that would result in Ambac recognizing income or a reduction in issue price in excess of $50,000,000 per annum. No later than February 1st of each year (or more frequently if requested by Ambac), if Ambac proposes to make any changes in the assumptions or vendors utilized in determining statutory loss reserves from the prior year’s statutory loss reserves (or, with respect to 2011, the statutory loss reserves for the period from September 30, 2011 to December 31, 2011), which changes would cause the difference (whether positive or negative) between (w) Ambac’s statutory reserves determined with such proposed changes and (x) Ambac’s statutory reserves determined without such proposed changes to exceed the lesser of (y) $200,000,000 or (z) 10% of Ambac’s statutory reserves determined without such proposed changes, Ambac shall seek and obtain the approval of its loss reserves from the Rehabilitator, which approval shall not be unreasonably withheld or delayed. In the event that the Rehabilitator disputes Ambac’s loss reserves and does not provide such approval, then, unless OCI prescribes an accounting practice requiring Ambac to follow the position of the Rehabilitator, the parties shall (i) immediately submit such dispute to expedited arbitration before a single arbitrator with requisite expertise to decide which of the positions most appropriately reflects expected claim payments or (ii) jointly agree to an

2

alternative method of dispute resolution. The decision of an arbitrator shall be final and binding upon the parties, and shall be rendered in such form and substance as shall be necessary to permit Ambac to reasonably rely thereon for purposes of filing its statutory financial statements. The parties shall agree to such procedures as are necessary and prudent to permit the arbitrator to issue a decision by no later than ten business days before the date that the annual financial reports are required to be filed (the “Filing Date”). If the differences of the parties are not resolved in a manner described above at least ten business days before the Filing Date, then Ambac shall request an extension of the Filing Date from OCI. If OCI agrees to such an extension, it will cooperate with Ambac to secure extensions in other jurisdictions as necessary. If such extension (or subsequent extension) is not granted, Ambac shall be entitled to file its financial reports on the basis of its own loss reserving positions.

SECTION 1.07 Investment Portfolio Management.

(a) Any changes to Ambac’s existing Investment Policy (dated November 18, 2010) shall be submitted to the Rehabilitator for approval, which approval shall not be unreasonably withheld. The Rehabilitator shall meet with Ambac management (including the CFO) semi-annually to discuss the Investment Policy and any changes appropriate thereto. The Rehabilitator may recommend changes to the Investment Policy and Ambac shall consider such recommendations in good faith. The Rehabilitator shall also be provided with periodic reports of investment transactions in the ordinary course. Notwithstanding anything to the contrary in the Management Services Agreement or any other agreement, in the event that Ambac’s rejection of any proposed changes are not reasonable and fair to the interests of Ambac and the Segregated Account, or are not protective or equitable to the interests of Ambac and the Segregated Account policyholders generally, the Rehabilitator may direct Ambac to transfer investment management functions relating to the investment portfolio to a third party jointly chosen by the Rehabilitator and Ambac. With respect to any subsequent transfers to third parties of investment management functions relating to the investment portfolio, such third parties shall be jointly chosen by the Rehabilitator and Ambac.

(b) The parties hereto acknowledge and agree that, if the investment management function is transferred in accordance with the foregoing (a “Change of Investment Manager Event”), the parties’ respective obligations under Section 1.07 and elsewhere set forth in this Agreement shall remain in effect without alteration

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or diminishment. In furtherance of the foregoing, (i) the parties shall consult with each other in order to facilitate the uninterrupted provision of the information and other benefits required to be provided hereunder by each party to the other party, (ii) the parties shall ensure that any new provider of investment management services as a result of a Change of Investment Manager Event (each a “Replacement Investment Manager”) has the capacity to perform the investment management services formerly provided by Ambac, including without limitation either maintaining an annual Type II SAS 70 internal control letter reasonably acceptable to AFGI or providing AFGI with copies of such Replacement Investment Manager’s current documentation of control procedures (such as policies and procedures, process models and process flowcharts) which record the design of internal controls and (iii) the Segregated Account shall at all times following a Change of Investment Manager Event maintain appropriate internal controls and systems to ensure that Ambac will be able to meet its financial reporting, disclosure and legal obligations as described in Section 2.01(H) below and as may be necessary for the Segregated Account to fulfill its obligations under this Agreement. Further, the Segregated Account shall immediately disclose to AFGI any instance of fraud or any significant change to the internal control environment. In addition, the Rehabilitator shall cooperate with Ambac in causing each Replacement Investment Manager to permit Ambac and its affiliates, through Ambac’s employees and representatives (including, for the avoidance of doubt, independent auditors of AFGI), the right to audit the Replacement Investment Manager’s internal control structure and to examine and make copies of any books and records pertaining to the Segregated Account, and to furnish Ambac with such financial and reporting data and other information as Ambac may from time to time request. If a deficiency or control issue is noted, the Segregated Account will work with AFGI’s representatives (including, for the avoidance of doubt, independent auditors of AFGI) to develop and implement an effective remediation strategy. In the event of any breach or threatened breach by any party of any of its obligations as set forth or described in this Agreement following a Change of Investment Manager Event, the parties hereto agree that monetary damages would be an insufficient remedy for any such breach, and in addition to all other remedies available under applicable law, the non-breaching party shall be entitled to specific performance and to injunctive or other equitable relief as a remedy for any such breach.

SECTION 1.08 IRS Dispute. Ambac and the Rehabilitator shall be entitled to full cooperation and all information and

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particulars they or either of them may request from AFGI in relation to the IRS Dispute and any other issues that Ambac may have relative to the IRS, including, without limitation, express authorization to engage with the IRS directly on matters arising under the Plan of Rehabilitation in connection with the rehabilitation proceeding with respect to the Segregated Account and any amendment or subsequent iteration thereof (including any efforts to obtain a private letter ruling, pre-filing agreement or other form of guidance or clarification).

3. Section 3.01 of the Agreement shall be deleted and replaced with the following:

SECTION 3.01 Following each taxable year during any part of which Ambac is a member of the Group, AFGI shall, no later than April 1 of such subsequent year, provide the Rehabilitator with a summary of the material provisions of AFGI’s expected tax position and the expected differences between Ambac’s statutory financial statements and AFGI’s expected tax positions. The Rehabilitator shall notify AFGI and Ambac in writing of any concerns of the Rehabilitator with respect to any such expected tax positions no later than May 1 of such year. Promptly thereafter, AFGI and Ambac shall meet with the Rehabilitator to resolve in good faith such concerns. In the event that the Rehabilitator is unable to resolve a dispute with AFGI and Ambac concerning an expected tax position by July 1 of such year, the parties shall immediately submit such dispute to expedited arbitration before a single arbitrator with the requisite tax expertise whose decision shall be issued no later than August 31 of such year and shall be final and binding upon the parties. The parties shall agree to such further procedures as are necessary and prudent to permit the arbitrator to issue a decision by August 31 of such year. If the expected tax position relates to the AAC Subgroup, the sole issue before the arbitrator shall be whether the tax position advocated by the Rehabilitator is more likely than not to be upheld by a court of competent jurisdiction in a subsequent challenge to such position by the IRS. If the expected tax position does not relate to the AAC Subgroup, the sole issue before the arbitrator shall be whether the tax position advocated by AFGI is more likely than not to be upheld by a court of competent jurisdiction in a subsequent challenge to such position by the IRS. In the event that the arbitrator rules that the tax position advocated by the Rehabilitator (where the expected tax position relates to the AAC Subgroup) or the tax position advocated by AFGI (where the expected tax position does not relate to the AAC Subgroup) is more likely than not to be upheld by a court of competent jurisdiction in a subsequent challenge to such position by the IRS, AFGI shall file

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its return on the basis of such advocated tax position, which position may be disclosed in such return. In the event that the arbitrator does not rule that a tax position advocated by either the Rehabilitator or AFGI, as the case may be, is more likely than not to be upheld by a court of competent jurisdiction in a subsequent challenge to such position by the IRS, such party shall be precluded from advocating for such tax position in any subsequent year absent any change or changes in facts or circumstances that would support such tax position. The cost of the arbitrator will be split between AFGI and Ambac. The Rehabilitator represents that it is not presently aware of any fact, including, without limitation, any plan of rehabilitation for the Segregated Account that is presently being considered, upon which it would seek to change (under this Section 3.01) the method of realization or accrual of deductions for interest and original issue discount on the surplus notes issued by Ambac in June 2010, including the application of Sections 163(e)(5) and 163(i) of the Code.

4. Section 6.06 of the Agreement shall be deleted and replaced with the following:

SECTION 6.06 Consent to Jurisdiction. AFGI and Ambac hereby consent to the jurisdiction of the state court in Wisconsin before which the rehabilitation proceedings with respect to the Segregated Account are pending, and waive any objection based on lack of personal jurisdiction, improper venue or forum non conveniens, with regard to any actions, claims, disputes or proceedings relating to this Agreement or any other document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing.

5. Section 6.10 of the Agreement shall be deleted and replaced with the following:

SECTION 6.10. Parties to this Agreement. Nothing herein shall in any manner create any obligations or establish any rights against the Rehabilitator, Ambac, the Segregated Account or AFGI in favor of any person or entity not a party to this Agreement.

6. The following shall be added to Article VI of the Agreement:

SECTION 6.11 Interpretation. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Tax Sharing Agreement.

SECTION 6.12 Dispute Resolution. In the event that AFGI believes Ambac or the Rehabilitator to be, or in the event that

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Ambac or the Rehabilitator believes AFGI to be, in material breach of, or otherwise not complying with Sections 1.05, 1.06, 1.07, 1.08, and 3.01 of this Agreement, such party shall provide the alleged breaching or non-complying party with a written notice (copied to their last known legal counsel) describing, in reasonable detail, the nature of the alleged breach or non-compliance. Following delivery of such written notice, the parties shall attempt, in good faith, to resolve their dispute. The party served with a notice of breach or non-compliance shall have 30 days to cure the alleged breach or non-compliance. In the event that there is no cure and the parties are unable to resolve their dispute, any party alleging such breach or non-compliance may, not less than 45 days following delivery of such written notice, seek a judgment from the Rehabilitation Court that the other party has breached this Agreement. Solely for purposes of resolving such dispute, AFGI shall consent to the jurisdiction of the Rehabilitation Court. In the event that the Rehabilitation Court enters a final, non-appealable order in favor of any party alleging such breach or non-compliance, such party may ask the court to grant such further relief as the court deems appropriate in light of the nature and severity of the breach or non-performance, including specific performance, termination of the parties’ obligations under this Agreement and/or monetary damages.

SECTION 6.13 Other Agreements. In the event of any conflict or inconsistency between this Agreement and the provisions of the Mediation Agreement, the provisions of this Agreement shall govern.

7. Termination.

(a) The provisions of Section 3.01 shall have no further force or effect after the due date (including extensions) of the Group’s consolidated federal tax return for any Taxable Period if:

(i) all of the following conditions are met as of the beginning of the immediately following Taxable Period:

(1) no Pre-Determination Date NOLs remain available for use by the AAC Subgroup to offset income for Federal Tax purposes pursuant to subparagraphs 3(c)(i)(1) and (2) of the Tax Sharing Agreement;

(2) no Pre-Determination Date AMT NOLs remain available for use by the AAC Subgroup to offset income for AMT purposes pursuant to the provisions contained in subparagraph 3(c)(iii) of the Tax Sharing Agreement, and

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(3) no AFGI NOLs exist regardless of whether AFGI has consented to the use of such AFGI NOLs by the AAC Subgroup to offset income for Federal Tax purposes pursuant to subparagraph 3(c)(i)(3) of the Tax Sharing Agreement;

or

(ii) a Deconsolidation Event has occurred prior to the beginning of such Taxable Period.

(b) The provisions of this Amendment shall have no further force or effect to the extent that a condition to the Closing Date (as defined in the Mediation Agreement) cannot be satisfied.

8. Counterparts. This Amendment may be executed in more than one counterpart, each of which shall be deemed to be an original and all of which shall, together, constitute one and the same instrument.

[Remainder of page intentionally left blank. Signatures to follow]

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IN WITNESS WHEREOF, AFGI, Ambac, the Segregated Account and the Rehabilitator have caused this Amendment to be duly executed and delivered as of the day and year first above written.

AMBAC FINANCIAL GROUP, INC.

By:
Name:
Title:

AMBAC ASSURANCE CORPORATION

By:
Name:
Title:

SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION by Ambac Assurance Corporation, as Management Services Provider

By:
Name:
Title:

THE COMMISSIONER OF INSURANCE OF THE STATE OF WISCONSIN, AS THE COURT- APPOINTED REHABILITATOR OF THE SEGREGATED ACCOUNT

By:
Name: Roger A. Peterson
Title: Special Deputy Commissioner

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EXHIBIT C

(Cost Allocation Agreement)

EXPENSE SHARING AND COST ALLOCATION AGREEMENT

Expense Sharing and Cost Allocation Agreement (this “Agreement”), effective as of the later of (a) the date on which an order is entered pursuant to Section 1129 of chapter 11 of title 11 of the United States Bankruptcy Code by the United States Bankruptcy Court for the Southern District of New York confirming Ambac Financial Group, Inc.’s (“AFGI”) chapter 11 plan of reorganization, as amended, supplemented or modified, and (b) the date on which a non-stayed order is entered by the Dane County Circuit Court (the “Rehabilitation Court”) approving this Agreement (such date, the “Effective Date”), by and among Ambac Assurance Corporation, a Wisconsin stock insurance corporation (“Ambac”), AFGI and their respective subsidiaries and affiliates (other than Ambac Assurance UK Limited) as listed on Schedule A attached hereto and made a part hereof, as such Schedule A may be amended from time to time (together with Ambac and AFGI, the “Affiliates”).

WHEREAS, certain of the Affiliates incur costs and expenses in support of certain service departments or functions, which service departments or functions are necessary or beneficial for certain other Affiliates;

WHEREAS, the costs and expenses incurred in support of each service department or function should be allocated among the Affiliates benefiting from such service department or function according to a defined allocation methodology;

WHEREAS, this Agreement terminates and supersedes all prior expense sharing and cost allocation agreements among the Affiliates, including, but not limited to, that certain Expense Sharing and Cost Allocation Agreement effective as of January 1, 1997 and that certain Expense Sharing And Cost Allocation Agreement dated as of January 1, 2007;

WHEREAS, the Wisconsin Office of the Commissioner of Insurance (“OCI”) commenced a rehabilitation proceeding with respect to the Segregated Account of Ambac Assurance Corporation in the Wisconsin Circuit Court for Dane County on March 24, 2010 (the “Rehabilitation Proceeding”) in which the Wisconsin Commissioner of Insurance was appointed Rehabilitator of the Segregated Account (the “Rehabilitator”); and

WHEREAS, AFGI filed a voluntary petition for relief under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on November 8, 2010 (the “Bankruptcy Case”), and continues to manage and operate its business as debtor in possession pursuant to Section 1107(a) and 1108 of the Bankruptcy Code.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Direct Expenses. To the extent feasible, each of Ambac and AFGI shall pay all of its own direct expenses, other than expenses in a de minimis amount incurred by it, including, but not limited to, compensation expenses (consisting of base salary, bonus and other compensation expenses), severance expenses, payroll taxes and third-party expenses, including travel, legal and consulting expenses. Notwithstanding anything to the contrary in this Agreement, amounts owed by AFGI to Ambac pursuant to this Agreement for the actual and necessary costs and expenses of preserving AFGI’s bankruptcy estate shall be allowed as administrative expenses pursuant to Section 503 of the Bankruptcy Code.

2. Expense Allocation and Methodology.

(a) Compensation costs and accruals for compensation costs (including, but not limited to, base compensation, bonuses, severance and payroll taxes) for each shared services department shall be allocated among all Affiliates benefiting from such service department based on the percentage of time spent supporting the activities of each Affiliate. Shared services departments include, but are not limited to, legal, treasury, tax, financial control, risk management, internal audit, investment portfolio management and executive officers. The percentage of time spent supporting the activities of the Segregated Account of Ambac Assurance Corporation (the “Segregated Account”), Ambac and its subsidiaries, on the one hand, and AFGI and its subsidiaries (other than Ambac and its subsidiaries) on the other, shall be determined on the basis of individual time sheets. Individual time sheets shall be completed by each shared services department employee who supports the activities of the Segregated Account, Ambac and its subsidiaries, on the one hand, and AFGI and its subsidiaries (other than Ambac and its subsidiaries) on the other, as mutually determined by the parties.

(b) Overhead department costs (including, but not limited to, premises, depreciation and corporate insurance other than D&O insurance, as well as the total expenses of overhead departments) shall be allocated among all Affiliates based on the percentage of time spent by the shared services departments supporting the activities of each Affiliate. Overhead departments include, but are not limited to, administration, technology and human resources.

(c) Notwithstanding Sections 2(a) and 2(b) above, expenses incurred by any Affiliate relating to public disclosure and fresh start accounting in connection with the Bankruptcy Case (including compensation costs and all expenses arising from AFGI’s disclosure obligations as a publicly traded company, including but not limited to operational and accounting expenses arising from the preparation of financial statements and other reporting requirements), D&O insurance, and director fees shall be allocated among all Affiliates benefiting from such matters in accordance with the methodologies set forth in Schedule B attached hereto.

(d) The expense allocation and methodology set forth in this Section 2 shall be implemented by the Affiliates no later than one hundred and twenty (120) days following the Effective Date. During this period, the Affiliates shall use reasonable efforts to implement the processes set forth in this Agreement while the necessary IT systems are modified to operate according to the expense allocation and methodology set forth in this Section 2.

3. Interim Payments by AFGI. Within twenty (20) days of the end of each month, Ambac shall provide to AFGI (i) an estimate of the amount of AFGI’s expense allocation, which estimate may be based on AFGI’s actual expense allocation for the immediately prior quarter, and (ii) the amount of any direct expenses of AFGI paid directly by Ambac during such month, which amounts contemplated by both clauses (i) and (ii) shall be paid by AFGI to Ambac within five (5) days of receipt.

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4. Interim Payments by Ambac. Within twenty (20) days of the end of each month, AFGI shall provide to Ambac (i) an estimate of the amount of Ambac’s expense allocation, which estimate may be based on Ambac’s actual expense allocation for the immediately prior quarter, (ii) the amount of Ambac’s expense allocation relating to the adversary proceeding initiated by AFGI as debtor in the Bankruptcy Case against the Internal Revenue Service (captioned Ambac Financial Group, Inc. vs. United States of America, Case No. 10-04210) (the “IRS Dispute”) pursuant to Section 4 of the Mediation Agreement, and (iii) the amount of any direct expenses of Ambac paid directly by AFGI during such month, which amounts contemplated by clauses (i), (ii) and (iii) shall be paid by Ambac to AFGI within five (5) days of receipt.

5. Quarterly Actual Cost. Within fifty-five (55) days after the end of each quarter during the term of this Agreement, each of AFGI and Ambac shall calculate each Affiliate’s expense allocation for each service department or function (including fees and expenses relating to the IRS Dispute pursuant to Section 4 of the Mediation Agreement), and prepare reports which provide the individual and aggregate expense allocation to each Affiliate (including AFGI and Ambac) for all service departments and functions for such quarter. The expense allocation for each Affiliate will be recorded to each Affiliate’s intercompany account. All intercompany account balances, taking into account amounts paid pursuant to Sections 3 and 4, will be settled within sixty (60) days after the end of each quarter; provided, that any balance owed from the Segregated Account shall automatically reduce the principal amount of that certain Secured Note, dated as of March 24, 2010, by and between Ambac and the Segregated Account, in accordance with the terms thereof.

6. Reimbursement of AFGI Operating Expenses.

(a) Within fifty-five (55) days of the first day of the month in which the Effective Date occurs (the “Anniversary Date”) and in which this Section 6 is in effect, beginning in the calendar year following the year in which the Effective Date occurs, AFGI shall provide to Ambac a report of the amount of expenses incurred by AFGI (pursuant to Sections 1 and 2) during the twelve months preceding such Anniversary Date. Within five (5) days of the receipt of such report, Ambac shall reimburse AFGI for such expenses to the extent that such amount does not exceed the per annum cap set forth in subsection (b) below.

(b) Until (and including) the fifth anniversary of the Anniversary Date, Ambac’s obligation to reimburse reasonable operating expenses incurred by AFGI pursuant to subsection (a) shall be subject to a $5 million per annum cap. Following the fifth anniversary of the Anniversary Date, Ambac shall, only with the approval of the Rehabilitator, reimburse such expenses incurred by AFGI pursuant to subsection (a), subject to a $4 million per annum cap.

(c) AFGI shall prepare in good faith an annual operating expense budget (based on reasonable assumptions) for the forthcoming fiscal year, in a form reasonably satisfactory to the Rehabilitator (each, an “Annual Budget”). As soon as available, and in any event within 30 days prior to the commencement of each calendar year, AFGI shall provide each Annual Budget to the Rehabilitator. Within forty-five (45) days after each March 31, June 30 and September 30, AFGI shall provide the Rehabilitator with a comparison (in form reasonably satisfactory to the Rehabilitator) of (a) actual expenses incurred through such date, and expenses

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expected to be incurred from such date until the end of the then-current fiscal year, to (b) the projected expenses as set forth on the Annual Budget. AFGI’s actual operating expenses shall not exceed the amounts set forth in the Annual Budget unless such excess expenses are reasonable.

(d) The provisions of this Section 6 shall have no further force or effect, upon the occurrence of any of the following:

(i) the conversion of the Bankruptcy Case to a case under Chapter 7 of the Bankruptcy Code, or the confirmation of a plan of reorganization that entails the liquidation of all or substantially all of AFGI’s assets and the subsequent distribution of the proceeds of such assets to AFGI's creditors;

(ii) the filing of a new petition for relief under chapter 7 or chapter 11 of title 11 of the Bankruptcy Code by AFGI;

(iii) AFGI’s taking or refraining from taking any action which impairs the ability of Ambac to continue to use net operating loss carryovers (“NOLs”) made available for use by Ambac as set forth in AFGI’s Plan of Reorganization filed in the Bankruptcy Case (the “Plan of Reorganization”);

(iv) the imposition, under Section 382(a) of the Internal Revenue Code of 1986 (the “Code”), of an annual “section 382 limitation” (within the meaning of Section 382(b) of the Code) of $37.5 million or less on the use of NOLs available to the AAC Subgroup (as defined in the Amended and Restated Tax Sharing Agreement, effective on the Effective Date, by and among Ambac, AFGI and the other parties thereto (the “Tax Sharing Agreement”);

(v) AFGI’s material breach of, or its noncompliance with material obligations under, this Section 6 determined in accordance with procedures set forth in Section 9(b), or its material breach of, or its noncompliance with material obligations under the Mediation Agreement (as defined below), the Tax Sharing Agreement or the Cooperation Agreement (as amended by Amendment No. 1 to Cooperation Agreement), determined in accordance with procedures set forth in each respective agreement; provided, however, that any noncompliance by AFGI with its material obligations under this Section 6 or the aforementioned agreements which is primarily the result of any material breach of this Agreement or such other agreements by Ambac shall be excepted from the provisions of this subsection (d)(v);

(vi) A condition to the Closing Date (as defined in Section 11 of the Mediation Agreement) not being able to be satisfied;

(vii) at the option of Ambac, to the extent that none of the NOLs included in the Allocated NOLs Amount (as defined in the Tax Sharing Agreement) remains available for use by the AAC Subgroup; or

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(viii) the Rehabilitator declining to approve the payment by Ambac or the Segregated Account to AFGI of reasonable operating expenses at any time after (but excluding) the fifth anniversary of the Effective Date.

7. Right of Offset. Notwithstanding Section 362 of the Bankruptcy Code or any other provisions of the Bankruptcy Code to the contrary, (i) Ambac will have the right to offset any amounts due from AFGI against cash or other assets owed to AFGI (in each case solely with respect to expenses incurred subsequent to November 8, 2010) without notice or further order of the Bankruptcy Court and AFGI will have the right to offset any amounts due from Ambac against cash or other assets owed to Ambac (in each case solely with respect to expenses incurred subsequent to November 8, 2010) without notice or further order of the Bankruptcy Court and (ii) Ambac will have the right to offset any amounts due from AFGI against cash or other assets owed to AFGI (in each case solely with respect to expenses incurred prior to November 8, 2010) without notice or further order of the Bankruptcy Court and AFGI will have the right to offset any amounts due from Ambac against cash or other assets owed to Ambac (in each case solely with respect to expenses incurred prior to November 8, 2010) without notice or further order of the Bankruptcy Court.

8. Binding Effect: Successors. This Agreement shall be binding upon the Affiliates and each Affiliate consents to the terms hereof and guarantees the performance of the agreements contained herein. Ambac and AFGI shall cause each of their future affiliates or subsidiaries to assent to the terms of this Agreement promptly after becoming an affiliate or subsidiary. Each Affiliate hereby assents to each new affiliate or subsidiary becoming a party to this Agreement and to each new affiliate or subsidiary being deemed to be an Affiliate hereunder. This Agreement shall inure to the benefit of and be binding upon any successors or assigns of the parties hereto.

9. Termination and Enforcement.

(a) This Agreement shall be terminated on the happening of any of the following events:

(i) If each of Ambac and AFGI agree, in writing, to terminate this Agreement;

(ii) With respect to any Affiliate, if such Affiliate ceases to be an affiliate or subsidiary of Ambac for any reason; or

(iii) Upon the receipt of written direction from the Rehabilitator following (x) conversion of the Bankruptcy Case to a case under Chapter 7 of the Bankruptcy Code, or (y) confirmation of a plan of reorganization that entails the liquidation of all or substantially all of AFGI’s assets and the subsequent distribution of the proceeds of such assets to AFGI’s creditors.

Notwithstanding the termination of this Agreement, its provisions will remain in effect with respect to amounts outstanding under this Agreement prior to its termination.

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(b) In the event that AFGI believes Ambac or the Rehabilitator to be, or in the event that Ambac or the Rehabilitator believes AFGI to be, in material breach of, or otherwise not complying with their respective material obligations under, this agreement, such party shall provide the alleged breaching or non-complying party with a written notice (copied to their last known legal counsel) describing, in reasonable detail, the nature of the alleged breach or non-compliance. Following delivery of such written notice, the parties shall attempt, in good faith, to resolve their dispute. The party served with a notice of breach or non-compliance shall have 30 days to cure the alleged breach or non-compliance. In the event that there is no cure and the parties are unable to resolve their dispute, any party alleging such breach or non-compliance may, not less than 45 days following delivery of such written notice, seek a judgment from the Rehabilitation Court that the other party has breached this agreement. Solely for purposes of resolving such dispute, AFGI shall consent to the jurisdiction of the Rehabilitation Court. In the event that the Rehabilitation Court enters a final, non-appealable order in favor of any party alleging such breach or non-compliance, such party may ask the court to grant such further relief as the court deems appropriate in light of the nature and severity of the breach or non-performance, including specific performance, termination of the parties’ obligations under this agreement and/or monetary damages.

10. Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

11. Transfers and Assigns. Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred or assigned by any Affiliate without the prior written consent of both Ambac and AFGI.

12. Amendments. This Agreement, including any schedules, appendices and exhibits hereto, may be amended from time to time; provided, however, that any amendment shall not be effective unless it is in writing and signed by Ambac and AFGI.

13. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Wisconsin (without reference to choice of law doctrine).

14. Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original and all of which shall, together, constitute one and the same instrument.

15. Notices. Any notice or communication in respect of this Agreement shall be sufficiently given to a party if in writing and delivered in person, sent by recorded delivery or registered post or the equivalent (with return receipt requested) or by overnight courier or given by facsimile transmission, at the address or facsimile number set out in Schedule C attached hereto, or to such other address or facsimile number as shall be notified in writing by one party to the other. A notice or communication shall be deemed to be given:

(i) if delivered by hand or sent by overnight courier, on the day and at the time it is delivered or, if that day is not a business day, or if delivered after the close of business on a business day, at 9:00 a.m. (local time to the recipient) on the immediately following business day;

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(ii) if sent by facsimile transmission or email, on the day and at the time the transmission is received or, if that is not a business day, or if received after the close of business on a business day, at 9:00 a.m. (local time to the recipient) on the immediately following business day; or

(iii) if sent by recorded delivery or registered post or the equivalent (return receipt requested), three business days after being sent.

16. Parties to this Agreement. Nothing herein shall in any manner create any obligations or establish any rights against any party to this Agreement in favor of any person not a party to this Agreement; provided, however, that the Rehabilitator shall be an express third party beneficiary of Section 2(c), subsections (b), (c) and (d) of Section 6 and Section 9 of this Agreement to the same extent as if it were a party to this Agreement.

17. Other Agreements. In the event of any conflict or inconsistency between this Agreement and the provisions of the Mediation Agreement, dated as of September 21, 2011 (the “Mediation Agreement”), by and among AFGI, Ambac, the Segregated Account, the Rehabilitator, the OCI and the Official Committee of Unsecured Creditors of Ambac Financial Group, Inc., the provisions of this Agreement shall govern. This Agreement supersedes all prior expense sharing and cost allocation agreements among the Affiliates, including, but not limited to, that certain Expense Sharing and Cost Allocation Agreement effective as of January 1, 1997 and that certain Expense Sharing And Cost Allocation Agreement dated as of January 1, 2007, and such prior agreements are hereby terminated.

[Remainder of page intentionally left blank. Signatures to follow]

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IN WITNESS WHEREOF, the Affiliates have caused this Agreement to be duly executed and delivered as of the day and year first above written.

AMBAC ASSURANCE CORPORATION

By:
Name:
Title:

AMBAC FINANCIAL GROUP, INC.

By:
Name:
Title:

[Add Signature Blocks for other Affiliates]

SCHEDULE A

AFFILIATES

Ambac Financial Group, Inc.

Ambac Bermuda, Ltd.

Ambac Assurance Corporation

Segregated Account of Ambac Assurance Corporation

Connie Lee Holdings, Inc.

Everspan Financial Guarantee Corp.

Ambac Credit Products, LLC

Ambac Financial Services, LLC

Ambac Capital Corporation

Ambac Capital Funding, Inc.

Ambac Investments, Inc.

Ambac Conduit Funding, LLC

Aleutian Investments, LLC

Juneau Investments, LLC

Ambac Private Holdings, LLC

Ambac Capital Services, LLC

Contingent Capital Company, LLC

SP Note Investor I, LLC

AE Global Holding, LLC

AE Global Asset Funding, LLC

AE Global Investments, LLC

AME Holdings, LLC

AME Asset Funding, LLC

AME Investments, LLC

Ambac Asset Funding Corporation

Ambac AII Corp.

SCHEDULE B

NON-COMPENSATION EXPENSE ALLOCATION METHODOLOGY

The expenses incurred by any Affiliate with respect to the matters set forth below shall be allocated among the Affiliates benefitting from such matter as follows, with calculations made as of the first business day of the applicable quarter:

Matter	Allocation Basis

Public Disclosure Costs	50% allocated to Ambac and 50% allocated to AFGI for any such costs incurred following the Signing Date (as defined in the Mediation Agreement)

Fresh Start Accounting Costs

50% allocated to Ambac (but not to exceed $1 million) and 50% allocated to AFGI (but in any event all amounts in excess of $2 million) for any such costs incurred, whether before or after the Signing Date

D&O Insurance	82.5% allocated to Ambac and 17.5% allocated to AFGI for the policy ending on July 18, 2012. For all subsequent policies, Ambac shall request an independent broker to estimate pricing for:
(i) a policy for Ambac directors and officers solely in their capacity as Ambac directors and officers, and

(ii) a policy for Ambac and AFGI directors and officers in their respective capacities as both Ambac and AFGI directors and officers, as applicable.

To the extent that pricing for (ii) exceeds the pricing for (i), such excess shall be allocated to AFGI.

In the event that such pricing is not available for any policy year, costs shall be allocated on the same percentage basis as the prior policy year.

Any D&O tail insurance or other insurance policy required by the Bankruptcy Court or by the plan of reorganization in the Bankruptcy case shall be 50% allocated to Ambac (but not to exceed $2.5 million) and 50% allocated to AFGI (but in any event all amounts in excess of $5 million) for any such costs incurred following the Signing Date.

Director Fees

With respect to the annual retainer, (i) for Ambac directors who do not serve on the board of AFGI, 100% allocated to Ambac and, (ii) for Ambac directors who serve on the board of AFGI, 50% allocated to Ambac and 50% allocated to AFGI.

With respect to meeting fees, each of Ambac and AFGI shall pay the fees relating to its respective board and committee meetings; provided, that in the case of a joint meeting of the boards or committees of Ambac and AFGI, (i) for Ambac directors who do not serve on the board of AFGI, 100% allocated to Ambac and, (ii) for Ambac directors who serve on the board of AFGI, 50% allocated to Ambac and 50% allocated to AFGI.

With respect to committee chair fees, (i) for joint committee chair fees between Ambac and AFGI, 50% allocated to Ambac and 50% allocated to AFGI, (ii) for Ambac-only committee chair fees, 100% allocated to Ambac, and (iii) for AFGI-only committee chair fees, 100% allocated to AFGI.

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SCHEDULE C

NOTICES

[Add notice information for each Affiliate listed in Schedule A]

EXHIBIT D

(New By-Laws)

BY-LAWS

OF

AMBAC FINANCIAL GROUP, INC.

(EFFECTIVE [—])

ARTICLE I

OFFICES

Section 1.01. Registered Office. The registered office of Ambac Financial Group, Inc. (the “Corporation”) in the State of Delaware shall be at the principal office of The Corporation Trust Company in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

Section 1.02. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01. Annual Meetings. The annual meeting of Stockholders (as defined in Section 2.04) of the Corporation for the election of directors of the Corporation (“Directors”), and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting.

Section 2.02. Special Meetings. Special meetings of Stockholders for any purpose or purposes may be called by the Board or the Chairman of the Board of the Corporation (the “Chairman”), the Chief Executive Officer of the Corporation (the “CEO”), the President of the Corporation (the “President”), the Secretary of the Corporation (the “Secretary”) or the recordholders of 25% or more of the shares of common stock of the Corporation issued and outstanding (“Shares”), to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. Business transacted at all special meetings shall be confined to the objects stated in the notice of special meeting.

Section 2.03. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change,

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conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the Stockholders entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 2.04. Notice of Meetings.

(a) Except as otherwise provided by law, written notice of each annual or special meeting of Stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given to each recordholder of Shares entitled to vote thereat, not less than 10 nor more than 90 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the recordholder of Shares (a “Stockholder”) at such Stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice may otherwise be given effectively to Stockholders, notice of meetings may be given to Stockholders by means of electronic transmission in accordance with applicable law.

(b) Notice of a special meeting of Stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of Stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of Stockholders shall state the purpose or purposes of such meeting.

Section 2.05. Waiver of Notice. Notice of any annual or special meeting of Stockholders need not be given to any Stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of Stockholders need to be specified in any written waiver of notice thereof. Attendance of a Stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

Section 2.06. Adjournments. Whenever a meeting of Stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. Any previously scheduled meeting of the Stockholders may be postponed, and, unless the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) otherwise provides, any special meeting of the Stockholders, other than special meetings called by the stockholders in accordance with Section 2.02, may be canceled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting.

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Section 2.07. Quorum. Except as otherwise provided by law or the Certificate of Incorporation, the recordholders of a majority of the Shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of Stockholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of Stockholders, the presiding officer at the meeting of the Stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 2.06 hereof until a quorum shall be present in person or by proxy.

Section 2.08. Voting. Except as otherwise provided in the Certificate of Incorporation, each Stockholder shall be entitled to one vote for each Share held of record by such Stockholder. Except as otherwise provided by law or the Certificate of Incorporation, when a quorum is present at any meeting of Stockholders, the vote of the recordholders of a majority of the Shares constituting such quorum shall decide any question brought before such meeting. If any class or series of the Corporation’s capital stock shall be entitled to more or less than one vote for any Share, on any matter for which such class or series is entitled to vote with one or more other classes or series, together as one class, every reference in these By-laws and in any relevant provision of law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

Section 2.09. Proxies. Each Stockholder entitled to vote at a meeting of Stockholders or to express, in writing, consent to or dissent from any action of Stockholders without a meeting may authorize another person or persons to act for such Stockholder by proxy. Such authorization must be in writing and executed by the Stockholder or his or her authorized officer, director, employee or agent. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period. Each proxy shall be delivered to the inspectors of election prior to or at the meeting. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing a subsequent duly executed proxy with the Secretary. Unless a greater number of affirmative votes is required by the Certificate of Incorporation, these By- laws, the rules or regulations of any stock exchange applicable to the Corporation, or as otherwise required by law or pursuant to any regulation applicable to the Corporation, if a quorum exists at any meeting of Stockholders, Stockholders shall have approved any matter, other than the election of directors, if the votes cast by Stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter in favor of such matter exceed the votes cast by such Stockholders against such matter. Directors shall be elected by a plurality of the votes cast.

Section 2.10. Chairman and Secretary at Meetings. At any meeting of Stockholders, the Chairman, or in his absence, the President, or if neither such person is available, then a person designated by the Board, shall preside at and act as chairman of the meeting. The Secretary, or in his absence a person designated by the chairman of the meeting, shall act as secretary of the meeting.

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Section 2.11. Inspectors of Election. The votes at each meeting of Stockholders shall be supervised by not less than two inspectors of election who shall decide all questions respecting the qualification of voters, the validity of the proxies and the acceptance or rejection of votes. The Board shall, in advance of any meeting of Stockholders, appoint two or more inspectors of election to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that there are less than two inspectors present and acting at any meeting, the chairman of the meeting shall appoint an additional inspector or inspectors so that there shall always be at least two inspectors to act at the meeting. Each inspector, before entering upon the discharge of this or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

Section 2.12. List of Stockholders. A complete list of the Stockholders entitled to vote at each meeting of Stockholders, arranged in alphabetical order, and showing the address and number of Shares registered in the name of each Stockholder, shall be prepared and made available for examination during regular business hours by any Stockholder for any purpose germane to the meeting. The list shall be available for such examination for a period of not less than ten days prior to the meeting and during the whole time of the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or, if not so specified, at the place where the meeting is to be held.

Section 2.13. Notice of Stockholder Business. At an annual meeting of the Stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board or (b) by any Stockholder who complies with the notice procedures set forth in this Section 2.13. For business to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to the Stockholders, notice by the Stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A Stockholder’s notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Corporation’s books, of the Stockholder proposing such business; (c) the class and number of Shares of the Corporation which are beneficially owned by the Stockholder; and (d) any material interest of the Stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.13. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.13, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.13, a Stockholder seeking to have a proposal included in the Corporation’s proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision.)

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Section 2.14. Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at a meeting of Stockholders (a) by or at the direction of the Board or (b) by any Stockholder entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2.14. Nominations by Stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a Stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such nominations and written notice of any nominations by Stockholders under this section shall contain the following information: (a) name, residence and business address of the nominating Stockholder; (b) a representation that the Stockholder is a record holder or beneficial owner of the Corporation’s voting shares and a statement of the number of such shares; (c) a representation that the Stockholder intends to appear in person or by proxy at the meeting to nominate the individuals specified in the notice, if the nominations are to be made at a meeting of Stockholders; (d) information regarding each nominee such as would be required to be included in a proxy statement or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (e) a description of all arrangements or understandings between and among the Stockholder and each and every nominee; and (f) the written consent of each nominee to serve as a Director, if elected. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 2.15. Stockholders’ Consent in Lieu of Meeting.

(a) Consents to Corporate Action. Any action which is required to be or may be taken at any annual or special meeting of Stockholders, subject to the provisions of subsections (b) and (c) of this Section 2.15, may be taken without a meeting, without prior notice and without a vote if consents in writing, setting forth the action so taken, shall have been signed by the holders of the outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all Shares entitled to vote thereon were present and voted; provided, however, that prompt notice of the taking of the corporate action without a meeting and by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

(b) Determination of Record Date of Action by Written Consent. The record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting shall be fixed by the Board. Any Stockholder of record seeking to have the Stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to

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the Secretary, request the Board to fix a record date. Upon receipt of such a request, the Secretary shall place such request before the Board at its next regularly scheduled meeting, provided, however, that if the Stockholder represents in such request that he intends, and is prepared, to commence a consent solicitation as soon as is permitted by the Exchange Act, and the regulations thereunder and other applicable law, the Secretary shall, as promptly as practicable, call a special meeting of the Board, which meeting shall be held as promptly as practicable. At such regular or special meeting, the Board shall fix a record date as provided in Section 213(a) (or its successor provision) of the General Corporation Law of the State of Delaware (the “General Corporation Law”). Should the Board fail to fix a record date as provided for in this Subsection (b), then the record date shall be the day on which the first written consent is expressed.

(c) Procedures for Written Consent. In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary shall provide for safekeeping of such consents and revocations and shall, as promptly as practicable, engage nationally recognized independent judges of election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent and without a meeting shall be effective until such judges have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of Stockholders.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01. General Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-laws directed or required to be exercised or done by Stockholders.

Section 3.02. Number and Term of Office. Prior to the first annual meeting of the Stockholders, the Board shall consist of the Corporation’s CEO (as defined herein) and four interim Directors selected on the date hereof by the Stockholders. Following the first annual meeting of the Stockholders, the Board shall consist of the Corporation’s CEO and four additional directors, or such other number as shall be fixed from time to time by the Board. Directors need not be Stockholders. Directors shall be elected at the annual meeting of Stockholders, and each Director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

Section 3.03. Resignation. Any Director may resign at any time by giving written notice to the Board, the Chairman or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time is not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

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Section 3.04. Removal. Any or all of the Directors may be removed, with or without cause, at any time by vote of the recordholders of a majority of the Shares then entitled to vote at an election of Directors, or by written consent of the recordholders of Shares pursuant to Section 2.15 hereof.

Section 3.05. Vacancies. Vacancies occurring on the Board as a result of the removal of Directors without cause may be filled only by vote of the recordholders of a majority of the Shares then entitled to vote at an election of Directors, or by written consent of such recordholders pursuant to Section 2.15 hereof. Vacancies occurring on the Board for any other reason, including, without limitation, vacancies occurring as a result of the creation of new directorships that increase the number of Directors, may be filled by such vote or written consent or by vote of the Board or by written consent of the Directors pursuant to Section 3.09 hereof. If the number of Directors then in office is less than quorum, such other vacancies may be filled by vote of a majority of the Directors then in office or by written consent of all such Directors pursuant to Section 3.09 hereof. Unless earlier removed pursuant to Section 3.04 hereof, each Director chosen in accordance with this Section 3.05 shall hold office until the next annual election of Directors by the Stockholders and until his successor shall be elected and qualified.

Section 3.06. The Chairman. The Chairman of the Board may also be the Chief Executive Officer or any other officer of the Corporation. The Chairman shall be appointed by a majority of the directors of the Board of Directors and shall be designated by the Board as either a Non-Executive Chairman or in accordance with the provisions of Section 4.01 of these By- laws, an Executive Chairman of the Board. (References in these By-laws to the “Chairman” shall mean the Non-Executive Chairman or Executive Chairman, as designated by the Board). The Chairman shall have the power to call special meetings of Stockholders, to call special meetings of the Board and, if present, to preside at all meetings of Stockholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman and all such other duties as may from time to time be assigned to him by the Board or these By-laws.

Section 3.07. Meetings.

(a) Annual Meetings. As soon as practicable after each annual election of Directors by the Stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.09 hereof.

(b) Stated Meetings. The Board may provide for stated meetings of the Board.

(c) Other Meetings. Other meetings of the Board shall be held at such times as the Chairman, the President, the Secretary or a majority of the Board shall from time to time determine.

(d) Notice of Meetings. No notice need be given of any organization or stated meeting of the Board for which the date, hour and place have been fixed by the Board. The Secretary shall give written notice to each Director of each other organization and stated meeting and of all special meetings of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each Director, if by mail,

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addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him at such place by facsimile or other form of recorded communication, or be delivered personally or by telephone or e-mail not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the Director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

(e) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

(f) Quorum and Manner of Acting. A majority of the total number of Directors then in office (but in no event less than three Directors) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those Directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum for any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(g) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

(i)	the Chairman;

(ii)	the President;

(iii)	any Director chosen by a majority of the Directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

Section 3.08. Committees of the Board. The Board may designate one or more committees, each committee to consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. A majority of the members of any committee of the Board shall be present in person at any meeting of the committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority of the members present at any such meeting at which a quorum is present shall be the act of the committee. In the absence of a quorum for any such

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meeting, a majority of the members present thereat may adjourn such meeting from time to time until a quorum shall be present. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing these By-laws. In addition, each committee of the Board so appointed may appoint a sub-committee of the Board in furtherance of the duties delegated to it by the Board. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

Section 3.09. Directors’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed, including by electronic signature, by all the members of the Board or such committee and such consent is filed with the minutes of the proceedings of the Board or such committee.

Section 3.10. Action by Means of Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 3.11. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of Directors. In addition, as determined by the Board, Directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as Directors. No such compensation or reimbursement shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE IV

OFFICERS

Section 4.01. Officers. The officers of the Corporation shall be the President, the Secretary and a Treasurer and may include one or more of the following: a Chairman, Vice Chairmen, Vice Presidents, Managing Directors and Assistant Secretaries. Any two or more offices may be held by the same person provided that the office of President and Secretary shall not be held by the same person. Without limiting the generality of the foregoing, the Board may designate the Chairman of the Board, as an Executive Chairman, in which case such person shall be an officer of the Corporation and shall have, in addition to the duties set forth in these By- laws, such powers and authority as determined by the Board. If the Chief Executive Officer is absent or incapacitated, the Board or any committee designated by the Board for such purpose shall determine the person who shall have all the power and authority of the Chief Executive Officer.

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Section 4.02. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by resolution of the Board.

Section 4.03. Term of Office, Resignation and Removal.

(a) Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

(b) Any officer may resign at any time by giving written notice to the Board, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

(c) All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by the action of the recordholders of a majority of the Shares entitled to vote thereon

Section 4.04. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

Section 4.05. The Chief Executive Officer. The CEO shall be the chief executive officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The CEO shall have the power to call special meetings of Stockholders, to call special meetings of the Board and, if present and only in the absence of the Chairman, to preside at all meetings of Stockholders and all meetings of the Board. The CEO shall perform all duties incident to the office of CEO and all such other duties as may from time to time be assigned to him by the Board or these By-laws.

Section 4.06. The President. The President shall be the chief operating officer of the Corporation and shall have general and active management and control the operations of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The President shall perform all duties incident to the office of President and all such other duties as may from time to time be assigned to him by the Board or these By-laws.

Section 4.07. Vice Chairmen, Vice Presidents and Managing Directors. Vice Chairmen, Vice Presidents and Managing Directors, if any, in order of their seniority or in any other order

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determined by the Board, shall generally assist the President and perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President. A Managing Director may be designated as a Senior Managing Director. A Vice President may be designated as an Executive Vice President, a Senior Vice President, a First Vice President, a Vice President or an Assistant Vice President.

Section 4.08. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of Stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He or she shall give or cause to be given notice of all meetings of Stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the President and shall act under the supervision of the Chairman and the President. He or she shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his or her signature or by the signature of the Treasurer of the Corporation (the “Treasurer”) or an Assistant Secretary of the Corporation. He or she shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, the Chairman or the President.

Section 4.09. Assistant Secretaries. Assistant Secretaries of the Corporation (“Assistant Secretaries”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

Section 4.10. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board and the President. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the President shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

Section 4.11. Assistant Treasurers. Assistant Treasurers of the Corporation (“Assistant Treasurers”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

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ARTICLE V

CHECKS, DRAFTS, NOTES AND PROXIES

Section 5.01. Checks, Drafts and Notes. All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined from time to time, by resolution of the Board.

Section 5.02. Execution of Proxies. The President, or, in the absence or disability of both of them, any Vice Chairman, Vice President or Managing Director, may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the President or any Vice Chairman, Vice President or Managing Director.

ARTICLE VI

SHARES AND TRANSFERS OF SHARES

Section 6.01. Certificates Evidencing Shares. Shares shall be (1) evidenced by certificates in such form or forms as shall be approved by the Board or (2) held in uncertificated form. Each registered holder shall be provided a certificate of stock representing the number of shares owned by such holder.

If certificates of stock are issued, they shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the Chief Executive Officer, the President or any Vice Chairman, Vice President or Managing Director and by the Secretary, any Assistant Secretary, or the Treasurer; provided that if such a certificate is manually signed by one such officer, any other signature on the certificate may be a facsimile and, if such a certificate is countersigned by a transfer agent or registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. No certificate for a fractional share of Common Stock shall be issued. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.

Section 6.02. Transfers of Shares. Subject to Article XI of the Certificate of Incorporation, Transfers of Shares shall be made upon the books of the Corporation: (1) upon presentation of the certificates by the registered holder in person or by duly authorized attorney, or upon presentation of proper evidence of succession, assignment or authority to transfer the stock, and upon surrender of the appropriate certificate(s); or (2) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such

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uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. The Corporation may impose such additional conditions to the transfer of its Shares as may be necessary or appropriate for compliance with applicable law or to protect the Corporation, a Transfer Agent or the Registrar from liability with respect to such transfer.

Section 6.03. Holder of Record. The Corporation shall be entitled to treat the holder of any Share or Shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

Section 6.04. Addresses of Stockholders. Each Stockholder shall designate to the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such Stockholder, and, if any Stockholder shall fail to so designate such an address, corporate notices may be served upon such Stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such Stockholder.

Section 6.05. Lost, Destroyed and Mutilated Certificates. Each recordholder of Shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any Share or Shares of which he is the recordholder. The Board, in its discretion, or any transfer agent thereunto duly authorized by the Board, may authorize the issue of a new certificate in place of any certificate theretofore issued and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require, and its transfer agents and registrars may so require, the recordholder of the Shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.06. Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates evidencing Shares.

ARTICLE VII

SEAL

Section 7.01. Seal. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware”.

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ARTICLE VIII

FISCAL YEAR

Section 8.01. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS, AND INSURANCE

Section 9.01. Indemnification.

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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(c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9.01(a) and (b) of these By-laws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under Section 9.01(a) and (b) of these By-laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 9.01(a) and (b) of these By-laws. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.

(e) Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation authorized in this Article IX. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(g) For purposes of this Article IX, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(h) For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person

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who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

(i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.02. Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.

ARTICLE X

AMENDMENTS

Section 10.01. Amendments. Any By-law may be adopted, amended or repealed by vote of the Board or by a written consent of Directors pursuant to Section 3.09 hereof. The stockholders, at a meeting at which a quorum of stockholders is present, may also adopt, amend or repeal any By-law, whether adopted by them or otherwise, but only upon the affirmative vote of the recordholders of a majority of the Shares, present at such meeting in person or represented by proxy.

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EXHIBIT E

(New Certificate of Incorporation)

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AMBAC FINANCIAL GROUP, INC.

Ambac Financial Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

1. The name of the Corporation is Ambac Financial Group Inc. The Corporation was originally incorporated under the name of Ambac Financial Group, Inc. and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 29, 1991.

2. On July 11, 1997, in the manner prescribed by Section 242 and 245 of the General Corporation law of the State of Delaware, the certificate of incorporation, was amended and restated by an amended and restated Certificate of Incorporation by resolutions adopted by the Board of Directors and the stockholders of the Corporation pursuant to Section 141 and 228 of the General Corporation law of the State of Delaware, which Amended and Restated Certificate of Incorporation was subsequently amended by amendments filed on May 13, 1998, May 28, 2004 and June 20, 2008 (the “Restated Certificate of Incorporation”).

3. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate of Incorporation”) restates and integrates and further amends the Restated Certificate of Incorporation of the Corporation.

4. The text of the Restated Certificate of Incorporation of the Corporation is hereby restated and further amended to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation is Ambac Financial Group, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

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ARTICLE III

CORPORATE PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV

CAPITAL STOCK

Section 4.01. Authorized Capital. The total number of shares of all classes of stock that the Corporation shall have authority to issue is [—], consisting of [—] shares of common stock, par value $0.01 per share (the “Common Stock”), and [—] shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). To the extent prohibited by Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), the Corporation will not issue non-voting equity securities; provided, however that the foregoing restriction will (a) have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

Section 4.02. Preferred Stock. The designations and the powers, preferences and rights and the qualifications, limitations or restrictions thereof of the shares of each class as Preferred Stock are as follows:

(a) The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issuance of such series, adopted by the Board of Directors as hereinafter provided; provided, however, that in the event the Board of Directors of the Corporation provides that any series of Preferred Stock shall be given voting powers, such series shall not be entitled to vote separately as a single class other than as expressly required by law and for the election of one or more additional directors of the Corporation in the case of dividend arrearages or other specified events and such series of Preferred Stock shall not be granted the right to cast in excess of one vote per share of Preferred Stock.

(b) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article IV and to the limitations prescribed by law, to authorize the issuance of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

(i) The designation of such series;

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(ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or non-cumulative;

(iii) Whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock, or for debt securities, of the Corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(vi) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise;

(vii) The restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

(viii) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

Section 4.03. Common Stock. Except as otherwise provided by this Certificate of Incorporation or as otherwise from time to time provided by law, the holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

Section 4.04. Substantial Stockholder.

(a) So long as any Person other than the Corporation or a Subsidiary thereof is (without giving effect to this Section 4.04(a)) the beneficial owner of capital stock representing 10% or more of the votes entitled to be cast by the holders of all Outstanding shares of capital stock (a “Substantial Stockholder”), the record holders of the shares of capital stock beneficially owned by such Substantial Stockholder shall have limited voting rights on all matters, as follows: with respect to the shares of capital stock that would entitle such record holders in the aggregate to cast less than 10% of the votes entitled to be cast by the holders of all Outstanding shares of capital stock, such record holders shall be entitled to cast the vote per share specified in this Certificate of Incorporation; and with respect to the shares of capital stock that would otherwise entitle such record holders in the aggregate to cast 10% or more of the votes entitled to be cast by the holders of all Outstanding shares of capital stock, such record holders shall not be entitled to cast any votes for such shares, so that such record holders shall be

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entitled to cast with respect to all shares of capital stock held by such record holders in the aggregate only such number of votes that would equal (after giving effect to this Section 4.04(a)) one vote less than 10% of the votes entitled to be cast by all holders of Outstanding shares of capital stock; provided, however, that the restriction on voting contained in this Section 4.04(a) shall not apply to any capital stock beneficially owned by any Substantial Stockholder whose acquisition or ownership of capital stock representing 10% or more of the votes entitled to be cast by the holders of all Outstanding shares of capital stock has been approved by the Wisconsin Insurance Commissioner. The aggregate voting power of such record holders, so limited, for all shares of capital stock beneficially owned by the Substantial Stockholder shall be allocated proportionately among such record holders as follows: for each such record holder, this allocation shall be accomplished by multiplying the aggregate voting power (after giving effect to the provisions of this Section 4.04(a)) of the Outstanding shares of capital stock beneficially owned by the Substantial Stockholder by a fraction the numerator of which is the number of votes that the shares of capital stock owned of record by such record holder would have entitled such record holder to cast were no effect given to this Section 4.04(a), and the denominator of which is the total number of votes which all shares of capital stock beneficially owned by the Substantial Stockholder would have entitled their record holders to cast were no effect given to this Section 4.04(a).

(b) The Board of Directors by majority vote shall have the power and duty to determine for the purposes of this Article IV, on the basis of information known to them after reasonable inquiry, (i) whether a Person is a Substantial Stockholder, (ii) the number of shares of capital stock beneficially owned by any Person, (iii) whether a Person is an Affiliate or Associate of another, (iv) the Persons who may be deemed to be the record holders of shares beneficially owned by a Substantial Stockholder and (v) such other matters with respect to which a determination is required under this Article IV. Any such determination made in good faith shall be binding and conclusive on all parties.

(c) The Board of Directors shall have the right to demand that any Person who is reasonably believed to be a Substantial Stockholder (or to hold of record shares of capital stock beneficially owned by a Substantial Stockholder) supply the Corporation with complete information as to (i) the record holder or holders of all shares beneficially owned by such Person, (ii) the number of shares of capital stock beneficially owned by such Person and held of record by each such record holder, and (iii) any other factual matter relating to the applicability or effect of this Article IV, as may reasonably be requested of such Person, and such Person shall furnish such information within ten days after the receipt of such demand.

(d) Nothing contained in this Article IV shall be construed to relieve any Substantial Stockholder from any fiduciary obligation imposed by law.

ARTICLE V

MEETINGS

Section 5.01. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation, and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board of Directors and designated in the notice or waiver of notice of such annual meeting.

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Section 5.02. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called by the Board of Directors or the Chairman of the Board of the Corporation, the Chief Executive Officer of the Corporation, the President of the Corporation, the Secretary of the Corporation or the record holders of 25% or more of the shares of common stock of the Corporation issued and Outstanding, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. Business transacted at all special meetings shall be confined to the objects stated in the notice of special meeting.

Section 5.03. Consents to Corporate Action. Any action which is required to be or may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if consents in writing, setting forth the action so taken, shall have been signed by the holders of the Outstanding shares of common stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that prompt notice of the taking of the corporate action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE VI

DEFINITIONS

As used in this Certificate of Incorporation, the following terms shall have the following meanings:

“Affiliate”, with respect to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, “Control” (including, with correlative meanings, the terms “Controlling,” “Controlled By” or “Under Common Control With”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, by common management or otherwise. A Person having a contract or arrangement giving that Person control is deemed to be in control despite any limitations placed by law on the validity of the contract or arrangement. A corporation is deemed to be under common control with any corporation, regardless of ownership, if substantially the same group of persons manage the two corporations.

“Associate”, used to indicate a relationship with a specified Person, shall mean (i) any Person (other than the Corporation or a Subsidiary) of which such specified Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of the voting securities of such Person, (ii) any trust or other estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity, (iii) any relative or such spouse of such specified Person or any relative of such spouse who has the same home as such specified Person or who is a director or

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officer of the Corporation or any Subsidiary, and (iv) any Person who is a director or officer of such specified Person or any of its parents or subsidiaries (other than the Corporation or a Subsidiary). A Person shall be deemed a “Beneficial Owner” of any shares of capital stock of the Corporation (a) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such Person or any of its Affiliates or Associates has, directly or indirectly, the right to vote pursuant to any agreement, contract, arrangement or understanding, or (c) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any contract, agreement, arrangement or understanding for the purpose of holding or voting of any capital stock of the Corporation.

“Outstanding”, when used in reference to shares of stock, shall mean issued shares, excluding shares held in treasury.

“Person” shall mean any individual, firm, corporation or other entity and shall include any group comprised of any Person and any other Person with whom such Person or any Affiliate or Associate of such Person has any agreement, contract, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation; provided that a different definition of “Person” shall apply solely for purposes of Article XII, as set forth therein.

“Subsidiary” shall mean any corporation of which a majority of any class of equity securities is beneficially owned, directly or indirectly, by the Corporation.

“Substantial Stockholder” shall be defined as in Section 4.04 of this Certificate of Incorporation.

ARTICLE VII

DIRECTORS

Section 7.01. No Liability. To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS, AND INSURANCE

Section 8.01. Indemnification.

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement

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actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.01(a) and (b) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under Sections 7.01(a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 7.01(a) and (b). Such determination shall be made (i) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.

(e) Expenses (including attorneys’ fees) incurred by a director or officer of the Corporation in defending any civil, criminal administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by

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the Corporation authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(g) For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(h) For purposes of this Article VIII, references to “Other Enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “Serving At The Request Of The Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “Not Opposed To The Best Interests Of The Corporation” as referred to in this Article VIII.

(i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.02. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.

8

ARTICLE IX

BY-LAWS

Any By-law may be adopted, amended or repealed by vote of the Board or by a written consent of Directors to the extent provided for in the By-laws. The stockholders, at a meeting at which a quorum of stockholders is present, may also adopt, amend or repeal any By-law, whether adopted by them or otherwise, but only upon the affirmative vote of the record holders of a majority of the Shares, present at such meeting in person or represented by proxy to the extent provided for in the By-laws.

ARTICLE X

REORGANIZATION

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE XI

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by law and the Certificate of Incorporation, and all rights conferred on stockholders in this Certificate of Incorporation are subject to this reservation.

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ARTICLE XII

RESTRICTIONS ON TRANSFER

(a) Definitions. For purposes of this Article XII the following terms shall have the following meanings:

“Agent” shall mean an agent designated by the Board of Directors of the Corporation.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Corporation Securities” shall mean (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (within the meaning of Treasury Regulations Section 1.382-4(d)(9)) to purchase stock of the Corporation (other than preferred stock described in Section 1504(a)(4) of the Code), and (iv) any other interests that would be treated as “stock” of the Corporation pursuant to Treasury Regulations Section 1.382-2T(f)(18), or any successor provision.

“Effective Date” shall mean the date of filing of this Amended and Restated Certificate of Incorporation.

“Excess Securities” shall mean the Corporation Securities which are the subject of the Prohibited Transfer.

“Five-Percent Shareholder” shall mean (i) a Person or group of Persons that is identified as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(g) or (ii) a Person that is a “first tier entity” or “higher tier entity” (as such terms are defined in Treasury Regulations Section 1.382-2T(f)) of the Corporation if (A) that Person has a “public group” or individual, or (B) a “higher tier entity” of that Person has a “public group” or individual, that, in each case, is treated as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulations Section 1.382-2T(g).

“Percentage Stock Ownership” shall mean the percentage stock ownership interest as determined in accordance with Treasury Regulations Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k), 1.382-3(a), and 1.382-4(d); provided, however, that for the sole purpose of determining the percentage stock ownership of any entity (and not for the purpose of determining the percentage stock ownership of any other Person), Corporation Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulations Section 1.382- 2T(h)(2)(i)(A).

“Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, syndicate, estate, association, joint venture or similar organization, other entity, or group of persons making a “coordinated acquisition” of Corporation Securities or otherwise treated as an “entity” within the meaning of Treasury Regulations Section 1.382-3(a)(1) or otherwise, and includes, without limitation, an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act, and also includes any successor (by merger or otherwise) of any such individual or entity.

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“Plan” shall mean the Plan of Reorganization of the Corporation, dated [—].

“Prohibited Distributions” shall mean any dividends or other distributions that were paid by the Corporation and received by a Purported Transferee with respect to the Excess Securities.

“Prohibited Transfer” shall mean any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article XII.

“Purported Transferee” shall mean the purported transferee of a Prohibited Transfer.

“Restriction Release Date” shall mean the earliest of (i) the repeal of Section 382 of the Code (and any comparable successor provision) or (ii) the earliest date on which the Board of Directors determines that (1) the consummation of the Plan did not satisfy the requirements of Section 382(1)(5) of the Code or treatment under Section 382(1)(5) of the Code is not in the best interests of the Corporation, its affiliates and its shareholders, taking into account all relevant facts and circumstances, including, without limitation, the market and other impact of maintaining these Transfer restrictions herein, (2) an ownership change (within the meaning of Section 382 of the Code) would not result in a substantial limitation on the ability of the Corporation (or a direct or indirect subsidiary of the Corporation) to use otherwise available Tax Benefits, or (3) no significant value attributable to the Tax Benefits would be preserved by continuing the Transfer restrictions herein.

“Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

“Transfer” shall mean, subject to the last sentence of this definition, any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition and shall also include the creation or grant of an option (within the meaning of Treasury Regulations Section 1.382- 4(d)(9)). A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation, the modification, amendment or adjustment of an existing option by the Corporation and the exercise by an employee of the Corporation of any option to purchase Corporation Securities granted to such employee pursuant to contract or any stock option plan or other equity compensation plan of the Corporation.

“Treasury Regulation” shall mean the income tax regulations (whether temporary, proposed or final) promulgated under the Code and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

(b) Restrictions on Transfer. In order to preserve the Tax Benefits, subject to Section (c) of this Article XII, any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons shall become a Five-Percent Shareholder or (ii) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder

11

shall be increased. Notwithstanding the foregoing, nothing in this Article XII shall prevent a Person that is a member of a public group of the Corporation (as defined in Treasury Regulation Section 1.382-2T(f)(13)) from transferring Corporation Securities to a new or existing public group of the Corporation.

(c) Certain Exceptions.

(i) The restrictions set forth in Section (b) of this Article XII shall not apply to an attempted Transfer of Corporation Securities if the transferor or the transferee obtains the written approval of the Board of Directors of the Corporation, which approval may be granted or denied in accordance with the procedures set forth in this Section (c) of Article XII. In connection therewith, and to provide for effective policing of such restrictions, prior to the date of any proposed Transfer of Corporation Securities that, in the absence of the approval of the Board of Directors pursuant to this Section (c) of Article XII, would be a Prohibited Transfer, either (a) the proposed transferee of such Corporation Securities (a “Restricted Transferee”) or (b) the proposed transferor of such Corporation Securities (a “Restricted Transferor”) shall request in writing (a “Request”) that the Board of Directors review the proposed Transfer of Corporation Securities and authorize or not authorize such proposed Transfer in accordance with this Section (c) of Article XII.

(ii) A Request shall be mailed or delivered to the Secretary of the Corporation at the Corporation’s principal place of business, or telecopied to the Corporation’s telecopier number at its principal place of business. Such Request shall be deemed to have been received by the Corporation when actually received by the Corporation.

(iii) A Request shall include: (A) the name, address and telephone number of the Restricted Transferee; (B) a description of the Restricted Transferee’s existing direct or indirect ownership of Corporation Securities; (C) a description of the Corporation Securities that are proposed to be Transferred to the Restricted Transferee; (D) the date on which such proposed Transfer is expected to take place (or, if such Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); (E) the name, address and telephone number of the Restricted Transferor (or, if such Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); and (F) a request that the Board of Directors authorize, if appropriate, such Transfer pursuant to this Section (c) of Article XII.

(iv) The Board of Directors shall use reasonable best efforts to make a determination to authorize or deny any Request on or before the [twentieth] business day (or, if necessary to permit the Restricted Transferee and/or Restricted Transferor to provide the information requested pursuant to this Section (c) of Article XII, such later date as reasonably determined by the Board of Directors in consultation with the Restricted Transferor or Restricted Transferee that made such Request) following receipt of the Request by the Corporation.

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(v) The Board of Directors may authorize a Transfer of Corporation Securities to a Restricted Transferee, if it determines, in its sole discretion that, after taking into account the preservation of the Tax Benefits, such Transfer of Corporation Securities would be in the best interests of the Corporation and its stockholders. For purposes of this determination, the Board of Directors shall consider, among other items, the following: (i) the total owner shift under Section 382 of the Code, (ii) all other pending proposed Transfer requests, (iii) whether the proposed Transfer is structured to minimize the resulting owner shift, and (iv) any reasonably foreseeable events of which the Board of Directors has knowledge that would constitute additional owner shifts. Any determination by the Board of Directors not to authorize a proposed Transfer of Corporation Securities to a Restricted Transferee shall cause such proposed Transfer to be deemed a Prohibited Transfer. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Restricted Transferee to Transfer Corporation Securities acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Section (c) of Article XII through duly authorized officers or agents of the Corporation. Nothing in this Section (c) of Article XII shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(vi) In addition, the Board of Directors may, in its sole discretion, require (A) such representations from the Restricted Transferee and/or Restricted Transferor as to such matters as the Board of Directors may determine or (B) at the expense of the Restricted Transferor and/or Restricted Transferee, an opinion of counsel selected by the Board of Directors that the Transfer will not result in the application of any Section 382 limitation on the use of the Tax Benefits under Section 382 of the Code; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. Any Restricted Transferee and/or Restricted Transferor who makes a Request to the Board of Directors shall reimburse the Corporation, on demand, for all costs and expenses (including expenses of counsel and/or tax advisors) incurred by the Corporation with respect to any proposed Transfer of Corporation Securities, including, without limitation, such costs and expenses incurred in determining whether to authorize the proposed Transfer.

(vii) The Corporation shall promptly notify the Restricted Transferee and the Restricted Transferor of the Board of Directors’ determination to authorize or deny the Transfer described in the Request.

(viii) If the Board of Directors authorizes the Transfer of Corporation Securities, the Restricted Transferee and Restricted Transferor shall be permitted to consummate such Transfer described in the Request.

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(d) Treatment of Excess Securities.

(i) No officer, director, employee or agent of the Corporation shall record any Prohibited Transfer, and a Purported Transferee shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of Excess Securities. Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section (d)(iii) of this Article XII or until approval is obtained under Section (c) of this Article XII. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provision of this Section (d)(i) or Section (d)(iii) shall also be a Prohibited Transfer.

(ii) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed transferee or payee furnish the Corporation all information reasonably requested by the Corporation with respect to all the direct and indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement Article XII, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Corporation Securities and other evidence that a Transfer will not be prohibited by Section (b) of this Article XII as a condition to registering any Transfer.

(iii) If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with Prohibited Distributions, to the Agent. The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which the Corporation Securities may be traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and

14

proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section (d)(iv) of this Article XII if the Agent rather than the Purported Transferee had resold the Excess Securities.

(iv) The Agent shall apply any proceeds of a sale by it of Excess Securities, and if the Purported Transferee had previously resold the Excess Securities, any amounts received by the Agent from a Purported Transferee, as follows: (A) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (B) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or their fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance, or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (C) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable or successor provision) selected by the Board of Directors; provided, however, that if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent a 5-percent or greater Percentage Stock Ownership interest in the Corporation, then such remaining amounts shall be paid to two or more organizations qualifying under Section 501(c)(3) selected by the Board of Directors such that no organization qualifying under Section 501(c)(3) of the Code shall possess Percentage Stock Ownership in the Corporation in excess of 5-percent. The Purported Transferee’s sole right with respect to such Corporation Securities shall be limited to the amount payable to the Purported Transferee pursuant to this Section (d)(iv). In no event shall the proceeds of any sale of Excess Securities pursuant to this Article XII inure to the benefit of the Corporation.

(e) Board Determinations.

(i) The Board of Directors of the Corporation shall have the power to determine all matters necessary for determining compliance with this Article XII, including, without limitation: (A) the identification of Five-Percent Shareholders; (B) whether a Transfer is a Prohibited Transfer; (C) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder; (D) whether an instrument constitutes a Corporation Security; (E) the amount (or fair market value) due to a Purported Transferee pursuant to clause (ii) of Section (d)(iv) of this Article XII; (F) whether compliance with any restriction or limitation on stock ownership and transfers set forth in this Article XII is no longer required; and (G) any other matters which the Board of Directors determines to be relevant; and the determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article XII.

(ii) Nothing contained in this Article XII shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax

15

Benefits, including without limitation implementing and enforcing the provisions of this Article XII. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, subject to Section 242(b) of the General Corporation Law, by adopting a written resolution, (A) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article XII, provided that, such ownership interest percentages may only be modified to the extent necessary to reflect changes to Section 382 and the applicable Treasury Regulations, (B) modify the definitions of any terms set forth in this Article XII, or (C) modify the terms of this Article XII as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate; provided, further, notwithstanding the first sentence of this Section (e)(ii) of Article XII, the Corporation shall not be entitled modify the terms of this Article XII in order to accelerate or extend the Restriction Release Date.

(iii) In the case of an ambiguity in the application of any of the provisions of this Article XII, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article XII requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article XII. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article XII. The Board of Directors may delegate all or any portion of its duties and powers under this Article XII to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article XII through duly authorized officers or agents of the Corporation. Nothing in this Article XII shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(f) Securities Exchange Transactions. Nothing in this Article XII (including, without limitation, any determinations made, or actions taken, by the Board of Directors pursuant to Section (c) of Article XII) shall preclude the settlement of any transaction entered into through the facilities of a national securities exchange or any national securities quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article XII and any Purported Transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article XII.

(g) Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand, then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions

16

hereof, including the institution of legal proceedings to compel the surrender. Nothing in this section shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article XII being void ab initio or (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article XII.

(h) Liability. To the fullest extent permitted by law, any stockholder subject to the provisions of this Article XII who knowingly violates the provisions of this Article XII and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

(i) Notice to Corporation. Any Person who acquires or attempts to acquire Corporation Securities in excess of the limitations set forth in this Article XII shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Prohibited Transfer on the preservation and usage of the Tax Benefits. As a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal, or record holder of Corporation Securities, and any proposed transferee and any Person controlling, controlled by, or under common control with the proposed transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article XII or the status of the Tax Benefits of the Corporation.

(j) By-laws. The By-laws may make appropriate provisions to effectuate the requirements of this Article XII.

(k) Certificates. All certificates representing Corporation Securities on or after the Effective Date shall, until the Restriction Release Date, bear a conspicuous legend in substantially the following form:

THE TRANSFER OF SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO ARTICLE XII OF THE CERTIFICATE OF INCORPORATION OF AMBAC FINANCIAL GROUP INC., AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION UPON REQUEST.

(l) Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article XII, and the members of the Board of Directors shall not be responsible for any good

17

faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

(m) Benefits of Article XII. Nothing in this Article XII shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article XII. This Article XII shall be for the sole and exclusive benefit of the Corporation and the Agent.

(n) Severability. The purpose of this Article XII is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article XII or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article XII.

(o) Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article XII, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

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IN WITNESS WHEREOF, Ambac Financial Group Inc. has caused this Amended and Restated Certificate of Incorporation to be signed on this [—], [—], in its name and on its behalf by its [—].

By:
Name:
Title:

19

EXHTBTT F

(Offer Letter)

Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092 T +1 212 259 8330 F +1 212 259 6333 lhill@dl.com

SUBMITTED PURSUANT TO FRE 408 AND

WISCONSIN STATUTE SECTION 904.08

FOR SETTLEMENT PURPOSES

February 24, 2012

Preet Bharara, Esq.

United States Attorney

Southern District of New York

U.S. Department of Justice

86 Chambers Street

New York, NY 10007

John A. DiCicco, Esq.

Principal Deputy Assistant Attorney General

Tax Division

United States Department of Justice

Washington, D.C. 20530

Re:	Ambac Financial Group, Inc. v. United States, Adv. Proc. No. 10-4210

(Bankr. S.D.N.Y., filed Nov. 9, 2010);

In the Matter of the Rehabilitation of Segregated Account of Ambac Assurance

Corp., No. 2010CV1576 (Wis. Cir. Ct. for Dane Cnty. Jan. 24, 2011), petition for review granted, No. 2011AP987 (Wis. Aug. 31, 2011);

In the Matter of the Rehabilitation of Segregated Account of Ambac Assurance

Corporation, 782 F. Supp. 2d 743 (W.D. Wis. 2011), appeal docketed,

No. 11-1158 (7th Cir. Jan. 19, 2011); and

United States v. Wisconsin State Circuit Court for Dane County, et al.,

767 F. Supp. 2d 980 (W.D. Wis. 2011), appeal docketed, No. 11-1419

(7th Cir. Feb. 22, 2011).

DEWEY & LEBOEUF LLP IS A NEW YORK LIMITED LIABILITY PARTNERSHIP.

NEW YORK | LONDON | WASHINGTON, DC | ABU DHABI | ALBANY | ALMATY | BEIJING | BOSTON | BRUSSELS CHICAGO | DOHA | DUBAI | FRANKFURT | HONG KONG | HOUSTON | JOHANNESBURG (PTY) LTD. | LOS ANGELES MADRID | MILAN | MOSCOW | PARIS | RIYADH AFFILIATED OFFICE | ROME | SAN FRANCISCO | SILICON VALLEY | WARSAW

Messrs. Bharara and DiCicco

February 24, 2012

Dear Messrs Bharara and DiCicco:

This letter constitutes an offer to settle the above-referenced proceedings on the terms described below. The settlement would be between the United States, on the one hand, and Ambac Financial Group, Inc. (“Debtor” or “AFGI”), Ambac Assurance Corporation (“AAC”), the Official Committee of Unsecured Creditors of AFGI (“Official Creditors Committee”), the Segregated Account of Ambac Assurance Corporation (the “Segregated Account”)1, the court-appointed Rehabilitator of the Segregated Account (the “Rehabilitator”) and the Wisconsin Office of the Commissioner of Insurance (“OCI”), on the other hand (collectively, the United States, AFGI, AAC, Official Creditors Committee, Segregated Account, Rehabilitator and OCI are referred herein as the “Parties”).2

[1]

On March 24, 2010, the Wisconsin Office of the Commissioner of Insurance (“OCI”) approved the establishment of a segregated account of AAC, pursuant to Wis. Stat. section 611.24(2), to segregate certain non-performing segments of AAC’s liabilities. All policy obligations of AAC not allocated to the Segregated Account remain in the general account of AAC; and, in addition, the Segregated Account contains a secured note issued by the general account (the “Secured Note”). Further, on March 24, 2010, OCI commenced rehabilitation proceedings with respect to the Segregated Account in the District Court of Dane County, Wisconsin to facilitate an orderly runoff and/or settlement of the liabilities in the Segregated Account.

[2]

In this letter, the term “IRS” means the Internal Revenue Service; the term “Code” means the Internal Revenue Code of 1986, as amended; the term “Group” means the “affiliated group” (as defined in Section 1504(a) of the Code) of which AFGI is the common parent, and AAC (including the Segregated Account) is one of the members and the term “CDS Contracts” means all the CDS contracts identified in Attachment A as the pay-as-you-go credit default swap contracts and other CDS contracts with respect to which items of income, gain, deductions, or loss were reflected in any of the federal income tax returns filed by the Group for the tax years ending December 31, 2005, December 31, 2006, December 31, 2007, December 31, 2008, December 31, 2009 or December 31,2010; the term “CDS Contracts” does not include the CDS contracts identified in Attachment B as CDS contracts with respect to which items of income, gain, deductions, or loss were not reflected in any of the federal income tax returns filed by the Group for the tax years ending December 31, 2005, December 31, 2006, December 31, 2007, December 31, 2008, December 31, 2009 or December 31, 2010; the term “Confirmation Order” means the plan of rehabilitation confirmation order; the term “Bank Settlement Notes” means the surplus notes issued by AAC on June 7, 2010 pursuant to the Settlement Agreement, dated June 7, 2010, among AAC and certain financial institutions as well as the issuance by the Segregated Account of $50 million in surplus notes on July 29, 2010 in connection with a separate settlement, and the term “Plan of Reorganization” means AFGI’s reorganization plan submitted to the United States Bankruptcy Court for the Southern District of New York as finally amended and confirmed.

Messrs. Bharara and DiCicco

February 24, 2012

On November 8, 2010, AFGI filed a voluntary case under Chapter 11 of Title 11 of the United States Code seeking bankruptcy protection (“Bankruptcy Case”). On November 9, 2010, AFGI commenced an adversary proceeding in connection with the Bankruptcy Case against the United States (“Adversary Proceeding”), seeking, in part, to obtain an injunction and a declaration that the Debtor applied the proper accounting method with respect to losses on the CDS Contracts. The Adversary Proceeding is captioned Ambac Financial Group, Inc. and The Official Committee of Unsecured Creditors v. United States of America, Adv. Pro. No. 10-4210 (SCC). On May 5, 2011, the United States filed its proofs of claim in the Bankruptcy Case against AFGI, thereby asserting a priority claim against the Debtor of $807,242,021.91 (“IRS Claims”). The IRS Claims seek the return of the tentative tax refunds received by the Group resulting from the claimed recognition of losses in 2007 and 2008 with respect to the CDS Contracts. The Debtor filed its objection to the IRS Claims on June 5, 2011.

The United States has also sought to assert legal rights against AAC, under Treas. Reg §§ 1.1502-6(a) and 1.1502-78(b)(2), with respect to any deficiency or underpayment of federal taxes against the Group. As authorized by statute, OCI approved the creation of the Segregated Account, which OCI then placed into rehabilitation in the Wisconsin Circuit Court of Dane County (the “Rehabilitation Court”) on March 24, 2010, with the Wisconsin Commissioner of Insurance appointed as Rehabilitator. By order dated November 7, 2010, the Rehabilitation Court approved the allocation of AAC’s federal tax liability for all prior tax years, including any

Messrs. Bharara and DiCicco

February 24, 2012

liability it may have with respect to the IRS Claims to the Segregated Account.3 On December 8, 2010, the United States removed the Wisconsin rehabilitation proceeding involving the Segregated Account to the United States District Court for the Western District of Wisconsin (the “District Court”). The Rehabilitator moved to remand the proceeding to the Rehabilitation Court, and on January 14, 2011, that motion was granted by the District Court. The United States appealed that decision to the United States Court of Appeals for the Seventh Circuit. On February 9, 2011, the United States filed a complaint and a motion for a preliminary injunction in the District Court seeking, inter alia, to enjoin enforcement of the injunction issued by the Rehabilitation Court and the Confirmation Order against the United States in a case captioned United States of America v. Wisconsin State Circuit Court for Dane County, Case No. 11-cv-099. The District Court dismissed that suit for lack of subject matter jurisdiction on February 18, 2011, and the United States filed a notice of appeal on February 22, 2011. The appeals at the Seventh Circuit are pending as Appeal Nos. 11-1158 and 11-1419.

On March 9, 2011, the United States appealed the Order of Confirmation entered by the Rehabilitation Court on January 24, 2011. That appeal, No. 201l-AP-987, was dismissed by the Wisconsin Court of Appeals. The Wisconsin Supreme Court subsequently granted the United States’ Petition for Review. The matter has been briefed, argued before, and submitted for decision to the Wisconsin Supreme Court.

AFGI, AAC, the Official Creditors Committee, the Segregated Account, the Rehabilitator, and OCI offer to resolve and settle the disputes described above to avoid the burden, expense and uncertainty of litigation. The terms of this offer (the “Offer”) are as follows:

1. The proposed settlement shall not be effective until this offer has been accepted by the United States, such acceptance including having received a response of “no adverse criticism” from the Congressional Joint Committee on Taxation to effectuate the transactions contemplated in this letter, and the conditions in 28 C.F.R. § 0.163 relating to the settlement of appeals authorized by the Solicitor General shall also have been satisfied, and each of the other conditions below in this paragraph 1 have been satisfied.

[3]	It is acknowledged that the United States disputes that this allocation was effective as to it.

Messrs. Bharara and DiCicco

February 24, 2012

a.	The Rehabilitation Court shall have entered an order approving the transactions contemplated in this letter.

b.	The United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) shall have entered an order approving the stipulated dismissal with prejudice of the Adversary Proceeding and approving the other transactions contemplated in this letter, including the Plan of Reorganization.

c.	AFGI (on behalf of itself, AAC, and the other members of the Group) and the IRS shall have entered into a closing agreement under section 7121 of the Code that provides as follows:

(1)	The closing agreement finally and conclusively resolves the federal income tax liability (and any liabilities in respect of interest under section 6601 of the Code and additions to tax and penalties that may be imposed under the Code with respect to this income tax liability) of the Group for the tax years ending December 31, 2003 through and including December 31, 2009.

Messrs. Bharara and DiCicco

February 24, 2012

(2)	The closing agreement also finally and conclusively resolves the federal income tax liability (and any liabilities in respect of interest under section 6601 of the Code and additions to tax and penalties that may be imposed under the Code with respect to this income tax liability) of the Group for the tax year ending December 31, 2010, but only with regard to any income, gain, deduction, or loss on the Group’s CDS Contracts.

(3)	The Group (and each of its members) will relinquish all claim to all loss carry-forwards, whether characterized as capital or ordinary, resulting from losses on the CDS Contracts arising on or before December 31, 2010, which might otherwise be available to the Group (or any of its members) to offset future taxable income of the Group (or any of its members) to the extent that these carry-forwards exceed $3,400,000,000. The $3,400,000,000 of losses shall be ordinary loss carry-forwards. The Group has also claimed losses that have arisen separate and apart from its CDS Contracts (the “non-CDS NOLs”), but the closing agreement will not address the non-CDS NOLs, to which the IRS reserves all of its rights.

(4)

Nothing contained in the closing agreement or settlement shall be considered an acceptance by the United States of AFGI’s tax accounting methodology with respect to the CDS contracts nor an admission by AFGI

Messrs. Bharara and DiCicco

February 24, 2012

that there were faults in its tax accounting methodology with respect to the CDS contracts. No inference shall be made from the execution of the closing agreement or settlement by the United States regarding the appropriate treatment of credit default swaps for federal income tax purposes.

(5)	The parties to the closing agreement acknowledge that such agreement is the product of arm’s length negotiations and supersedes all prior communications, written or oral, with respect thereto. In connection with the negotiations to enter into a closing agreement that satisfies the conditions described in this paragraph 1(c), the Parties agree that no payment shall be required to be made by any members of the Group other than as described in paragraphs 2-4.

d.

Additional conditions precedent to the effectiveness of the proposed settlement are (i) AFGI (on behalf of itself, AAC, and the other members of the Group, whose written consent shall be obtained) and the IRS shall have entered into a closing agreement under section 7121 of the Code providing that neither the issuance of the Bank Settlement Notes[4] nor the June 9, 2010 Event[5] (A) caused

[4]

The IRS reserves its right to request a written opinion to be provided by KPMG relating to issues regarding the $50 million in surplus notes issued on July 29, 2010, and to withhold a final conclusion on the issues set out above prior to receiving such written opinion.

[5]

The “June 9, 2010 Event” refers to AAC’s nonpayment of dividends in full to the holders of the auction market preferred shares (AMPS) for six consecutive dividend payment dates thereby entitling the holders of the AMPS, subject to OCI’s approval, to elect two members of the board of directors of AAC.

Messrs. Bharara and DiCicco

February 24, 2012

AAC to fail to be a member of the “affiliated group” (as defined in section 1504(a) of the Code) of which AFGI was the common parent, or (B) resulted in an “ownership change” with respect to AAC for purposes of section 382 of the Code, and (ii) the Internal Revenue Service shall have issued a favorable private letter ruling (“PLR”) providing that upon emergence from bankruptcy AFGI would qualify for the Code section 382(1)(5) exception, without regard to section 382(1)(5)(D); the PLR will be based solely on the information and representations included in the private letter ruling request that shall be submitted by AFGI to the IRS within 60 days of the date of this Offer (the “Original PLR Request”). The condition precedent described in this subparagraph 1(d)(ii) will be satisfied upon the IRS’s issuance of such a PLR based upon the Original PLR Request. In connection with the negotiations relating to (i) and (ii) of this paragraph 1(d), the Parties agree that no payment shall be required to be made by any members of the Group other than as described in paragraphs 2-4.

e.	Another condition precedent to the effectiveness of the proposed settlement is that the United States and the Segregated Account shall enter into a separate and independent agreement to create and maintain an escrow account holding a balance of not less than $100 million in cash or Qualifying Investments as defined in the Escrow Agreement -(the “Escrow Account”). The terms and conditions of the Escrow Account are set forth in the form of Escrow Agreement attached hereto as Appendix A.

Messrs. Bharara and DiCicco

February 24, 2012

f.	Approval of the terms of the proposed settlement agreement as set forth herein by the AFGI and AAC Boards of Directors (the “Boards”). Written notice will be provided to the United States within five (5) days of the Boards’ vote whether to accept or reject the terms of the Offer, and, after May 31, 2012, approval shall be deemed to have occurred unless notice to the contrary is provided to the United States.

2. Within ten (10) business days following satisfaction of all conditions set forth in paragraph 1: (i) AFGI will pay the United States Department of the Treasury one million nine hundred thousand dollars ($1,900,000); and (ii) AAC and/or the Segregated Account will pay the United States Department of the Treasury one hundred million dollars ($100,000,000). The manner in which AAC and/or the Segregated Account effectuates the payment to the IRS will not be construed as a concession of any legal issue by any of the Parties. The payments that are described in the first sentence of this Paragraph 2 and the payments described in paragraphs 3 and 4 will be in full and final satisfaction of the federal income tax liability (and any liabilities in respect of interest under section 6601 of the Code and additions to tax and penalties that may be imposed under the Code with respect to this income tax liability) of the Group to the IRS for (i) the tax years ending December 31, 2003 through December 31, 2009; and (ii) the tax year ending December 31, 2010, but only with regard to items of income, gain, deduction, or loss on the Group’s CDS Contracts. Effective at the time of the payment described in the first sentence of

Messrs. Bharara and DiCicco

February 24, 2012

this paragraph 2, the Group (and all of its members, including AAC) shall waive forever any right to claim any overpayment of any federal income tax, liability (and any overpayment of interest, additions to tax, or penalties with respect to this income tax liability) of the Group for any tax period ended prior to January 1, 2010 and any right to claim any overpayment of any federal income tax liability (and any overpayment of interest, additions to tax, or penalties with respect to this income tax liability), of the Group with regard to items of income, gain, deduction, or loss on the CDS Contracts for the tax year ended December 31, 2010. No portion of the AFGI and AAC payments will be attributable to additions to tax or other penalties under chapter 68 of the Code. No portion of the AFGI and AAC payments, and no portion of the Tier C and Tier D IRS Payments described in paragraphs 3 and 4 below, shall be claimed as a deduction or other tax benefit on any federal tax return for the year of this settlement or any future year.

3. Following the effectiveness of the Tax Sharing Agreement between AFGI and AAC, which is attached as Exhibit A to the Plan of Reorganization (the “TSA”), and the satisfaction of all conditions set forth in paragraph 1, AFGI will pay the IRS an amount equal to twelve and a half percent (12.5%) of any payment made to AFGI by AAC associated with the net operating loss (“NOL”) Usage Tier C as defined in the TSA (the “Tier C IRS Payment”). The Tier C IRS Payment, if any, shall be made within five (5) business days following AFGI’s receipt of the Tier C payment, if any, made by AAC to AFGI.

4. Following the effectiveness of the TSA and the satisfaction of all conditions set forth in paragraph 1, AFGI will pay the IRS an amount equal to seventeen and a half percent (17.5%) of any payment made to AFGI by AAC associated with the NOL Usage Tier D as

Messrs. Bharara and DiCicco

February 24, 2012

defined in the TSA (the “Tier D IRS Payment”). The Tier D IRS Payment, if any, shall be made within five (5) business days following AFGI’s receipt of the Tier D payment, if any, made by AAC to AFGI.

5. With respect to the Tier C and Tier D payments made by AAC to AFGI, AFGI will disclose in its annual federal tax return the amount of such payments received from AAC for the applicable year. The right of the IRS to receive the Tier C IRS and Tier D IRS Payments shall not be treated for federal income tax purposes or any other purpose as an equity interest in AFGI or in AAC, and AFGI’s failure to make Tier C IRS and Tier D IRS Payments will not give the IRS a claim against the Segregated Account, the general account of AAC, or any subsidiary of AAC.

6. Following the satisfaction of all conditions set forth in paragraphs 1 and 2, OCI, the Segregated Account, the Rehabilitator, and AAC will, upon the request of the United States, state in writing to the court that they support any motion brought by the United States seeking to vacate (i) the Opinion and Order entered on January 14, 2011 by the United States District Court for the Western District of Wisconsin in the proceeding captioned Theodore Nickel v. United States of America, Case No. 10-cv-778 and (ii) the Opinion and Order entered on February 18, 2011 by the United States District Court for the Western District of Wisconsin in the proceeding captioned United States of America v. Wisconsin State Circuit Court for Dane County, Case No. 11-cv-099.

7. Following the satisfaction of all conditions set forth in paragraphs 1 and 2, upon stipulation, the United States, the Rehabilitator, OCI, AAC and the Segregated Account, shall

Messrs. Bharara and DiCicco

February 24, 2012

dismiss with prejudice the two cases that are currently pending before the U.S. Court of Appeals for the Seventh Circuit and captioned as Theodore Nickel v. United States of America, Case No. 11-1158 and United States of America v. Wisconsin State Circuit Court for Dane County, et. al., Case No. 11-1419.

8. Following the satisfaction of all conditions set forth in paragraphs 1 and 2, the IRS Claims filed in AFGI’s Chapter 11 Bankruptcy Case, presently pending before the United States Bankruptcy Court for the Southern District of New York, shall be deemed allowed in the amount of $120,000,000.00 which will be fully satisfied upon receipt by the United States Department of the Treasury of the payments described in paragraph 2 and the payment, if any, described in paragraphs 3 and 4 above, and the IRS Claims will be deemed disallowed in any greater amount. The $120,000,000.00 offer is for settlement purposes only and the Segregated Account and AAC shall have no liability for any unpaid portion of this claim following satisfaction of the conditions in paragraphs 1 and 2, supra. Furthermore, no cancellation of debt income shall arise with respect to the Group should no payments be made pursuant to paragraphs 3 and 4 above, or should such payments fail to bring the aggregate of payments, including those described in paragraph 2 above, to an amount equal or exceeding $120,000,000.

9. Following the satisfaction of all conditions set forth in paragraphs 1 and 2, by stipulation, the United States and AFGI shall dismiss with prejudice the Adversary Proceeding, presently pending before the United States Bankruptcy Court for the Southern District of New York (Case No. 10-4210) and the motion to withdraw the reference, presently pending before the United States District Court for the Southern District of New York.

Messrs. Bharara and DiCicco

February 24, 2012

10. This Offer shall be conditioned upon the satisfaction of each of the following conditions:

a.	The Seventh Circuit Court shall hold off rescheduling oral argument and not issue any dispositive order, judgment or other ruling on the merits with respect to appeal No. 11-1158 or Appeal No. 11-1419.

b.	Between the time the Offer is submitted to the United States and such time as the parties either (1) satisfy all the conditions for the settlement to be effective set forth in paragraphs 1 and 2 above or (2) determine that said conditions will not be satisfied, the United States will not submit any claim in the Rehabilitation Court or Bankruptcy Case or take any other collection action (whether by assessment, levy, or by asserting the existence of a lien, or otherwise) with respect to any federal income tax liability presently being asserted by the United States as to AFGI, AAC or any other member of the Group for the 2010 tax year or any prior tax year, and will not seek to remove the rehabilitation proceeding from the Rehabilitation Court or object to any motion of the Rehabilitator (except as to any motion that is inconsistent with the settlement terms set forth herein). The United States, nevertheless, retains the right to submit a claim in the Rehabilitation Court or in the Bankruptcy Case if such is necessary to satisfy a claims deadline established by the Rehabilitation Court or the Bankruptcy Court.

11. The Segregated Account, OCI, AAC and the United States shall each be free to write the Wisconsin Supreme Court (and to respond to representations made in contacts by other

Messrs. Bharara and DiCicco

February 24, 2012

parties) with respect to the United States’ appeal to that court, No. 2011-AP-987, if the Supreme Court has not before then issued its final decision with respect to that appeal. In those written submissions, no party shall request a stay or dismissal of the proceedings before the Wisconsin Supreme Court.

If, prior to the consummation of this proposed settlement, the Wisconsin Supreme Court issues a ruling that is favorable to the United States and that results in a remand to either the Wisconsin Court of Appeals or the Rehabilitation Court, the United States will promptly move to stay proceedings in the court to which proceedings have been remanded and will later dismiss with prejudice its case then pending before the Wisconsin Court of Appeals or the Rehabilitation Court, and any objection to the Rehabilitation Court’s orders, upon satisfaction of the conditions set forth in paragraphs 1 and 2.

12. The Offer is valid unless and until withdrawn in writing by the Debtor, AAC, OCI, the Segregated Account or the Official Creditors Committee.

13. Except as to the terms contained herein in paragraph 1.e, no term contained within this Offer will have any force or effect if settlement is not consummated.

Respectfully submitted,

Dewey & LeBoeuf LLP

By:
Lawrence M. Hill
Counsel for Debtor and AAC

Messrs. Bharara and DiCicco

February 24, 2012

Foley & Lardner LLP

By:
Kevin G. Fitzgerald
Counsel for the Segregated Account, the Rehabilitator, and OCI

Morrison & Foerster LLP

By:
Anthony Princi
Counsel for the Official Creditors Committee

cc:	Jeannette A. Vargas

Daniel P. Filor

Ellen London

Carina H. Schoenberger

Anthony T. Sheehan

Roger A. Peterson

Michael B. Van Sicklen

Edward Froelich

Robert Kovacev

Sashka Koleva

Messrs. Bharara and DiCicco

February 24, 2012

Foley & Lardner LLP

By:
Kevin G. Fitzgerald
Counsel for the Segregated Account, the Rehabilitator, and OCI

Morrison & Foerster LLP

By:
Anthony Princi
Counsel for the Official Creditors Committee

cc:	Jeannette A. Vargas

Daniel P. Filor

Ellen London

Carina H. Schoenberger

Anthony T. Sheehan

Roger A. Peterson

Michael B. Van Sicklen

Edward Froelich

Robert Kovacev

Sashka Koleva

CDS Deals Terminated 2005-2010

Attachment A - Updated

Deal ID	Deal Name
CDS1999-04	CBO 1999-04 (AXA2)
CDS2000-01	CBO 2000-01 (RSA and RSA Additions)
CDS2000-02	ABS 2000-02 (Rabo-Stuyvesant)
CDS2000-03	ABS 2000-03 (APEX IDM)
CDS2000-04	CBO 2000-04 (BNP Olan 2)
CDS2000-07	BARCLAYS 85/15
CDS2000-08	CBO 2000-08 (Taurus 4)
CDS2000-09	CBO 2000-09 (CL Sirius)
CDS2000-10	CBO 2000-10 (Natexis IGLOO)
CDS2000-11	CBO 2000-11 (Eirles 2)
CDS2000-12	CBO 2000-02 (Taurus 2)
CDS2000-13	CBO 2000-03 (Triplets)
CDS2000-14	TRIPLETS B
CDS2000-15	EM 2000-01 (Barclays)
CDS2000-16	EM 2000-02 (Barclays)
CDS2000-17	CDS 2006-17 (HAUS)
CDS2000-18	HAUS 2
CDS2001-01	ABS 2001-01 (Equinox)
CDS2001-02	ABS 2001-02 (Rabo-Stuyvesant 2)
CDS2001-04	ABS 2001-04 (TD Wayland 2)
CDS2001-06	ABS 2001-06 (APEX Trimaran)
CDS2001-07	ABS 2001-07 (TD Sankaty 3)
CDS2001-08	ABS 2001-08 (TD Sankaty 3)
CDS2001-09	ABS 2001-09 (TD Goldentree)
CDS2001-10	ABS 2001-10 (GSC)
CDS2001-12	CBO 2001-01 (BNP EuroLiberte)
CDS2001-13	CBO 2001-02 (Mitsui)
CDS2001-14	CBO 2001-04 (Dresdner Ace)
CDS2002-02	ABS 2002-02 (TD Goldentree 2A)
CDS2002-03	ABS 2002-03 (TD Goldentree 2B)
CDS2002-04	ABS 2002-04 (Macquarie)
CDS2002-05	ABS 2002-05 (Zing 4)
CDS2002-06	ABS 2002-06 (Provident)
CDS2002-09	ABS 2002-09 (Goldentree Loan Opportunities)
CDS2002-10	ABS 2002-10 (SVAR)
CDS2002-11	ABS 2002-11 (Bryn Mawr)
CDS2002-12	CDS 2002-12 (Landmark)
CDS2002-13	ABS 2002-13 (Rabo-Stuyvesant 4)
CDS2002-14	CDS 2002-14 (MS CARDINAL)
CDS2002-15	CDS 2002-15 (RABO CARDINAL)
CDS2002-16	CDS 2002-16 (SOCGEN CARDINAL)
CDS2002-22	CBO 2002-02 (Petra 2)
CDS2002-23	CBO 2002-03 (Jasco)
CDS2002-24	CBO 2002-04 (Mitsui 2)
CDS2002-25	CBO 2002-05 (Atlantic)
CDS2002-26	CBO 2002-06 (Petra 3)

CDS2002-27	CBO 2002-07 (KBC)
CDS2002-31	CDS 2002-31 (Provide Residence 2)
CDS2003-04	CDS 2003-04 (EMERALD A)
CDS2003-07	ABS 2003-07 (Carlyle Loan Opportunities)
CDS2003-08	CDS 2003-08 (EMERALD B)
CDS2003-09	ABS 2003-09 (Promus)
CDS2003-10	CDS 2003-10 (RENDITE)
CDS2003-14	CBO 2003-01 (UFJ Ruby)
CDS2003-16	CDS 2003-16 (PROVIDE ORANGE)
CDS2004-01	Synthetic ABS 2004-1 (Pooled Property Catastrophe)
CDS2004-02	CDS 2004-02 (MOUNTAIN CAPITAL)
CDS2004-03	ABS 2004-03 (SISF)
CDS2004-11	CDS 2004-11 (HSBC GULF STREAM 2)
CDS2004-13	CDS 2004-13 (HSBC VERITAS)
CDS2004-16	ABS 2004-16 (Harbourmaster)
CDS2004-17	CDS 2004-17 (CHEYNE)
CDS2004-20	ABS 2004-20 (Stone Tower)
CDS2004-22	ABS 2004-22 (RAMP)
CDS2005-01	ABS 2005-01 (Stanton)
CDS2005-06	ABS 2005-06 (Swiss Re Landmark V)
CDS2005-07	CDS 2005-07 (GALAXY IV CLASS A-l)
CDS2005-08	CDS 2005-08 (GALAXY IV CLASSA-2)
CDS2005-10	ABS 2005-10 (Class V Funding)
CDS2005-11	ABS 2005-11 (BSAM Calyon)
CDS2005-12	ABS 2005-12 (BSAM SocGen)
CDS2005-13	ABS 2005-13 (BSAM Barclays)
CDS2005-15	ABS 2005-15 (Palmer Square)
CDS2005-16	CDS 2005-16 (RAMP II)
CDS2005-18	ABS 2005-18 (Belle Haven)
CDS2005-19	CDS 2005-19 (CREDIT GENESIS 1)
CDS2005-20	CDS 2005-20 (CREDIT GENESIS II)
CDS2005-21	ABS 2005-21 (SISF II)
CDS2005-27	ABS 2005-27 (Alesco VIII CIBC)
CDS2005-28	CDS 2005-26 (ALESCO VIII CIBC 2)
CDS2005-29	ABS 2005-29 (Alesco VIII HSBC)
CDS2005-30	ABS 2005-30 (Duke Funding Calyon)
CDS2005-31	ABS 2005-31 (Duke Funding Dresdner A-1B1)
CDS2005-32	DUKE FUNDING DRESDNER A-1B2
CDS2005-33	CDS 2005-33 (BERNARD LOAN INVESTORS)
CDS2005-34	ABS 2005-34 (Pascal)
CDS2005-40	CDS 2005-40 (GALAXY V IXIS A-l)
CDS2005-41	CDS 2005-41 (GALAXY V IXIS A-2)
CDS2005-44	ABS 2005-44 (Stone Tower II)
CDS2005-50	CDS 2005-50 (EUROCREDIT OPPORTUNITIES)
CDS2005-51	CDS 2005-51 (EUROCREDIT REVOLVER)
CDS2005-53	ABS 2005-53 (Hereford)
CDS2005-54	ABS 2005-54 (Tremonia)
CDS2005-55	CDS 2005-55 (ALESCO IX)
CDS2005-56	CDS 2005-56 (Master Funding)
CDS2005-58	MBS 2005-02 (Armor)
CDS2006-02	DUKE FUNDING IV

CDS2006-04	CDS 2006-04 (SANKATY III HSBC)
CDS2006-05	CDS 2006-05 (SANKATY III RBS A-1A)
CDS2006-06	CDS 2006-06 (SANKATY III RBS A-1B)
CDS2006-08	ABS 2006-08 (Tricadia)
CDS2006-14	ABS 2006-14 (Abbey Millerton)
CDS2006-15	ABS 2006-15 (RBS Millerton)
CDS2006-16	ABS 2006-16 (SocGen Millerton)
CDS2006-17	ABS 2006-17 (Barclays Millerton)
CDS2006-18	ABS 2006-18 (Longshore)
CDS2006-21	ABS 2006-21 (Lancer)
CDS2006-26	CDS 2006-26 (SWIFT TRUST IX)
CDS2006-28	ABS 2006-28 (WG Horizons)
CDS2006-29	CDS 2006-29 (EUROCREDIT ICG TAP)
CDS2006-30	ABS 2006-30 (Belle Haven II Rabobank)
CDS2006-31	ABS 2006-31 (Belle Haven II Barclays)
CDS2006-32	ABS 2006-32 (Belle Haven II Abbey)
CDS2006-33	ABS 2006-33 (Belle Haven II BBVA)
CDS2006-34	ABS 2006-34 (Rockwall)
CDS2006-35	DIVERSEY HARBOR A-1M
CDS2006-36	DIVERSEY HARBOR A-1Q
CDS2006-37	ABS 2006-37 (Tricadia II)
CDS2006-38	ABS 2006-38 (Belle Haven II UBS)
CDS2006-39	CDS 2006-39 (Belle Haven II LEHMAN)
CDS2006-40	ABS 2006-40 (SISF III Super Senior)
CDS2006-41	CDS 2006-41 (EUROCREDIT ICG RBC)
CDS2006-42	ABS 2006-42 (SISF III AAA)
CDS2006-43	ABS 2006-43 (SISF III Aa3)
CDS2006-44	ABS 2006-44 (SISF III A3)
CDS2006-48	CDS 2006-48 (EUROCREDIT OPPORTUNITIES)
CDS2006-50	ABS 2006-50 (Ballantyne Re)
CDS2006-51	DUKE FUNDING V
CDS2006-52	Cairn II
CDS2006-53	ABS 2006-53 (Ridgeway A-1M)
CDS2006-54	ABS 2006-54 (Ridgeway A-1QABS 2006-54 (Ridgeway A-1Q)
CDS2006-59	ABS 2006-59 (ESP Funding 1 IXIS)
CDS2006-60	ABS 2006-60 (ESP Funding 1A-1R)
CDS2006-61	ABS 2006-61 (ESP Funding 1A-1T1)
CDS2006-62	CDS 2006-62 (EUROCREDIT OPPS TAP A-3)
CDS2006-63	CDS 2006-63 (EUROCREDIT OPPS VF-3 REVOLVER)
CDS2006-64	ABS 2006-64 (McKinley A-l Abbey)
CDS2006-65	MCKINLEY A-1 CIBC
CDS2006-70	CDS 2006-70 (Korea FM A-1A)
CDS2006-79	ABS 2006-79 (McKinley A-1 BNPP)
CDS2006-80	MCKINLEY A-1 IXIS
CDS2006-81	ABS 2006-81 (Clydesdale A-1 ML)
CDS2006-83	ABS 2006-83 (Osprey)
CDS2006-85	ABS 2006-85 (Venture A-1A ML)
CDS2006-86	ABS 2006-86 (Venture A-1A HSBC)
CDS2006-87	ABS 2006-87 (Bacchus)
CDS2007-02	ABS 2007-02 (Citation A-1 UBS)
CDS2007-03	CITATION A-1 CIBC

CDS2007-04	CDS 2007-04 (VAKIF 2006-C)
CDS2007-05	ABS 2007-05 (Ballantyne Re 2)
CDS2007-07	ABS 2007-07 (Citation A-1 BNPP)
CDS2007-10	888 Tactical Fund, Ltd.
CDS2007-11	Class V Funding III, Ltd.
CDS2007-12	Kleros Preferred Funding VI, Ltd.
CDS2007-13	ABS 2007-13 (Penta A-1)
CDS2007-14	ABS 2007-14 (Rockwall II HBOS)
CDS2007-17	ABS 2007-17 (Rockwall II SocGen)
CDS2007-20	CDS 2007-20 (Sankaty High Yield Partners III)
CDS2007-23	ABS 2007-23 (Avenue VI HBOS)
CDS2007-27	Fiorente Funding
CDS2007-29	ABS 2007-29 (Fore CLO A-1A HBOS)
CDS2007-29	ABS 2007-30 (Fore CLO A-1B HBOS)
CDS2007-31	ABS 2007-31 (Ocean Trails II ML)
CDS2007-33	ABS 2007-33 (Ridgeway II A-1A)
CDS2007-33	ABS 2007-43 (Ridgeway II A-1B)
CDS2007-33	ABS 2007-44 (Ridgeway II A-1C)
CDS2007-34	ABS 2007-34 (Adam Square)
CDS2007-35	AA CDO Squared Bespoke
CDS2007-39	CDS 2007-39 (SISF IV AAA)
CDS2007-40	CDS 2007-40 (SISF IV AA2)
CDS2007-47	ABS 2007-55 (Citicorp Mortgage Trust 2007-1)
CDS2007-48	ABS 2007-56 (Citicorp Mortgage Trust 2007-2)
CDS2007-50	ABS 2007-58 (Wood Street)
CDSUK2001-03	DEPFA AG MEDHOME
CDSUK2001-11	ABS UK 2001-01 (JPM BWBI Bistro)
CDSUK2001-15	CDS UK 2001-15 (DEPFA Provide Home SR)
CDSUK2001-16	CDS UK 2001-16 (DEPFA Provide Home JR)
CDSUK2001-18	CDSUK2001-18 (DEPFA PFAND MEDHOME)
CDSUK2002-21	CBO UK 2002-01 (BGB Rhea)
CDSUK2002-28	CDS UK 2002-28 (Provide Residence SR)
CDSUK2002-29	CDS UK 2002-29 (Provide Residence JR)
CDSUK2002-30	CDSUK2002-30 (AAREAL PROVIDE HOME)
CDSUK2003-15	SMBC 03
CDSUK2006-62	CDS UK 2006-62 (ATLAS III)
CDSUK2006-63	CBO UK 2006-01 (SMBC 06)

Attachment B

Policy Number	CDS Policy Name
CDS2002-07	Carlyle High Yield Partners IV, Ltd
CDS2002-08	Carlyle High Yield Partners IV, Ltd
CDS2002-17	Intercontinental CDO S.A.
CDS2002-18	Mayfair Euro CDO I BV
CDS2002-19	Castle Hill I - INGOTS, Ltd.
CDS2002-20	Castle Hill 1 - INGOTS, Ltd.
CDS2003-02	Gulf Stream - Compass CLO Ltd.
CDS2003-03	Longhorn CDO III, Ltd.
CDS2003-05	Forest Creek CLO Ltd. Class IA Notes
CDS2003-06	Pacifica CDO, Ltd. Class A1 Notes
CDS2003-11	GSC Partners CDO Fund, Limited
CDS2003-12	Avery Point CLO, Limited
CDS2003-13	Landmark III CDO Limited
CDS2004-04	Canyon Capital CLO 2004-1Limited
CDS2004-05	Canyon Capital CLO 2004-lLimited
CDS2004-06	Canyon Capital CLO 2004-lLimited
CDS2004-07	Canyon Capital CLO 2004-1Limited
CDS2004-08	Whitehorse Ltd. 2004-1A
CDS2004-09	Gulf Stream - Compass CLO Ltd.
CDS2004-10	Gulf Stream - Compass CLO Ltd.
CDS2004-12	Veritas CLO Ltd. 2004-1A
CDS2004-14	Stanfield Modena CLO, Ltd. 2004-1A
CDS2004-15	Stanfield Modena CLO, Ltd. 2004-1A
CDS2004-18	Essential Public Infrastructure Capital Plc
CDS2004-19	TIB Diversified Payment Rights Finance Company
CDS2004-21	Avenue CLO Fund Ltd.
CDS2005-02	Field Point I, Limited
CDS2005-03	Field Point II, Limited
CDS2005-04	Helios Series I Multi Asset CBO, Ltd. Class A
CDS2005-05	Landmark V CDO Ltd.
CDS2005-09	Hamlet Leveraged Loan Fund BV Class A
CDS2005-14	Black Diamond International Funding
CDS2005-17	National Collegiate Student Loan Trust
CDS2005-22	GEM VIII LTD
CDS2005-23	GEM VIII LTD
CDS2005-24	ACA CLO Limited
CDS2005-25	Avenue CLO Fund Ltd.
CDS2005-26	Avenue CLO Fund Ltd.
CDS2005-35	NYLIM FLATIRON CLO LTD
CDS2005-36	NYLIM FLATIRON CLO LTD
CDS2005-37	NYLIM FLATIRON CLO LTD
CDS2005-38	Galaxy V CLO, Ltd
CDS2005-39	Galaxy V CLO, Ltd
CDS2005-42	Gulf Stream - Compass CLO Ltd.
CDS2005-43	National Collegiate Student Loan Trust
CDS2005-45	York Enhanced Strategies Fund, LLC
CDS2005-46	CLYDESDALE CLO 2001-1 LTD
CDS2005-47	CLYDESDALE CLO 2001-1 LTD
CDS2005-48	Gleneagles CLO, Ltd
CDS2005-49	OWS CLO I Ltd
CDS2005-52	Turkiye Garanti Bankasi A.S.
CDS2006-01	York Enhanced Strategies Fund, LLC
CDS2006-03	Kennecott Funding LTD
CDS2006-07	Whitehorse III Ltd
CDS2006-09	Japan Finance Corporation for Municipal Enterprises
CDS2006-10	Aurora Military Housing LLC
CDS2006-11	Aurora Military Housing LLC

CDS2006-12	Aurora Military Housing LLC
CDS2006-13	Aurora Military Housing LLC
CDS2006-19	Vector Limited
CDS2006-20	Vector Limited
CDS2006-22	Transurban Finance Company Pty Ltd
CDS2006-23	Race Point III CLO Ltd
CDS2006-24	Jay Street Market Value CDO I Ltd
CDS2006-25	Leopard CLO IV
CDS2006-27	Avenue CLO III, LTD
CDS2006-45	Fairway Loan Funding Company
CDS2006-46	Fairway Loan Funding Company
CDS2006-47	ACA CLO 2006-1 LTD
CDS2006-49	FIP Funding Srl
CDS2006-55	Laurelin B.V.
CDS2006-56	Laurelin B.V.
CDS2006-57	Oak Hill Credit Opportunities Funding
CDS2006-58	Oak Hill Credit Opportunities Funding
CDS2006-66	Cadogan Square CLO III B.V.
CDS2006-67	Mayport CLO, Ltd
CDS2006-68	Mayport CLO Ltd
CDS2006-69	Yapi Kredit DPR Finance Company
CDS2006-71	Korea First Mortgage No. 6 Ltd
CDS2006-72	Korea First Mortgage No. 6 Ltd
CDS2006-73	Harbourmaster 7 CLO B.V.
CDS2006-74	Harbourmaster 7 CLO B.V.
CDS2006-75	Ocean Trails CLO I
CDS2006-76	Cairn CLO I B.V.
CDS2006-77	Cairn CLO I B.V.
CDS2006-78	Cairn CLO I B.V.
CDS2006-82	Clydesdale CLO 2006, Ltd
CDS2006-84	Venture VII CDO Ltd.
CDS2007-01	Whitehorse IV, Ltd.
CDS2007-06	German Residental Funding plc
CDS2007-08	Oak Hill Securities Fund II
CDS2007-09	Golden Knight II CLO, Ltd.
CDS2007-15	Reliance Rail Pty Limited
CDS2007-16	Reliance Rail Pty Limited
CDS2007-18	Harvest CLO V P.L.C.
CDS2007-19	Harvest CLO V P.L.C.
CDS2007-21	Avenue CLO VI, Ltd
CDS2007-22	ABCLO 2007-1, Ltd
CDS2007-24	Theatre (Hospitals) plc
CDS2007-25	Theatre (Hospitals) plc
CDS2007-26	OHSF II Financing, Ltd
CDS2007-28	Dublin Oak Ltd
CDS2007-30	Fore CLO Ltd 2007-1
CDS2007-32	Ocean Trails CLO II
CDS2007-37	ACA Euro CLO 2007-1 PLC
CDS2007-38	ACA Euro CLO 2007-1 PLC
CDS2007-41	Kinney Hill Credit Opportunities Fund, Ltd
CDS2007-42	Kinney Hill Credit Opportunities Fund, Ltd
CDS2007-43	Waterfront CLO 2007-1, Ltd
CDS2007-44	Euro-Galaxy II CLO B.V.
CDS2007-45	Laurelin II B.V
CDS2007-46	Cairn CLO II B.V.
CDS2007-49	Energy Partnership (Gas) Pty Ltd
CDS2007-51	Ares XI CLO
CDS2007-52	Avoca Credit
CDS2007-53	Laurelin II B.V.
CDS2007-54	Cairn CLO II B.V.
CDS2007-55	Laurelin II B.V.
CDS2007-56	Cairn CLO II B.V.

CDS2007-57	Avoca Credit
CDS2007-58	Powercor Australia LLC
Nexus Australia Management Pty - $A486m MBIA-wrapped medium term
CDS2007-59	notes due 8/31/2015
CDS2007-60	National Collegiate Student Loan Trust
CDS2007-61	Sanef
CDS2007-62	Sanef

APPENDIX A

SUBMITTED PURSUANT TO FRE 408 AND

WISCONSIN STATUTE SECTION 904.08

FOR SETTLEMENT PURPOSES

ESCROW AGREEMENT

between

THE SEGREGATED ACCOUNT

OF AMBAC ASSURANCE CORPORATION,

UNITED STATES OF AMERICA

and

THE BANK OF NEW YORK MELLON

Dated as of                     , 2012

ACCOUNT NUMBER(S)

SHORT TITLE OF ACCOUNT

THIS ESCROW AGREEMENT made this      day of 2012 (the “Escrow Agreement”) by and between THE BANK OF NEW YORK MELLON (“Escrow Agent”), the Segregated Account of Ambac Assurance Corporation, a segregated account established in accordance with Wis. Stat. § 611.24(2) (the “Segregated Account”), and the United States of America (“USA”).

Whereas, on November 8, 2010, Ambac Financial Group, Inc., a Delaware corporation (“AFG”), commenced a voluntary case under chapter 11 of the United States Bankruptcy Code, known case number 10-15973 (SCC) (the “Bankruptcy Case”), in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

Whereas, on November 9, 2010, AFG commenced an adversary proceeding in connection with the Bankruptcy Case against USA, entitled Ambac Financial Group, Inc. and The Official Committee of Unsecured Creditors v. United States of America and known as Adv. Pro. No. 10-4210 (SCC) (the “Adversary Proceeding”), seeking, in part, to obtain an injunction and a declaration that AFG applied the proper accounting method with respect to losses on certain credit default swap contracts (the “CDS Contracts”).

Whereas, on May 5, 2011, USA filed its proofs of claim in the Bankruptcy Case against AFG, thereby asserting a priority claim against AFG in the amount of $807,242,021.91 (the “IRS Claims”). The IRS Claims seek the return of the tentative tax refunds received by the AFG tax group (the “Group”) resulting from the claimed recognition of losses in 2007 and 2008 with respect to the CDS Contracts. AFG filed its objection to the IRS Claims on June 5, 2011.

Whereas, USA has also sought to assert legal rights against AFG’s subsidiary, Ambac Assurance Corporation (“AAC”), under Treas. Reg §§ 1.1502-6 (a) and 1.1502-78 (b) (2), with respect to any deficiency or underpayment of federal taxes against the Group.

Whereas, the Office of the Commissioner of Insurance of the State of Wisconsin (“OCI”) approved the creation of the Segregated Account, which OCI then placed into rehabilitation in the Wisconsin Circuit Court of Dane County (the “Rehabilitation Court”) on March 24, 2 010 in the matter entitled In the Matter of Rehabilitation Segregated Account of Ambac Assurance

2

Corporation and known as Case Number 10-CV-1576 (the “Rehabilitation Case”) and in which the Wisconsin Commissioner of Insurance was appointed as the rehabilitator of the Segregated Account (the “Rehabilitator”).

Whereas, by order dated November 7, 2010, the Rehabilitation Court approved the allocation of AAC’s federal tax liability for all prior tax years, including any liability it may have with respect to the IRS Claims, to the Segregated Account, and issued an injunction enjoining inter alia USA from taking certain action against the property and assets of AAC and the Segregated Account.1

Whereas, on December 8, 2010, USA removed the Rehabilitation Case to the United States District Court for the Western District of Wisconsin (the “District Court”). The Rehabilitator thereafter moved to remand the Rehabilitation Case back to the Rehabilitation Court, and on January 14, 2011, that motion was granted by the District Court. USA thereupon appealed that decision to the United States Court of Appeals for the Seventh Circuit (the “Seventh Circuit”). On February 9, 2011, USA filed a complaint and a motion for a preliminary injunction in the District Court seeking, inter alia, to enjoin enforcement of the injunction issued by the Rehabilitation Court and the Confirmation Order against USA in a case entitled United States of America v. Wisconsin State Circuit Court for Dane County and known as Case No. 11-cv-099. The District Court dismissed that suit for lack of subject matter jurisdiction on February 18, 2011, and USA filed a notice of appeal on February 22, 2011. The appeals at the Seventh Circuit are pending as Appeal Nos. 11-1158 and 11-1419 (collectively, the “Federal Appeals”).

Whereas, AFG, AAC, the Segregated Account and USA, among others, have negotiated in regard to the terms of an offer letter that would, upon acceptance by USA and the satisfaction of the other conditions set forth therein, resolve, among other things, their disputes relative to the Adversary Proceeding, the CDS Contracts, the Federal Appeals and the IRS Claims (the “Offer Letter”).

Whereas, the effectiveness of the Offer Letter is conditioned upon, among other things, the entry by the Segregated Account and USA into a mutually acceptable escrow agreement relative to the establishment and maintenance of an escrow account holding a balance of $100 million in cash, cash equivalents and qualifying securities and other investments (the “Escrow Condition”).

Whereas, the Segregated Account and USA wish to satisfy the Escrow Condition through the entry into this Escrow Agreement.

1	It is acknowledged that the United States disputes that the allocation and injunction are effective as to it.

3

The Segregated Account, USA and Escrow Agent hereby agree that, in consideration of the mutual promises and covenants contained herein, Escrow Agent shall hold in escrow and shall distribute Escrow Property in accordance with and subject to the following Instructions and Terms and Conditions:

I.	INSTRUCTIONS:

1.	Escrow Property

Within ten calendar days of the last to occur of the following two events:

(a) the execution and delivery of this Escrow Agreement by the parties hereto; and

(b) the delivery of the fully executed final Offer Letter to the USA.

the Segregated Account shall draw upon the Secured Note approved by the Rehabilitation Court on March 24, 2010 and use such proceeds to fund a deposit with the Escrow Agent no less than $100 million in aggregate fair market value of (i) cash, (ii) cash equivalents, (iii) municipal bonds, corporate bonds and/or asset-backed securities having a rating of at least A-, A-, A3 from either Standard & Poor’s, Fitch Ratings or Moody’s Corporation, respectively, and (iv) securities and investments issued by USA or backed by the full faith and credit of USA (each, a “Qualifying Investment” and collectively, the “Qualifying Investments”). This escrow agreement shall not be effective unless and until the Escrow Agent actually receives a sum of not less than $100 million in aggregate fair market value of Qualifying Investments.

The foregoing property, plus all interest, dividends and other distributions and payments thereon (collectively the “Distributions”) received by Escrow Agent, less funds distributed in accordance with this Escrow Agreement, are collectively referred to herein as “Escrow Property.”

2.	Investment of Escrow Property

The Escrow Agent shall invest, or reinvest, the Escrow Property in Qualifying Investments in accordance with the written investment directions from the Segregated Account or from AAC in its capacity as management services provider for the Segregated Account. The Segregated Account directly, or through AAC as management services provider, may issue subsequent written investment directions at any time, subject only to the requirement that the Escrow Property be invested in Qualifying Investments.

4

Escrow Agent shall have no liability for any loss arising from or related to any such investment other than in accordance with paragraph 5 of the Terms and Conditions.

3.	Distribution of Escrow Property

Escrow Agent is directed to hold and distribute the Escrow Property in the following manner:

Promptly following receipt of a written instruction from the Segregated Account, which may be issued at any time, Escrow Agent shall distribute the portion of the Escrow Property in excess of $100 million in value (the “Excess Escrow Property”) to the Segregated Account in accordance with the wiring instructions provided by the Segregated Account. The Escrow Property less the Excess Escrow Property is hereafter referred to as the “Net Escrow Property.”

The Net Escrow Property, subject to reinvestment in accordance with paragraph 2 above and replacement with other Qualifying Investments of equal or greater value, shall be maintained uninterrupted and undiminished from the date of its receipt forward until it is used for the purpose of making a voluntary settlement payment by the Segregated Account to USA in accordance with a joint written instruction from the Segregated Account and USA; provided, however, that the Segregated Account shall be entitled to fund the settlement payment to USA, otherwise replace the Net Escrow Property, with other funds equal to the value of the Net Escrow Property, in which case the Escrow Agent shall distribute the Net Escrow Property to the Segregated Account. Contemporaneous with the distribution of any Net Escrow Property under this paragraph, Escrow Agent shall distribute any as yet undistributed Excess Escrow Property to the Segregated Account in accordance with the wiring instructions provided by the Segregated Account or AAC as its management services provider.

Otherwise, the Net Escrow Property, subject to reinvestment in accordance with Paragraph 2 above and replacement with other Qualifying Investments of equal value, shall be maintained uninterrupted and undiminished until the date on which the Seventh Circuit issues a ruling with respect to the Federal Appeals (the “Federal Appeals Determination Date). Upon the Federal Appeals Determination Date, Escrow Agent shall distribute the Net Escrow Property, along with any as yet undistributed Excess Escrow Property, to the Segregated Account in accordance with the wiring instructions provided by the Segregated Account.

Except as provided above or as directed in a joint written instruction from the Segregated Account and USA, Escrow Agent shall not distribute any Escrow Property to USA.

5

4.	No Improvement in USA’s Rights

Neither the entry into this Escrow Agreement nor the consummation of the transactions contemplated hereunder is intended to improve or modify the USA’s rights vis-a-vis AAC, the Segregated Account or the priority of USA’s rights relative to policyholders and other creditors of the Segregated Account and AAC. The sole purpose of this Escrow Agreement is to assure that the Segregated Account has at least $100 million of assets during the time periods indicated in this Agreement. Prior to the distribution of the Net Escrow Property, neither AAC nor the Segregated Account shall in any way encumber or obligate the Net Escrow Property.

Neither the fact of this Escrow Agreement nor physical evidence of this Escrow Agreement shall be admissible as evidence in any dispute between the USA and either the Segregated Account and/or AAC pertaining to collection activity by the USA or in connection with any litigation pertaining to the priority of the USA’s rights as a claimant relative to policyholders and other creditors of the Segregated Account and AAC. As between the USA and the Segregated Account and AAC, this Escrow Agreement is part of a settlement negotiation subject to Federal Rule of Evidence 408 and its Wisconsin counterpart, Wis. Stat. § 904.08. The USA, however, reserves the right to introduce evidence of this Escrow Agreement should AAC, the Segregated Account, or any related party move to dismiss any pending litigation as moot on the grounds that no assets will be available to pay any claims by the USA.

The USA shall not have any more or less right to attach, seize, lien or levy any of the funds in the Escrow Account than as to the assets remaining in the Segregated Account. The USA shall take no action of any kind against any of the Escrow Property inconsistent with the stipulation between AFG and the USA so ordered by the Bankruptcy Court on the record of the proceedings in the Bankruptcy Case on November 9, 2010. The distribution of Escrow Property by the Escrow Agent to the Segregated Account upon the Federal Appeals Determination Date shall be automatic, shall not require any signature consent, or instructions from the USA and the USA shall not attempt to restrict that transfer to the Segregated Account through any collection or court action, or otherwise in any respect.

5.	Addresses

Notices, instructions and other communications shall be sent to Escrow Agent, Corporate Trust Administration, 101 Barclay Street-Floor 8W, New York, New York 10286, Attn: Matthew Louis, Insurance Trust and Escrow Group, Fax Number 212-815-5877 and to the Segregated Account and USA as follows:

The Segregated Account of Ambac Assurance Corporation

Care of its Counsel:

Kevin Fitzgerald

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, WI 53202

Email: kfitzgerald@foley.com

6

and

Roger Peterson

Special Deputy Commissioner of the Segregated Account of Ambac Assurance Corporation

c/o Ambac Assurance Corporation

One State Street Plaza

New York, NY 10004

Email: RogerA.Peterson@Wisconsin.Gov

and

Ambac Assurance Corporation, as Management Services Provider to

The Segregated Account of Ambac Assurance Corporation

Attention: Brent Lammers

One State Street Plaza

New York, NY 10004

Email: blammers@ambac.com

Tax Division, Appellate Section

United States Department of Justice

P.O. Box 502

Washington, D.C. 20044

Attention: Gilbert S. Rothenberg

Notices may be served electronically.

6.	Compensation

(a)	The Segregated Account shall pay Escrow Agent an annual fee of $5,000, payable upon execution of this Escrow Agreement and thereafter on each anniversary date of this Escrow Agreement for so long it remains in effect. The annual fee shall not be pro-rated for any portion of a year.

(b)	The Segregated Account shall pay all activity charges per the fee schedule attached hereto as Exhibit A.

(c)	The Segregated Account shall be responsible for and shall reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in connection with this Escrow Agreement (“Escrow Agent Expenses”) following the receipt of a detailed invoice setting forth such Escrow Agent Expenses.

7

II. TERMS AND CONDITIONS:

1.	The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. With respect to the subject matter of this Escrow Agreement, Escrow Agent shall not be subject to, nor required to comply with, any other agreement between any of the parties, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from an Authorized Person at the Segregated Account and USA. Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

2.	This Escrow Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

3.	If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrow Property) (an “Escrow Property Order”), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect; provided, however, that Escrow Agent provides prompt notice of the Escrow Property Order to each of the other parties hereto; and provided further that each such other party is given a sufficient period of time in which to elect to contest the Escrow Property Order at its own expense.

4.	On or prior to the execution of this Escrow Agreement, the Segregated Account and USA each agree to furnish to Escrow Agent a Letter of Designation, specifying the persons at

8

the respective party authorized to provide written instructions to Escrow Agent (the “Authorized Persons”). Each of the Segregated Account and USA shall provide a new Letter of Designation in connection with any change to the identities of such respective Authorized Persons.

5.	(a) Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from any Authorized Person at the Segregated Account or USA, (ii) for any consequential, punitive or special damages or (iii) for an amount in excess of the value of the Escrow Property, valued as of the date of loss or injury.

(b) Following sufficient notice to the Segregated Account and USA and the prior written consent of each party, Escrow Agent may consult with legal counsel at the expense of the Segregated Account as to any matter relating to this Escrow Agreement (provided that they shall only be responsible for reasonable and documented legal fees and expenses for such counsel), and Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

(c) Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

6.	Unless otherwise specifically set forth herein, Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to Escrow Agent’s usual collection practices or terms regarding items received by Escrow Agent for deposit or collection. Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

7.	Escrow Agent shall provide, to the attention of the Authorized Persons, monthly statements identifying

9

transactions, transfers or holdings of Escrow Property, and the fair market value thereof, and each such statement shall be deemed to be correct and final upon receipt thereof by the Depositors unless Escrow Agent is notified in writing to the contrary within thirty (3 0) business days of the date of such statement. If any such monthly statement shall show that the fair market value of the Escrow Property is less than $100 million, the Segregated Account shall, within 10 days of the date of such statement, deposit Qualifying Investments with the Escrow Agent in such amounts as shall be necessary to restore the fair market value of the Escrow Property to $100 million. If any such statement shall show that the fair market value of the Escrow Property is greater than $100 million, the Segregated Account shall be entitled, upon written request of solely the Segregated Account, to the immediate distribution of the Excess Escrow Property.

8.	Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

9.	Notices, instructions or other communications, other than the monthly statements described in paragraph 7 above, shall be in writing, shall be executed by an Authorized Person of the Segregated Account and USA and shall be delivered to the address set forth in the “Addresses” provision herein (or to such other address as may be substituted therefor by written notification to Escrow Agent, the Segregated Account or USA). Notices to Escrow Agent shall be deemed to be given when actually received by Escrow Agent’s Insurance Trust and Escrow Unit of the Corporate Trust Division. Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications reasonably believed by it to have been sent or given by an Authorized Person at the Segregated Account or USA. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which Escrow Agent is open for business.

10.	The Segregated Account shall be liable for and shall reimburse and indemnify Escrow Agent and hold Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising from or in connection with or related to this Escrow Agreement or being Escrow Agent hereunder

10

(including but not limited to Losses incurred by Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require Escrow Agent to be indemnified for Losses caused by its negligence or misconduct.

11.	(a) The Segregated Account and USA, acting jointly, may remove Escrow Agent at any time by giving to Escrow Agent thirty (30) calendar days’ prior written notice. Escrow Agent may resign at any time by giving 30 calendar days’ prior written notice thereof.

(b) Within ten (10) calendar days after giving the foregoing notice of removal to Escrow Agent or receiving the foregoing notice of resignation from Escrow Agent, the Segregated Account and USA shall jointly agree on and appoint a successor Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such 10-day period, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Escrow Agent in connection with such proceeding shall be paid by the Segregated Account.

(c) Upon receipt of the identity of the successor Escrow Agent, Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor Escrow Agent, less Escrow Agent’s fees, costs and expenses or other obligations owed to Escrow Agent, or hold such Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.

(d) Upon delivery of the Escrow Property to successor Escrow Agent, Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

12.	(a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrow Property; provided that Escrow Agent notifies the Segregated Account and USA in writing that such an ambiguity or uncertainty exist; and provided further that the Segregated Account and USA, acting jointly, may provide written instructions to Escrow Agent signed by an Authorized Person at each party which eliminate such ambiguity or uncertainty.

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(b) In the event of any dispute between or conflicting claims by or among the Segregated Account and USA with respect to any Escrow Property, Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to distribution of such Escrow Property so long as such dispute or conflict shall continue, and Escrow Agent shall not be or become liable in any way to the Segregated Account or USA with respect to any such claims, demands or instructions. Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or (ii) Escrow Agent shall have received security or an indemnity reasonably satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by the Segregated Account.

13.	Solely as to any legal action initiated by Escrow Agent in regard to this Escrow Agreement: this Escrow Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York, and the Segregated Account and USA hereby submit to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in a federal court located within the City and State of New York; the Segregated Account and USA hereby waive the right to trial by jury and to assert counterclaims against Escrow Agent in any such proceedings; and the Segregated Account and USA waive personal service of process and consent to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

14.	Except as otherwise permitted herein, this Escrow Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

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15.	The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

16.	Each of the parties hereto hereby represents and warrants (a) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Escrow Agreement by such party does not and will not violate any applicable law or regulation.

17.	The invalidity, illegality or unenforceability of any provision of this Escrow Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

18.	This Escrow Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

19.	This Escrow Agreement shall terminate upon the distribution of all Escrow Property. The provisions of these Terms and Conditions shall survive termination of this Escrow Agreement and/or the resignation or removal of Escrow Agent.

20.	Other than with respect to required filings with the Bankruptcy Court or other filings required to be made by AAC, the Segregated Account, AFG, or the United States in compliance with applicable law, no printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “The Bank of New York Mellon” by name in connection with this Escrow Agreement or the rights, powers, or duties of the Escrow Agent under this Escrow Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of Escrow Agent.

21.	The headings contained in this Escrow Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

22.	This Escrow Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

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23.	Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Segregated Account shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Segregated Account will provide the Escrow Agent with appropriate W-9 forms for tax identification, number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrow Property and is not responsible for any other reporting.

24.	The Segregated Account agrees to indemnify and hold harmless the Escrow Agent against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including reasonable attorney’s fees) (collectively, “Losses”) incurred or sustained by the Escrow Agent as a result of or in connection with the Escrow Agent’s reliance upon and compliance with instructions or directions given by facsimile or electronic transmission, provided, however, that such losses have not arisen from the negligence or misconduct of the Escrow Agent, it being understood that the failure of the Escrow Agent to verify or confirm that the person giving the instructions or directions and who is identified on the Letter of Designation, is in fact, an Authorized Person, does not constitute negligence or misconduct.

25.	Any of the obligations in this Escrow Agreement of the Segregated Account to pay fees, costs or expenses of the Escrow Agent shall constitute first priority administrative expenses of the Segregated Account under Wis. Stat. § 645.68.

[The balance of this page has been left blank intentionally and the signature page follows immediately below.]

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IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be executed by a duly authorized officer as of the day and year first written above.

THE SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION

By:
Name:
Title:

UNITED STATES OF AMERICA

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Escrow Agent

By:
Name:
Title:

15

EXHIBIT A

16

EXHIBIT G

(Ruling Request Agreement)

RULING REQUEST AGREEMENT

This RULING REQUEST AGREEMENT (this “Agreement”), effective as of February 24, 2012, by and among Ambac Financial Group, Inc. (“AFGI”), the Official Committee of Unsecured Creditors of AFGI (the “Creditors Committee”), Ambac Assurance Corporation (“Ambac”), the Segregated Account of Ambac Assurance Corporation (the “Segregated Account”), and the court-appointed rehabilitator of the Segregated Account (the “Rehabilitator”) (each individually, a “Party” and collectively, the “Parties”).

WHEREAS, each of the Parties is a party to that certain Mediation Agreement dated as of September 21, 2011 (the “Mediation Agreement”);

WHEREAS, the Mediation Agreement provides, among other things, that AFGI will provide Ambac and the Rehabilitator with express authorization to engage with the Internal Revenue Service (the “IRS”) directly on matters arising under the plan of rehabilitation with respect to the Segregated Account and any amendment or subsequent iteration thereof (the “Plan of Rehabilitation”) (including any efforts to obtain a private letter ruling, pre-filing agreement or other form of guidance or clarification);

WHEREAS, a request to the IRS for private letter rulings in relation to matters arising under the Plan of Rehabilitation (a “Rehabilitation Ruling Request”) is desired by the Rehabilitator to be submitted, on behalf of AFGI and the other members of the “affiliated group” (as defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended (the “Code”)) of which AFGI is the common parent (the “Group”); and

WHEREAS, AFGI and the Creditors Committee may submit to the IRS a request, on behalf of AFGI and the other members of the Group, to issue a private letter ruling that, pursuant to Section 382(l)(5)(A) of the Code, the “ownership change” (as defined in Section 382(g) of the Code) that will be experienced by AFGI and each other member of the Group as a result of AFGI’s emergence from Chapter 11 bankruptcy will not be subject to Section 382(a) of the Code (the “Section 382(l)(5) Ruling Request” and together with the Rehabilitation Ruling Request, the “Requested Rulings”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Mediation Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Power of Attorney. AFGI shall execute a Power of Attorney and Declaration of Representative on IRS Form 2848 (the “Rehabilitator Power of Attorney”) which authorizes the Rehabilitator (and such individuals from the firms of Foley & Lardner LLP and PricewaterhouseCoopers LLP as may be selected, from time to time, by the Rehabilitator) to represent the Group before the IRS on all matters relating to the Rehabilitation Ruling Request. Except as provided in Section 4.a below, AFGI shall not revoke or modify the Rehabilitator Power of Attorney without the prior written consent of the Rehabilitator. The Rehabilitator Power of Attorney shall provide that copies of any notices or other communications from the IRS in connection with the Rehabilitation Ruling Request shall be sent to an individual designated by the Rehabilitator, in addition to being sent to such other individuals as are designated by AFGI.

2. Rehabilitation Ruling Request.

a. The Rehabilitator shall prepare, and have sole authority and control over, any Rehabilitation Ruling Request and of any written materials, other than the Rehabilitator Power of Attorney, submitted to the IRS relating to the Rehabilitation Ruling Request. No written material shall be submitted by the Rehabilitator to the IRS in connection with the Rehabilitation Ruling Request unless a draft of such written materials is furnished to AFGI no less than five (5) business days prior to submitting such written material to the IRS. Any comments on such draft that are made by AFGI within the five (5) business day period after such draft is furnished to them shall be considered in good faith by the Rehabilitator; provided, however, that the Rehabilitator may accept or reject such comments in its sole discretion.

b. The Rehabilitator may, in its sole discretion, request a pre-submission conference with the IRS on matters relating to the Rehabilitation Ruling Request. The Rehabilitator shall limit the scope of the pre-submission conference to matters relating to the Rehabilitation Ruling Request, and shall not discuss any matters relating to the Section 382(l)(5) Ruling Request. Except as described in the first sentence of this Section 2.b, no Party shall request a pre-submission conference with the IRS on any matter relating to the Rehabilitation Ruling Request.

c. The Rehabilitator may, in its sole discretion, request that no representatives of AFGI participate in any conferences, meetings or other oral communications (whether held in-person or telephonically) with the IRS on matters relating solely to the Rehabilitation Ruling Request (including, without limitation, any pre-submission conference). AFGI shall comply with any such request.

3. Section 382(l)(5) Ruling Request. No written material shall be submitted by AFGI or the Creditors Committee to the IRS in connection with the Section 382(l)(5) Ruling Request unless a draft of such written materials is furnished to the Rehabilitator no less than five (5) business days prior to submitting such written material to the IRS. Any comments on such draft that are made by the Rehabilitator within the five (5) business day period after such draft is furnished to it shall be considered in good faith by AFGI and the Creditors Committee; provided, however, that AFGI and the Creditors Committee may accept or reject such comments in their sole discretion.

a. AFGI and the representatives of the Creditors Committee may, in their sole discretion, request a pre-submission conference with the IRS on matters relating to the Section 382(l)(5) Ruling Request. AFGI shall limit the scope of the pre-submission conference to matters relating to the 382(l)(5)Ruling Request, and shall not discuss any matters relating to the Rehabilitation Ruling Request. Except as described in the first sentence of this Section 3.a, no Party shall request a pre-submission conference with the IRS on any matter relating to the Section 382(l)(5) Ruling Request.

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4. Consolidated Request. In the event that the IRS consolidates the Rehabilitation Ruling Request and the Section 382(l)(5) Ruling Request into a single proceeding, the following provisions shall apply:

a. AFGI shall amend any previously-granted Rehabilitator Power of Attorney to authorize the Rehabilitator (and such individuals from the firms of Foley & Lardner LLP and PricewaterhouseCoopers LLP as may be selected, from time to time, by the Rehabilitator) to represent the Group before the IRS on all matters relating to the combination of the Rehabilitation Ruling Request and the Section 382(l)(5) Ruling Request (the “Consolidated Request”). Notwithstanding the foregoing, the participation of the Rehabilitator and its representatives in respect of any portion of the Consolidated Request relating to the Section 382(l)(5) Ruling Request shall be subject to subsections 4.d and 4.e below. AFGI may also authorize other individuals selected by AFGI to represent the Group before the IRS on all matters relating to the Consolidated Request.

b. The Rehabilitator shall prepare, and have sole authority and control over, any portion of the Consolidated Request (and of any written materials submitted to the IRS, other than the Rehabilitator Power of Attorney) relating to the Rehabilitation Ruling Request. No written material shall be submitted by the Rehabilitator to the IRS in connection with the Consolidated Request unless a draft of such written materials is furnished to AFGI and the Creditors Committee no less than five (5) business days prior to submitting such written material to the IRS. Any comments on such draft that are made by AFGI or the Creditors Committee within the five (5) business day period after such draft is furnished to them shall be considered in good faith by the Rehabilitator; provided, however, that the Rehabilitator may accept or reject such comments in its sole discretion.

c. Representatives of AFGI and representatives of the Creditors Committee shall, in any conferences, meetings or other oral communications (whether held in-person or telephonically) with the IRS relating to the Consolidated Request, defer to representatives of the Rehabilitator in responding to any question or issue that relates to the Rehabilitation Ruling Request. If no representative of the Rehabilitator is present to address such question or issue related to the Rehabilitation Ruling Request, the representatives of AFGI and the representatives of the Creditors Committee shall refer the IRS to an appropriate representative of the Rehabilitator. The Rehabilitator may, in its sole discretion, request that no representatives of either AFGI or the Creditors Committee participate in any conferences, meetings or other oral communications (whether held in-person or telephonically) with the IRS on matters relating solely to the Rehabilitation Ruling Request (including, without limitation, any pre-submission conference). AFGI and the Creditors Committee shall comply with any such request.

d. AFGI and the Creditors Committee shall prepare, and have sole authority and control over, any portion of the Consolidated Request related to the Section 382(l)(5) Ruling Request and any written materials submitted to the IRS relating to the Section 382(l)(5) Ruling Request. No written material shall be submitted by AFGI or the Creditors Committee to the IRS in connection with the Consolidated Request unless a draft of such written materials is furnished to the Rehabilitator no less than five (5)

3

business days prior to submitting such written material to the IRS. Any comments on such draft that are made by the Rehabilitator within the five (5) business day period after such draft is furnished to it shall be considered in good faith by AFGI and the Creditors Committee; provided, however, that AFGI and the Creditors Committee may accept or reject such comments in their sole discretion.

e. The Rehabilitator and any representatives of the Rehabilitator shall, in any conferences, meetings or other oral communications (whether held in-person or telephonically) with the IRS related to the Consolidated Request, defer to representatives of AFGI or the Creditors Committee in responding to any question or issue that relates to the Section 382(l)(5) Ruling Request. If no representative of AFGI or the Creditors Committee is present to address such question or issue related to the Section 382(l)(5) Ruling Request, the representatives of the Rehabilitator shall refer the IRS to appropriate representatives of AFGI and the Creditors Committee. AFGI and the Creditors Committee may, in their sole discretion, request that neither the Rehabilitator nor representatives of the Rehabilitator participate in any conferences, meetings or other oral communications (whether held in-person or telephonically) with the IRS on any matter that both (i) relates to the Section 382(l)(5) Ruling Request and (ii) does not relate to the Rehabilitation Ruling Request (including, without limitation, any pre-submission conference). The Rehabilitator and its representatives shall comply with any such request.

f. If the IRS seeks information relating to the Consolidated Request that relates to both the Rehabilitation Ruling Request and the Section 382(l)(5) Ruling Request, the Rehabilitator and representatives of AFGI and the Creditors Committee shall jointly prepare the response to the IRS’s inquiry.

5. Cooperation. The Rehabilitator, AFGI and the Creditors Committee shall cooperate in good faith to (i) obtain the Requested Rulings in a timely manner, (ii) ensure that all the Parties are promptly notified regarding any written or orally communicated requests or questions received from the IRS in connection with the Requested Rulings, (iii) prepare (subject to the provisions of Sections 2, 3 and 4) any written materials requested by the IRS and respond to the IRS on a timely basis in connection with the Requested Rulings, and (iv) ensure that all the Parties promptly receive copies of any written materials furnished to the IRS in connection with the Requested Rulings.

6. Expenses. The entire amount of any filing fee charged by the IRS with respect to the Rehabilitation Ruling Request shall be borne by the Segregated Account. With respect to any expenses relating to the Requested Rulings (other than the filing fee charged by the IRS), the fees charged by Foley & Lardner LLP, PricewaterhouseCoopers LLP, and any other representatives of the Rehabilitator shall be borne by the Segregated Account. Any filing fee charged by the IRS with respect to the Section 382(l)(5) Ruling Request and any fees and expenses related to the Section 382(l)(5) Ruling Request shall be borne 85% by Ambac and 15% by AFGI in accordance with the Mediation Agreement.

7. Dispute Resolution. In the event that AFGI or the Creditors Committee believes the Rehabilitator to be, or in the event that the Rehabilitator believes AFGI or the Creditors

4

Committee to be, in material breach of, or otherwise not complying with this Agreement, such Party shall provide the alleged breaching or non-complying Party with a written notice (copied to their last known legal counsel) describing, in reasonable detail, the nature of the alleged breach or non-compliance. Following delivery of such written notice, the Parties shall attempt, in good faith, to resolve their dispute. The Party served with a notice of breach or non-compliance shall have 30 days to cure the alleged breach or non-compliance. In the event that there is no cure and the Parties are unable to resolve their dispute, any Party alleging such breach or non-compliance may, not less than 45 days following delivery of such written notice, seek a judgment from the Dane County Circuit Court (WI) (the “Rehabilitation Court”) that the other Party has breached this Agreement. Solely for purposes of resolving such dispute, AFGI and/or the Creditors Committee, as applicable, shall consent to the jurisdiction of the Rehabilitation Court. In the event that the Rehabilitation Court enters a final, non-appealable order in favor of any Party alleging such breach or noncompliance, such Party may ask the court to grant such further relief as the court deems appropriate in light of the nature and severity of the breach or non-performance, including specific performance, termination of the Parties’ obligations under this Agreement and/or monetary damages.

8. Miscellaneous.

a. Headings. Headings used herein are not a part of this Agreement and shall not affect the terms hereof.

b. Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

c. Waiver, Cumulative Remedies. None of the Parties hereto shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by each of the Parties, as applicable, and then only to the extent therein set forth. A waiver by a Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Party would otherwise have on any future occasion. No failure to exercise, nor any delay in exercising on the part of a Party, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof of any other right, power, or privilege. The rights and remedies herein provided are cumulative and maybe exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

d. Transfers and Assigns. Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred or assigned by any Party without the prior written consent of each of the other Parties hereto.

e. Amendments. This Agreement may not be changed, altered or modified unless the same shall be in writing executed by the Parties.

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f. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Wisconsin (without reference to choice of law doctrine).

g. Notices. Any notice or communication in respect of this Agreement shall be sufficiently given to a Party if in writing and delivered in person, sent by recorded delivery or registered post or the equivalent (with return receipt requested) or by overnight courier or given by facsimile transmission, at the address or facsimile number set out in Schedule A attached hereto, or to such other address or facsimile number as shall be notified in writing by one party to the other. A notice or communication shall be deemed to be given:

i. if delivered by hand or sent by overnight courier, on the day and at the time it is delivered or, if that day is not a business day, or if delivered after the close of business on a business day, at 9:00 a.m. (local time to the recipient) on the immediately following business day;

ii. if sent by facsimile transmission or email, on the day and at the time the transmission is received or, if that is not a business day, or if received after the close of business on a business day, at 9:00 a.m. (local time to the recipient) on the immediately following business day; or

iii. if sent by recorded delivery or registered post or the equivalent (return receipt requested), three business days after being sent.

h. Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original and all of which shall, together, constitute one and the same instrument.

i. Further Assurances and Corrective Instruments. To the extent permitted by law, the Parties hereto agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as another Party may reasonably request and as may be reasonably required in the opinion of such party to effectuate the intentions or facilitate the performance of this Agreement.

j. Parties to this Agreement. Nothing herein shall in any manner create any obligations or establish any rights against any Party to this Agreement in favor of any person not a Party to this Agreement.

k. Other Agreements. In the event of any conflict or inconsistency between this Agreement and the provisions of the Mediation Agreement, the provisions of this Agreement shall govern; provided, however, that in the event of any dispute between the Rehabilitator, on the one hand, and AFGI or Ambac, on the other hand, concerning an expected tax position of AFGI or Ambac, Section 3.01 of the Cooperation Agreement, as amended, by and among AFGI, Ambac, the Segregated Account and the Rehabilitator, shall govern.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the date first above written.

AMBAC FINANCIAL GROUP, INC

By:
	Name:	Stephen M. Ksenak
	Title:	Senior Managing Director and General Counsel

OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF AMBAC FINANCIAL GROUP, INC.

By:
Name:
Title:

AMBAC ASSURANCE CORPORATION

By:
Name:
Title:

THE SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION

By:
Name:
Title:

REHABILITATOR OF THE SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION

By:
Name:
Title:

7

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the date first above written.

AMBAC FINANCIAL GROUP, INC

By:
Name:
Title:

OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF AMBAC FINANCIAL GROUP, INC.

By:
	Name:	Remmelt Reigersman
Title:

AMBAC ASSURANCE CORPORATION

By:
Name:
Title:

THE SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION

By:
Name:
Title:

REHABILITATOR OF THE SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION

By:
Name:
Title:

7

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the date first above written.

AMBAC FINANCIAL GROUP, INC

By:
Name:
Title:

OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF AMBAC FINANCIAL GROUP, INC.

By:
Name:
Title:

AMBAC ASSURANCE CORPORATION

By:
	Name:	David Trick
	Title:	Chief Financial Officer

THE SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION

By:
Name:
Title:

REHABILITATOR OF THE SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION

By:
Name:
Title:

7

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the date first above written.

AMBAC FINANCIAL GROUP, INC

By:
Name:
Title:

OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF AMBAC FINANCIAL GROUP, INC.

By:
Name:
Title:

AMBAC ASSURANCE CORPORATION

By:
Name:
Title:

THE SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION

By:
	Name:	Roger Peterson
	Title:	Special Deputy Commissioner

REHABILITATOR OF THE SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION

By:
	Name:	Roger Peterson
	Title:	Special Deputy Commissioner

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SCHEDULE A

NOTICE INFORMATION

If to Ambac Financial Group, Inc.

Ambac Financial Group, Inc.

One State Street Plaza

New York, New York 10004

Attention: Stephen Ksenak, Esq.

Telephone: (212) 668-0340

Facsimile: (212) 509-9190

with a copy to:

Peter Ivanick, Esq.

Dewey & LeBoeuf LLP

1301 Avenue of the Americas

New York, New York 10019

Telephone: (212) 259-8075

Facsimile: (212) 259-6333

If to the Official Committee of Unsecured Creditors of AFGI

with a copy to:

If to Ambac Assurance Corporation, to:

Ambac Assurance Corporation

One State Street Plaza

New York, New York 10004

Attention: General Counsel

Telephone: (212) 208-3283

Facsimile: (212) 208-3558

If to the Segregated Account of Ambac Assurance Corporation, or the Rehabilitator to:

Special Deputy Commissioner of the Segregated Account of Ambac Assurance Corporation

One State Street Plaza New York,

New York 10004

with copies to:

Commissioner of Insurance

Wisconsin Office of the Commissioner of Insurance

125 South Webster Street

Madison, Wisconsin 53703

and

Foley & Lardner LLP

777 E. Wisconsin Ave

Milwaukee, Wisconsin 53202

Attn: Kevin G. Fitzgerald

EXHIBIT H

(Schedule of Assumed Executory Contracts and Unexpired Leases)

Schedule of Executory Contracts and Leases

Name of other parties to lease or contract	Description of contract or lease and nature of Debtor’s interest	Treatment	Assignee	Cure Amount
ALGORITHMICS U S INC	SYSTEM MAINTENANCE AND SUPPORT	Assume and Assign	Ambac Assurance Corporation	0.00
AMERICAN EXPRESS CO., CORPORATE SERVICES OPERATIONS	CORPORATE CARD SERVICES	Assume	N/A	0.00
BABSON CAPITAL MANAGEMENT LLC	MONITORING CONTRACT	Assume	N/A	0.00
BLACKROCK PROVIDENT	MONEY MARKET FUND AGREEMENT	Assume	N/A	0.00
BLOOMBERG DISASTER RECOVERY	DISASTER RECOVERY	Assume and Assign	Ambac Assurance Corporation	21.60
BLOOMBERG POM	DATA SERVICES, TRADE POSTING	Assume and Assign	Ambac Assurance Corporation	1,072.95
BLOOMBERG WORKSTATIONS	FIXED INCOME DATA	Assume and Assign	Ambac Assurance Corporation	1,454.71
BLOOMBERG DATA LICENSES	DATA LICENSES	Assume and Assign	Ambac Assurance Corporation	914.11
CITIBANK IRELAND FINANCIAL SERVICES PLC	WORLD GLOBAL PAYMENTS SERVICE AGREEMENT	Assume	N/A	0.00
CITIBANK, N A	BANK ACCOUNT AGREEMENT	Assume	N/A	0.00
CITIBANK, N A LONDON BRANCH	BANK ACCOUNT AGREEMENT	Assume and Assign	Ambac Assurance Corporation	0.00
CORPORATE COUNSELING ASSOCIATES, INC	EMPLOYEE COUNSELING SERVICE	Assume and Assign	Ambac Assurance Corporation	0.00
IBM COGNOS	SYSTEM MAINTENANCE AND SUPPORT	Assume and Assign	Ambac Assurance Corporation	0.00
NTT AMERICA INC	WEB HOSTING AMBAC.COM	Assume and Assign	Ambac Assurance Corporation	710.70
NUWARE TECHNOLOGIES	BI (COGNOS) CONSULTANTS	Assume and Assign	Ambac Assurance Corporation	0.00
OPENPAGES, INC	SYSTEM MAINTENANCE AND SUPPORT	Assume and Assign	Ambac Assurance Corporation	0.00
ORACLE CORPORATION	DATABASE MAINTENANCE	Assume and Assign	Ambac Assurance Corporation	0.00
PNC GLOBAL INVESTMENT SERVICING EUROPE LIMITED	MONEY MARKET FUND AGREEMENT	Assume	N/A	0.00
SUMMIT SYSTEMS	SOFTWARE LICENSE AND SERVICE AGREEMENT	Assume and Assign	Ambac Assurance Corporation	0.00
SUNGARD AVANTGARD LLC	SOFTWARE LICENSING AND SERVICES AGREEMENT	Assume and Assign	Ambac Assurance Corporation	0.00
SUNGARD AVANTGARD LLC	SOFTWARE LICENSING AND SERVICES AGREEMENT	Assume and Assign	Ambac Assurance Corporation	0.00
SUNGARD STN	MONEY FUND APPLICATION	Assume	N/A	0.00
THE BANK OF NEW YORK MELLON	ELECTRONIC BANKING DELIVERY MASTER AGREEMENT DATED AS OF NOVEMBER 3, 2004	Assume	N/A	0.00
THE BANK OF NEW YORK MELLON	GLOBAL CUSTODY AGREEMENT DATED AS OF NOVEMBER 3, 2004	Assume	N/A	0.00
THE BANK OF NEW YORK MELLON	STOCK TRANSFER AGENCY AGREEMENT DATED AS OF MAY 14, 2007	Assume	N/A	9,978.37
THE BANK OF NEW YORK MELLON	MONEY FUND DIRECT AGREEMENT DATED AS OF SEPTEMBER 16, 2004	Assume	N/A	0.00
WESTERN ASSETS	MONEY MARKET FUND SERVICE AGREEMENT	Assume	N/A	0.00

EXHIBIT I

(Warrant Agreement)

WARRANT AGREEMENT

THIS WARRANT AGREEMENT, dated as of                     , 2011 (the “Effective Date”), is entered into by and between Ambac Financial Group, Inc., a Delaware corporation (the “Company”), and             , as warrant agent (together with any successor appointed pursuant to Section 20 hereof, the “Warrant Agent”).

WHEREAS, in connection with the consummation of the Plan of Reorganization for Ambac Financial Group, Inc. under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) (Case No. 10-15973 (SCC), Bankr. S.D.N.Y.) (as the same may be amended from time to time, the “Plan”; and all defined terms used herein which are not otherwise defined are used as defined in the Plan), as confirmed by Final Order of the United States Bankruptcy Court for the Southern District of New York, entered on             , the Company shall issue to each holder of General Unsecured Claims (Class 3 Claims) and Subordinated Note Claims (Class 5 Claims), warrants (the “Warrants”) entitling the holders of General Unsecured Claims to collectively purchase and receive from the Company, in the aggregate, up to [—] shares of common stock, par value $[—] per share, of the Company (the “New Common Stock”), together with any other securities, cash, or other property that may be issuable upon exercise of a Warrant as shall result from the adjustments specified in Section 8 hereof, and entitling the holders of Subordinated Note Claims to collectively purchase and receive from the Company, in the aggregate, up to [—] shares of New Common Stock, together with any other securities, cash, or other property that may be issuable upon exercise of a Warrant as shall result from the adjustments specified in Section 8 hereof, in each case, at an initial exercise price of $[—] per share of New Common Stock, as may be adjusted pursuant to Section 8 hereof (the “Exercise Price”), all in accordance with the Plan;

WHEREAS, the Warrants are being issued pursuant to, and upon the terms and conditions set forth in, the Plan in an offering in reliance on the exemption afforded by section 1145 of the Bankruptcy Code from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and of any applicable state securities or “blue sky” laws;

WHEREAS, the Company desires the Warrant Agent to act as agent on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrants and other matters as provided herein; and

WHEREAS, for purposes of this Warrant Agreement, “person” shall be interpreted broadly to include an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, national banking association, trust, trustee, unincorporated organization, government, governmental unit, agency, or political subdivision thereof, or other entity.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts such appointment.

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SECTION 2. Issuance of the Warrants. In accordance with Sections 3, 4, and 5 hereof and the Plan, the Company has authorized the issuance of up to [—] Warrants and will cause, by written Company order, to be issued (i) to the Depository (as defined below) and registered in the name of Cede & Co., as the Depository’s nominee (as set forth in Section 5 hereof), on the Effective Date, one or more Global Warrant Certificates (as defined below) evidencing the Warrants to be issued to holders of Subordinated Note Claims and (ii) to holders of General Unsecured Claims, Definitive Warrant Certificates (as defined below) evidencing the Warrants. Each Warrant entitles the holder, upon proper exercise and payment of the applicable Exercise Price, to receive from the Company, [one] share of New Common Stock (as may be adjusted pursuant to Section 8 hereof). The shares of New Common Stock or (as provided pursuant to Section 8 hereof) cash, securities or other property deliverable upon proper exercise of the Warrants are referred to herein as the “Warrant Shares.” The words “holder” or “holders” as used herein in respect of any Warrants or Warrant Shares, shall mean the registered holder(s) thereof. Any Warrants held in the Disputed Claims Reserve after the resolution of all Disputed General Unsecured Claims shall be deemed void and cancelled without any further action required by the Company.

SECTION 3. Form of Warrant Certificates. Subject to Section 6 of this Warrant Agreement, the Warrants shall be issued (a) in the form of definitive certificates, in substantially the form set forth in Exhibit A-1 (collectively, the “Definitive Warrant Certificates”), and (b) in the form of one or more global certificates, in substantially the form set forth in Exhibit A-2 (collectively, the “Global Warrant Certificates, “ and together with the Definitive Warrant Certificates, the “Warrant Certificates”) hereto. The Warrant Certificates may bear such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by this Warrant Agreement, and may bear such letters, numbers, or other marks of identification or designation and such legends, summaries, or endorsements placed thereon as may be required by the Depository or to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or as may, consistently herewith, be determined by the Appropriate Officers (as hereinafter defined) executing such Warrant Certificates, as evidenced by their execution of the Warrant Certificates, all of which shall be reasonably acceptable to the Warrant Agent. The Global Warrant Certificates shall be deposited on the date hereof with, or with the Warrant Agent as custodian for, The Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., as the Depository’s nominee. Following the execution, registration and countersignature of the Definitive Warrant Certificates as set forth in Sections 4 and 5 hereof, the Definitive Warrant Certificates shall be delivered by the Warrant Agent, upon the written order of the Company, to each registered holder thereof at the address for such holder set forth in such written order of the Company. Each Warrant Certificate shall represent such number of outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Warrant Agreement.

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SECTION 4. Execution of Warrant Certificates. Warrant Certificates shall be executed on behalf of the Company by the Chief Executive Officer, the Chief Financial Officer or any Senior Managing Director, Managing Director, First Vice President or Vice President (each, an “Appropriate Officer”), and shall be attested by the Secretary or any Assistant Secretary of the Company. Each such signature upon the Warrant Certificates may be in the form of a facsimile or other electronically transmitted signature (including, without limitation, electronic transmission in portable document format (.pdf)) of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile or other electronically transmitted signature of any Appropriate Officer who shall have been an Appropriate Officer at the time of entering into this Warrant Agreement. If any Appropriate Officer who shall have signed any of the Warrant Certificates shall cease to be such Appropriate Officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent or delivered by the Company, such Warrant Certificates, nevertheless, may be countersigned and delivered with the same force and effect as though such Appropriate Officer had not ceased to be such Appropriate Officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper Appropriate Officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such Appropriate Officer.

SECTION 5. Original Issuance and Countersignature. Upon receipt of a written order of the Company, signed by an Appropriate Officer, the Warrant Agent shall register the Warrant Certificates, countersign such Warrant Certificates evidencing Warrants, record such Warrant Certificates in the Warrant Register (as defined below) and deliver such Warrant Certificates to or upon the written order of the Company. Such written order of the Company shall specifically state (x) the aggregate number of Warrants that are to be issued as Definitive Warrant Certificates, together with the name, mailing address and number of Warrants to be issued to each individual holder thereof, and (y) the number of Warrants that are to be issued as one or more Global Warrant Certificates.

No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that such Warrant Certificate so countersigned has been duly issued hereunder.

Warrant Certificates shall be dated the date of countersignature by the Warrant Agent and shall represent one or more whole Warrants.

Warrant Certificates shall be, and shall remain, subject to the provisions of this Warrant Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof. Each holder of Warrants shall be bound by all of the terms and provisions of this Warrant Agreement (a copy of which is available on request to the Secretary or any Assistant Secretary of the Company) as fully and effectively as if such holder had signed the same.

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SECTION 6. Registration of Transfers and Exchanges.

(a) The Warrant Register. The Warrant Agent will keep or cause to be kept, at the office of the Warrant Agent referred to in Section 22 hereof (the “Warrant Agent Office”), books in which, subject to such reasonable regulations as it may prescribe, it shall register the Definitive Warrant Certificates as well as any Global Warrant Certificates and exchanges and transfers of outstanding Warrants in accordance with the procedures set forth in this Section 6, all in a form satisfactory to the Company and the Warrant Agent (the “Warrant Register”). The Warrant Register shall further show the names and addresses of the respective registered holders of the Warrant Certificates, the number of Warrants evidenced on its face by each of the Warrant Certificates, and the date of each of the Warrant Certificates.

Prior to due presentment for registration of transfer or exchange of any Warrant in accordance with the procedures set forth in this Warrant Agreement, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing made in a Warrant Certificate by anyone), for the purpose of any exercise thereof, any distribution to the holder of the Warrant thereof, and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

(b) Transfer and Exchange of Global Warrant Certificates or Beneficial Interests Therein. The transfer and exchange of Global Warrant Certificates or beneficial interests therein shall be effected through the Depository, in accordance with this Warrant Agreement and the procedures of the Depository therefor.

(c) Transfer and Exchange of Definitive Warrant Certificates. The Warrant Agent shall from time to time register the transfer of any outstanding Warrants represented by Definitive Warrant Certificates in the Warrant Register, upon delivery to the Warrant Agent, at the Warrant Agent Office, of (i) a properly completed form of assignment, in the form attached hereto in Exhibit A-1, duly signed by the registered holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program, (ii) a written order of the Company signed by an Appropriate Officer authorizing such transfer, and (iii) the Definitive Warrant Certificate(s) presented for surrender and transfer, duly endorsed. Upon any such registration of transfer, (x) the Definitive Warrant Certificate(s) presented for transfer shall be cancelled by the Warrant Agent, with such cancelled Definitive Warrant Certificate(s) to be disposed of by or at the direction of the Company in accordance with applicable law, and (y) the Company shall issue, and the Warrant Agent shall countersign, a new Definitive Warrant Certificate representing the appropriate number of Warrants to the transferee.

(d) Exchange of a Beneficial Interest in a Global Warrant Certificate for a Definitive Warrant Certificate.

(i) Any holder of a beneficial interest in a Global Warrant Certificate may, upon request, exchange such beneficial interest for a Definitive Warrant Certificate. Upon receipt by the Warrant Agent (i) from the Depository or its nominee of written instructions or

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such other form of instructions as is customary for the Depository on behalf of any person having a beneficial interest in a Global Warrant Certificate, and (ii) of a written order of the Company signed by an Appropriate Officer authorizing such exchange, the Warrant Agent shall, in accordance with such instructions, cause, or direct the Depository to cause, an endorsement on the Global Warrant Certificate and an adjustment to the records of the Depository to reflect a decrease in the number of Warrants represented by the Global Warrant Certificate, and the Company shall issue and the Warrant Agent shall countersign a new Definitive Warrant Certificate representing the appropriate number of Warrants to the holder of the beneficial interest.

(ii) Definitive Warrant Certificates issued in exchange for a beneficial interest in a Global Warrant Certificate pursuant to this Section 6(d) shall be registered in such names as the Depository, pursuant to instructions from its direct or indirect participants or otherwise (or, in the absence of instructions from the Depository, the Company) shall instruct the Warrant Agent. The Warrant Agent shall deliver such Definitive Warrant Certificates, upon the written order of the Company, to the persons in whose names such Warrants are so registered.

(e) Exchange or Transfer of a Definitive Warrant Certificate for a Beneficial Interest in a Global Warrant Certificate. Upon receipt by the Warrant Agent of (i) appropriate written instruments of transfer with respect to a Definitive Warrant Certificate (as described above in Section 6(c) hereof), in form satisfactory to the Warrant Agent, together with written instructions (which such instructions shall require the requesting holder to, among other things, designate a direct or indirect participant of the Depository with whom such holder has an account) directing the Warrant Agent to make, or to direct the Depository to make, an endorsement on the Global Warrant Certificate and an adjustment to the records of the Depository to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Definitive Warrant Certificate (such instruments of transfer and instructions to be duly executed by the holder thereof or the duly appointed legal representative thereof or by his attorney, duly authorized in writing, such signatures to be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program), (ii) a written order of the Company signed by an Appropriate Officer authorizing such transfer, and (iii) the Definitive Warrant Certificate presented for surrender, duly endorsed, then the Warrant Agent shall cancel such Definitive Warrant Certificate, with such cancelled Definitive Warrant Certificate to be disposed of by or at the direction of the Company in accordance with applicable law, and cause, or direct the Depository to cause, an endorsement on the Global Warrant Certificate and an adjustment to the records of the Depository to reflect an increase in the number of Warrants represented by the Global Warrant Certificate. If no Global Warrant Certificates are then outstanding, the Company shall issue, and the Warrant Agent shall countersign, a new Global Warrant Certificate representing the appropriate number of Warrants.

(f) Restrictions on Transfer and Exchange of Global Warrant Certificates. Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in Section 6(g) and (h)), a Global Warrant Certificate may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

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(g) Definitive Warrant Certificates. If at any time:

(i) the Depository for the Global Warrant Certificates notifies the Company and the Warrant Agent that the Depository is unwilling or unable to continue as Depository for the Global Warrant Certificates and a successor Depository for the Global Warrant Certificates is not appointed by the Company within ninety (90) days after delivery of such notice; or

(ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that all Warrants shall be exclusively in the form of Definitive Warrant Certificates, then the Warrant Agent, upon written instructions signed by an Appropriate Officer of the Company and all other necessary information, all to the reasonable satisfaction of the Warrant Agent, shall register and deliver Definitive Warrant Certificates, in an aggregate number equal to the number of Warrants represented by the Global Warrant Certificates, in exchange for such Global Warrant Certificates, in such names, to such addresses and in such amounts as directed by the Depository or, in the absence of instructions from the Depository, the Company.

(h) Cancellation of Global Warrant Certificate. At such time as all beneficial interests in Global Warrant Certificates have either been exchanged for Definitive Warrant Certificates or cancelled, all Global Warrant Certificates shall be returned to, or cancelled and retained pursuant to applicable law by, the Warrant Agent.

(i) Obligations with Respect to Transfers and Exchanges of Warrants.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent is hereby authorized to countersign Warrant Certificates in accordance with the provisions of Sections 3 and 4 hereof and this Section 6 and for the purpose of any distribution of additional Warrant Certificates contemplated by Section 8 hereof.

(ii) All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Warrant Certificates surrendered upon such registration of transfer or exchange.

(iii) No service charge shall be made to a holder of Warrants for any registration, transfer or exchange but the Company may require from such holder the payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed on the holder in connection with any such exchange or registration of transfer. The Warrant Agent shall have no obligation to effect an exchange or register a transfer unless and until it is notified by the Company that any payments required by the immediately preceding sentence have been made.

(iv) So long as the Depository, or its nominee, is the registered owner of a Global Warrant Certificate, the Depository or such nominee, as the case may be, may be treated by the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent as the sole owner or holder of the Warrants represented by such Global Warrant Certificate for all

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purposes under this Warrant Agreement. Except as provided in Sections 6(d) and 6(g) hereof upon the exchange of a beneficial interest in a Global Warrant Certificate for a Definitive Warrant Certificate, owners of beneficial interests in a Global Warrant Certificate will not be entitled to have any Warrants registered in their names, and will not receive or be entitled to receive physical delivery of any such Warrants and will not be considered the owners or holders thereof under the Warrants or this Warrant Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent, or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy, or other authorization furnished by the Depository or impair the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in a Global Warrant Certificate.

(v) Notwithstanding anything herein to the contrary, the Warrant Agent will not record a registration of transfer or exchange of any Warrant Certificate unless the Warrant Agent receives a written order from the Company in the manner set forth in this Section 6.

SECTION 7. Acknowledgment; Securities Law Compliance. Each Warrant holder, by its acceptance of any Warrant issued under this Warrant Agreement, acknowledges and agrees that the Warrants were issued, and the Warrant Shares issuable upon exercise thereof shall be issued, pursuant to an exemption from the registration requirement of Section 5 of the Securities Act provided by Section 1145 of the Bankruptcy Code, and to the extent that a Warrant holder (or holder of Warrant Shares) is an “underwriter” as defined in Section 1145(b)(1) of the Bankruptcy Code, such holder may not be able to sell or transfer any Warrants or Warrant Shares in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder.

SECTION 8. Warrant Adjustments. The Exercise Price and the number or nature of Warrant Shares acquirable upon exercise of a Warrant shall be subject to adjustment as follows:

(a) Stock Dividends, Subdivisions, Combinations and Reclassifications.

(i) In case the Company shall at any time after the date of this Warrant Agreement (A) declare a dividend on the New Common Stock payable in shares of New Common Stock or securities convertible, exercisable or exchangeable into New Common Stock, (B) subdivide the outstanding New Common Stock, whether by way of stock dividend, stock split or otherwise, (C) combine the outstanding New Common Stock into a smaller number of shares, whether by way of stock combination, reverse stock split or otherwise, or (D) issue any shares of its capital stock in a reclassification of, or similar transaction relating to, the New Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Warrant Shares acquirable upon exercise of the Warrants on such date shall be proportionately adjusted so that the holder of any Warrant exercised after such action shall be entitled to receive the aggregate number of Warrant Shares which, if such Warrant had been exercised immediately prior to such action (or, in the case of a dividend, immediately prior to the record date therefore) and at a time when the New Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such action.

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(ii) Whenever the number of Warrant Shares acquirable upon exercise of the Warrants is adjusted as provided in Section 8(a), the Exercise Price shall be adjusted to equal (A) the Exercise Price immediately prior to such adjustment multiplied by the number of Warrant Shares for which a Warrant is exercisable immediately prior to such adjustment divided by (B) the number of Warrant Shares for which a Warrant is exercisable immediately after such adjustment.

Such adjustment to the Exercise Price and to the number of Warrant Shares acquirable upon exercise of the Warrant, as provided in this Section 8 (an “Adjustment”), shall be made successively whenever any event listed above shall occur; provided that there shall be no such Adjustment, unless and until such Adjustment, together with any previous Adjustments to the Exercise Price and to the number of Warrant Shares so acquirable which would otherwise have resulted in an Adjustment were it not for this proviso, would require an increase or decrease of at least 1% of the Exercise Price or the total number of Warrant Shares so acquirable at the time of such Adjustment, in which event such Adjustment and all such previous Adjustments shall immediately occur.

(b) Subject Transaction. Notwithstanding anything else in this Warrant Agreement to the contrary, if the Company engages in a Subject Transaction the following provisions shall apply:

(i) In the event that the Subject Transaction results in the Company’s stockholders receiving consideration entirely in cash, upon the closing of the Subject Transaction and compliance with the Subject Transaction Notice Procedures, the Warrants shall be redeemed and cancelled in all respects, and, within twenty five (25) days of the closing of the Subject Transaction, each such Warrant holder shall receive the Cash Redemption Consideration.

(ii) In the event that the Subject Transaction results in the Company’s stockholders receiving more than one type of consideration (i.e. more than one of securities, cash or other property), upon the closing of the Subject Transaction and compliance with the Subject Transaction Notice Procedures, the holder of any Warrants will thereafter receive, as the Warrant Shares deliverable upon the exercise thereof in accordance with the terms of this Warrant Agreement, the securities, cash and other property to which the holder of the number of shares of New Common Stock then deliverable upon the exercise or conversion of such Warrants would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable (including the adjustment provisions of this Section 8), as nearly as reasonably may be, in relation to any securities, cash and other property thereafter deliverable upon the exercise of the Warrants (and in such instance, the Company or the successor person, as the case may be, shall execute and deliver to the Warrant Agent a supplemental agreement so providing and providing that the successor corporation assumes all of the duties and obligations of the Company under this Warrant Agreement); provided, however, that at the option of the Company (designated in writing by the Company or its successor to the Warrant Agent no later than five (5) days after the Redemption Determination Date, together

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with instructions to the Warrant Agent to deliver such information in the form of a notice to the holders of Warrants at such holder’s address appearing on the Warrant Register (and with respect to holders of beneficial interests in Global Warrant Certificates, to the Depository)) the Warrants shall be redeemed and cancelled in all respects, and, within twenty five (25) days of the closing of the Subject Transaction, each such Warrant holder shall receive the Mixed Redemption Consideration.

(iii) In the event that the Subject Transaction results in the Company’s stockholders receiving consideration entirely in securities, upon the closing of the Subject Transaction and compliance with the Subject Transaction Notice Procedures, the holder of any Warrants will thereafter receive, as the Warrant Shares deliverable upon the exercise thereof in accordance with the terms of this Warrant Agreement, the securities to which the holder of the number of shares of New Common Stock then deliverable upon the exercise or conversion of such Warrants would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable (including the adjustment provisions of this Section 8), as nearly as reasonably may be, in relation to any securities thereafter deliverable upon the exercise of the Warrants (and in such instance, the Company or the successor person, as the case may be, shall execute and deliver to the Warrant Agent a supplemental agreement so providing and providing that the successor corporation assumes all of the duties and obligations of the Company under this Warrant Agreement); provided, however, that at the option of the Company (designated in writing by the Company or its successor to the Warrant Agent no later than five (5) days after the Redemption Determination Date, together with instructions to the Warrant Agent to deliver such information in the form of a notice to the holders of Warrants at such holder’s address appearing on the Warrant Register (and with respect to holders of beneficial interests in Global Warrant Certificates, to the Depository)) the Warrants shall be redeemed and cancelled in all respects, and, within twenty five (25) days of the closing of the Subject Transaction, each such Warrant holder shall receive the Stock Redemption Consideration.

(iv) Defined Terms With Respect to Subject Transactions:

(1) “Black Scholes Warrant Value” as of any date, shall mean the value of a Warrant, as determined in good faith by the Board of Directors of the Company (the “Board of Directors”) (which determination shall be final and binding upon all holders of Warrants and the Warrant Agent), determined according to customary investment banking practices using the Black Scholes warrant model, with the following procedures and assumptions: (1) the term of the Warrants will be the period from the Redemption Determination Date until the Expiration Date, and the exercise price of the Warrant will be the Exercise Price then in effect, (2) the price of each share of New Common Stock will be the Market Price of the consideration to be received by the Company’s stockholders in the Subject Transaction, in the aggregate on a per-share basis, on the Redemption Determination Date, (3) the assumed volatility will be determined by the Investment Bank based on the average volatility for the six-month period preceding the Redemption Determination Date (provided, that if the relevant Subject Transaction results in the Company’s stockholders receiving securities, the assumed volatility will be determined for such six month period on the basis of the issuer of such

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securities, and further provided that, after the first Subject Transaction, volatility determined in connection with any subsequent Subject Transaction shall be determined as if no previous Subject Transactions had occurred), (4) the assumed risk-free rate will equal the yield on the U.S. Treasury rate for a period equal to the time between the Redemption Determination Date and the Expiration Date and (5) any other assumptions shall be made by the Board of Directors in good faith based upon the advice of the Investment Bank.

(2) “Cash Redemption Consideration” shall mean: (X) $0.01 in cash per share of New Common Stock into which the subject Warrant is then exercisable, if on the closing date of the applicable Subject Transaction the Net Exercise Value of a subject Warrant would be zero or a negative number or (Y) the Net Exercise Value in cash per Warrant, if on the closing date of the applicable Subject Transaction the Net Exercise Value would be a positive number.

(3) “Investment Bank” means an investment bank of national standing selected by the Board of Directors of the Company.

(4) “Market Price” means (i) if in reference to cash, the current cash value on the date of measurement in U.S. dollars, (ii) if in reference to any security, if such security is listed on a national securities exchange registered under the Exchange Act, a price equal to the average of the closing sales prices for such security on such exchange for each day during the twenty (20) consecutive trading days immediately preceding the date in question, and if such security is not listed on a national securities exchange registered under the Exchange Act, a price (which shall not take into effect any illiquidity or any minority discounts) as determined by the Investment Bank, (iii) if in reference to any debt which is not a security, the value as determined by the Investment Bank, and (iv) if in reference to any other property, the value (which shall not take into effect any illiquidity or any minority discounts) of such other property as determined by the Investment Bank.

(5) “Mixed Consideration Ratio” means a fraction, (x) the numerator of which is the cash received in exchange for a share of New Common Stock in a Subject Transaction and (y) the denominator of which is the sum of the aggregate Market Price of the cash and securities received in exchange for a share of New Common Stock in a Subject Transaction as of the date of the Subject Transaction; provided, that if holders of New Common Stock are entitled to receive differing forms or types of consideration in any transaction or series of transactions contemplated by the definition of “Subject Transaction,” each Warrant holder shall be deemed to have received the same proportion of cash and securities that all holders of New Common Stock in the aggregate elected or were required to receive in such transaction or transactions.

(6) “Mixed Redemption Consideration” shall mean:

a. If on the closing date of the applicable Subject Transaction the Net Exercise Value of a subject Warrant would be zero or a negative number, an amount equal to the Black Scholes Warrant Value of the Warrant (determined based on the securities to be received by the stockholders of the Company in the Subject Transaction) as of the date of such Subject Transaction, multiplied by the Stock Consideration Ratio; or

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b. If on the closing date of the applicable Subject Transaction the Net Exercise Value would be a positive number, an amount equal to the Net Exercise Value, with such Net Exercise Value being paid in the same proportion of cash and securities, of the type received by the stockholders of the Company in the Subject Transaction, as received in the aggregate by the stockholders of the Company in the Subject Transaction.

(7) “Net Exercise Value” shall mean the positive difference, if any, on any specific date between (1) the product of (A) the number of shares of New Common Stock into which the Warrant is then exercisable and (B) (x) the cash consideration per share of New Common Stock received in an all-cash Subject Transaction, (y) the Market Price of the security consideration per share of New Common Stock received in an all-security Subject Transaction or (z) if the consideration in the Subject Transaction is a mix of cash and securities, the aggregate Market Price of the consideration per share of New Common Stock, less (2) the Exercise Price of the Warrant.

(8) “Redemption Determination Date” means the date that is the closing date of a relevant Subject Transaction.

(9) “Stock Consideration Ratio” means 1 minus the Mixed Consideration Ratio for the Subject Transaction.

(10) “Stock Redemption Consideration” shall mean an amount, based on the number of shares into which the Warrant is then exercisable, equal to (X) if the Net Exercise Value is zero or less than zero, the Black Scholes Warrant Value of the Warrant as of the date of such Subject Transaction or (Y) if the Net Exercise Value is greater than zero, the Net Exercise Value, with such amount being paid in securities (based on the Market Price as of the closing) of the type received by the stockholders of the Company in the Subject Transaction.

(11) “Subject Transaction” shall mean any one of the following transactions (other than in transactions, directly or indirectly, with a person or entity that immediately prior to the Subject Transaction beneficially owns more than 20% of the issued and outstanding New Common Stock): (i) the sale of all or substantially all of the Company’s assets, (ii) the sale of all or substantially all of the Company’s then outstanding Common Stock, or (iii) a merger or consolidation by the Company with or into another person in which the holders of the common stock of the Company immediately prior to the merger are not holders, directly or indirectly, of at least 50% of the common stock of the surviving person immediately after the merger.

(12) “Subject Transaction Notice Procedures” shall mean the requirement that the Company provide, in addition to the notice requirements set forth in Section 8(f) hereof, a notice to holders of Warrants setting forth any action to be taken by the Company that may constitute a Subject Transaction, the resulting effect of such action on the Warrants, and the amount of cash and/or the number and kind of securities or other property to be received by the holders of Warrants pursuant to such Subject Transaction (if any). Such notice shall be delivered by the Company (including by directing the Warrant Agent to so deliver) to holders of Warrants at such holder’s address appearing on the Warrant Register (and with respect to holders of beneficial interests in Global Warrant Certificates, to the Depository), and shall be delivered

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on a date calculated and by a method chosen by the Company to reasonably ensure that such notice shall be actually received by the holders of Warrants on or prior to the Redemption Determination Date.

(v) The provisions of this subsection (b) shall similarly apply to successive mergers or consolidations or sales or other transfers.

(vi) Notwithstanding anything to the contrary in this Section 8(b), any property received by stockholders of the Company in a Subject Transaction that is neither cash nor securities shall be treated as cash consideration for all purposes of this Section 8(b) in an amount equal to the Market price of such property.

(c) Consolidation, Merger or Sale of Assets Other than a Subject Transaction. If the Company shall at any time consolidate with or merge into another corporation (other than in the type of transaction identified in Section 8(a)(i)(D) or Section 8(b)), the holder of any Warrants will thereafter receive, upon the exercise thereof in accordance with the terms of this Warrant Agreement, the securities or property to which the holder of the number of shares of New Common Stock then deliverable upon the exercise or conversion of such Warrants would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable (including the provisions of this Section 8), as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of the Warrants. The Company or the successor corporation, as the case may be, shall execute and deliver to the Warrant Agent a supplemental agreement so providing. In addition, such supplemental agreement shall provide that the successor corporation assumes all of the duties and obligations of the Company under this Warrant Agreement. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes. The provisions of this Section 8(c) shall similarly apply to successive mergers or consolidations or sales or other transfers.

(d) Calculations to the Nearest Cent and One-Hundredth of a Share. All calculations under this Section 8 shall be made to the nearest cent and to the nearest one-hundredth of a share as the case may be. Any adjustment required by this Section 8 shall be made no later than the earlier of one month from the date of the transaction which mandates such adjustment or the expiration of the right to exercise any Warrant.

(e) Notice of Warrant Adjustment. Whenever the Exercise Price or the number of Warrant Shares acquirable upon exercise of a Warrant shall be adjusted as provided in this Section 8, the Company shall forthwith file with the Warrant Agent a certificate, signed by a firm of independent public accountants, showing in detail the facts requiring such adjustment and the Exercise Price and number of Warrant Shares so acquirable that will be effective after such adjustment. The Company shall also cause a notice setting forth any adjustments to be sent by mailing first class, postage prepaid, to each registered holder of a Warrant or Warrants at its address appearing on the Warrant Register. The Warrant Agent shall have no duty with respect to any certificate filed with it except to keep the same on file and available for inspection by registered holders of Warrants during reasonable business hours. The Warrant Agent shall not at

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any time be under any duty or responsibility to any holder of a Warrant to determine whether any facts exist which may require any adjustment of the Exercise Price or the number and kind of shares of capital stock issuable upon exercise of the Warrants, or with respect to the nature of any adjustment of the Exercise Price or the number and kind of shares of capital stock issuable upon exercise of the Warrants when made, or with respect to the method employed in making such adjustment.

(f) Other Notices. In case the Company after the date hereof shall propose to take any action of the type described in this Section 8, the Company shall file with the Warrant Agent a certificate, signed by an Appropriate Officer and by its Secretary or any Assistant Secretary specifying the action taken, a description of facts with respect thereto (to the extent such facts may be known on the date of such notice), and the resulting effect of such action on the Exercise Price and the number of Warrant Shares or other securities or property which shall be acquirable upon exercise of Warrants. Such certificate shall be given at least ten (10) days prior to the taking of such proposed action. The Company shall also cause a notice setting forth any such proposed action to be sent by mailing first class, postage prepaid, to each registered holder of a Warrant Certificate at its address appearing on the Warrant Register. Failure to give such notice or any defect therein shall not affect the legality or validity of such action.

(g) No Change in Warrant Terms on Adjustment. Irrespective of any of the adjustments in the Exercise Price or the number of Warrant Shares, Warrant Certificates theretofore or thereafter issued may continue to express the same prices and rights to purchase the same number of Warrant Shares as are stated in a similar Warrant Certificate issuable initially, or at some subsequent time, pursuant to this Warrant Agreement and such Exercise Price and number of Warrant Shares specified therein shall be deemed to have been so adjusted.

(h) Treasury Shares. Shares of New Common Stock at any time owned by the Company shall not be deemed to be outstanding for purposes of any computation under this Section 8.

(i) Optional Reduction in Exercise Price. (i) Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments required by this Section 8, as it in its sole discretion shall determine to be necessary in order that any consolidation or subdivision of the New Common Stock, issuance wholly for cash of any New Common Stock at less than the Current Market Price (as defined below), issuance wholly for cash of New Common Stock or securities which by their terms are convertible into or exchangeable for New Common Stock, stock dividend, issuance of rights, options or warrants referred to hereinabove in this Section 8, hereinafter made by the Company to its holders of New Common Stock, shall not be taxable to them.

(ii) The Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company, for any length of time.

SECTION 9. Current Market Price. For all purposes of this Warrant Agreement, the term “Current Market Price” per share of New Common Stock on any date shall be deemed to be the average of the daily closing prices for the five (5) consecutive trading days commencing

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before such date. The closing price for each day shall be the average of the closing bid and asked prices, as reported by the [stock exchange to be listed on] or a similar source selected from time to time by the Company for the purpose. If on any such date the shares of New Common Stock are not quoted by any such source, the fair value of such shares on such date, as determined by the Board of Directors of the Company, shall be used.

SECTION 10. Exercise of Warrants. (a) Subject to the provisions of this Warrant Agreement (including without limitation, Section 8), each Warrant holder shall have the right, which may be exercised at any time, and from time to time, in whole or in part, during the period ending at 3:30 p.m., Eastern Standard Time, on [ten years] (the “Expiration Date”), to exercise each Warrant and receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrant and payment of the aggregate Exercise Price then in effect for such Warrant Shares. In addition, prior to the delivery of any Warrant Shares that the Company shall be obligated to deliver upon proper exercise of the Warrants, the Company shall comply with all applicable federal and state laws, rules, and regulations which require action to be taken by the Company. Subject to the terms and conditions set forth herein, the holder may exercise the Warrants by:

(i) providing written notice of such election (the “Warrant Exercise Notice”) to exercise the Warrants to the Company and the Warrant Agent at the Warrant Agent Office no later than 3:30 p.m., Eastern Standard Time, on the Expiration Date, which Warrant Exercise Notice shall be in the form of an election to purchase New Common Stock substantially set forth either (x) in Exhibit B-1 hereto, properly completed and executed by the Warrant holder; provided that such written notice may only be submitted by a Warrant holder who holds Definitive Warrant Certificates, or (y) in Exhibit B-2 hereto, properly completed and executed by the Warrant holder; provided that such written notice may only be submitted with respect to Warrants held through the book-entry facilities of the Depository, by or through persons that are direct participants in the Depository; and

(ii) delivering to the Warrant Agent no later than 3:30 p.m., Eastern Standard Time, on the business day immediately prior to the applicable Settlement Date (as defined below), either (x) such Warrants by physical delivery to the Warrant Agent Office if held as Definitive Warrant Certificate(s), or (y) such Warrants by book-entry transfer through the facilities of the Depository, if such Warrants are represented by a Global Warrant Certificate; and

(iii) paying to the Company, as set forth below, the applicable aggregate Exercise Price for all Warrants being exercised (the “Exercise Amount”), together with all applicable taxes and charges.

The date that is three (3) business days after a Warrant Exercise Notice is delivered is referred to for all purposes under this Warrant Agreement as the “Settlement Date”. The date of exercise of any Warrant shall be deemed to be the date on which both (x) such Warrant is received by the Warrant Agent in the manner described above, duly completed and signed if held as a Definitive Warrant Certificate, and (y) the Exercise Price is received by the Company. Payment of such Exercise Price may be made to the Company in wire transfer of immediately available funds, cash, or by certified or official bank check. No adjustment shall be made for any cash dividends on Warrant Shares issuable upon exercise of a Warrant.

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(b) As soon as reasonably practicable after the exercise of any Warrant, the Company shall issue, or otherwise deliver, in authorized denominations to or upon the order of the holder of such Warrant either:

(i) if such holder holds the Warrants being exercised through the Depository’s book-entry transfer facilities, by same-day or next-day credit to the Depository for the account of such holder or for the account of a participant in the Depository the number of Warrant Shares to which such holder is entitled, in each case registered in such name and delivered to such account as directed in the Warrant Exercise Notice by such holder or by the direct participant in the Depository through which such holder is acting; or

(ii) if such holder holds the Warrants being exercised in the form of Definitive Warrant Certificates, a book-entry interest in the Warrant Shares registered on the books of the Company’s stock transfer agent (the “Transfer Agent”) or, at the Company’s option, by delivery to the address designated by such holder in its Warrant Exercise Notice of a physical certificate or certificates representing the number of Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder. Such Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the close of business on the date of the delivery thereof.

Warrants shall be exercisable during the period provided for in Section 10(a) at the election of the holder thereof, either as an entirety or from time to time for a portion of the number of Warrant Shares issuable upon exercise of such Warrants. If less than all of the Warrants evidenced by a Global Warrant Certificate are exercised at any time prior to 3:30 p.m., Eastern Standard Time, on the Expiration Date, the records of the Depository and the applicable Global Warrant Certificate shall be adjusted, by endorsement on such Global Warrant Certificate, to reflect a decrease in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants exercised. If less than all of the Warrants evidenced by a Definitive Warrant Certificate are exercised at any time prior to 3:30 p.m., Eastern Standard Time on the Expiration Date, the applicable Definitive Warrant Certificate presented for surrender shall be cancelled in accordance with Section 10(d) hereof, and the Company shall issue a new Definitive Warrant Certificate for the remaining number of Warrants evidenced by the Definitive Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign the new Definitive Warrant Certificate pursuant to the provisions of Section 5 hereof and this Section 10. The person in whose name any certificate or certificates for the Warrant Shares are to be issued (or such Warrant Shares are to be registered, in the case of a book-entry transfer) upon exercise of a Warrant shall be deemed to have become the holder of record of such Warrant Shares on the date such Warrant Exercise Notice is delivered.

(c) For purposes of this Warrant Agreement, a “business day” means any day other than a Saturday, Sunday, or a day on which banking institutions in New York City are authorized or obligated by law, regulation, or executive order to close or remain closed. In accordance with Section 12 hereof, no fractional shares shall be issued upon exercise of any Warrants.

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(d) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by or at the direction of the Company in accordance with applicable law. The Warrant Agent shall provide an authorized representative of the Company, as directed by the Company, by the end of each day on which Warrants were exercised, with (A) a copy of the Warrant Exercise Notice (B) copies of any Warrant Certificates surrendered to the Warrant Agent and (C) such other information as the Company shall reasonably require and shall be in the possession of the Warrant Agent. The Company shall advise an authorized representative of the Warrant Agent, as directed by the Warrant Agent, of (A) its receipt of the proper Exercise Price associated with a particular exercise and (B) such other information as the Warrant Agent shall reasonably require and shall be in the possession of the Company.

(e) In addition to the method of payment set forth in Section 10(a) hereof and in lieu of any cash payment required thereunder (such payment and exercise being a “Cash Exercise”), each holder of the Warrants shall have the right at any time and from time to time to convert the Warrants into Warrant Shares in full or in part in the applicable manner set forth in Section 10(a), without delivering the Exercise Price as would otherwise be required, by authorizing the Company to withhold from issuance a number of Warrant Shares issuable pursuant to the Warrants being exercised and such withheld Warrant Shares shall thereupon no longer be issuable under the Warrants (a “Cashless Exercise”); provided, however, that the holder shall pay such amounts as may be required to cover any stamp or other tax or other charge that may be imposed on the holder in connection with any such Cashless Exercise. The formula for determining the number of Warrant Shares to be issued in a Cashless Exercise pursuant to this Section 10(e) is as follows:

X = (A-B) x C
A

where:

X = the number of Warrant Shares issuable upon exercise of the Warrants pursuant to this Section 10(e); provided, that such Warrant Shares shall (without affecting the Market Price of a Warrant Share) be issuable (x) in the event the Exercise Price is in the aggregate less than the amount of cash that would have been received in the aggregate had a Cash Exercise been effected, the same proportion of cash (net of the Exercise Price) and securities as if a Cash Exercise was effected and (y) in the event the Exercise Price is in the aggregate equal to or more than the amount of cash that would have been received in the aggregate had a Cash Exercise been effected, all in securities.

A = the Market Price of one Warrant Share, provided, that if such Warrant Shares are (1) deliverable as New Common Stock then the Market Price shall be the Current Market Price, (2) deliverable as a mix of cash and securities, then the Market Price shall equal the sum of the cash and the Market Price of the securities deliverable for one Warrant Share, as applicable, or (3) deliverable as securities other than New Common Stock, then the Market Price shall be the Market Price of such securities deliverable for one Warrant Share.

B = the Exercise Price.

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C = the number of Warrants then being exercised.

If the Market Price is less than the Exercise Price, then no Warrant Shares shall be issuable via such purported or attempted Cashless Exercise and such Warrants shall be deemed to have not been exercised

SECTION 11. Unexercised Warrants. To the extent that any Warrant Certificates remain outstanding on the Expiration Date, the unexercised Warrants represented thereby shall be deemed null and void.

SECTION 12. Elimination of Fractions. The Company shall not be required to issue fractional shares of New Common Stock upon any exercise of Warrants. As to any final fraction of a share of New Common Stock which the same holder of one or more Warrants, the rights under which are exercised in the same transaction or series of related transactions, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price (as determined in the manner prescribed in Section 9 hereof) on the business day which next precedes the day of exercise.

SECTION 13. Issue Taxes. The Company will pay documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of any Warrant; provided, however, that neither the Company nor the Warrant Agent shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of Warrants, in respect of which such shares are initially issued.

SECTION 14. Reservation of Shares. In accordance with Section 2 hereof, the Company shall at all times reserve and keep available out of its authorized but unissued New Common Stock, for the purpose of effecting the issuance of Warrant Shares upon the exercise of Warrants, such number of shares of its duly authorized Warrant Shares as shall from time to time be sufficient to effect the issuance of Warrant Shares upon exercise of all Warrants at the time outstanding.

SECTION 15. Merger, Consolidation or Change of Name of Warrant Agent. Any person into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any person succeeding to all or substantially all of the corporate trust or agency business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. If, at the time such successor to the Warrant Agent by merger or consolidation succeeds to the agency created by this Warrant Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and if, at that time any of the Warrant Certificates shall not have been countersigned, any such successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates in this Warrant Agreement.

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If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Warrant Agreement.

SECTION 16. Inspection of Warrant Agreement. The Warrant Agent shall keep copies of this Warrant Agreement available for inspection by registered holders of Warrants during normal business hours at the Warrant Agent Office.

SECTION 17. Supplements and Amendments. The parties hereto may from time to time supplement or amend this Warrant Agreement without the approval of any holders of Warrants to cure any ambiguity or to correct or supplement any provision contained in this Warrant Agreement which may be defective or inconsistent with any other provision contained herein, or to make such other provisions with respect to any change or any supplemental agreement as the parties may deem necessary or desirable and which shall not materially adversely affect the interests of the Warrant holders.

SECTION 18. Mutilated or Missing Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen, or destroyed, the Warrant Agent shall deliver a new Warrant Certificate of like tenor and denomination in exchange and substitution therefor upon surrender and cancellation of the mutilated Warrant Certificate or, in the case of a lost, stolen or destroyed Warrant Certificate, upon receipt of evidence satisfactory to the Company and the Warrant Agent of the loss, theft, or destruction of such Warrant Certificate and, in either case, upon receipt of such indemnity as the Company and the Warrant Agent may reasonably require. Applicants for substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent or the Company may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant Certificate shall be at any time enforceable by anyone.

SECTION 19. Duties of the Warrant Agent. The Warrant Agent agrees to perform the duties expressly set forth in this Warrant Agreement (and no duties that are not expressly set forth herein shall be implied) upon the following terms and conditions, by all of which the Company and the Warrant holders, by their acceptance thereof, shall be bound:

The Warrant Agent, its affiliates, principles, directors, officers, employees, agents, representatives, attorneys, accountants, advisors and other professionals (collectively, the “Warrant Agent Parties”) shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Certificates (except its countersignature thereof and except such as describes the Warrant Agent or action taken or to be taken by it) or be required to verify the same, but all such statements and recitals are and shall be

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deemed to have been made by the Company only. The Warrant Agent Parties shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall the Warrant Agent Parties be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant Certificate to be complied with by the Company; nor shall the Warrant Agent Parties be responsible for the making of any adjustment in the Exercise Price or the number of shares issuable upon the exercise of a Warrant required under the provisions of Section 8 or be responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such change; nor shall the Warrant Agent Parties by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares to be issued pursuant to this Warrant Agreement or any Warrant or as to whether any Warrant Shares will, when issued, be validly issued and fully paid and non-assessable.

The Warrant Agent Parties shall have no liability under and no duty to inquire as to the provisions of any agreement, instrument or document other than this Warrant Agreement.

The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent Parties shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care had been exercised in the selection and continued employment thereof.

The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be legal counsel for the Company) and the advice of such counsel shall be full and complete authorization and protection to the Warrant Agent Parties as to any action taken or omitted by such parties in good faith and in accordance with such advice.

The Warrant Agent Parties may rely on and shall incur no liability or responsibility to the Company or to any holder of a Warrant for acting or refraining from acting upon any notice, instruction, request, resolution, waiver, consent, order, certificate, or other paper, document or instrument furnished to the Warrant Agent hereunder and believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent Parties shall be under no duty to inquire into or investigate the validity, accuracy or content of any such notice, instruction, request, resolution, waiver, consent, order, certificate, or other paper, document or instrument.

The Company agrees to pay to the Warrant Agent, upon the execution of this Warrant Agreement and from time to time thereafter, reasonable compensation, as set forth in the fee schedule attached hereto as Exhibit C, for all services rendered by the Warrant Agent in the execution of this Warrant Agreement, and to reimburse the Warrant Agent for all expenses (including reasonable counsel fees), taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Warrant Agreement and to indemnify the Warrant Agent Parties and hold such parties harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted

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by the Warrant Agent Parties in the execution of this Warrant Agreement except [to the extent that a court of competent jurisdiction determines that such parties’ gross negligence, willful misconduct or bad faith was the primary cause of any loss].

The Warrant Agent Parties may buy, sell, or deal in any of the Warrants or other securities of the Company freely as though such parties were not Warrant Agent Parties under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent Parties from acting in any other capacity for the Company or for any other legal entity.

The Warrant Agent shall act hereunder solely as agent for the Company and in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent Parties shall not be liable for anything which such parties may do or refrain from doing in connection with this Warrant Agreement except [to the extent that a court of competent jurisdiction determines that such parties’ gross negligence, willful misconduct or bad faith was the primary cause of any loss].

[Anything in this Warrant Agreement to the contrary notwithstanding, in no event shall the Warrant Agent Parties be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

The Warrant Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in the Warrant Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its reasonable discretion, to be satisfactory.]

Notwithstanding the foregoing, nothing in this Section 19 shall relieve the Warrant Agent from any liability arising from the Warrant Agent’s transfer of any Warrant without obtaining a written order from the Company as described in Section 6 hereof.

All rights and obligations contained in this Section 19 shall survive the termination of this Warrant Agreement and the resignation, replacement, incapacity, removal or bankruptcy of the Warrant Agent. All fees and expenses properly incurred by the Warrant Agent prior to the resignation, replacement, incapacity, removal or bankruptcy of the Warrant Agent shall be paid by the Company in accordance with this Section 19 of this Warrant Agreement notwithstanding the resignation, replacement, incapacity removal or bankruptcy of the Warrant Agent.

SECTION 20. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Warrant Agreement upon thirty (30) days’ notice in writing mailed to the Company by registered or certified mail, to the registered holders of Warrant Certificates by first-class mail. The Company may remove the Warrant Agent or any successor Warrant Agent upon thirty (30) days’ notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to the Transfer Agent by registered or certified mail, to the registered holders of Warrant Certificates by first-class mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company fails to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such

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resignation or incapacity by the resigning or incapacitated Warrant Agent, then any holder of a Warrant may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York, in good standing, having its principal office in the City of New York, New York which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $5,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of such appointment the Company shall file notice thereof in writing with the predecessor Warrant Agent and each Transfer Agent, and mail a notice thereof in writing to the registered holders of the Warrant Certificates. Failure to give any notice provided for in this Section 20, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

SECTION 21. Identity of Transfer Agent. The Transfer Agent on the date hereof is             . Forthwith upon the appointment of any subsequent Transfer Agent for shares of the New Common Stock, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

SECTION 22. Notices. Any notice pursuant to this Warrant Agreement to be given by the Warrant Agent or by the registered holder of any Warrant to the Company shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

[—]

[—]

[—]

[—]

[—]

Attn: [—]

with a copy to:

[—]

Any notice pursuant to this Warrant Agreement to be given by the Company or by the registered holder of any Warrant to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

[    ]

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SECTION 23. Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 24. Termination. This Warrant Agreement shall terminate at 3:30 p.m., Eastern Standard Time, on the Expiration Date (or, at 3:30 p.m., Eastern Standard Time, on the Settlement Date with respect to any Warrant Exercise Notice delivered prior to 3:30 p.m., Eastern Standard Time, on the Expiration Date). Notwithstanding the foregoing, this Warrant Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised. Termination of this Warrant Agreement shall not relieve the Company or the Warrant Agent of any of their obligations arising prior to the date of such termination or in connection with the settlement of any Warrant exercised prior to 3:30 p.m., Eastern Standard Time, on the Expiration Date.

SECTION 25. Governing Law. This Warrant Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of the laws of a jurisdiction other than the State of New York.

SECTION 26. Benefits of this Warrant Agreement. Nothing in this Warrant Agreement shall be construed to give to any person or entity other than the Company, the Warrant Agent, the holders of Warrants any legal or equitable right, remedy or claim under this Warrant Agreement; but this Warrant Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the holders of Warrants.

SECTION 27. Counterparts. This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 28. Entire Agreement. This Warrant Agreement and the Warrant Certificates constitute the entire agreement of the Company, the Warrant Agent, and the holders of the Warrants with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Company, the Warrant Agent, and the holders of the Warrants with respect to the subject matter hereof. Except as expressly made herein, neither the Company nor the Warrant Agent makes any representation, warranty, covenant, or agreement with respect to the Warrants.

SECTION 29. Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement; provided, however, that if such excluded or added provision shall materially affect the rights, immunities, duties, or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon notification in writing to the Company.

22

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the day and year first above written.

Ambac Financial Group, Inc.

By:
Name:
Title:

[—],
as Warrant Agent

By:
Name:
Title:

23

Exhibit A-1

FORM OF DEFINITIVE WARRANT CERTIFICATE

[TO COME]

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE HAVE BEEN, AND THE NEW COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THE WARRANTS (THE “WARRANT SHARES,” AND TOGETHER WITH THE WARRANTS, THE “SECURITIES”) WERE ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 1145 OF THE BANKRUPTCY REFORM ACT OF 1978, AS AMENDED (THE “BANKRUPTCY CODE”). THE SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PROVIDED THAT THE HOLDER IS NOT DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE. IF THE HOLDER IS DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE, THEN THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY IS IN RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR THE WARRANT AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY OF THE WARRANT SHARES REPRESENTED BY THIS WARRANT.

A-1-1

Exhibit A-2

[TO BE CONFORMED]

FORM OF GLOBAL WARRANT CERTIFICATE

FORM OF FACE OF GLOBAL WARRANT CERTIFICATE

VOID AFTER 3:30 P.M., EASTERN STANDARD TIME, ON [—]

THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE, EXCHANGE, OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THE WARRANT AGREEMENT, DATED AS OF [—] (THE “WARRANT AGREEMENT”), BETWEEN THE ISSUER OF THIS CERTIFICATE AND THE WARRANT AGENT NAMED THEREIN. BY ACCEPTING ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE RECIPIENT OF SUCH SECURITIES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL OF THE PROVISIONS OF THE WARRANT AGREEMENT. A COPY OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY OF THE ISSUER OF THIS CERTIFICATE.1

NO. W-1	WARRANT(S) TO PURCHASE
SHARES OF COMMON STOCK

AMBAC FINANCIAL GROUP, INC.

WARRANT(S) TO PURCHASE COMMON STOCK, PAR VALUE $[—] PER SHARE

CUSIP # [—]

DISTRIBUTION DATE: [—]

This Global Warrant Certificate certifies that Cede & Co., or its registered assigns, is the registered holder of Warrants (the “Warrants”) of AMBAC FINANCIAL GROUP, INC., a Delaware corporation (the “Company”), to purchase the number of shares of common stock, par value $[—] per share (“Common Stock”), of the Company set forth above (as adjusted from time to time in accordance with the terms of the Warrant Agreement). The Warrants expire at 3:30 p.m., Eastern Standard Time, on [—] (the “Expiration Date”) and entitles the holder to purchase from the Company up to the number of fully paid and nonassessable shares of Common Stock set forth above at an exercise price of $[—] per share of Common Stock (as adjusted from time to time in accordance with the terms of the Warrant Agreement, the “Exercise Price”). Subject to the terms and conditions set forth in the Warrant Agreement, the Warrants may be exercised at any time, and from time to time, in whole or in part, during the period ending at 3:30 p.m., Eastern Standard Time, on the Expiration Date. The Exercise Price and the number of shares of Common Stock acquirable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

[1]	[NTD – A DTC Legend will need to be added to this Certificate].

A-2-1

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GLOBAL WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Warrant Agreement.

IN WITNESS WHEREOF, the Company has caused this Global Warrant Certificate to be executed by its duly authorized officers as of the date below set forth.

Dated:             , 2011

AMBAC FINANCIAL GROUP, INC.

By:
Name:	[—]
Title:	[—]

By:
Name:	[—]
Title:	[—]

Countersigned:
[—], as Warrant Agent

By:
Authorized Officer

Address of Registered Holder for Notices (until changed in accordance with the Warrant Agreement):

A-2-2

FORM OF REVERSE OF GLOBAL WARRANT CERTIFICATE

[TO BE CONFORMED]

The Warrants evidenced by this Global Warrant Certificate are part of a duly authorized issue of Warrants to purchase up to [—] shares of Common Stock issued pursuant to the Warrant Agreement. The Warrant Agreement is hereby incorporated by reference herein and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the registered holders of the Warrants. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Warrant Agreement.

Upon due presentment for registration of transfer of the Warrants and surrender of this Global Warrant Certificate at the office of the Warrant Agent designated for such purpose, a new Global Warrant Certificate or Global Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Global Warrant Certificate, subject to the limitations set forth in the Warrant Agreement, without charge except for any applicable tax or other charge.

Subject to Section 12 of the Warrant Agreement, the Company shall not be required to issue fractional shares of Common Stock.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act state securities laws or other applicable law.

The Warrants do not entitle the registered holder thereof to any of the rights of a stockholder of the Company.

The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of the Warrants represented by this Global Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Warrant Agent) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Global Warrant Certificate is held by The Depository Trust Company (the “Depository”) or its nominee, or by the Warrant Agent as custodian for the foregoing, in custody for the benefit of the beneficial owners hereof, and is not transferable to any Person under any circumstances except that (i) this Global Warrant Certificate may be transferred in whole pursuant to Section 6(e) of the Warrant Agreement and (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Sections 6(g) and 10(d) of the Warrant Agreement.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depository to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co., or such other entity as is requested by an authorized representative of the Depository (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

A-2-3

No registration or transfer of the securities issuable pursuant to the Warrants will be recorded on the books and records of the Company or the Warrant Agent until the provisions set forth in the Warrant Agreement have been complied with.

In the event of any conflict or inconsistency between this Global Warrant Certificate and the Warrant Agreement, the Warrant Agreement shall control.

A-2-4

EXHIBIT B-1

EXERCISE NOTICE FOR HOLDERS

HOLDING DEFINITIVE WARRANT CERTIFICATES

[TO BE CONFORMED]

(To be executed upon exercise of the Warrant(s))

The undersigned hereby irrevocably elects to exercise the right, represented by the Definitive Warrant Certificate(s), to purchase shares of New Common Stock of Ambac Financial Group, Inc. and (check one or both):

herewith tenders in payment for shares of New Common Stock an amount of $ by certified or official bank check made payable to the order of Ambac Financial Group, Inc. or by wire transfer in immediately available funds to an account arranged with Ambac Financial Group, Inc.; and/or herewith tenders the Warrant(s) for shares of New Common Stock pursuant to the cashless exercise provision of Section 10(e) of the Warrant Agreement.

The undersigned requests that a statement representing the shares of New Common Stock issued upon exercise of the Warrant(s) be delivered in accordance with the instructions set forth below.

Dated:                     , 20

THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 3:30 P.M., EASTERN STANDARD TIME, ON THE EXPIRATION DATE. ALL CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE WARRANT AGREEMENT.

B-1-1

THE UNDERSIGNED REQUESTS THAT A STATEMENT REPRESENTING THE SHARES OF COMMON STOCK BE DELIVERED AS FOLLOWS:

Name:

(Please Print)

Address:

Telephone:

Fax:

Social Security Number or Other Taxpayer Identification Number (if applicable):

IF SAID NUMBER OF SHARES SHALL NOT BE ALL THE SHARES ACQUIRABLE UNDER THE WARRANT(S), THE UNDERSIGNED REQUESTS THAT A NEW DEFINITIVE WARRANT CERTIFICATE(S) REPRESENTING THE BALANCE OF SUCH WARRANT(S) SHALL BE REGISTERED AND DELIVERED AS FOLLOWS:

Name:

(Please Print)

Address:

Telephone:

Fax:

Social Security Number or Other Taxpayer Identification Number (if applicable):

B-1-2

Signature:

Name:

Capacity in which Signing:

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

B-1-3

EXHIBIT B-2

EXERCISE NOTICE FOR HOLDERS

HOLDING WARRANTS THROUGH THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT

IN THE DEPOSITORY TRUST COMPANY

(To be executed upon exercise of the Warrant(s))

[TO BE CONFORMED]

The undersigned hereby irrevocably elects to exercise the right, represented by Warrant Certificate No.              held for its benefit through the book-entry facilities of The Depository Trust Company (the “Depository”), to purchase              shares of New Common Stock of Ambac Financial Group, Inc. and (check one or both):

herewith tenders in payment for such shares an amount of $ by certified or official bank check made payable to the order of Ambac Financial Group, Inc. or by wire transfer in immediately available funds to an account arranged with Ambac Financial Group, Inc.; and/or herewith tenders the Warrant(s) for shares of New Common Stock pursuant to the cashless exercise provision of Section 10(e) of the Warrant Agreement.

The undersigned requests that the shares of New Common Stock issuable upon exercise of the Warrant(s) be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below, provided, that if the shares of New Common Stock are evidenced by global securities, the shares of New Common Stock shall be registered in the name of the Depository or its nominee.

Dated:                     , 20

THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 3:30 P.M., EASTERN STANDARD TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITORY TO WHICH YOU MUST DELIVER YOUR WARRANT(S) ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED. ALL CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE WARRANT AGREEMENT.

B-2-1

NAME OF DIRECT PARTICIPANT IN THE DEPOSITORY:

Account Name:

(Please Print)

Address:

Contact Name:

Telephone:

Fax:

Social Security Number or Other Taxpayer Identification Number (if applicable):

Account from which Warrant(s) are Being Delivered:

Depository Account Number:

WARRANT HOLDER DELIVERING WARRANT(S), IF OTHER THAN THE DIRECT

PARTICIPANT:

Name:

Contact Name:

Address:

Telephone:

Fax:

Account to which the Shares of New Common Stock are to be Credited:

Depository Account Number:

FILL IN FOR DELIVERY OF THE NEW COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

Name:

(Please Print)

Address:

B-2-2

Contact Name:

Telephone:

Fax:

Social Security Number or Other Taxpayer Identification Number (if applicable):

B-2-3

Signature:

Name:

Capacity in which Signing:

Signature Guaranteed By:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

B-2-4

EXHIBIT C

FEE SCHEDULE

[TO COME]

C-1